EXHIBIT 10.3
EXECUTION VERSION
SIXTH AMENDMENT TO ASSET-BASED REVOLVING CREDIT AGREEMENT
SIXTH AMENDMENT TO ASSET-BASED REVOLVING CREDIT AGREEMENT, dated as of September 13, 2024 (this “Amendment”), by and among CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent and a Borrower (“Parent”), the Lenders (as defined below) party hereto (constituting all of the Lenders under the Existing Credit Agreement (as defined below) as of the date hereof), and Bank of America, N.A., as administrative agent (in such capacity, “Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, Parent, the other borrowers party thereto from time to time, each lender from time to time party thereto (the “Lenders”) and Agent have entered into an Asset-Based Revolving Credit Agreement, dated as of March 13, 2020, as amended by the First Amendment to Asset-Based Revolving Credit Agreement, dated as of March 27, 2020, as further amended by the Second Amendment to Asset-Based Revolving Credit Agreement, dated as of December 9, 2020, as further amended by the Third Amendment to Asset-Based Revolving Credit Agreement, dated as of December 17, 2021, as further amended by the Fourth Amendment to Asset-Based Revolving Credit Agreement, dated as of June 9, 2023, and as further amended by the Fifth Amendment to Asset-Based Revolving Credit Agreement, dated as of July 31, 2024 (the “Existing Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings assigned thereto in the Existing Credit Agreement (or, to the extent the context requires, in the Initial Amended Credit Agreement or the Subsequent Amended Credit Agreement (as defined below));
WHEREAS, Parent has entered into that certain Arrangement Agreement, dated as of July 14, 2024, by and among Parent, 13421422 Canada Inc., a Canadian corporation, and Stelco Holdings Inc., a Canadian corporation (the “Target”), and that certain related Plan of Arrangement, pursuant to each of which Parent shall acquire, directly or indirectly, all of the outstanding equity interests of the Target; and
WHEREAS, in connection therewith and pursuant to Section 14.1(a) of the Existing Credit Agreement, Parent has requested that each of the Lenders under the Existing Credit Agreement as of the date hereof (collectively, the “Existing Lenders”) agree to certain amendments to the Existing Credit Agreement, subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, Parent, each of the Lenders party hereto, which constitute each of the Existing Lenders, and the Agent are entering into this Amendment in order to amend the Existing Credit Agreement as set forth herein, in each case, subject to the terms and conditions set forth herein.
SECTION 1.Amendments to Credit Agreement.
(a)Effective on and as of the Amendment No. 6 Initial Effective Date (as defined below), (i) the Existing Credit Agreement and Schedule 1.1 thereto shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached hereto as Exhibit A, (ii) Schedule C-1 to the Existing Credit Agreement shall be amended to be in the form of Schedule C-1 attached hereto hereto, (iii) a new Schedule 3.2 shall be added to the Existing Credit Agreement in the form attached as Schedule 3.2 to Exhibit A hereto and (iv) a new Schedule M-1 shall be added to the Existing Credit Agreement in the form attached as Schedule M-1 to Exhibit A attached hereto (the amendments described in this Section 1(a), collectively, the “Amendment No. 6 Initial Amendments”; the Existing Credit Agreement as amended by the Amendment No. 6 Initial Amendments, the “Initial Amended Credit Agreement”).
(b)Effective on and as of the Canadian Amendments Effective Date (as defined below), (i) the Initial Amended Credit Agreement as in effect immediately prior to the Canadian Amendments Effective Date (including after giving effect to the Amendment No. 6 Initial Amendments) and Schedules 1.1 and 5.2 thereto shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached hereto as Exhibit B, (ii) Exhibit A-1 to the Existing Credit Agreement as in effect immediately prior to the Canadian Amendments Effective Date (including after giving effect to the Amendment No. 6 Initial Amendments), shall be amended to be in the form of Exhibit B-A-1 hereto, (iii) Exhibit B-1 to the Existing Credit Agreement as in effect immediately prior to the Canadian Amendments Effective Date (including after giving effect to the Amendment No. 6 Initial Amendments), shall be amended to be in the form of Exhibit B-B-1 hereto and (iv) Exhibit L-1 to the Existing Credit Agreement as in effect immediately prior to the Canadian Amendments Effective Date (including after giving effect to the Amendment No. 6 Initial Amendments), shall be amended to be in the form of Exhibit B-L-1 hereto (the amendments described in this Section 1(b), collectively, the “Canadian Amendments”; the Existing Credit Agreement as amended by the Amendment No. 6 Initial Amendments and the Canadian Amendments, the “Subsequent Amended Credit Agreement”).
SECTION 2.Conditions of Effectiveness of the Amendment, the Amendment No. 6 Initial Amendments and the Canadian Amendments.
(a)This Amendment and the Amendment No. 6 Initial Amendments shall become effective as of the first date on which the following conditions are satisfied or waived (such date, the “Amendment No. 6 Initial Effective Date”):
(i)Agent shall have received an executed counterpart (which may include a facsimile or other electronic transmission) of this Amendment from Parent and each of the Existing Lenders;
(ii)no Default or Event of Default exists or would result immediately after giving effect to the transactions contemplated hereby;
(iii)the representations and warranties of the Loan Parties set forth in Section 3 of this Amendment are true and correct;
(iv)Agent shall have received a certificate signed by a Responsible Officer of Parent certifying as to the matters set forth in clauses (a)(ii) and (a)(iii) of this Section 2; and
(v)Agent shall have received (i) for the account of the Existing Lenders, the fees set forth in Section 4 hereof and (ii) all fees and expenses required to be paid by the Loan Parties pursuant to the Existing Credit Agreement for which invoices have been presented at least three Business Days prior to the Amendment No. 6 Initial Effective Date or such later date to which Parent may agree (including the reasonable fees and expenses of legal counsel that are payable under the Existing Credit Agreement), in each case on or before the Amendment No. 6 Initial Effective Date.
(b)The Canadian Amendments shall become effective as of the first date on or prior to the date that is 90 days after the Stelco Acquisition Closing Date (as defined in the Subsequent Amended Credit Agreement) (or such later date as the Administrative Agent may agree to in its reasonable discretion) on which the following conditions are satisfied or waived (such date, the “Canadian Amendments Effective Date”):
(i)The Amendment No. 6 Initial Effective Date shall have occurred;
(ii)The Stelco Acquisition shall have been consummated prior to the date that is five Business Days after the Stelco Acquisition Outside Date (as defined in the Initial Amended Credit Agreement) in accordance with the Stelco Acquisition Agreement without giving effect to any amendments, modifications, supplements or waivers thereto or consents thereunder that are materially adverse to the Lenders in their capacity as such without the prior written consent of the Stelco Bridge Facility Lead Arrangers (as defined in the Initial Amended Credit Agreement) (not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that (i) any increase in the aggregate cash and stock consideration set forth in the Stelco Acquisition Agreement as in effect on July 14, 2024 (the “Stelco Acquisition Consideration”) shall be deemed to be materially adverse to the interests of the Lenders, unless such increase is funded solely with equity of Parent (either common or preferred on terms reasonably acceptable to the Stelco Bridge Facility Lead Arrangers) and/or amounts drawn under the Initial Amended Credit Agreement (provided that any such drawings made to finance the Stelco Acquisition shall not exceed $1,850,000,000), (ii) any decrease in the Stelco Acquisition Consideration in excess of 10% in the aggregate shall be deemed to be materially adverse to the interests of the Lenders and (iii) any decrease in the Stelco Acquisition Consideration of less than 10% in the aggregate shall be deemed to be materially adverse to the interests of the Lenders, unless such decrease in the Stelco Acquisition Consideration shall reduce dollar-for-dollar the commitments in respect of the Stelco Bridge Facility or the Stelco Permanent Financing;

(iii)As of the date that the Stelco Acquisition shall have been consummated, no Change (as defined in the Stelco Acquisition Agreement as in effect on July 14, 2024) since July 14, 2024 that is a Stelco Material Adverse Effect (as defined in the Initial Amended Credit Agreement) shall have occurred at such time and be continuing at such time.
(iv)Liens on the Collateral of the Canadian Loan Parties (as defined in the Subsequent Amended Credit Agreement) shall have been granted to Agent and Agent shall have received (x) evidence that appropriate Personal Property Security Act financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect Agent’s Liens in and to the Collateral of the Canadian Loan Parties, (y) certificates, notes or other instruments (if any) representing the Collateral required to be delivered by the U.S. Loan Parties pursuant to the U.S. Collateral Documents or the Canadian Loan Parties pursuant to the Canadian Collateral Documents (each of such defined terms in this clause (y) being as defined in the Subsequent Amended Credit Agreement) and the Intercreditor Agreement (as defined in the Subsequent Amended Credit Agreement), if applicable, together with stock powers, note powers or other instruments of transfer (if any) with respect thereto endorsed in blank and (z) all other executed documents and instruments required by the Loan Documents to grant and perfect Agent’s Liens in the Collateral by the Canadian Loan Parties (including Control Agreements) and, if applicable, in proper form for filing;
(v)Agent shall have received each of the following documents (including, if applicable, any restatements or reaffirmations thereof), in form and substance reasonably satisfactory to Agent (and as to which each Lender expressly authorizes the Agent to enter into), duly executed and delivered, and each such document shall be in full force and effect:
(A)a joinder agreement in form and substance reasonably satisfactory to Agent pursuant to which the Canadian Borrower (as defined in the Subsequent Amended Credit Agreement) shall become a party to the Subsequent Amended Credit Agreement;
(B)the Canadian Guaranty and Security Agreement duly executed by each of the Canadian Loan Parties;
(C)for the sole purpose of the U.S. Loan Parties providing a guarantee of the Multicurrency Obligations, an amendment and restatement of the U.S. Guaranty and Security Agreement and each other U.S. Collateral Document (or, to the extent reasonably acceptable to Agent, a reaffirmation thereof) duly executed by each of the U.S. Loan Parties;
(D)the Canadian Copyright Security Agreement, the Canadian Patent Security Agreement and the Canadian Trademark Security Agreement, in each case, duly executed by the applicable Canadian Loan Parties;
(E)an amended and restated Intercompany Subordination Agreement duly executed by the U.S. Loan Parties and the Canadian Loan Parties;
(F)[reserved];
(G)a promissory note as contemplated by Section 2.5(c) of the Subsequent Amended Credit Agreement executed by the Canadian Borrower in favor of each Tranche A Multicurrency Lender (as defined in the Subsequent Amended Credit Agreement) requesting such a note at least 3 Business Days prior to the Canadian Amendments Effective Date; and
(H)Collateral Access Agreements with respect to the Canadian Loan Parties; provided that the failure to deliver any such Collateral Access Agreements shall not prevent the occurrence of the Canadian Amendments Effective Date but Agent may establish Reserves against the Canadian Borrowing Base,

(vi)Agent shall have received a certificate from the Secretary or an officer of each Canadian Loan Party (A) attesting to the resolutions of such Canadian Loan Party’s board of directors or equivalent governing body authorizing its execution, delivery and performance of the Loan Documents to which it is a party, (B) authorizing specific officers of such Canadian Loan Party to execute the Loan Documents to which it is a party and (C) attesting to the incumbency and signatures of such specific officers of such Canadian Loan Party;
(vii)Agent shall have received copies of each Canadian Loan Party’s Governing Documents, as amended, modified, or supplemented and in effect on the Canadian Amendments Effective Date, which Governing Documents shall be (A) certified by an officer, director, manager, or equivalent person, of such Canadian Loan Party, and (B) with respect to Governing Documents that are charter documents, certified as of a recent date by an appropriate governmental official;
(viii)Agent shall have received a certificate of status with respect to each Canadian Loan Party (where applicable, or such other customary functionally equivalent certificates, to the extent available in the applicable jurisdiction), such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Canadian Loan Party, which certificate shall indicate that such Loan Party is in good standing in such jurisdiction;
(ix)Agent shall have received from each Canadian Loan Party a certificate of insurance, together with the endorsements thereto, as are required by Section 5.6 of the Subsequent Amended Credit Agreement, the form and substance of which shall be reasonably satisfactory to Agent; provided that the failure to deliver any such certificates of insurance (and the related endorsements) shall not prevent the occurrence of the Canadian Amendments Effective Date but the Canadian Loan Parties shall deliver such certificates of insurance (and the related endorsements) within 10 days of the Canadian Amendments Effective Date (or such later date as the Administrative Agent may agree to in its reasonable discretion);
(x)Agent shall have received the results of searches or other evidence reasonably satisfactory to Agent (in each case dated as of a date reasonably satisfactory to Agent) indicating the absence of Liens on the assets of the Canadian Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and releases or subordination agreements satisfactory to the Agent have been delivered to Agent or other arrangements satisfactory to Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;
(xi)Agent shall have received from (A) Blake, Cassels & Graydon LLP, Canadian counsel to the Canadian Loan Parties, an opinion addressed to the Agent and each of the Canadian Lenders, and (B) Davis Polk & Wardwell LLP, special New York counsel to Parent, the U.S. Borrower and the other Loan Parties, an opinion addressed to Agent and each of the Lenders, in each case dated as of the Canadian Amendments Effective Date, in form and substance reasonably satisfactory to Agent;
(xii)Agent shall have received a customary solvency certificate from the chief financial officer or treasurer (or other comparable officer) of Parent;
(xiii)the Stelco Refinancing shall have been consummated;
(xiv)Agent shall have received (A) all fees and expenses required to be paid by the Loan Parties pursuant to the Existing Credit Agreement for which invoices have been presented at least three Business Days prior to the Canadian Amendments Effective Date or such later date to which Parent may agree (including the reasonable fees and expenses of legal counsel that are payable under the Existing Credit Agreement) and (B) all accrued and unpaid interest and Unused Line Fees as of the Canadian Amendments Effective Date, in each case on or before the Canadian Amendments Effective Date;
(xv)Agent shall have received, at least 15 days prior to the Canadian Amendments Effective Date, written notice from Parent designating the entity to be the initial Canadian Borrower in accordance with the Subsequent Amended Credit Agreement;
(xvi)(i) Agent shall have received, at least 10 Business Days prior to the Canadian Amendments Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) (collectively,

“KYC Information”) to the extent requested in writing at least 15 Business Days prior to the Canadian Amendments Effective Date, (ii) Agent shall have received, at least 4 Business Days prior to the Canadian Amendments Effective Date, all additional follow-up KYC Information requested in writing at least 7 Business Days prior to the Canadian Amendments Effective Date and (iii) Agent shall not have received, prior to the date that is one Business Day prior to the Canadian Amendments Effective Date, written notice from any Lender that it has not received all KYC Information required by such Lender in order to proceed with the Canadian Amendments Effective Date;
(xvii)Agent shall have received an executed Borrowing Base Certificate, certifying as to the Canadian Borrowing Base as of the most recent month end that is at least 20 days prior to the Canadian Amendments Effective Date (or as of such other date as Agent may agree); provided that the failure to deliver such Borrowing Base Certificate shall not prevent the occurrence of the Canadian Amendments Effective Date but no Multicurrency Revolving Lender shall have any obligation to extend any Loan or issue any Letter of Credit until such Borrowing Base Certificate is delivered;
(xviii)the representations and warranties of each Loan Party (including each Canadian Loan Party) set forth in Article 4 of the Subsequent Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (unless such representation and warranty is qualified by “materiality” or “Material Adverse Effect” or other similar qualification, in which case such representation and warranty shall be true and correct in all respects) on and as of the Canadian Amendments Effective Date (both immediately before and immediately after giving effect to the Canadian Amendments), except to the extent that such representations and warranties specifically refer to an earlier date or specified period, in which case they shall be true and correct in all material respects (unless such representation and warranty is qualified by “materiality” or “Material Adverse Effect” or other similar qualification, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date or for such specified period; and
(xix)Agent shall have received a certificate signed by a Responsible Officer of Parent certifying as to the matters set forth in clauses (b)(ii), (b)(iii), (b)(xiii) and (b)(xviii) of this Section 2.
Parent shall notify Agent of the Canadian Amendments Effective Date no later than 3 Business Days in advance thereof. Provided such notice has been received, Agent shall notify the Lenders of the Canadian Amendments Effective Date no later than two Business Days in advance thereof, and such notice shall be conclusive and binding.
SECTION 3.Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Parent (on behalf of itself and each of the other Loan Parties), hereby represents and warrants to the other parties hereto that, as of the Amendment No. 6 Initial Effective Date:
(a)this Amendment has been duly authorized, executed and delivered by each Loan Party party hereto and constitutes, and the Existing Credit Agreement as amended hereby constitutes, a legal, valid and binding obligation, enforceable against each Loan Party, in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally;
(b)the representations and warranties of each Loan Party set forth in Article 4 of the Initial Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (unless such representation and warranty is qualified by “materiality” or “Material Adverse Effect” or other similar qualification, in which case such representation and warranty shall be true and correct in all respects) on and as of the Amendment No. 6 Initial Effective Date (both immediately before and immediately after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date or specified period, in which case they shall be true and correct in all material respects (unless such representation and warranty is qualified by “materiality” or “Material Adverse Effect” or other similar qualification, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date or for such specified period; and
(c)at the time of and immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing or shall result from this Amendment.
SECTION 4.Fees. Parent agrees to pay to Agent, for the ratable account of each Existing Lender who executes and delivers a counterpart to this Amendment, an amount equal to 0.10% of the aggregate amount of such Lender’s Commitment (whether drawn or undrawn) under the Existing Credit Agreement on the Amendment No. 6 Initial Effective Date.
SECTION 5.Reference to and Effect on the Existing Credit Agreement and the other Loan Documents.
(a)(i) On and after the Amendment No. 6 Initial Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Initial Amended Credit Agreement for all purposes under the Loan Documents and (ii) on and after the Canadian Amendments Effective Date, each reference in the Existing Credit Agreement or the Initial Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement or the Initial Amended Credit Agreement shall mean and be a reference to the Subsequent Amended Credit Agreement for all purposes under the Loan Documents.
(b)From and after the Amendment No. 6 Initial Effective Date, the Initial Amended Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. From and after the Canadian Amendments Effective Date, the Subsequent Amended Credit Agreement and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Loan Documents, which shall remain in full force and effect, except as modified hereby. On and after the Amendment No. 6 Initial Effective Date, this Amendment shall for all purposes constitute a Loan Document.
(d)The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 6 Initial Effective Date.
(e)The parties acknowledge that Lenders shall retain their rights under the Existing Credit Agreement that by their terms survive termination of the Existing Credit Agreement and the repayment in full of the Obligations.
SECTION 6.Certain Matters Regarding Assignments; Reallocation upon Canadian Amendments Effective Date.
(a)The Tranche A Revolver Commitments of the Lenders under the Initial Amended Credit Agreement as of the Amendment No. 6 Initial Effective Date are set forth on Schedule C-1 hereto under the heading “Tranche A Revolver Commitments”. The Tranche A U.S. Revolver Commitments and the Tranche A Multicurrency Revolver Commitments of the Lenders that will become effective under the Subsequent Amended Credit Agreement as of the Canadian Amendments Effective Date are set forth on Schedule C-1 hereto under the headings “Tranche A U.S. Revolver Commitments” and “Tranche A Multicurrency Revolver Commitments. Any assignment of a Lender’s Tranche A Revolver Commitments from and after the Amendment No. 6 Initial Effective Date and on or prior to the Canadian Amendments Effective Date shall also constitute a pro rata assignment of the Tranche A U.S. Revolver Commitments and the Tranche A Multicurrency Revolver Commitments of such Lender that will become effective under the Subsequent Amended Credit Agreement as of the Canadian Amendments Effective Date. Each Lender party hereto, on behalf of itself and any assignee of such Lender’s Tranche A Revolver Commitments, hereby authorizes Agent to amend Schedule C-1 to reflect any such assignments.
(b)On the Canadian Amendments Effective Date Agent shall conduct a Settlement (as defined in and in accordance with Section 2.3(g) of the Subsequent Amended Credit Agreement) such that after giving effect to the transactions to occur on the Canadian Amendments Effective Date and such Settlement each Lender under the Subsequent Amended Credit Agreement shall hold outstanding Loans and participations in Swing Loans and Letters of Credit in accordance with their respective Pro Rata Shares of each Class of Commitments and Loans outstanding under the Subsequent Amended Credit Agreement.

SECTION 7.Execution in Counterparts; Electronic Signature. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.
SECTION 8.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that for purposes of Section 2(b) hereof, (a) the interpretation of the definition of “Stelco Material Adverse Effect” (and whether or not a “Stelco Material Adverse Effect” has occurred), (b) the determination of the accuracy of any Stelco Acquisition Agreement Representations and whether as a result of any inaccuracy of any Stelco Acquisition Agreement Representation there has been a failure of a condition precedent to Parent’s obligation to consummate the Stelco Acquisition or such failure gives parent the right to terminate its obligations (or to refuse to consummate the Stelco Acquisition) under the Stelco Acquisition Agreement and (c) the determination of whether the Stelco Acquisition has been consummated in accordance with the terms of the Stelco Acquisition Agreement shall, in each case, be interpreted, construed, performed, governed and enforced by and in accordance with the laws of the province of Ontario and the Federal laws of Canada applicable therein without giving effect to any principle of conflict of law that would require or permit the application of the law of another jurisdiction.
SECTION 9.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CLEVELAND-CLIFFS INC., as Parent

By:	/s/ Celso L. Goncalves Jr.
Name: Celso L. Goncalves Jr. Title: Executive Vice President & Chief Financial Officer
[Signature Page to Sixth Amendment]

BANK OF AMERICA, N.A., as Agent, a Revolving Lender and an Issuing Bank
By:    /s/ Zach Nobis-Olson
    Name:    Zach Nobis-Olson
    Title:    Senior Vice President

[Signature Page to Sixth Amendment]

Bank of America (acting through its Canada branch), as a Lender
By:    /s/ Medina Sales de Andrade
    Name:    Medina Sales de Andrade
    Title:    Vice President
For any Lender requiring a second signature:
By:
    Name:
    Title:
[Signature Page to Sixth Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Victor Panasci
    Name:    Victor Panasci
    Title:    Authorized Signatory
For any Lender requiring a second signature:
By:
    Name:
    Title:
[Signature Page to Sixth Amendment]

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Lender
By:    /s/ Carmela Massari
    Name:    Carmela Massari
    Title:    Senior Vice President
[Signature Page to Sixth Amendment]

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and an Issuing Bank
By:    /s/ John Morrone
    Name:    John Morrone
    Title:    Authorized Officer
JPMORGAN CHASE BANK, N.A., Toronto Branch, as a Revolving Lender
By:    /s/ Jeffrey Coleman
    Name:    Jeffrey Coleman
    Title:    Executive Director
[Signature Page to Sixth Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender:
By:    /s/ Robert S. Sheppard
    Name:    Robert S. Sheppard
    Title:    Vice President
FIFTH THIRD BANK, NATIONAL ASSOCIATION, operating through its Canada Branch, as a Lender:
By:    /s/ Michael Woo
    Name:    Michael Woo
    Title:    Vice President
[Signature Page to Sixth Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Joe A. Sacchetti
    Name:    Joe A. Sacchetti
    Title:    Duly Authorized Signatory
[Signature Page to Sixth Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender and Issuing Bank
By:    /s/ John Wenzinger
    Name:    John Wenzinger
    Title:    Senior Vice President
[Signature Page to Sixth Amendment]

TRUIST BANK, as a Lender
By:    /s/ Christopher N. Jensen
    Name:    Christopher N. Jensen
    Title:    Director
[Signature Page to Sixth Amendment]

FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (fka NYCB Specialty Finance Company, LLC), as a Lender
By:    /s/ Willard D. Dickerson, Jr.
    Name:    Willard D. Dickerson, Jr.
    Title:    Senior Vice President
[Signature Page to Sixth Amendment]

BANK OF MONTREAL, as a Lender
By:    /s/ Quinn Heiden
    Name:    Quinn Heiden
    Title:    Managing Director

[Signature Page to Sixth Amendment]

BANK OF MONTREAL, as a Lender
By:    /s/ Helen Alvarez-Hernandez
    Name:    Helen Alvarez-Hernandez
    Title:    Managing Director

BANK OF MONTREAL
Corporate Finance Division
Cross-Border Banking
First Canadian Place - 100 King St. W. 18th Fl
Toronto, Ontario M5X 1A1
CANADA

[Signature Page to Sixth Amendment]

UBS AG NEW YORK (Eleven Madison Avenue) Branch, as a Lender
By:    /s/ Vipul Dhadda
    Name:    Vipul Dhadda
    Title:    Executive Director
By:    /s/ Andrew Senicki
    Name:    Andrew Senicki
    Title:     Director
[Signature Page to Sixth Amendment]

MUFG Bank, LTD.,
as a Lender
By:    /s/ Thomas Kainamura
    Name:    Thomas Kainamura
    Title:    Director
[Signature Page to Sixth Amendment]

REGIONS BANK, as a Lender
By:    /s/ Darius Sutrinaitis
    Name:    Darius Sutrinaitis
    Title:    Managing Director
[Signature Page to Sixth Amendment]

The Huntington National Bank, as a Lender
By:    /s/ Randy J. Abrams
    Name:    Randy J. Abrams
    Title:    Vice President
[Signature Page to Sixth Amendment]

BARCLAYS BANK PLC, as a Lender
By:    /s/ Charlene Saldanha
    Name:    Charlene Saldanha
    Title:    Vice President
[Signature Page to Sixth Amendment]

ING CAPITAL LLC, as a Lender
By:    /s/ Jean Grasso
    Name:    Jean Grasso
    Title:    Managing Director
For any Lender requiring a second signature:
By:    /s/ Jeff Chu
    Name:    Jeff Chu
    Title:    Director
[Signature Page to Sixth Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Ryan Bannan
    Name:    Ryan Bannan
    Title:    Vice President

[Signature Page to Sixth Amendment]

ROYAL BANK OF CANADA, as a Lender
By:    /s/ Henry Chang
    Name:    Henry Chang
    Title:    Authorized Signatory

[Signature Page to Sixth Amendment]

FIRST-CITIZENS BANK & TRUST COMPANY, as a Lender
By:    /s/ Tom Mullen
    Name:    Tom Mullen
    Title:    Vice President
[Signature Page to Sixth Amendment]

SCHEDULE C-1
Commitments

Lender [1]	Tranche A Revolver Commitments	Tranche A U.S. Revolver Commitments	Tranche A Multicurrency Revolver Commitments	Tranche B Revolver Commitments	U.S. Letter of Credit Sublimit	Multicurrency Letter of Credit Sublimit
Bank of America, N.A.	$675,000,000.00	$593,267,259.07	$81,732,740.93	$0.00	$172,000,000.00	$30,000,000.00
Wells Fargo Bank, N.A.	$485,000,000.00	$426,001,367.05	$58,998,632.95	$0.00	$17,000,000.00	$30,000,000.00
JPMorgan Chase Bank, N.A.	$470,000,000.00	$412,836,637.05	$57,163,362.95	$0.00	$47,000,000.00	$0.00
Fifth Third Bank, N.A.	$315,000,000.00	$281,842,105.26	$33,157,894.74	$0.00	$28,500,000.00	$0.00
Capital One, N.A.	$300,000,000.00	$268,421,052.63	$31,578,947.37	$0.00	$37,000,000.00	$0.00
PNC Bank, N.A.	$300,000,000.00	$268,421,052.63	$31,578,947.37	$0.00	$55,000,000.00	$0.00
Truist Bank	$300,000,000.00	$268,421,052.63	$31,578,947.37	$0.00	$32,500,000.00	$0.00
Flagstar Specialty Finance Company, LLC	$250,000,000.00	$250,000,000.00	$0.00	$0.00	$0.00	$0.00
Bank of Montreal	$235,000,000.00	$210,263,157.89	$24,736,842.11	$0.00	$1,500,000.00	$0.00
UBS AG New York (Eleven Madison Avenue) Branch	$220,000,000.00	$196,842,105.26	$23,157,894.74	$0.00	$30,000,000.00	$0.00
MUFG Bank, LTD.	$210,000,000.00	$187,894,736.84	$22,105,263.16	$0.00	$0.00	$0.00
Regions Bank	$200,000,000.00	$178,947,368.42	$21,052,631.58	$0.00	$27,000,000.00	$0.00
The Huntington National Bank	$200,000,000.00	$178,947,368.42	$21,052,631.58	$0.00	$25,000,000.00	$0.00
Barclays Bank PLC	$190,000,000.00	$170,000,000.00	$20,000,000.00	$0.00	$21,000,000.00	$0.00
ING Capital LLC	$150,000,000.00	$134,210,526.32	$15,789,473.68	$0.00	$0.00	$0.00
U.S. Bank National Association	$140,000,000.00	$125,263,157.89	$14,736,842.11	$0.00	$1,500,000.00	$0.00
Royal Bank of Canada	$60,000,000.00	$53,684,210.53	$6,315,789.47	$0.00	$0.00	$0.00
First-Citizens Bank & Trust Company	$50,000,000.00	$44,736,842.11	$5,263,157.89	$0.00	$0.00	$0.00
Total	$4,750,000,000.00	$4,250,000,000.00	$500,000,000.00	$0.00	$495,000,000.00	$60,000,000.00

_________________________
1 May include Lenders’ Canadian branches or affiliates, as reflected herein or on the execution pages of this Agreement.

EXHIBIT A

Initial Amended Credit Agreement

[See attached]

EXHIBIT A

ASSET-BASED REVOLVING CREDIT AGREEMENT
by and among
BANK OF AMERICA, N.A.,
as Agent,
THE LENDERS THAT ARE PARTIES HERETO,
as the Lenders, and
CLEVELAND-CLIFFS INC.,
as Parent and a Borrower
______________________________________________________________________
BOFA SECURITIES, INC.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
~~GOLDMAN SACHS BANK USA,~~
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
PNC CAPITAL MARKETS LLC,
TRUIST SECURITIES, INC.,
NYCB SPECIALTY FINANCE COMPANY, LLC,
BMO HARRIS BANK N.A.,
CREDIT SUISSE AG, NEW YORK BRANCH,
MUFG BANK, LTD.,
REGIONS BANK,
CAPITAL ONE, NATIONAL ASSOCIATION,
and
BARCLAYS BANK PLC,
as 2023 Joint Lead Arrangers and Joint Book Runners
Dated as of March 13, 2020
(as amended by First Amendment to Asset-Based Revolving Credit Agreement, dated March 27, 2020, as further amended by Second Amendment to Asset-Based Revolving Credit Agreement, dated December 9, 2020, as further amended by Third Amendment to Asset-Based Revolving Credit Agreement, dated December 17, 2021, as further amended by Fourth Amendment to Asset-Based Revolving Credit Agreement, dated June 9, 2023, ~~and~~ as further amended by Fifth Amendment to Asset-Based Revolving Credit Agreement, dated July 31, 2024, and as further amended by Sixth Amendment to Asset-Based Revolving Credit Agreement, dated September 13, 2024)

i

(continued)
ii

(continued)
iii

(continued)
iv

(continued)

v

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit D-1	Form of Solvency Certificate
Exhibit L-1	Form of SOFR Notice

Schedule 1.1	Definitions
Schedule A-1	[Reserved]
Schedule C-1	Revolver Commitments
Schedule E-1	Existing Hedge Obligations
Schedule E-2	Existing Letters of Credit
Schedule E-3	Excluded Subsidiary Indebtedness
Schedule I-1	Immaterial Subsidiaries
Schedule J-1	Joint Ventures
Schedule M-1	Mortgaged Lands
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule P-3	[Reserved]
Schedule P-4	Permitted Indebtedness
Schedule 3.1	Conditions Precedent to Closing Date
Schedule 3.2	Conditions Precedent to Extensions of Credit on the Stelco Acquisition Closing Date
Schedule 3.7	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.6	Litigation
Schedule 4.11	Environmental Conditions
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.16	Deposit Accounts
Schedule 5.17	Qualified Receivables Transaction

vi

ASSET-BASED REVOLVING CREDIT AGREEMENT
THIS ASSET-BASED REVOLVING CREDIT AGREEMENT, is dated as of March 13, 2020, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), BANK OF AMERICA, N.A., as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and CLEVELAND-CLIFFS INC., an Ohio corporation (“Parent”).
The parties agree as follows:
1DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Parent notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided further that the parties hereto agree that the adoption of ASC 606 by the Borrowers and their Subsidiaries prior to the date hereof shall not constitute an Accounting Change. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. For purposes of calculating the Tranche A Borrowing Base, the Tranche B Borrowing Base and the Aggregate Borrowing Base, such calculation of Inventory shall be on a “first-in, first-out” basis. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit (other than a “going concern” or like qualification or exception resulting solely from (i) maturity of any Indebtedness (including the Revolver Commitments) occurring within one (1) year from the time such opinion is delivered, and/or (ii) the projected or potential breach of any of the financial covenants set forth in this Agreement or any agreement governing any Indebtedness during the one-year period following the date such opinion is delivered), and (c) notwithstanding the foregoing or anything else to the contrary in this Agreement, all leases of the Borrowers and their respective Subsidiaries that were treated as “operating leases” prior to the adoption of ASC 842 shall continue to be accounted for as such for all purposes under the Loan Documents. For purposes of determining satisfaction of the Payment Conditions set forth in this Agreement or the financial covenant set forth in Section 7 of this Agreement, such determination shall be calculated on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to any Permitted Acquisition, Permitted Disposition or Permitted Investment that are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC or in such other manner acceptable to Agent).
1.3     Limited Condition Transaction. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Limited Condition Transaction is consummated, the Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Limited Condition Transaction on a pro forma basis; provided that, for purposes of determining the permissibility of any Limited Condition Transaction under this Agreement, at the option of Parent (Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”) the date of determination for calculation of any such ratios shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”) and if, after giving pro forma effect to the Limited Condition Transaction and all related transactions (including incurrences or prepayments of Indebtedness and Liens, dispositions and Restricted Payments) to be entered into in connection therewith as if they had occurred at the beginning of the most recent date of determination ending prior to the LCA Test Date, Parent could have entered into such Limited Condition Transaction on the relevant LCA Test Date in compliance with such ratio, such ratio shall be deemed to have been complied with. For the avoidance of doubt, if the Parent has made an LCA Election and any of the ratios for which compliance was determined or tested as of the LCA Test Date is not met as a result of fluctuations in any such ratio, including due to fluctuations in EBITDA of the Parent and its Subsidiaries, at or prior to the consummation of the relevant Limited Condition Transaction, such ratio will be deemed to have been met notwithstanding such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted to be consummated. If the Parent has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio availability with respect to any other transaction (including any incurrence or prepayment of Indebtedness or Liens, dispositions or Restricted Payments) on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated. For determining permissibility of a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from the consummation of such Limited Condition Transaction, as applicable, such condition shall, at the option of the Parent, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into and no Event of Default under Section 8.1, 8.4 or 8.5 exists on the date of consummation of the Limited Condition Transaction or would result therefrom. For the avoidance of doubt, if the Parent has exercised its option under this Section 1.3, and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default (other than an Event of Default under Section 8.1, 8.4 or 8.5) shall be deemed to not have occurred or be continuing for purposes of determining whether such Limited Condition Transaction is permitted hereunder.
1.4     Construction.
(a)    Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
(b)    Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (i) the payment or repayment in full in immediately available funds of (A) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued and are unpaid for which an invoice has been provided to Parent, and (C) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fees and the Unused Line Fee) and are unpaid, (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (iii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (iv) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or
2

circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys' fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (v) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (A) unasserted contingent indemnification Obligations, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Revolver Commitments of the Lenders.
(c)    Any reference herein or in any other Loan Document to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or a limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or any limited partnership that is a Subsidiary, Joint Venture or any other like term shall also constitute such a Person or entity).
1.5    Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Chicago time. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall include the first day, but not the last day so long as payment thereof is received prior to the time specified in Section 2.6 hereof, but in any event shall consist of at least one (1) full day.
1.6    Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.7     Dollar Equivalent.
(a)    Agent shall determine the Dollar Equivalent of any Letter of Credit not denominated in Dollars (i) on the date of issuance thereof and the date of any amendment thereto that increases the face amount thereof, in each case using the Spot Rate for the Agreed Currency other than Dollars in relation to Dollars in effect on the date immediately prior to the applicable issuance or amendment date, and (ii) at such other times as may be determined by either Agent or an Issuing Bank in its Permitted Discretion, in each case using the Spot Rate for the Agreed Currency other than Dollars in relation to Dollars in effect on the date of determination. Each amount determined pursuant to this Section 1.7(a) shall be the Dollar Equivalent of the applicable Letter of Credit until the next calculation thereof pursuant to the preceding sentences of this Section 1.7(a), absent manifest error. Upon the request of the Borrowers, Agent shall notify Borrowers and the Lenders of each calculation of the Dollar Equivalent of each Letter of Credit denominated in an Agreed Currency other than Dollars.
(b)    Wherever in this Agreement in connection with any Letter of Credit, an amount, such as a required minimum, sublimit, maximum, or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Agreed Currency other than Dollars, such amount shall be the Agreed Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Agreed Currency that is equivalent to one (1) Dollar, with 0.5 of a unit being rounded upward).
(c)    Principal, interest, reimbursement obligations, cash collateral for reimbursement obligations, fees, and all other amounts payable to Agent or Lenders under this Agreement and the other Loan Documents shall be payable (except as otherwise specifically provided herein) in Dollars.
(d)    If at any time following one or more fluctuations in the exchange rate of any Agreed Currency other than Dollars against the Dollar, all or any part of the Obligations exceeds more than 102% of any other limit set forth herein for such Obligations, the Borrowers of such Obligations shall within one (1) Business Day of written notice of same
3

from Agent immediately make the necessary payments or repayments to reduce such Obligations, or Cash Collateralize such Obligations, to an amount necessary to eliminate such excess over 100% of such limit.
1.8    Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any such rate (or component thereof) provided by any such information source or service.
1.9    Reclassifiable Items. For purposes of determining compliance at any time with Sections 6.1 and 6.2, in the event that any Indebtedness or Lien or any portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section (or component definition) (other than pursuant to clauses (a), (b) and (u) of the definition of Permitted Indebtedness and clauses (a), (d) and (s) (solely with respect to clause (u) of the definition of Permitted Indebtedness) of the definition of Permitted Liens) (each of the foregoing, a “Reclassifiable Item”), the Parent, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or any portion thereof) under one or more clauses of each such Section (or component definition) and will only be required to include such Reclassifiable Item (or any portion thereof) in any one category so long as such Reclassifiable Items would be permitted under such exception of such Section (or component definition) at the time of such redesignation.
2.     REVOLVING LOANS AND TERMS OF PAYMENT.
2.1    Revolving Loans.
(a)    Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Tranche A Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Tranche A Revolving Loans”) in Dollars to the Borrowers in a principal amount not to exceed the lesser of:
(i)    such Lender’s Tranche A Revolver Commitment at such time, or
(ii)    such Lender’s Pro Rata Share of an amount equal to (x) the Tranche A Line Cap at such time less (y) the sum of (A) the Letter of Credit Usage at such time, (B) the principal amount of Swing Loans outstanding at such time and (C) the principal amount of Tranche A Revolving Loans outstanding at such time; provided that, if any Tranche B Facility exists at such time, no Tranche A Revolving Loans may be made to any Borrower unless the amount of outstanding Tranche B Revolving Loans is equal to the Tranche B Line Cap;
(b)    Subject to the terms and conditions of this Agreement, from the date of entry into any Tranche B Exchange Offer Amendment and until the earlier of one Business Day prior to the Maturity Date and the termination of the Tranche B Revolver Commitment of such Lender, each Tranche B Revolving Lender agrees (severally, not jointly or jointly and severally) to make Tranche B Revolving Loans in Dollars to the Borrowers in a principal amount not to exceed such Lender’s Tranche B Revolver Commitment at such time; provided that after giving effect to such transaction, the aggregate amount of the Tranche B Revolving Loans then outstanding would not exceed the Tranche B Line Cap.
Anything to the contrary in clauses (a) or (b) of this Section 2.1(a) notwithstanding, Agent shall establish Pari Secured Hedge Reserves pursuant to clause (a) of the definition thereof and shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory/Equipment Reserves, Bank Product Reserves, Pari Secured Hedge Reserves pursuant to clause (b) of the
4

definition thereof, Dilution Reserves and other Reserves against the Tranche A Borrowing Base or the Tranche A Line Cap, including based on review of the Borrowers’ employment and labor contracts; provided that no reserve shall be established, increased or decreased except upon not less than three (3) Business Days’ prior written notice from the Agent to the Parent, during which period employees, agents or other representatives of the Agent shall use commercially reasonable efforts to be available during regular business hours to discuss any such proposed establishment or modification of such reserve with the Parent and, without limiting the right of the Agent to establish or modify reserves in its Permitted Discretion, the Parent may take such action as may be required so that the circumstances, conditions, events or contingencies that are the basis for such reserve or modification thereof no longer exist, in a manner and to the extent reasonably satisfactory to the Agent in its Permitted Discretion; provided that (1) any such Reserve established or increased shall be deemed implemented during such notice period for purposes of any new borrowing of a Tranche A Revolving Loan, (2) no such prior written notice shall be required for any modifications to any reserves (x) during any Cash Dominion Trigger Period, during a Financial Covenant Period, during any period of weekly collateral reporting as provided in Section 5.2, or after the occurrence and during the continuance of any Event of Default or (y) resulting by virtue of mathematical calculations of the amount of the reserves in accordance with the methodology of calculation previously utilized. Notwithstanding the foregoing, the amount of any Pari Secured Hedge Reserves shall be increased or decreased promptly after the receipt of the Agent from each Bank Product Provider of the report showing the marked to market exposure of each Pari Secured Hedge Obligation pursuant to Section 18.5 hereof and, in any case, in accordance with the definition of “Pari Secured Hedge Obligation” and (3) any change to the Pari Secured Hedge Reserves pursuant to clause (A) of the definition thereof which will be deemed implemented with the delivery of the next Borrowing Base Certificate. The amount of any Receivable Reserve, Inventory/Equipment Reserve, Bank Product Reserve, Pari Secured Hedge Reserves or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve as determined by Agent in its Permitted Discretion and shall not be duplicative of any other reserve established and currently maintained. Upon establishment or increase in reserves, Agent agrees to make itself available to discuss the reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of Agent to establish or change such Receivable Reserve, Inventory/Equipment Reserve, Bank Product Reserve, Pari Secured Hedge Reserves or other Reserves, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Receivable Reserve, Inventory/Equipment Reserve, Bank Product Reserve, Pari Secured Hedge Reserves or other Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers.
(c)    The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.
(d)    Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.
2.2    Additional Borrowers.
(a)    The Parent may from time to time designate one or more wholly-owned Subsidiaries of Parent organized in the United States as an Additional Borrower by delivering to the Agent:
(i)    all documentation and other customary information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that the Agent or any Lender has reasonably requested, including, if such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary, without any written objection submitted by any Lender or the Agent within five (5) Business Days of its receipt of such documentation and other information;
(ii)    solely to the extent such Subsidiary is not already a Loan Party, (A) all documents, joinders, supplements, updated schedules, instruments, certificates and agreements and all other actions and information, then required by or in respect of such Subsidiary by Section 5.11 or by the Guaranty and Security Agreement (without giving effect to any grace periods for delivery of such items, the updating of such information or the taking of such actions), (B) a customary opinion of counsel of such Subsidiary and (C) a customary secretary’s certificate attaching such documents as were delivered by the existing Borrowers on the Closing Date;
5

(iii)    promissory notes in respect of such Subsidiary in its capacity as Additional Borrower in favor of any Lender requesting such promissory notes, in form and substance consistent with the notes (if any) provided by the existing Borrowers as of the Closing Date; and
(iv)    a joinder agreement in form and substance reasonably satisfactory to the Agent whereby such Subsidiary becomes party hereto as a Borrower.
(b)    The designation of any wholly-owned Subsidiary of Parent organized in the United States as an Additional Borrower shall only be effective two (2) Business Days following the delivery of the documents set forth in, and satisfaction of the requirements of, Section 2.2(a).
2.3     Borrowing Procedures and Settlements.
(a)    Procedure for Borrowings. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent and received by Agent no later than (i) 12:00 noon on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan or a Revolving Loan that is a Base Rate Loan and (ii) 12:00 noon on the Business Day that is two (2) Business Days (or solely with respect to a Borrowing on the Fourth Amendment Effective Date, one (1) Business Day) prior to the requested Funding Date in the case of a Revolving Loan that is a Term SOFR Loan, in each case, specifying (A) the amount of such Borrowing, (B) the requested Funding Date (which shall be a Business Day), (C) whether such Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of Term SOFR Loans, (D) in the case of a Borrowing of Term SOFR Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (E) whether the Borrowing is of Tranche A Revolving Loans or Tranche B Revolving Loans; provided that if any Tranche B Facility exists at such time, such Borrowing shall be Tranche A Revolving Loans unless the outstanding principal amount of Tranche B Revolving Loans is less than the Tranche B Line Cap, in which case up to an amount equal to the Tranche B Line Cap minus the outstanding principal amount of Tranche B Revolving Loans of such Revolving Loans shall be Tranche B Revolving Loans, and the remaining amount of such Revolving Loans shall be Tranche A Revolving Loans; provided that Agent may, in its sole discretion, elect to accept as timely requests that are received later than the times specified above on the applicable Business Day. In lieu of delivering the above-described written request, any Authorized Person may give Agent electronic notice of such request by the required time. In such circumstances, Borrowers agree that any such electronic notice will be confirmed in writing within 24 hours of the giving of such electronic notice, but the failure to provide such written confirmation shall not affect the validity of the request.
(b)    [Reserved].
(c)    Making of Swing Loans. Subject to the terms and conditions of this Agreement, so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Swing Loans since the last Settlement Date, plus the amount of the requested Swing Loan does not exceed $200,000,000, or (ii) the Swing Lender, in its sole discretion, agrees to make a Swing Loan notwithstanding the foregoing limitation, the Swing Lender shall make a Revolving Loan (any such Revolving Loan made by the Swing Lender pursuant to this Section 2.3(c) being referred to as a “Swing Loan” and all such Revolving Loans being referred to as “Swing Loans”) in Dollars available to the Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Designated Account. Each Swing Loan shall be deemed to be a Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to the Swing Lender solely for its own account. Subject to the provisions of Section 2.3(f)(iii), the Swing Lender shall not make and shall not be obligated to make any Swing Loan if the Swing Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Excess Availability on such Funding Date. The Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by Liens granted under the Loan Documents, constitute Revolving Loans and Obligations, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.
(d)    [Reserved].
(e)    Making of Revolving Loans.
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(i)    In the event that a Swing Lender refuses to or is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is one (1) Business Day prior to the requested Funding Date (or, in the case of a request for a Loan delivered on the requested Funding Date, no later than 1:00 p.m. on the requested Funding Date). If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one (1) Business Day prior to the Funding Date (or, in the case of a request for a Loan delivered on the requested Funding Date), then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to the Agent’s Account, not later than 3:00 p.m., in the case of any Loan requested to be funded on the Funding Date, or 10:00 a.m., in the case of any other request, in each case, on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to applicable Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that, subject to the provisions of Sections 2.3(f)(iii) and 2.3(f)(iv), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3.3 are not satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Excess Availability on such Funding Date.
(ii)    Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of the applicable Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to the applicable Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to the Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(e)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, within one (1) Business Day after receipt of such notice, the Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.
(f)    Protective Advances and Optional Overadvances.
(i)    Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(f)(iv), at any time after the occurrence and during the continuance of a Default or an Event of Default, or that any of the other applicable conditions precedent set forth in Section 3.3 are not satisfied, Agent hereby is authorized by the Borrowers and the Lenders, from time to time, in Agent’s Permitted Discretion, to make Tranche A Revolving Loans that are Base Rate Loans to, or for the benefit of, the Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the collectability or likelihood of repayment of the Obligations, so long as such Tranche A Revolving Loans do not cause Revolver Usage to exceed the Maximum Revolver Amount (the Revolving Loans described in this Section 2.3(f)(i) shall be referred to as “Protective Advances”). The Revolving Lenders shall participate on a pro rata basis in the Protective Advances outstanding from time to time. Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Agent shall use reasonable efforts to notify Parent of the existence of any Protective Advance on or about the date when made (it being understood that the failure to provide such notification to Parent shall have no effect on such Protective Advance).
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(ii)    Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(f)(iv), if there is an Overadvance at any time, the excess amount shall be payable by the Borrowers within one (1) Business Day after receipt of demand from Agent, but all such Revolving Loans shall nevertheless constitute Obligations of the Borrowers secured by the applicable Collateral of the Loan Parties and entitled to all benefits of the Loan Documents. Agent may require the Revolving Lenders to honor requests for Overadvance Loans and to forbear from requiring the Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five (5) consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed 5.0% of the Maximum Revolver Amount and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance is not increased and does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (x) Revolver Usage (including for this purpose, the aggregate principal amount of Overadvance Loans) to exceed the aggregate Revolver Commitments or (y) any Revolving Lenders’ Pro Rata Share of Revolver Usage (including, for this purpose, the aggregate principal amount of Overadvance Loans) to exceed its Revolver Commitment. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby. Agent shall use reasonable efforts to notify Parent of the existence of any Overadvance on or about the date when made (it being understood that the failure to provide such notification to Parent shall have no effect on such Overadvance).
(iii)    Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a Term SOFR Loan and, prior to Settlement therefor, all payments on the Extraordinary Advances shall be payable to Agent solely for its own account. The Extraordinary Advances shall be repayable within one (1) Business Day of demand thereof, secured by the Liens granted under the Loan Documents, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans.
(iv)    Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate principal amount of Extraordinary Advances outstanding to exceed an amount equal to 10% of the Maximum Revolver Amount.
(v)    The provisions of this Section 2.3(f) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
(g)    Settlement.
(i)    Obligations. It is agreed that each Revolving Lender’s funded portion of the Revolving Loans is intended by the Revolving Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, the Agent, the Swing Lender, and the other Revolving Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, Settlement among the Revolving Lenders as to the Revolving Loans, the Swing Loans, and the Extraordinary Advances shall take place on a periodic basis in accordance with the following provisions:
(A)    Agent shall request settlement (“Settlement”) with the Revolving Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of the Swing Lender, with respect to the outstanding Swing Loans; provided that if any Tranche B Facility exists at such time, Swing Loans shall be settled as Tranche A Revolving Loans unless the outstanding principal amount of Tranche B Revolving Loans is less than the Tranche B Line Cap, in which case up to an amount equal to the Tranche B Line Cap minus the outstanding principal amount of Tranche B Revolving Loans of such Revolving Loans shall be settled as Tranche B Revolving Loans, and the remaining amount of such Revolving Loans shall be settled as Tranche A Revolving Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to the Borrowers’ or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Revolving Lenders by telecopy, telephone, email or other electronic form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans, Swing Loans, and Extraordinary Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(i)): (y) if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Revolving Lender that is not a Defaulting Lender exceeds such Revolving Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement
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Date, transfer in immediately available funds to a Deposit Account of such Revolving Lender (as such Revolving Lender may designate), an amount such that each such Revolving Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Swing Loans, and Extraordinary Advances) made by a Revolving Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Swing Loans, and Extraordinary Advances) as of a Settlement Date, such Revolving Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Revolving Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Swing Loans and Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the Swing Loans or Extraordinary Advances and, together with the portion of such Swing Loans or Extraordinary Advances representing the Swing Lender’s Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Revolving Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate.
(B)    In determining whether a Revolving Lender’s balance of the Revolving Loans, Swing Loans, and Extraordinary Advances is less than, equal to, or greater than such Revolving Lender’s Pro Rata Share of the Revolving Loans, Swing Loans, and Extraordinary Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by the Borrowers and allocable to the Revolving Lenders hereunder, and proceeds of Collateral securing the Obligations.
(C)    Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or the Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to the Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of Parent and its Subsidiaries received since the then immediately preceding Settlement Date have been applied to the Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, the Swing Lender shall pay to Agent for the accounts of the Revolving Lenders, and Agent shall pay to the Revolving Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(i)), to be applied to the outstanding Revolving Loans of such Revolving Lenders, an amount such that each such Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Revolving Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds deployed by the Swing Lender, Agent, or the Revolving Lenders, as applicable.
(ii)    Anything in this Section 2.3(g) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(i).
(h)    Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register (consistent with the Register required pursuant to Section 13.1(h)) showing the principal amount of the Revolving Loans owing to each Lender, including the Swing Loans owing to the Swing Lender, and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(i)    Defaulting Lenders.
(i)    Generally. Notwithstanding the provisions of Section 2.4(b)(iv), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers (or any of them) to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to the Swing Lender to the extent of any Swing Loans that were made by the Swing Lender and that were required to be, but were not, paid by
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the Defaulting Lender; provided that if any Tranche B Facility exists at such time, Swing Loans shall be treated as Tranche A Revolving Loans unless the outstanding principal amount of Tranche B Revolving Loans is less than the Tranche B Line Cap, in which case up to an amount equal to the Tranche B Line Cap minus the outstanding principal amount of Tranche B Revolving Loans of such Revolving Loans shall be treated as Tranche B Revolving Loans, and the remaining amount of such Revolving Loans shall be treated as Tranche A Revolving Loans, (B) second, to Issuing Banks, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non-Defaulting Lender ratably in accordance with their Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of the Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.3) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (M) of Section 2.4(b)(iv). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitments shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iv) and (xii). The provisions of this Section 2.3(i) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Banks, and Borrowers shall have waived, in writing, the application of this Section 2.3(i) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(i)(ii) shall be released to the Borrowers). The operation of this Section 2.3(i) shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Banks, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the applicable Letters of Credit); provided, that, subject to Section 18.15, any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(i) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(i) shall control and govern.
(ii)    Revolving Lenders as Defaulting Lenders. If any Swing Loan or Letter of Credit is outstanding at the time that a Revolving Lender becomes a Defaulting Lender then:
(A)    such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Revolving Loan Exposures plus such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments, (y) no Non-Defaulting Lender’s Pro Rata Share of Revolver Usage exceeds its Revolver Commitment; provided that no Tranche A Revolving Lender shall be required to fund or participate in Tranche A Revolving Loans in excess of its Tranche A Revolver Commitment and no Tranche B Revolving Lender shall be required to fund or participate in
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Tranche B Revolving Loans in excess of its Tranche B Revolver Commitment and (z) the conditions set forth in Section 3.3 are satisfied at such time;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, the Borrowers shall within one (1) Business Day following notice by the Agent (x) first, prepay such Defaulting Lender’s Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that the Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also an Issuing Bank;
(C)    if the Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(i)(ii), the Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;
(D)    to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(i)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;
(E)    to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(i)(ii), then, without prejudice to any rights or remedies of any Issuing Bank or any Revolving Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the applicable Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;
(F)    so long as any Revolving Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and no Issuing Bank shall be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(i)(ii) or (y) the Swing Lender or Issuing Banks, as applicable, have not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Banks, as applicable, and the Borrowers to eliminate the Swing Lender’s or Issuing Banks’ risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and
(G)    Agent may release any cash collateral provided by the Borrowers pursuant to this Section 2.3(i)(ii) to any Issuing Bank and such Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by the Borrowers pursuant to Section 2.11(d).
(iii)    [Reserved].
(j)    Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. The obligations of the Lenders under this Agreement to make Loans and to fund participations in Letters of Credit, Swing Loans and Extraordinary Advances are several (and not joint and several). It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.4    Payments; Reductions of Commitments; Prepayments.
(a)    Payments by Borrowers; Presumptions by Agent.
(i)    Except as otherwise expressly provided herein, all payments by the Borrowers (or any of them) shall be made to the Agent’s Account designated for the currency of the applicable payment and shall be made in immediately
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available funds, no later than 1:30 p.m. on the date specified herein. Any payment received by Agent later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(ii)    Unless Agent receives notice from the Borrowers (or any of them) prior to the date on which any payment is due to the Lenders (or any of them) that such Borrowers will not make such payment in full as and when required, Agent may assume that such Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers (or any of them) do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(iii)    With respect to any payment that the Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this clause (a) shall be conclusive, absent manifest error.
(b)    Apportionment and Application.
(i)    So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the portion of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Banks) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Revolver Commitment or portion of the Obligation to which a particular fee or expense relates.
(ii)    Subject to Section 2.4(b)(vii) and Section 2.4(d), all payments to be made hereunder by the Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral securing the Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to the Intercreditor Agreement, to reduce the balance of the Revolving Loans outstanding and, thereafter, to the Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(iii)    [Reserved].
(iv)    At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to the Intercreditor Agreement, all payments remitted to Agent by the Borrowers and all proceeds of Collateral securing the Obligations received by Agent shall be applied as follows:
(A)    first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the Obligations, until paid in full,
(B)    second, to pay any fees then due to Agent under the Loan Documents in respect of the Obligations until paid in full,
(C)    third, ratably to pay interest due in respect of all Protective Advances until paid in full,
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(D)    fourth, ratably to pay the principal of all Protective Advances until paid in full,
(E)    fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Revolving Lenders or Issuing Banks under the Loan Documents, until paid in full,
(F)    sixth, ratably to pay any fees then due to any of the Revolving Lenders or Issuing Banks under the Loan Documents until paid in full,
(G)    seventh, ratably to pay interest accrued in respect of the Swing Loans until paid in full,
(H)    eighth, ratably to pay the principal of all Swing Loans until paid in full,
(I)    ninth, to Agent, to be held by Agent, for the benefit of the Issuing Banks (and for the ratable benefit of each of the Revolving Lenders that have an obligation to pay to Agent, for the account of the Issuing Banks, a share of each Letter of Credit Disbursement in connection with each Letter of Credit), as cash collateral in an amount up to the sum of 103% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),
(J)    tenth, ratably to pay interest accrued in respect of the Tranche A Revolving Loans under the Tranche A Facility (other than U.S. Protective Advances) until paid in full,
(K)    eleventh,
(i)    ratably to pay the principal of all Tranche A Revolving Loans under the Tranche A Facility until paid in full, and
(ii)    ratably up to the amount of the most recently established Pari Secured Hedge Reserves (after taking into account any amounts previously paid pursuant to this clause (ii) during the continuation of the applicable Application Event), to (I) the Hedge Providers with Pari Secured Hedge Obligations based upon amounts then certified by the applicable Hedge Provider to Agent (in form and substance satisfactory to Agent and in accordance with Section 18.5) to be due and payable to such Hedge Providers on account of Pari Secured Hedge Obligations, and (II) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the applicable Hedge Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Hedge Provider and applied by such Hedge Provider to the payment or reimbursement of any amounts due and payable with respect to Pari Secured Hedge Obligations owed to the applicable Hedge Provider as and when such amounts first become due and payable and, if and at such time as all such Pari Secured Hedge Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Pari Secured Hedge Obligations shall be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),
(L)    twelfth, ratably to pay interest accrued in respect of the Tranche B Revolving Loans under the Tranche B Facility until paid in full,
(M)    thirteenth, ratably to pay the principal of all Tranche B Revolving Loans under the Tranche B Facility until paid in full, and
(N)    fourteenth, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations (other than Pari Secured Hedge Obligations) based upon amounts then certified by the applicable Bank Product Providers to Agent (in form and substance reasonably satisfactory to Agent and in accordance with Section 18.5), with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),
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(O)    fifteenth, ratably to pay any Obligations owed to Defaulting Lenders; and
(P)    sixteenth, to the Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(v)     [Reserved].
(vi)    Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(g).
(vii)    In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(iv) shall not apply to any payment made by the Borrowers (or any of them) to Agent and specified by such Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(viii)    For purposes of Section 2.4(b)(iv), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(ix)    In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(i) and this Section 2.4, then the provisions of Section 2.3(i) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
(c)    Reduction of Commitments. The Revolver Commitments shall terminate on the Maturity Date. Borrowers may reduce the Revolver Commitments of either Class, without premium or penalty, to an amount not less than the sum of (A) the Revolver Usage of such Class as of such date, plus (B) the principal amount of all Revolving Loans of such Class not yet made as to which a request has been given by Borrowers under Section 2.3(a), plus (C) the amount of all Letters of Credit of such Class not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than five (5) Business Days prior written notice to Agent or such shorter period as the Agent may agree in its reasonable discretion, and shall be irrevocable; provided that such notice of termination may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings or other transactions, in which case such notice may be revoked by Borrowers (by notice to Agent from Parent on or prior to the specified effective date) if such condition is not satisfied. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Revolving Lender proportionately in accordance with its ratable share thereof. In the event of any reduction of the Revolver Commitments prior to the Canadian Amendments Effective Date (as defined in the Sixth Amendment), with respect to each Revolving Lender, such reduction will be deemed to reduce such Revolving Lender’s “Tranche A U.S. Revolver Commitments” prior to reducing such Revolving Lender’s “Tranche A Multicurrency Revolver Commitments” (in each case to become effective on the Canadian Amendments Effective Date pursuant to the Sixth Amendment).
(d)    Optional Prepayments. The Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty (provided that no Tranche B Revolving Loan may be prepaid unless, prior to or simultaneously with such prepayment, all outstanding Tranche A Revolving Loans are repaid in full) upon not less than (x) two (2) Business Days prior written notice to Agent, in the case of Term SOFR Revolving Loans and (y) same day written notice to Agent, in the case of Base Rate Revolving Loans (each such notice to be irrevocable), provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings or other transactions, in which case such notice may be revoked by the Borrowers (by notice to Agent from Parent on or prior to the specified effective date) if such condition is not satisfied; provided, further that no such notice shall be required during a Cash Dominion Trigger Period.
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(e)    Mandatory Prepayments.
(i)    If, at any time and subject to Section 1.7(d), the Tranche A Revolver Usage on such date exceeds (A) the Tranche A Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers (and, in the case of the Tranche A Borrowing Base reflected in the Borrowing Base Certificate delivered on the Closing Date, subject to the last paragraph of the definition of “Tranche A Borrowing Base”) to Agent, less the aggregate amount of reserves, if any, established by Agent under Section 2.1(a) after the date of such Borrowing Base Certificate or (B) the Maximum Revolver Amount, then the Borrowers shall, within one (1) Business Day, prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.
(ii)    At any time during a Cash Dominion Trigger Period, the Agent shall have the right, subject to Section 2.4(b)(iv), to distribute and apply on a daily basis all amounts held in the Dominion Account to prepay the Obligations in accordance with Section 2.4(f).
(iii)    If, at any time and subject to Section 1.7(d), the Tranche B Revolving Loan Exposure on such date exceeds the Tranche B Line Cap then in effect, such excess shall (A) to the extent that the conditions to a Tranche A Revolving Loan in the amount of such excess under Section 3.3 are satisfied at such time, be deemed drawn under the Tranche A Facility pursuant to the Line Cap then in effect and (B) to the extent that the conditions to a Tranche A Revolving Loan in the amount of such excess under Section 3.3 are not satisfied at such time, give rise to a Reserve against the Tranche A Line Cap then in effect in an amount equal to such excess, and if the result causes the Tranche A Revolving Usage to exceed the Tranche A Line Cap then in effect the Borrowers shall immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay Swing Loans, second, repay or prepay Tranche A Revolving Borrowings, third, replace or Cash Collateralize outstanding Letters of Credit in an amount sufficient to eliminate such excess, and fourth, repay or prepay Tranche B Revolving Borrowings.
(f)    Application of Payments. Each prepayment pursuant to Section 2.4(e)(i), Section 2.4(e)(i) and Section 2.4(e)(iii) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Tranche A Revolving Loans until paid in full, second, to cash collateralize the Letters of Credit in an amount equal to the sum of (x) 103% of the Letter of Credit Usage that is denominated in Dollars, and (y) 103% of the Letter of Credit Usage that is denominated in an Agreed Currency other than Dollars and third, to the outstanding Tranche B Revolving Loans, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iv).
(g)    Generally. Any mandatory prepayments required under Section 2.4(d) shall not result in a permanent reduction of the Revolver Commitments. All prepayments made pursuant to Section 2.4(d) or Section 2.4(d) shall be accompanied by accrued and unpaid interest on the amount so prepaid.
2.5    Promise to Pay; Promissory Notes.
(a)    The Borrowers agree to pay the Lender Group Expenses of Agent, the Issuing Banks, and the Revolving Lenders on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred and invoiced or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). The Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses of Agent, the Issuing Banks, and the Revolving Lenders)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. The Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.
(b)    [Reserved].
(c)    Any Lender may request that any portion of its Revolver Commitments or the Revolving Loans made by it be evidenced by one or more promissory notes. In such event, the Borrowers shall execute and deliver to such Lender or its registered assigns the requested promissory notes payable to such Lender in a form furnished by Agent and reasonably satisfactory to such Borrowers. Thereafter, the portion of the Revolver Commitments and Revolving
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Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.
2.6    Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
(a)    Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the applicable Loan Account pursuant to the terms hereof shall bear interest as follows:
(i)    if the relevant Obligation is a Revolving Loan that is a Term SOFR Loan, at a per annum rate equal to Term SOFR plus the Applicable Margin, and
(ii)    if the relevant Obligation is a Revolving Loan that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Margin.
(b)    Letter of Credit Fees. The Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(l)) that shall accrue at a per annum rate equal to the Tranche A Term SOFR Margin times the undrawn amount of all outstanding Letters of Credit.
(c)    Default Rate. Upon the occurrence and during the continuation of an Event of Default,
(i)    the overdue Obligations shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and
(ii)    the overdue Letter of Credit Fees shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.
Interest at the above referenced rate (the "Default Rate") shall be payable upon demand.
(d)    Payment.
(i)    Except to the extent provided to the contrary in Section 2.4(g), Section 2.10, Section 2.11(l), and Section 2.13(a), (A) all interest, all Letter of Credit Fees, all Unused Line Fees and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each quarter and on the Maturity Date, (B) [reserved], and (C) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred and invoiced, or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of the following clause (ii) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).
(ii)    The Borrowers hereby authorize Agent, from time to time during any Cash Dominion Trigger Period, with prior notice to the Borrowers that the Agent is exercising its rights under this Section 2.6(d)(ii) (provided that after delivery of such notice, no additional notice shall be required during such Cash Dominion Trigger Period), to charge to the Loan Account (A) on the first day of each quarter, all interest accrued during the prior quarter on the Revolving Loans hereunder, (B) on the first day of each quarter, all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter, (C) as and when due and payable, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each quarter, the Unused Line Fee accrued during the prior quarter pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when due and payable, the fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(l), (G) as and when due and payable, all other Lender Group Expenses of Agent, the Issuing Banks, and the Revolving Lenders, and (H) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute
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Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into Term SOFR Loans in accordance with the terms of this Agreement).
(e)    Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year or, in the case of Base Rate Loans (or any fees or expenses based on the Base Rate), on the basis of a 365-day year or 366-day year, as applicable, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
(f)    Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from any Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(g)    Term SOFR Conforming Changes. With respect to SOFR or Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Parent and the Lenders reasonably promptly after such amendment becomes effective.
2.7    Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 1:30 p.m. If any payment item is received into the Agent’s Account on a non-Business Day or after 1:30 p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.8    Designated Accounts. Agent is authorized to make the Revolving Loans, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon electronic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d)(ii). The Borrowers agree to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Revolving Loans requested by the Borrowers and made by Agent or the Revolving Lenders hereunder. Unless otherwise agreed by Agent and the Borrowers, any Revolving Loan or Swing Loan requested by the Borrowers and made by Agent or the Revolving Lenders hereunder shall be made to the Designated Account.
2.9    Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) on which the Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, the Swing Lender, or the Revolving Lenders to the Borrowers or for the Borrowers’ account, the Letters of Credit issued or arranged by any Issuing Bank for the Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, the Loan Account will be credited with all payments received by Agent from the Borrowers or for the Borrowers’ account. Agent shall make available to the Borrowers monthly statements regarding the Loan Account, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to the Borrowers, the Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
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2.10    Fees
(a)    Agent Fees. The Borrowers shall pay to Agent, for the account of Agent, the “ABL Agency Fee” set forth in Section 1 of the Fee Letter, which ABL Agency Fee shall be earned, due and payable to Agent quarterly in advance commencing on the Closing Date and on the first calendar day of the month after each quarter thereafter for so long as this Agreement is in effect.
(b)    Unused Line Fees. The Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average amount of the Revolver Usage during the immediately preceding quarter (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each quarter from and after the Closing Date up to the first day of the quarter prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full.
(c)    Field Examination and Other Fees. The Borrowers shall pay to Agent, Agent’s then standard field examination, appraisal, and valuation fees and charges (including charges of its internal examination and appraisal groups), as and when incurred or chargeable, the fees or charges paid or incurred by Agent (including allocated costs of employees of Agent) to perform field examinations of Parent or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Parent’s or its Subsidiaries’ business valuation; provided, that so long as no Event of Default and no Field Examination/Appraisal Triggering Event shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse Agent for more than one (1) field examination, one (1) appraisal of the Collateral consisting of inventory, one (1) appraisal of the Collateral consisting of equipment, and one (1) business valuation during any calendar year; provided, further that (i) if a Field Examination/Appraisal Triggering Event occurs in any calendar year, the limits in the immediately preceding proviso shall each be increased to two (2) and (ii) during the existence and continuance of an Event of Default, the limits in the immediately preceding proviso shall each be increased to four (4).
2.11    Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, upon the request of the Borrowers made in accordance herewith, during the period from the Closing Date until the Letter of Credit Expiration Date, each Issuing Bank agrees to issue a requested Letter of Credit for the account of the Borrowers (which issuance, subject to Section 2.11(h), may be for an Account Party), it being agreed that each Issuing Bank shall only be required to issue standby Letters of Credit unless it otherwise agrees (in its sole discretion). By submitting a request to an Issuing Bank for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that such Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing by an Authorized Person and delivered to the applicable Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to such Issuing Bank and at least three (3) Business Days (or such shorter period as agreed by the applicable Issuing Bank) in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to such Issuing Bank and (i) shall specify (A) the amount and applicable Agreed Currency of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be reasonably necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or such Issuing Bank may reasonably request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that such Issuing Bank generally requests for Letters of Credit in similar circumstances. The applicable Issuing Bank’s records of the content of any such request will be conclusive, absent manifest error. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit related thereto, whether or not such maximum face amount is in effect at such time.
(b)    No Issuing Bank shall issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:
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(i)    the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or the aggregate undrawn amount of all outstanding Letters of Credit issued by such Issuing Bank would exceed the Letter of Credit Sublimit with respect to such Issuing Bank,
(ii)    the Letter of Credit Usage would exceed the Maximum Revolver Amount less the sum of the outstanding principal amount of Revolving Loans (including Swing Loans) at such time,
(iii)    the Letter of Credit Usage would exceed the Tranche A Borrowing Base at such time less the sum of the outstanding principal amount of Tranche A Revolving Loans (including Swing Loans) at such time, or
(iv)    the expiration date of such requested Letter of Credit would occur after the earlier to occur of the date that is 12 months after the date of issuance of such Letter of Credit and the Letter of Credit Expiration Date, unless such Issuing Bank and the Agent have approved such expiration date (it being understood that the obligation of Revolving Lenders to fund participations in Letters of Credit shall expire immediately following the Maturity Date (for this purpose, pursuant to clause (a) of the definition thereof)).
In addition, no Issuing Bank shall issue or be obligated to issue any Letter of Credit if it has actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 is not satisfied on the requested Funding Date. On the Maturity Date, the Borrowers shall provide Letter of Credit Collateralization to Agent (or make other arrangements acceptable to the applicable Issuing Bank) to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit.
(c)    In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, no Issuing Bank shall be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(i)(ii), or (ii) such Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate such Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(i)(ii). Additionally, no Issuing Bank shall have any obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will or may not be in an Agreed Currency.
(d)    Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Bank receives a request for issuance of any Letter of Credit. The applicable Issuing Bank will not issue any requested Letter of Credit if it receives written notice from the Agent (with a copy to Parent) that the proposed Letter of Credit would cause an Overadvance to occur. Each Letter of Credit shall be in form and substance reasonably acceptable to the applicable Issuing Bank, including the requirement that the amounts payable thereunder must be payable in an Agreed Currency. If an Issuing Bank makes a payment under a Letter of Credit, the Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement in the same currency as such Letter of Credit (i) within one (1) Business Day after such Letter of Credit Disbursement in the case of Letters of Credit denominated in Dollars and (ii) within two (2) Business Days after such Letter of Credit Disbursement in the case of Letters of Credit denominated in an Agreed Currency other than Dollars is made and, in the absence of such payment, the amount of such Letter of Credit Disbursement (or, in the case of a Letter of Credit Disbursement in an Agreed Currency other than Dollars, the Agreed Currency Equivalent of such Letter of Credit Disbursement) immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, the Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to the applicable Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from the Borrowers pursuant to this paragraph, Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse the applicable Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
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(e)    Promptly following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if the Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders; provided that in the case of Letters of Credit denominated in an Agreed Currency other than Dollars, each Revolving Lender shall fund in Dollars its Pro Rata Share of the amount equal to the Agreed Currency Equivalent of such Letter of Credit Disbursement amount. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by such Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of such Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by such Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or the applicable Issuing Bank elects, based upon the advice of counsel, to refund) to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the applicable Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.
(f)    Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including each Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including each Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of one counsel in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel to each group of affected persons similarly situated) and all other reasonable and documented costs and out-of-pocket expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than any Taxes that are governed by Section 17, or Excluded Taxes) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence (other than resulting from such Person’s bad faith or willful misconduct or constituting gross negligence); provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
(g)    The liability of each Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that result from such Issuing Bank’s bad faith, gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Each Issuing Bank shall be deemed to have acted with due diligence and reasonable care if such Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrowers’ aggregate remedies against each Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the applicable Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder.
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(h)    The Borrowers are responsible for the final text of the Letter of Credit as issued by any Issuing Bank, irrespective of any assistance such Issuing Bank may provide such as drafting or recommending text or by such Issuing Bank’s use or refusal to use text submitted by the Borrowers. Prior to the issuance of a Letter of Credit, the Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by the applicable Issuing Bank, and the Borrowers hereby consent to such revisions and change so long as they are (1) not materially different from the application executed in connection therewith and (2) are in accordance with international standard banking practice. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes. If the Borrowers request any Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against such Issuing Bank; (ii) the Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among such Issuing Bank and the Borrowers. The Borrowers will examine the copy of the Letter of Credit and any other document sent by each Issuing Bank in connection therewith and shall promptly notify such Issuing Bank (not later than three (3) Business Days following the Borrowers’ receipt of documents from such Issuing Bank) of any non-compliance with the Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. The Borrowers understand and agree that no Issuing Bank is required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit for additional consecutive periods of 12 months (but in no event shall the expiration date extend beyond the Letter of Credit Expiration Date unless such Issuing Bank and the Agent have approved such expiration date (it being understood that the obligation of Revolving Lenders to fund participations in Letters of Credit shall expire immediately following the Maturity Date (for this purpose, pursuant to clause (a) of the definition thereof)), any Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want such Letter of Credit to be renewed, the Borrowers will so notify Agent and the applicable Issuing Bank at least 30 calendar days (or such later date as agreed to by the applicable Issuing Bank) before such Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.
(i)    The Borrowers’ reimbursement and payment obligations under this Section are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, provided, however, that subject to Section 2.11(g) above, the foregoing shall not release any Issuing Bank from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against such Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to such Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.
(j)    Without limiting any other provision of this Agreement, each Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and no Issuing Bank’s rights and remedies against the Borrowers and the obligation of the Borrowers to reimburse each Issuing Bank for each drawing under each Letter of Credit shall be impaired by:
(i)    honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
(ii)    honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)    acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if non-negotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to a Letter of Credit;
(iv)    the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the applicable Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of a Letter of Credit);
(v)    acting upon any instruction or request relative to a Letter of Credit or requested a Letter of Credit that an Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;
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(vi)    any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrowers;
(vii)    any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)    assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a Letter of Credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)    payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(x)    acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)    honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the applicable Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(xii)    dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)    honor of a presentation that is subsequently determined by the applicable Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)    [Reserved.]
(l)    The Borrowers shall pay immediately upon demand to Agent for the account of the applicable Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d)(ii) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(l)): (i) a fronting fee which shall be imposed by the applicable Issuing Bank upon the issuance of each Letter of Credit of 0.125% per annum of the face amount thereof, which fee shall be payable quarterly in arrears, on the first day of each quarter, and on maturity, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all reasonable and documented out-of-pocket expenses incurred by, the applicable Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including, transfers, assignments of proceeds, amendments, drawings, extensions or cancellations) which charges shall be paid as and when incurred.
(m)    If by reason of (x) any Change in Law, or (y) compliance by any Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or
(ii)    there shall be imposed on any Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, or
(iii)    there shall be imposed on any member of the Lender Group or Agent any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto,
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and the result of the foregoing is to increase, directly or indirectly, the cost to any Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within 180 days after the additional cost is incurred or the amount received is reduced, notify the Borrowers, and the Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the applicable Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) the Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(m) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to the Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(m), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
(n)    Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(o)    In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
(p)    The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding thereafter.
(q)    Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as an Issuing Bank; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrowers willing to accept its appointment as successor Issuing Bank. In the event of any such resignation of an Issuing Bank, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by the Borrowers to appoint any such successor shall affect the resignation of the relevant Issuing Bank, as the case may be, except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all obligations with respect thereto.
(r)    Each Existing Letter of Credit shall be assumed by the Borrowers and deemed a Letter of Credit issued hereunder for account of the Borrowers for all purposes under this Agreement without need for any further action by the Borrowers or any other Person, and shall be subject to and governed by the terms and conditions of this Agreement. On the Second Amendment Effective Date, each Existing Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted to Letters of Credit issued pursuant to this Section 2.11 for the account of the Borrowers and subject to the provisions hereof.
2.12    [Reserved].
2.13    SOFR Option.
(a)    Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, the Borrowers shall have the option, subject to Section 2.13(b) below (the “SOFR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a Term SOFR Loan, or upon continuation of a Term SOFR Loan as a Term SOFR Loan) at a rate of interest based upon Term SOFR. Interest on Term SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three (3) months in duration, interest shall be payable at three (3) month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each
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applicable Interest Period, unless Borrowers have properly exercised the SOFR Option with respect thereto, the interest rate applicable to such Term SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, no Borrower shall have the option to request that any Revolving Loans bear interest at a rate based upon Term SOFR.
(b)    SOFR Election.
(i)    Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, and the Required Lenders have not elected pursuant to Section 2.13(a) to prohibit Term SOFR Loans, elect to exercise the SOFR Option by notifying Agent prior to 11:00 a.m. at least three (3) Business Days prior to the commencement of the proposed Interest Period (the “SOFR Deadline”). Notice of Borrowers’ election of the SOFR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a SOFR Notice received by Agent before the SOFR Deadline, or by electronic notice received by Agent before the SOFR Deadline (to be confirmed by delivery to Agent of a SOFR Notice received by Agent prior to 5:00 p.m. on the same day). Promptly upon its receipt of each such SOFR Notice, Agent shall provide a copy thereof to each of the affected Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrowers.
(ii)    In connection with each Term SOFR Loan, each Borrower of such Revolving Loan shall indemnify, defend, and hold Agent and the Lenders harmless against any actual loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any applicable Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any Term SOFR Loan on a date that is not the last day of the Interest Period or the date otherwise specified in any SOFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to the Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error. The Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of their receipt of such certificate. If a payment of any Term SOFR Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of the Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable Term SOFR Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any Term SOFR Loan and that, in the event that Agent does not defer such application, the Borrowers shall be obligated to pay any resulting Funding Losses.
(iii)    Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than twenty (20) Term SOFR Loans in effect at any given time. Borrowers may only exercise the SOFR Option for proposed Term SOFR Loans of at least $1,000,000 (and integral multiples of $500,000 in excess thereof).
(c)    Conversion. Borrowers may convert Term SOFR Loans to Base Rate Loans at any time; provided, that in the event that Term SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower of such Revolving Loans shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13(b)(ii).
(d)    Special Provisions Applicable to Term SOFR.
(i)    Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any Changes in Laws relating to Taxes, other than Indemnified Taxes, which shall be governed by Section 17, and Excluded Taxes) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Term SOFR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting Term SOFR and the method for determining the amount of such adjustment,
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or (B) repay the Term SOFR or Base Rate Loans determined with reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)).
(ii)    Illegality. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to Parent (through the Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Agent and the Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Agent shall, during the period of such suspension, compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, each Borrower shall also pay accrued interest on the amount so prepaid or converted.
(iii)    Inability to Determine Rates.
(A)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Agent determines in good faith (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.13(d)(iii)(B), and the circumstances under clause (i) of Section 2.13(d)(iii)(B) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Agent or the Required Lenders determine that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan, the Agent will promptly give written notice thereof to Parent and each Lender.
Thereafter, (w) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), (x) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, (y) any request for the conversion of Base Rate Loans to, or continuation of Base Rate Loans as, Term SOFR Loans shall be ineffective, and such Loans shall be continued as Base Rate Loans and (z) any request for a Term SOFR Loan shall be treated as a request for a Base Rate Loan, in each case until the Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.13(d)(iii)(A), until the Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) Parent (on behalf of the Borrowers) may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(B)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Agent determines (which determination shall be conclusive absent manifest error), or Parent or Required Lenders notify the Agent (with, in the case of the Required Lenders, a copy to Parent) that Parent or Required Lenders (as applicable) have determined, that:
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(i)    adequate and reasonable means do not exist for ascertaining Term SOFR for any Interest Period, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR for any Interest Period or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Agent that will continue to provide such Interest Periods of Term SOFR after such specific date (such date, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.13(d)(iii)(B)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Agent and the Parent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.13(d)(iii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Agent shall have posted such proposed amendment to all Lenders and the Parent unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders object to such amendment.
The Agent will promptly (in one or more notices) notify the Parent and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Agent shall post each such amendment implementing such Conforming Changes to the Parent and the Lenders reasonably promptly after such amendment becomes effective.
For purposes of this Section 2.13, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
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2.14    Capital Requirements.
(a)    If, after the date hereof, any Issuing Bank or any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by such Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Issuing Bank’s, such Lender’s, or such holding companies’ capital as a consequence of such Issuing Bank’s or such Lender’s commitments hereunder to a level below that which such Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Issuing Bank or such Lender to be material, then such Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, the Borrowers agree to pay such Issuing Bank or such Lender on demand the amount of such reduction or return of capital as and when such reduction is determined, payable within 30 days after presentation by such Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail such Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of such Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Issuing Bank’s or such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate an Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)    If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(m), or Section 2.13(d)(i) or amounts under Section 2.14(a) or sends a notice under Section 2.13(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Term SOFR Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable, or to enable the Borrowers to obtain Term SOFR Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Term SOFR Loans, may designate a different Issuing Bank or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.
(c)    Notwithstanding anything herein to the contrary, the protection of Sections 2.11(m), 2.13(d), and 2.14 shall be available to each Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither any Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.14 if it shall not at the time be the general policy or
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practice of such Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
2.15    Joint and Several Liability.
(a)    Each Borrower is accepting joint and several liability for the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and, with respect to Letters of Credit, their Subsidiaries, and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
(b)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)    If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.
(d)    The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.
(e)    Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability with respect to the other Borrowers, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.
(f)    Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
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(g)    The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers (to the extent provided in this Section 2.15) as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.
(h)    Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
(i)    Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, upon notice from the Agent, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).
2.16    Incremental Borrowings.
(a)    Increases of the Revolver Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice from the Parent to the Agent (whereupon the Agent shall promptly deliver a copy to each of the Lenders), request one or more incremental Tranche A Revolver Commitments (each an “Upsize Incremental Commitment” and all of them, collectively, the “Upsize Incremental Commitments” and any such loans thereunder, the “Upsize Incremental Loans”). Each tranche of Upsize Incremental Commitments shall be in an aggregate principal amount that is not less than $10,000,000; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence. Any such increase in Tranche A Revolver Commitments may increase the Letter of Credit Sublimit subject to the consent of the Agent and the applicable Issuing Bank; provided that any such increase in the Letter of Credit Sublimit shall be provided by an Issuing Bank reasonably acceptable to the Agent and the Parent and no Issuing Bank at the time shall have any obligation to provide such increase. Notwithstanding anything to the contrary herein, the aggregate principal amount of the Upsize Incremental Commitments shall not exceed (x) $750,000,000 after the Fourth Amendment Effective Date less the aggregate principal amount of all Foreign Subsidiary Incremental Commitments which have been provided pursuant to Section 2.16(c) plus (y) the amount by which the Tranche A Borrowing Base exceeds the Tranche A Revolver Commitments at such time; provided that the Borrowers shall be deemed to have used capacity under clause (x) before capacity under clause (y). The Upsize Incremental Loans (i) shall rank pari passu in right of payment and of security with the Loans and (ii) shall be implemented by way of increase of the Tranche A Revolver Commitments and, except as to arrangement, underwriting or similar fees, shall be on terms identical to the existing Tranche A Revolver Commitments, including the Applicable Margin and any other pricing matter related to the Tranche A Revolver Commitments; provided that the OID or up-front fees (if any) applicable to any Upsize Incremental Loans will be determined by the Borrowers and the Lenders and/or Additional Lenders providing such Upsize Incremental Commitments and Upsize Incremental Loans. As a condition precedent to such an increase, (i) no Default or Event of Default shall exist on the date of the effectiveness of any Incremental Amendment (or would
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exist after giving effect thereto), (ii) the representations and warranties contained in the Loan Documents shall be accurate in all material respects before and after the effectiveness of any Incremental Amendment referred to below; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (iii) all fees and expenses owing in respect of any such Incremental Amendment to the Agent and the Lenders and/or Additional Lenders providing the Upsize Incremental Commitments thereunder shall have been paid and (iv) the Borrowers shall have delivered all customary agreements, certificates, opinions and other customary documents reasonably requested by the Agent. No Lender shall have any obligation, express or implied, to offer to provide any Upsize Incremental Commitments.
(b)    Adjustment of Tranche A Revolving Loans for Increases of the Tranche A Revolver Commitment. Each Tranche A Revolving Lender that is acquiring an Upsize Incremental Commitment on the effective date of any Incremental Amendment shall (i) make a Tranche A Revolving Loan, the proceeds of which will be used to prepay the Tranche A Revolving Loans of the other Tranche A Revolving Lenders immediately prior to such effective date and (ii) automatically and without further act be deemed to have assumed a portion of the other Tranche A Revolving Lenders’ participations hereunder in outstanding Letters of Credit and Swing Loan reimbursement obligations, so that, after giving effect thereto, the Tranche A Revolving Loans and Letter of Credit and Swing Loan reimbursement obligations outstanding are held by the Tranche A Revolving Lenders pro rata based on their Tranche A Revolver Commitments after giving effect to such Incremental Amendment. If there is a new borrowing of Tranche A Revolving Loans on the effective date of any Upsize Incremental Amendment, the Tranche A Revolving Lenders after giving effect to such Incremental Amendment shall make such Tranche A Revolving Loans in accordance with Section 2.1.
(c)    Foreign Subsidiary Incremental Facilities. The Borrowers may at any time or from time to time after the Closing Date, by notice from the Parent to the Agent (whereupon the Agent shall promptly deliver a copy to each of the Lenders), request one or more additional asset-based revolving loan facilities be established hereunder (each a “Foreign Subsidiary Incremental Facility”, the commitments of the lenders thereunder, the “Foreign Subsidiary Incremental Commitment” any such loans thereunder, the “Foreign Subsidiary Incremental Loans”) and/or that any then-existing Foreign Subsidiary Incremental Commitments be increased, in each case, denominated in Dollars or another currency agreed to by the Agent and the Foreign Subsidiary Lenders providing such Foreign Subsidiary Incremental Facility and in a minimum amount of $25,000,000, or in increments of $10,000,000 in excess thereof; provided that, in each case, (i) the aggregate principal amount of Foreign Subsidiary Incremental Commitments established pursuant to this clause (c) shall not exceed $250,000,000; (ii) the borrowers of such Foreign Subsidiary Incremental Facilities (the “Foreign Subsidiary Borrowers”) shall be wholly-owned Subsidiaries of Parent that are organized under the laws of Canada, England & Wales, the Netherlands, Germany or such other jurisdiction as agreed to by the Agent and the Lenders providing such Foreign Subsidiary Incremental Loans (or, in each case, any state, province or territory thereof, as applicable) (provided that for the avoidance of doubt, such Foreign Subsidiary Borrower shall not be required to become a Guarantor with respect to any Loan); (iii) the borrowing base established for any such Foreign Subsidiary Incremental Facility (including the definitions and components thereof) will be reasonably acceptable to the Agent; (iv) the Agent and Foreign Subsidiary Lenders providing such Foreign Subsidiary Incremental Facility will have received on or prior to the effectiveness of such Foreign Subsidiary Incremental Facility customary field examinations and appraisals, in form and substance reasonably satisfactory to the Agent and such Foreign Subsidiary Lenders, of the Foreign Subsidiary Borrowers’ assets that will be included in the borrowing base for such Foreign Subsidiary Incremental Facility; (v) the advance rates with respect to the collateral of the Foreign Subsidiary Borrowers (the “Foreign Subsidiary Collateral”) under any such Foreign Subsidiary Incremental Facility shall be no higher than the advance rates applicable to the Tranche A Revolving Loans; (vi) the Foreign Subsidiary Lenders that provide such Foreign Subsidiary Incremental Facility shall benefit from a first-priority perfected security interest in the Foreign Subsidiary Collateral for such Foreign Subsidiary Incremental Facility pursuant to documentation reasonably satisfactory to the Agent; it being agreed that no Lender (other than a Foreign Subsidiary Lender in its capacity as such) will benefit from any security interest in the Foreign Subsidiary Collateral; (vii) any such Foreign Subsidiary Incremental Facility (x) may benefit from a guaranty from the Borrowers and the Guarantors which guaranty may be secured by the Collateral on a junior basis to the Liens securing the Obligations of the Lender Group (other than any Foreign Subsidiary Lender) or (y) to the extent requested by the Borrowers or the Agent, such Foreign Subsidiary Incremental Facility may benefit from a guaranty from the Borrower and the Guarantors which guaranty may be secured by the Collateral on a pari passu basis with the Liens securing the Obligations of the Lender Group and, in the event such Foreign Subsidiary Incremental Facility is secured on a pari passu basis with the Liens securing the Obligations of the Lender Group, (A) each Lender (including each Foreign Subsidiary Lender) shall enter into a customary loss sharing agreement in form and substance reasonably acceptable to the Agent and the
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Supermajority Lenders or (B) the post-enforcement “waterfall” under Section 2.4(b)(iv) shall be amended such that the proceeds of the Collateral of the Loan Parties organized in the United States (or any state or territory thereof) are applied to the Foreign Subsidiary Borrower’s Obligations only after the other Obligations have been paid in full; (viii) the maturity date of any such Foreign Subsidiary Incremental Facility will be the Maturity Date; (ix) each Foreign Subsidiary Borrower shall have appointed a process agent that is a Person incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia; (x) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such establishment or increase in Foreign Subsidiary Incremental Facilities, as applicable; (xi) the representations and warranties contained in the Loan Documents shall be accurate in all material respects (or in all respects with respect to any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language) before and after such establishment or increase in Foreign Subsidiary Incremental Facilities, as applicable; (xii) prior to the date of such establishment or increase, each Lender shall have received written notice from Agent of the aggregate principal amount of such requested Foreign Subsidiary Incremental Facility or increase thereto, as applicable; (xiii) notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (a) the Obligations of the Foreign Subsidiary Borrowers under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Loan Party organized in the United States including, without limitation, the Parent, and shall be expressly limited to the Obligations of each applicable Foreign Subsidiary Borrower, (b) the liability of any Foreign Subsidiary Borrower for the payment and performance of its covenants, representations and warranties or obligations (payment or otherwise) set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of the Parent and any other Loan Party organized in the United States, and (c) the Foreign Subsidiary Collateral, or any other credit support provided by the Foreign Subsidiary Borrowers, shall not secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the Obligations of the Parent and any other Loan Party organized in the United States; and (xiv) the Borrowers shall, and shall cause their applicable Subsidiaries (including any applicable Foreign Subsidiary Borrowers) to, execute and deliver such documents, opinions, certificates, instruments or information (including any “know your customer” information and any Beneficial Ownership Regulation information reasonably requested by the Agent or any Lender (through the Agent)) and take such other actions as may be reasonably requested by Agent in connection with such establishment or increase, as applicable. Any request under this Section 2.16(c) shall be submitted by the Borrowers to Agent (and Agent shall forward copies to the Lenders), specify the proposed effective date and the amount of each such requested Foreign Subsidiary Incremental Facility or increase thereto, as applicable, and be accompanied by an officer’s certificate of the Borrowers stating that (x) no Default or Event of Default exists or will occur as a result of such establishment or increase(s), as applicable and (y) the representations and warranties contained in the Loan Documents are accurate in all material respects (or in all respects with respect to any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language) before and after the such establishment or increase(s), as applicable. The Borrowers may also specify any fees offered to those Lenders and/or Additional Lenders (the “Foreign Subsidiary Lenders”) that agree to provide such Foreign Subsidiary Incremental Facilities or increases thereto, as applicable, which fees may be variable based upon the amount by which any such Foreign Subsidiary Lender is willing to increase the principal amount of its Foreign Subsidiary Incremental Commitments and/or provide a new Foreign Subsidiary Incremental Facility, as applicable. No Lender shall have any obligation, express or implied, to offer to provide any Foreign Subsidiary Incremental Facility or to increase its existing Foreign Subsidiary Incremental Commitments.
(d)    Incremental Amendments. Each notice from the Parent pursuant to Section 2.16(a) or (c) shall set forth the requested amount and proposed terms of the relevant Incremental Commitments and Incremental Loans. Incremental Commitments and Incremental Loans may be made by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Commitment or Incremental Loan) or by any Additional Lender that is an Eligible Transferee reasonably acceptable to the Agent and, in the case of any Upsize Incremental Commitments, each Issuing Bank (each such consent not to be unreasonably withheld, delayed or conditioned). Incremental Commitments shall become effective under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Incremental Commitment, if any, each Additional Lender, if any, the Agent and, if applicable, the Issuing Bank. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent, to effect the provisions of this Section 2.16. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Loan, the Borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.3. The Borrowers shall use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
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This Section 2.16 shall supersede any provisions in Section 14.1 to the contrary.
2.17    Tranche B Exchange Offer.
(a)    Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.17, the Borrowers may at any time and from time to time (but no more than twice during the term of this Agreement) when no Default or Event of Default then exists or would result immediately after giving effect thereto request that Revolver Commitments, together with any related outstandings, be converted into a Tranche B Facility in an aggregate amount to be agreed between the Borrowers and the Agent not to exceed $225,000,000 at any time outstanding or available (a “Tranche B Exchange”). In order to establish any Tranche B Facility, the Borrowers shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders) (a “Tranche B Exchange Offer”) setting forth the proposed terms of the Tranche B Revolver Commitments to be established, which shall (x) be identical as offered to each Lender (including as to fees payable, if any) and (y) be on the terms set forth herein relating to the Tranche B Facility and such other terms (including pricing and fees) as may be agreed by Agent and the Borrowers.
(b)    The Borrowers shall provide the Tranche B Exchange Offer at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17. No Lender shall have any obligation to agree to participate in any Tranche B Exchange Offer. Any Lender wishing to participate in the Tranche B Exchange Offer shall notify the Agent on or prior to the date specified in such Tranche B Exchange Offer of the amount of its existing Tranche A Revolver Commitments which it requests be converted into Tranche B Revolver Commitments. Any Lender that does not respond to the Tranche B Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such Tranche B Exchange Offer. In the event that the aggregate principal amount of existing Tranche A Revolver Commitments of Lenders accepting such Tranche B Exchange Offer exceeds the amount of Tranche B Revolver Commitments requested, existing Tranche A Revolver Commitments shall be converted to Tranche B Revolver Commitments on a pro rata basis based on the aggregate principal amount of Tranche A Revolving Loans included in each such Tranche B Exchange Offer.
(c)    Tranche B Revolver Commitments shall be established pursuant to an amendment to this Agreement (a “Tranche B Exchange Offer Amendment”) among the Borrowers, Agent and each Tranche B Revolving Lender providing Tranche B Revolver Commitments thereunder which shall be consistent with the provisions set forth in Section 2.17(a) above (but which shall not require the consent of any other Lender). Such Tranche B Exchange Offer Amendment shall include the pricing and fees applicable to such Tranche B Revolver Commitments and such changes as the Agent and the Borrowers shall deem necessary or desirable to clarify the administration of the Tranche B Facility and the Tranche B Borrowing Base hereunder in a manner consistent with this Agreement, including to amend the definition of Line Cap herein to include the aggregate amount of the Tranche A Borrowing Base and the Tranche B Borrowing Base, to amend the definition of Excess Availability herein to include the Tranche B Borrowing Base in the calculation of Excess Availability, to calculate an aggregate Borrowing Base where appropriate and any related changes. The Agent shall promptly notify each Lender as to the effectiveness of such Tranche B Exchange Offer Amendment. Upon the effectiveness of such Tranche B Exchange Offer Amendment, the establishment of any Tranche B Revolver Commitments shall result in a permanent Dollar-for-Dollar decrease in the Tranche A Revolver Commitments. If amounts are outstanding under the Tranche A Facility at the time of establishment of a Tranche B Facility, such amounts up to the Tranche B Line Cap shall be deemed outstanding under the newly-established Tranche B Facility, and only the excess over the applicable Tranche B Line Cap shall be deemed thereafter outstanding under the Tranche A Facility. The Lenders under the Tranche A Facility and Tranche B Facility will be required to make such payments and reallocations to one another as the Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any Tranche B Exchange Offer Amendment.
(d)    With respect to any Tranche B Exchange consummated by the Borrowers pursuant to this Section 2.17, such exchange shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement or an incremental borrowing. The Agent and the Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.17 and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.17; provided that such consent shall not be deemed to be an acceptance of the Tranche B Exchange Offer. Notwithstanding anything to the contrary in this Agreement, no Tranche B Exchange shall be consummated if a Default or Event of Default exists or would result immediately after giving effect thereto.
This Section 2.17 shall supersede any provisions in Section 14.1 (other than clauses (a)(xi) and (c) thereof) to the contrary.
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2.18    Tranche A Exchange Offer.
(a)    Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.18, the Borrowers may at any time and from time to time (but no more than twice during the term of this Agreement) when no Default or Event of Default then exists request or would result immediately after giving effect thereto that up to the full amount of the Tranche B Revolver Commitments, together with any related outstandings, be converted into Tranche A Revolver Commitments (a “Tranche A Exchange”); provided that after giving effect to any such Tranche A Exchange, the aggregate amount of the Tranche A Revolver Usage then outstanding would not exceed the Tranche A Line Cap. In order to effect the Tranche A Exchange, the Borrowers shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders) (a “Tranche A Exchange Offer”).
(b)    The Borrowers shall provide the Tranche A Exchange Offer at least ten (10) Business Days prior to the date on which Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No Lender shall have any obligation to agree to participate in any Tranche A Exchange Offer. Any Lender wishing to participate in the Tranche A Exchange Offer shall notify the Agent on or prior to the date specified in such Tranche A Exchange Offer of the amount of its existing Tranche B Revolver Commitments which it requests be converted into Tranche A Revolver Commitments. Any Lender that does not respond to the Tranche A Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such Tranche A Exchange Offer. In the event that the aggregate principal amount of existing Tranche B Revolver Commitments of Lenders accepting such Tranche A Exchange Offer exceeds the amount of Tranche A Revolver Commitments requested, existing Tranche B Revolver Commitments shall be converted to Tranche A Revolver Commitments on a pro rata basis based on the aggregate principal amount of Tranche B Revolving Loans included in each such Tranche A Exchange Offer.
(c)    Any such Tranche A Exchange shall be established pursuant to an amendment to this Agreement among the Borrowers, Agent and each Tranche B Revolving Lender participating in the Tranche A Exchange which shall be consistent with the provisions set forth in Section 2.18(a) above (but which shall not require the consent of any other Lender). Such amendment shall include such changes as the Agent and the Borrowers shall deem necessary or desirable to clarify the administration of the Tranche A Facility or the Tranche B Facility and the Tranche A Borrowing Base or the Tranche B Borrowing Base hereunder in a manner consistent with this Agreement. The Agent shall promptly notify each Lender as to the effectiveness of such amendment. Upon the effectiveness of such amendment, the Tranche A Exchange shall result in a permanent Dollar-for-Dollar decrease in the Tranche B Revolver Commitments. If amounts are outstanding under the Tranche B Facility at the time of the Tranche A Exchange, such amounts up to the applicable Tranche A Line Cap shall be deemed outstanding under the Tranche A Facility. The Lenders under the Tranche A Facility and Tranche B Facility will be required to make such payments and reallocations to one another as the Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any amendment instituting the Tranche A Exchange.
(d)    With respect to any Tranche A Exchange consummated by the Borrowers pursuant to this Section 2.18, such exchange shall not constitute voluntary or mandatory payments or prepayments or an incremental borrowing for purposes of this Agreement. The Agent and the Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.18 and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.18, provided that such consent shall not be deemed to be an acceptance of the Tranche A Exchange Offer. Notwithstanding anything to the contrary in this Agreement, no Tranche A Exchange shall be consummated if a Default or Event of Default exists or would result after giving effect thereto.
This Section 2.18 shall supersede any provisions in Section 14.1 (other than clauses (a)(xi) and (c) thereof) to the contrary.
3.     CONDITIONS; TERM OF AGREEMENT.
3.1    Conditions Precedent to the Closing Date. The effectiveness of this Agreement and the obligation of each Lender to make the initial extensions of credit on the Closing Date as provided for under this Agreement is subject to the fulfillment, to the satisfaction (or waiver) of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the delivery of a Lender’s signature page to this Agreement being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
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3.2    Conditions Precedent to Extensions of Credit on the Stelco Acquisition Closing Date. The obligation of each Lender to make extensions of credit to finance the Stelco Acquisition on the Stelco Acquisition Closing Date is subject to the satisfaction (or waiver) of only the conditions precedent set forth on Schedule 3.2 and the delivery of a borrowing request. For the avoidance of doubt, the extensions of credit to finance the Stelco Acquisition on the Stelco Acquisition Closing Date shall not be subject to the conditions precedent set forth in Section 3.3.
~~3.2    [Reserved].~~
3.3    Conditions Precedent to all Extensions of Credit. ~~The~~Except as set forth in Section 3.2, the obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time after the Closing Date shall be subject to the following conditions precedent:
(a)    the representations and warranties of Parent and its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)    no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall immediately result from the making thereof;
(c)    after giving effect to any extension of credit, (i) in the case of Tranche A Revolving Loans, the Tranche A Revolver Usage shall not exceed the Tranche A Line Cap and (ii) in the case of Tranche B Revolving Loans, the Tranche B Revolver Usage shall not exceed the Tranche B Line Cap; and
(d)    such extension of credit shall not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Indebtedness and the Borrower shall be deemed to represent and warrant that such extension of credit is permitted under all Material Indebtedness.
Each request for an extension of credit submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 3.3 have been satisfied on and as of the date of the applicable credit extension.
3.4    Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date.
3.5    Effect of Maturity.
(a)    On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and the Borrowers shall be required to repay all of the Obligations in full.
(b)    No termination of the obligations of any member of the Lender Group (other than payment in full of the Obligations and termination of the Revolver Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document. Except as otherwise set forth herein or in the other Loan Documents, Agent’s Liens in the Collateral securing the Obligations shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Revolver Commitments have been terminated, at which time Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s or such Lender’s, as applicable, Liens in the Collateral securing the Obligations.
3.6    Early Termination by Borrowers. Borrowers have the option, at any time upon five (5) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder by repaying to Agent all of the Obligations in full. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness or other
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transactions if the closing for such issuance or incurrence or other transaction does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
3.7    Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (unless such date is extended, in writing (including via electronic transmission), by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), of the conditions subsequent set forth on Schedule 3.7 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).
4.     REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement and to make credit extensions from time to time, each Borrower makes the following representations and warranties to the Lender Group and such representations and warranties shall survive the execution and delivery of this Agreement:
4.1    Due Organization and Qualification; Subsidiaries.
(a)    Each Loan Party (i) is duly organized or incorporated and existing and in good standing (where applicable) under the laws of the jurisdiction of its organization or incorporation, (ii) is qualified to do business in any state where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite corporate or other organizational power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)    Set forth on Schedule 4.1(b) is a complete and accurate description, as of the Closing Date, of the authorized Equity Interests of each Borrower (other than Parent), by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. No Borrower (other than Parent) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
(c)    Set forth on Schedule 4.1(c), is, as of the Closing Date, a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) in the case of direct subsidiaries, the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable (to the extent such concept is applicable).
(d)    Except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.
4.2    Due Authorization; No Conflict.
(a)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action on the part of such Loan Party.
(b)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted
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Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than (x) consents or approvals that have been obtained and that are still in force and effect or (y) except, in the case of a Material Contract, for consents or approvals, the failure to obtain would not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
4.3    Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, and (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation.
4.4    Binding Obligations; Perfected Liens.
(a)    Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)    Subject to Section 3.7, Section 5.11, Section 5.12 and Section 5.16, Agent’s Liens in the Collateral (other than, for the avoidance of doubt, Excluded Property) are validly created and perfected, upon the filing of financing statements, the filing of as-extracted filings, the recordation of the intellectual property security agreements and the execution of Control Agreements, in each case, in the appropriate filing offices, and, in the case of ABL Priority Collateral, first priority Liens, subject only to Permitted Liens.
4.5    Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets that are material or necessary for the conduct of their business, taken as a whole, and reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereunder. All of such assets are free and clear of Liens except for Permitted Liens.
4.6    Litigation. Except as set forth on Schedule 4.6, there are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. Since the Closing Date, there has been no change in the status of the actions, suits or proceedings set forth on Schedule 4.6 that, either individually or in the aggregate, has resulted in, or would reasonably be expected to materially increase the likelihood of, a Material Adverse Effect.
4.7    Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
4.8    Financial Statements; No Material Adverse Effect. The audited financial statements relating to the Parent and its Subsidiaries as of December 31, 2016, December 31 2017, December 31, 2018 and December 31, 2019 that have been delivered by the Parent to Agent have been prepared in all material respects in accordance with GAAP and present fairly in all material respects, the Parent’s and its Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2022, no event, circumstance, or change has occurred that has or would reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.
4.9    Solvency.
(a)     Each Borrower, individually, is Solvent and the Parent and its Subsidiaries, taken as a whole, are Solvent.
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(b)    No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.
4.10    Employee Benefits.
(a)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Loan Party, each of its Subsidiaries and each of their ERISA Affiliates has complied with ERISA, the IRC and all applicable laws regarding each Employee Benefit Plan; (ii) each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan; (iii) no liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or its Subsidiaries or the ERISA Affiliates has been incurred or is reasonably expected by any Loan Party or its Subsidiaries or the ERISA Affiliates to be incurred with respect to any Pension Plan; (iv) no Notification Event exists or has occurred in the past six (6) years; and (v) there exists no Unfunded Pension Liability with respect to any Pension Plans.
(b)    With respect to any scheme or arrangement mandated by a government other than the United States and with respect to each employee benefit plan maintained or contributed to by any Loan Party that is not subject to United States laws (such schemes, arrangements and employee benefit plans, collectively, “Foreign Plans”, excluding, for greater certainty, the Main Pension Plans), none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities, (iii) non-compliance with any obligation of any Loan Party or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any such Foreign Plan, (iv) any Lien on the property of any Loan Party or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding such a Foreign Plan, (v) for each such Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities) or (vi) any pending or threatened disputes that, to the knowledge of the Loan Party or any of its Subsidiaries, would reasonably be expected to result in liability to any Loan Party or any Subsidiaries.
(c)    Each Borrower represents and warrants as of the Closing Date that such Borrower is not and will not be using Plan Assets of one or more Plans in connection with the Loans, the Letters of Credit or the Revolver Commitments.
4.11    Environmental Condition. Except as set forth on Schedule 4.11 or for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (a) to each Borrower’s knowledge and except for Historical Contamination, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (b) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets have ever been listed on the National Priorities List, CERCLIS or any similar state or local list of Hazardous Materials disposal sites pursuant to any Environmental Law, and (c) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any Environmental Liability or to any outstanding written order, consent decree, negotiated agreements or settlement agreement with any Person relating to any violation of Environmental Law or Environmental Liability.
4.12    Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information
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was provided. The Projections delivered to Agent on December 3, 2019 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable by the Parent at the time made and at the time so furnished (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).
4.13    Sanctions, PATRIOT Act, and FCPA. To the extent applicable, each Loan Party and each Subsidiary of a Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) (the “Patriot Act”), and (c) anti-corruption laws applicable to such Loan Party or such Subsidiary, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”).
4.14    [Reserved.]
4.15    Payment of Taxes. Except as otherwise permitted under Section 5.5, all Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, except, in each case, (x) to the extent such Taxes or assessments are being contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings, and provided adequate provisions in accordance with GAAP has been made therefor, or (y) where the failure to file or pay would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Loan Party knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries, except for any tax assessment that would not reasonably be expected to have a Material Adverse Effect.
4.16    Margin Stock. No Loan Party or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
4.17    Governmental Regulation. No Loan Party or any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party or any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18    OFAC. No Loan Party or any of its Subsidiaries is in violation in any material respect of any of the country or list based economic and trade sanctions administered and enforced by OFAC or any other Sanctions. No Loan Party nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director, officer, employee, agent, or affiliate of any Loan Party or their Subsidiaries, (a) is, or is owned or controlled by Persons that are, Sanctioned Persons or Sanctioned Entities, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.
4.19    Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party or Subsidiary, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries or (c) to the knowledge of any Loan Party or its Subsidiaries, no union representation question existing with respect to
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the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries, in each case in clause (a) through (c) above, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied and which would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of any Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.20    [Reserved.]
4.21    [Reserved.]
4.22    Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in the most recent Borrowing Base Certificate submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
4.23    Eligible Inventory and Eligible Equipment. As to each item of Inventory that is identified by Borrowers as Eligible Inventory in the most recent Borrowing Base Certificate submitted to Agent and as to each item of Equipment that is identified by Borrowers as Eligible Equipment in the most recent Borrowing Base Certificate submitted to Agent, such Inventory or Equipment (as the case may be) is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory or Eligible Equipment (as the case may be).
4.24    Material Contracts. Except for matters which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to each Borrower’s knowledge, each other Person that is a party thereto in accordance with its terms, and (b) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.
4.25    Inventory and Equipment Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality and quantity of its Inventory and Equipment and the book value thereof, in each case, consistent with past practice, except with respect to Inventory, which shall be determined on a “first-in, first-out” basis.
4.26    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.     AFFIRMATIVE COVENANTS.
Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations:
5.1    Financial Statements, Reports, Certificates. Borrowers (i) will deliver to Agent (with copies to any Lender, if so requested by such Lender) each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (ii) [reserved], (iii) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP in all material respects, and (iv) agree that they will, and will cause each other Loan Party to, (A) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (B) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent. The requirements of this Section 5.1 may be satisfied by notice to the Agent that such documents required to be delivered pursuant to this Section 5.1 (to the extent included on Form 10-K or Form 10-Q) have been filed with the SEC.
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5.2    Reporting. Borrowers (a) will deliver to Agent (with copies to any Lender, if so requested by such Lender) each of the reports set forth on Schedule 5.2 at the times specified therein (including weekly reporting of the Borrowing Base during an Increased Borrowing Base Reporting Period, as more fully set forth in Schedule 5.2), and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 5.2. All calculations of Availability in any Borrowing Base Certificate shall be made by the Parent and certified by a financial officer of the Parent; provided that the Agent may from time to time review and adjust any such calculation in consultation with the Parent to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves. Notwithstanding any term of this Agreement or any other Loan Document to the contrary, in connection with the release of any Loan Party in accordance with the terms of the Loan Documents or in the event that any Loan Party disposes of assets (whether pursuant to any sale, lease, license, assignment, transfer, disposition, Investment, Restricted Payment or other transaction permitted hereunder) in connection with a transaction or series of related transactions, in each case, resulting in a disposition or exclusion and/or removal of assets that consist of ABL Priority Collateral that are of a type included in the Borrowing Base in excess of $100,000,000, then prior to the consummation of any such transaction or series of related transactions, Borrower shall deliver to Agent an updated Borrowing Base Certificate reflecting the consummation of such transactions or series of transactions on a pro forma basis and demonstrating that no Overadvance shall result from the consummation of any such transaction or series of related transactions.
5.3    Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s (a) valid existence and good standing (where applicable) in its jurisdiction of organization or incorporation except with respect to any Subsidiary that is not a Loan Party, as would not reasonably be expected to result in a Material Adverse Effect and, (b) except as would not reasonably be expected to result in a Material Adverse Effect, good standing (where applicable) with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.4    Maintenance of Properties. Except as otherwise permitted under Section 6.3 or Section 6.4 or the shutdown, winding down, idling, placing on care and maintenance or other similar transaction related to a mine, plant or facility, the Loan Parties and their Subsidiaries, taken as a whole, will maintain and preserve its assets that are necessary and material for its business, taken as a whole, in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.
5.5    Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except (i) to the extent that the validity of such governmental assessment or Tax is the subject of a Permitted Protest or (ii) to the extent such failure to pay would not reasonably be expected to result in a Material Adverse Effect.
5.6    Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, at Loan Parties’ expense, maintain insurance respecting each Loan Party and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. All property insurance policies covering the Collateral are subject to the Intercreditor Agreement, to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) or additional insured, as applicable, endorsements (it being understood that Agent shall not be named an additional insured with respect to liability insurance) in favor of Agent and shall provide for not less than 30 days (ten (10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation or such other terms reasonably acceptable to the Agent in its Permitted Discretion. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Loan Parties’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, Agent shall have the right to elect to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that
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may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
5.7    Inspection.
(a)    Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with its Responsible Officers, at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, provided that the Loan Parties shall only be obligated to reimburse Agent for one (1) inspection and visit in any fiscal year so long as no Event of Default has occurred and is continuing.
(b)    Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals and valuations, with expenses for such field examinations, appraisals and valuations being subject to Section 2.10(c), at such reasonable times and intervals as Agent may designate in its Permitted Discretion and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours. So long as no Event of Default has occurred and is continuing, Agent agrees to provide Borrowers with a copy of the report for any inventory or equipment appraisal upon request by Borrowers so long as (i) such report exists, (ii) the third person employed by Agent to perform such valuation consents to such disclosure, and (iii) Borrowers execute and deliver to Agent a non-reliance letter reasonably satisfactory to Agent.
5.8    Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, (a) comply with the requirements of all applicable laws, rules, regulations (including OFAC and anti-corruption laws applicable to such Borrower or such Subsidiary, including FCPA), and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed, in each case, in their reasonable business judgment, to ensure compliance by each Borrower and its Subsidiaries and their respective directors, officers, employees and agents with OFAC, FCPA, other applicable anti-corruption laws, other applicable anti-money laundering laws and other laws applicable to Sanctioned Persons.
5.9    Environmental. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of its Subsidiaries to:
(a)    comply with Environmental Laws; and
(b)    except with respect to Historical Contamination, take any Remedial Action required to abate any release of ~~which any Borrower has knowledge of~~ a Hazardous Material in violation of any Environmental Law of which any Borrower has knowledge from or onto property owned or operated by any Borrower or its Subsidiaries or resulting from the business of any Borrower or any of its Subsidiaries, to the extent required by applicable Environmental Law.
5.10    [Reserved.]
5.11    Formation of Subsidiaries. (A) Each Borrower will, at the time that any Loan Party forms any direct or indirect Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or acquires any direct or indirect Subsidiary after the Closing Date (other than any such Subsidiary that is an Excluded Subsidiary), within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) and (B) each Borrower may, in its sole discretion, with respect to any Subsidiary that is an Excluded Subsidiary solely due to its status as an Immaterial Subsidiary, (a) cause such Subsidiary to provide to Agent a joinder to the Guaranty and Security Agreement, together with such other security agreements and any applicable Additional Documents (as defined below)), as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (excluding any Excluded Property), in each case consistent with the Loan Documents executed on the Closing Date), (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary to the extent not constituting Excluded Property in form and substance reasonably satisfactory to Agent, provided, that, for the
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avoidance of doubt, not more than 65% of the total outstanding voting Equity Interest of any first tier Subsidiary of a Loan Party that is a CFC or a FSHCO (but none of the Equity Interest of any Subsidiary of such CFC or FSHCO) shall be required to be pledged, (c) if such new Subsidiary is to be a Borrower, cause such new Subsidiary to provide the documentation set forth in Section 2.2(a), and (d) if requested by the Agent, provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its Permitted Discretion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document. Notwithstanding the foregoing, Section 5.12 below or anything contained herein or in any other Loan Document to the contrary, it is understood and agreed that to the extent that the Fixed Asset Priority Collateral Agent is satisfied with or agrees to any deliveries in respect of any asset or property (other than ABL Priority Collateral), Agent shall be deemed to be satisfied with such deliveries to the extent substantially the same as those delivered to the Fixed Asset Priority Collateral Agent and the Loan Parties shall not be required to deliver any Additional Documents with respect thereto. So long as the Intercreditor Agreement is in effect, a Loan Party may satisfy its obligations hereunder and under the other Loan Documents to deliver Collateral that constitutes Fixed Asset Priority Collateral to Agent by delivering such Collateral that constitutes Fixed Asset Priority Collateral to the Fixed Asset Priority Collateral Agent or its agent, designee or bailee.
5.12    Further Assurances. Each Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, subject to the terms of the Intercreditor Agreement and Section 5.11 and Section 18, execute or deliver to Agent any and all financing statements, security agreements, as-extracted collateral filings, pledges, assignments, opinions of counsel and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue to perfect Agent’s Liens in all Collateral of each Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible in each case, to the extent not constituting Excluded Property) to the extent not constituting Excluded Property. Each of the parties hereto hereby agree that the Collateral shall not include any real property or interest therein (other than as-extracted collateral interests) and to the extent any Liens, mortgages or other filings have been made with respect thereto, each Lender hereby authorizes the Agent to take such actions and make such filings as necessary or advisable to release or terminate any such Lien, mortgage or other filing (it being understood that all as-extracted collateral filings will remain in place). Other than as contemplated by Section 2.16(c), no action in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest in favor of the Agent.
5.13    Lender Meetings. Parent will, within 90 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the Projections presented for the current fiscal year of Parent.
5.14    [Reserved].
5.15    Compliance with ERISA and the IRC. Each Borrower will, and will cause each of its Subsidiaries to, comply with the provisions of ERISA and the IRC applicable to employee benefit plans as defined in Section 3(3) of ERISA and the laws applicable to any Foreign Plan, except to the extent any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5.16    Cash Management.
(a)    Accounts.
(i)    Schedule 5.16 sets forth all Deposit Accounts and securities accounts, including all lockbox accounts and Dominion Accounts maintained by the Loan Parties, as of the Closing Date.
(ii)    Within 90 days after the Closing Date or after the acquisition or establishment of a lockbox, Deposit Account or securities account (or, in each case, such longer period as the Agent may agree in its sole discretion), each Loan Party shall take all actions necessary to obtain a Control Agreement from each applicable lockbox servicer or depository bank over each Deposit Account and securities account set forth on Schedule 5.16 (other than Excluded Accounts), establishing Agent’s control (within the meaning of the Code) and Lien in each such Deposit Account and securities account, which may only be exercised by Agent during any Cash Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox, Deposit Account or and securities account to a Dominion Account designated by Agent, and waiving offset rights of such servicer or bank, except for customary administrative
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charges; provided that if such Control Agreements with respect to all such Deposit Accounts and securities account maintained as of the Closing Date that are not obtained within 90 days after the Closing Date (or such longer period that the Agent may agree in its sole discretion), each Loan Party shall immediately transfer all funds in such Deposit Accounts and securities account to a Blocked Account subject to a Control Agreement. Each Loan Party shall be the sole account holder of each Deposit Account and securities account and shall not allow any other Person (other than the Agent and the applicable depositary bank) to have control over any such Deposit Account and securities account (other than Excluded Accounts) or any deposits therein. Each Loan Party shall promptly notify the Agent of any opening or closing of a Deposit Account or securities account (other than an Excluded Account) and, subject to compliance with this clause (ii), shall not open any Deposit Account, lockbox or securities account (other than an Excluded Account) unless such Deposit Account, lockbox or securities account is a Blocked Account.
(iii)    If a Blocked Account is not maintained with Bank of America, Agent may, during any Cash Dominion Trigger Period, require immediate and daily transfer of all funds in such account to a Blocked Account maintained with Bank of America or to a Dominion Account.
(b)    [Reserved].
(c)    Proceeds of Collateral. Within 90 days after the Closing Date (or such longer period as the Agent may agree in its sole discretion), each Loan Party shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to ABL Priority Collateral are made directly to a Blocked Account (or a lockbox relating to a Blocked Account). If any Loan Party receives cash or payment items with respect to any ABL Priority Collateral, it shall hold same in trust for Agent and promptly (not later than three (3) Business Days thereafter) deposit same into a Blocked Account.
6    NEGATIVE COVENANTS.
Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations:
6.1    Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.2    Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.3    Restrictions on Fundamental Changes. Each Borrower will not, and will not permit any of its Subsidiaries to,
(a)    other than in order to consummate a Permitted Acquisition, Permitted Investment or Permitted Disposition, enter into any merger, consolidation, or amalgamation, except for (i) any merger, consolidation or amalgamation between Loan Parties, provided, that (x) if such transaction involves a Borrower, a Borrower must be the surviving entity of any such transaction; provided that if a U.S. Borrower shall merge, consolidate or amalgamate with a Foreign Subsidiary Borrower, such U.S. Borrower shall be the surviving Borrower, (y) Parent must be the surviving entity of any such transaction to which it is a party and (z) in the case of any transaction involving a Loan Party, a Loan Party must be the surviving entity of such transaction, (ii) any merger, consolidation or amalgamation among a Loan Party and a Subsidiary that is not a Loan Party so long a Loan Party is the surviving entity of any such transaction or such surviving Subsidiary becomes a Loan Party concurrently with such merger, consolidation or amalgamation, and (iii) any merger, consolidation or amalgamation among Subsidiaries (that are not a Loan Party) of any Borrower; or
(b)    liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation, winding up or dissolution of any Subsidiary (other than a Loan Party) so long as such dissolution, winding up or liquidation, as applicable, would not reasonably be expected to have a Material Adverse Effect or (ii) the liquidation or dissolution of a Loan Party (other than Parent) so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party are transferred to a Loan Party that is not liquidating or dissolving.
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6.4    Disposal of Assets. Other than Permitted Dispositions, each Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets.
6.5    Nature of Business. Each Borrower will not, and will not permit any of its Subsidiaries to change in any material respect the general nature of their business, taken as a whole, from the general nature of the business as of the Closing Date; provided, that the foregoing shall not prevent any Borrower and its Subsidiaries from (i) engaging in any business that is reasonably related, complementary or ancillary thereto or (ii) disposing of any business pursuant to a Permitted Disposition.
6.6    Prepayments and Amendments. Each Borrower will not, and will not permit any of its Subsidiaries to:
(a)    except in connection with the Transactions or any Refinancing Indebtedness permitted by Section 6.1,
(i)    optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Subsidiaries consisting of Indebtedness permitted under clauses (f), (p), (q), (t), (u), (v), (z) or (aa) of the definition of Permitted Indebtedness, or any other Indebtedness with an outstanding amount greater than $25,000,000 that is secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Obligations, in all such cases, prior to the maturity date applicable to such Indebtedness, except (A) any prepayment, redemption, defeasance, purchase or other acquisition with Qualified Equity Interests so long as at the time of such prepayment, redemption, defeasance, purchase or other acquisition no Default or Event of Default has occurred and is continuing or would result therefrom, (B) any prepayment, redemption, defeasance, purchase or other acquisition with the net cash proceeds of an issuance of Qualified Equity Interests within 60 days of such issuance (or such later date as agreed to by the Agent in its sole discretion)) so long as (1) at the time of such prepayment, redemption, defeasance, purchase or other acquisition no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the net cash proceeds of such issuance of Qualified Equity Interests are maintained in a segregated Deposit Account subject to the “control” of the Agent until the earlier of (a) application toward such prepayment, redemption, defeasance, purchase or other acquisition and (b) the date that is 60 days after such issuance, and (C) any prepayment, redemption, defeasance, purchase or other acquisition so long as, at the time of such prepayment, redemption, defeasance, purchase or other acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom and either (1) the Payment Conditions are satisfied at such time or (2) for each of the 30 consecutive days immediately preceding such prepayment, redemption, defeasance, purchase or other acquisition, and both before and after giving effect to such prepayment, redemption, defeasance, purchase or other acquisition, (x) no Loans are outstanding and (y) Liquidity is at least $500,000,000; provided, further that the foregoing conditions under this clause (C) shall not be required to be satisfied with respect to prepayments, redemptions, defeasances, purchases or other acquisitions of any such Indebtedness in an aggregate principal amount (for all such prepayments, redemptions, defeasances, purchases or other acquisitions) of up to the greater of (x) $200,000,000 and (y) 1.5% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such prepayment for which financial statements have been delivered to the Agent, during the term of this Agreement; provided further that nothing in this Section 6.6 shall prohibit the payment of Indebtedness permitted under this Agreement at the time of the final maturity of the obligations under such Indebtedness, or
(ii)    make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(b)    except in connection with the Transactions or any Refinancing Indebtedness permitted by Section 6.1, directly or indirectly, amend, modify, or change any of the terms or provisions of:
(i)    any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness permitted under clauses (f), (p), (q), (t), (u), (v), (z) or (aa) of the definition of Permitted Indebtedness (A) if such Indebtedness could not have been incurred (including as Refinancing Indebtedness) on such terms (without limiting clause (ii) below) or (B) if such amendment, modification or change could reasonably be expected to affect the interests of the Lenders adversely in any material respect, or
(ii)    the Governing Documents of any Loan Party or any of its Subsidiaries, the Existing Senior Notes or the Senior Secured Notes, in each case if the effect thereof, either individually or in the aggregate, would reasonably be expected to be materially adverse to the interests of the Lenders.
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6.7    Restricted Payments. Each Borrower will not, and will not permit any of its Subsidiaries to make any Restricted Payment; provided, that, so long as it is permitted by law and the Governing Documents of such Borrower or its Subsidiaries,
(a)    the Borrowers and their respective Subsidiaries may make Restricted Payments to purchase, redeem or otherwise acquire or retire any Equity Interests pursuant to a management or employee benefit plan in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such Restricted Payment for which financial statements have been delivered to the Agent, per fiscal year,
(b)    Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Equity Interests),
(c)    (i) any Borrower may make Restricted Payments to another Borrower, (ii) any Subsidiary that is not a Borrower may make Restricted Payments to any Borrower or any Guarantor, (iii) any Subsidiary that is not a Loan Party may make Restricted Payments to any other Subsidiary and (iv) any Borrower (other than Parent) or any Subsidiary may make any Restricted Payments to its parent entity (or, if such Subsidiary is a non-wholly owned Subsidiary, to its parent entities on a pro rata basis based on its parents’ relative ownership interests),
(d)    Parent or any Subsidiary may make any Restricted Payment required pursuant to the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith),
(e)    in addition to the foregoing, Parent may make any other Restricted Payments so long as (i) the Payment Conditions are satisfied at the time declared and (ii) until such time as such Restricted Payment is made, a Reserve has been established by Agent in an amount equal to the Restricted Payment so declared; provided, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the foregoing conditions shall not be required to be satisfied with respect to Restricted Payments in an aggregate principal amount of up to the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such prepayment for which financial statements have been delivered to the Agent, during any fiscal year,
(f)    Parent may make Restricted Payments of the type described in clauses (b) and (c) of the definition thereof so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) for each of the 30 consecutive days immediately preceding such Restricted Payment, and both before and after giving effect to such Restricted Payment, (A) no Loans are outstanding, and (B) Liquidity is not less than $500,000,000, and
(g)    Parent or any Subsidiary may make any Restricted Payment in connection with a Qualified Receivables Transaction.
6.8    Accounting Methods. Each Borrower will not, and will not permit any of its Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or, except to the extent that such modification or change would impact the calculation of the Fixed Charge Coverage Ratio or the Borrowing Base (or any component definition of any of the foregoing), such modification or change of its method of accounting is permitted by GAAP, or in the case of any Subsidiary or any Borrower (other than Parent), in order to conform the fiscal year of such Subsidiary or Borrower to the fiscal year of the Parent (or other than changes to conform to the accounting methodology used by the Parent on the Closing Date)).
6.9    Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment except for Permitted Investments.
6.10    Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Borrower or any of its Subsidiaries except for:
(a)    transactions or a series of related transactions between such Borrower or its Subsidiaries, on the one hand, and any Affiliate of such Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are no less favorable, taken as a whole, to such Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s-
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length transaction with a non-Affiliate or (ii) have been approved by a majority of the disinterested members of the Parent’s board of directors,
(b)    so long as it has been approved by such Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or its applicable Subsidiary,
(c)    the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower and its Subsidiaries in the ordinary course of business,
(d)    transactions permitted by Section 6.1, Section 6.3, Section 6.7 or Section 6.9,
(e)    the Joint Venture Agreements and any transactions contemplated therein,
(f)    transactions or a series of related transactions among the Parent or any of its wholly-owned Subsidiaries on the one hand and the Parent or any of its wholly-owned Subsidiaries on the other hand, so long as such transactions or series of related transactions (w) involve aggregate payments or consideration of less than $25,000,000 for such transaction or series of related transactions, (x) are among Loan Parties, (y) are among non-Loan Party Subsidiaries or (z) are, when taken as a whole, no less favorable to the Loan Parties than could be obtained on an arms-length terms with a non-Affiliate,
(g)    to the extent the Payment Conditions are satisfied at the time of, and after giving pro forma effect to, such transactions, otherwise on terms determined in the reasonable business judgment of Parent,
(h)    transactions effected as part of a Qualified Receivables Transaction, and
(i)    transactions to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith).
6.11    Use of Proceeds.
(a)    Each Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any loan made hereunder for any purpose other than working capital, general corporate purposes including, without limitation, the repayment of indebtedness, Capital Expenditures, Restricted Payments and Permitted Investments, in each case, to the extent not prohibited by the terms hereof; provided that~~, on~~ the ~~Closing Date, the~~ aggregate amount of Revolving Loans incurred ~~shall not exceed $800,000,000 and the proceeds thereof shall be used~~ to (i) pay the ~~fees, costs, and expenses incurred in connection with this Agreement and the other Loan Documents and~~Stelco Acquisition Consideration, (ii) consummate the ~~Closing Date~~Stelco Refinancing and (iii) pay fees and expenses in connection with the Stelco Acquisition and the transactions related thereto shall not exceed the Stelco Certain Funds Sublimit; provided, further, that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
(b)    No part of the proceeds of the Loans made or Letters of Credit issued hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, Anti-Money Laundering Laws or any other applicable anti-corruption laws.
(c)    No proceeds of any Loan made or Letters of Credit issued hereunder will be used, directly or indirectly, by any Loan Party or Subsidiary thereof to fund any operations in or with, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Entity or otherwise result in a violation of any Sanctions.
7    FINANCIAL COVENANT.
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Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations, commencing on the date on which a Financial Covenant Period begins and measured as of the end of the fiscal quarter immediately preceding the date on which a Financial Covenant Period first begins and as of each fiscal quarter end thereafter during such Financial Covenant Period, the Parent and its Subsidiaries on a consolidated basis will have a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least 1.00:1.00 for the 12-month period ending as of the end of each fiscal quarter.
8    EVENTS OF DEFAULT.
Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
8.1    Payments. If Borrowers (or any of them) fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of five (5) Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit;
8.2    Covenants. If any Loan Party or any of its Subsidiaries:
(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.7, 5.1, 5.2, 5.3 (solely if any Borrower is not validly existing or in good standing (to the extent such concept is applicable) in its jurisdiction of organization or incorporation), Section 5.6, Section 5.7(a), Section 5.11, Section 5.12, Section 5.13, Section 5.14 or Section 5.16 of this Agreement, (ii) Section 6 of this Agreement (iii) Section 7 of this Agreement or (iv) Section 3(f) of the Second Amendment;
(b)    fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;
8.3    Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $150,000,000 or more (except to the extent covered by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 60 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.4    Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Significant Subsidiaries;
8.5    Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Significant Subsidiaries and any of the following events occur: (a) such Loan Party or such Significant Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Significant Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.6    Default Under Other Agreements. If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness (other than any letter of credit fully secured by cash or Cash Equivalents) involving an aggregate amount of $150,000,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;
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8.7    Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
8.8    Security Documents. If the Guaranty and Security Agreement, or any other Loan Document that purports to create a Lien or guaranty of Obligations, shall, for any reason, fail or cease to create a valid and perfected Lien or guaranty (as applicable) on a material portion of the Collateral or guarantees (as applicable) covered thereby (or a Loan Party shall so assert), except for a failure or cessation (a) pursuant to the terms hereof or thereof or (b) as the result of an action or failure to act on the part of Agent;
8.9    Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party, seeking to establish the invalidity or unenforceability thereof, or a Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document;
8.10    Change in Control. A Change in Control shall occur, whether directly or indirectly; or
8.11    ERISA and Pension Events. The occurrence of any of the following events: (a) any Loan Party or any of its Subsidiaries or the ERISA Affiliates fails to make full payment within 30 days when due of all amounts which any Loan Party or any of its Subsidiaries or the ERISA Affiliates is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (b) an accumulated funding deficiency or funding shortfall occurs or exists, whether or not waived, with respect to any Pension Plan, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (c) a Notification Event, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (d) any Loan Party or any of its Subsidiaries or their ERISA Affiliates completely or partially withdraws from one or more Multiemployer Plans and (i) incurs Withdrawal Liability, (ii) requires payment in any one (1) calendar year, or (iii) fails to make any Withdrawal Liability payment when due, which in each case of (i), (ii) and (iii), individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect, or (e) the existence of any facts or circumstances with respect to the Employee Benefit Plans in the aggregate that results in or is likely to result in a Material Adverse Effect.
9.    RIGHTS AND REMEDIES.
9.1    Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)    (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
(b)    declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of any Issuing Bank to issue Letters of Credit; and
(c)    exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.
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The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Revolver Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and the Borrowers shall be obligated to repay all of such Obligations in full (including the Borrowers being obligated to provide (and the Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by each Borrower.
9.2    Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
9.3    Stelco Certain Funds Sublimit / Limitation on Remedies. Notwithstanding anything to the contrary herein, with respect to the undrawn Revolver Commitments in respect of the Stelco Certain Funds Sublimit, it is understood and agreed that without limiting (and subject to) the conditions precedent set forth in Section 3.2, during the period from and including the Amendment No. 6 Initial Effective Date and to and including earliest of (x) the date that is five Business Days after the Stelco Acquisition Outside Date, (y) the the termination of the Stelco Acquisition Agreement and (z) the funding of any extensions of credit to finance the Stelco Acquisition on the Stelco Acquisition Closing Date pursuant to Section 3.2, and notwithstanding (a) any failure by Parent or any of its Subsidiaries to comply with any of the affirmative covenants set forth in Article 5, the negative covenants set forth in Article 6, the financial covenant set forth in Article 7 or any other covenant set forth herein or in any other Loan Document, (b) the occurrence of any Event of Default (other than (x) an Event of Default under Section 8.1 or (y) an Event of Default under Section 8.4 or Section 8.5, in each case with respect to the Borrower) or (c) subject to the parenthetical in clause (b) above, any provision to the contrary in the Loan Documents, neither the Administrative Agent nor the Lenders shall be permitted to (i) rescind, terminate or cancel this Agreement or its Revolving Commitments hereunder, in each case solely with respect to its Pro Rata Share of the Stelco Certain Funds Sublimit, or exercise any right or remedy hereunder or under the other Loan Documents, to the extent to do so would prevent, limit or delay the making of extensions of credit hereunder on the Stelco Acquisition Closing Date pursuant to Section 3.2, (ii) refuse to participate in making its extensions of credit on the Stelco Acquisition Closing Date subject to Section 3.2 or (iii) exercise any right of set-off or counterclaim in respect of its extensions of credit pursuant subject to Section 3.2 to the extent to do so would prevent, limit or delay the making of its extensions of credit subject to Section 3.2 on the Stelco Acquisition Closing Date; provided that, it is understood that any extensions of credit subject to Section 3.2 made hereunder on the Stelco Acquisition Closing Date shall be subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 3.2. The acceleration of the extensions of credit subject to Section 3.2 in accordance with Section 9.1 shall be permitted at any time after the extensions of credit subject to Section 3.2 have been funded only to the extent that an Event of Default is outstanding and continuing at such time. For the avoidance of doubt, from the Stelco Acquisition Closing Date after giving effect to the funding of the extensions of credit subject to Section 3.2 on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.
10    WAIVERS; INDEMNIFICATION.
10.1    Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
10.2    The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier,
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warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.
10.3    Indemnification. Subject to Section 2.15, each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons and the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented fees and disbursements of counsel (limited to one primary counsel and one local counsel in each relevant jurisdiction for all Indemnified Persons, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional counsel to each group of Indemnified Persons similarly situated) and one environmental consultant and all other reasonable and documented out-of-pocket costs and expenses incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys' fees) of any Lender (other than Bank of America) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials giving rise to liability or for which any Lender is required to incur costs at, on, under, to or from the business or any assets or properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Liabilities related in any way to the Loan Parties or any of their Subsidiaries or the business or any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the bad faith, gross negligence or willful misconduct by such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. This Section 10.3 shall not apply to (x) any Taxes or any costs attributable to Taxes that are governed by Section 17, or (y) any Excluded Taxes or any costs attributable to Excluded Taxes. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION (OTHER THAN A GROSSLY NEGLIGENT ACT OR OMISSION OR TO THE EXTENT CONSTITUTING BAD FAITH OR WILLFUL MISCONDUCT) OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
11.    NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at such email addresses as a party may designate in accordance herewith). In the case of notices or demands to any Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:
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If to any Borrower:    c/o CLEVELAND-CLIFFS INC.
200 Public Square #3300
Cleveland, Ohio 44114
Attn: James Graham
Email: james.graham@clevelandcliffs.com and
legalnotices@clevelandcliffs.com

With a copy to:

Cleveland-Cliffs Inc.
200 Public Square #3300
Cleveland, Ohio 44114
Attn: Celso L. Goncalves, Jr.
Email:Celso.Goncalves@clevelandcliffs.com

If to Agent:        BANK OF AMERICA, N.A.
110 N. Wacker Drive
IL4-110-08-03
Chicago, IL 60606
Attn: Thomas Herron
Tel No.: 312-992-6107
Email: thomas.h.herron@bofa.com
If to Issuing Bank:        To Agent
If to any Lender:    At such address as such Lender may designate in writing to the Agent from time to time or via the Platform
Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. Each notice shall be effective only (a) if given by email transmission, when transmitted to the applicable email address, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Parent shall be deemed received by all Borrowers. Electronic communications (including e-mail, messaging and websites) may be used only in a manner reasonably acceptable to Agent and, unless otherwise agreed by Agent, only for routine communications, such as delivery of administrative matters and distribution of Loan Documents. Agent makes no assurance as to the privacy or security of electronic communications. Voice mail shall not be effective notices under the Loan Documents.
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK~~.~~; PROVIDED, HOWEVER, THAT FOR PURPOSES OF SECTION 3.2 (A) THE INTERPRETATION OF THE DEFINITION OF “STELCO MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A “STELCO MATERIAL ADVERSE EFFECT” HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY STELCO ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY STELCO ACQUISITION AGREEMENT REPRESENTATION THERE HAS BEEN A FAILURE OF A CONDITION PRECEDENT TO PARENT’S OBLIGATION TO CONSUMMATE THE STELCO ACQUISITION OR SUCH FAILURE GIVES PARENT THE RIGHT TO TERMINATE ITS OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE STELCO ACQUISITION) UNDER THE STELCO ACQUISITION AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE STELCO ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE STELCO ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE INTERPRETED, CONSTRUED,
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PERFORMED, GOVERNED AND ENFORCED BY AND IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICT OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY LOAN PARTY, THE AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT NOTHING HEREIN SHALL LIMIT THE BORROWERS’ OBLIGATIONS TO INDEMNIFY THE AGENT-RELATED PERSONS AND THE LENDER-RELATED PERSONS AS REQUIRED UNDER, AND SUBJECT TO, SECTION 10.3.
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1    Assignments and Participations.
(a)    (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Revolver Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:
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(A)    Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five (5) Business Days after having received notice thereof; and
(B)    Agent and each Issuing Bank; provided, that no consent of Agent or any Issuing Bank shall be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)[Reserved,]
(B)no assignment may be made, (i) to a Competitor, or (ii) to a natural person,
(C)no assignment may be made to a Loan Party or an Affiliate of a Loan Party,
(D)the amount of the Revolver Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (1) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (2) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000) or (3) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment and/or Obligations at the time owing to it),
(E)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,
(F)the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,
(G)unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
(H)the assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
(b)From and after the date that Agent receives the executed Assignment and Acceptance, records it in the Register, and if applicable, receives payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, subject to Agent’s recording of the Assignment and Acceptance in the Register as required by Section 13.1(h), shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 18.9(a).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and
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assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender pro tanto.
(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons that is an Eligible Transferee and is not a Competitor (a “Participant”) participating interests in all or any portion of its Obligations, its Revolver Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents (it being understood that the documentation required under Section 17.2 shall be delivered to the participating Lender), (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating (excluding the imposition of the Default Rate), (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. Notwithstanding the preceding sentence, the Borrower agrees that each Participant shall be entitled to the benefits of Section 17 (Withholding Taxes) (subject to the requirements and limitations therein, including the requirements under Section 17.2 (Forms and Exemptions) (it being understood that the documentation required under Section 17.2 shall be delivered to the Lender granting the participation only) and Section 2.14, in each case to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 13.1; provided that such Participant (A) agrees to be subject to the provisions of Sections 14.2 (Replacement of Certain Lenders) as if it were an assignee under paragraph (a) of this Section 13.1; and (B) shall not be entitled to receive any greater payment under Section 17 (Withholding Taxes) or Section 2.14, with respect to any participation, than its Originating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
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(f)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 18.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24 or any other central bank, and such Federal Reserve Bank or such central bank, as applicable, may enforce such pledge or security interest in any manner permitted under applicable law.
(h)Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers, the Agent and the Lenders shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.
(i)In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name and address of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or participations in Letters of Credit and Swing Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or participation in a Letter of Credit or Swing Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The conclusiveness of the Participant Register shall be subject to the qualification “absent manifest error”.
(j)Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.
(k)In the event of any assignment of Tranche A Revolver Commitments under the Agreement, unless otherwise specified in the applicable Assignment and Acceptance, each such assignment will be deemed to apply to the applicable Revolving Lender’s “Tranche A U.S. Revolver Commitments” and “Tranche A Multicurrency Revolver Commitments” to become effective on the Canadian Amendments Effective Date (as defined in the Sixth Amendment) on a ratable basis and shall otherwise be subject to the terms and provisions of the Sixth Amendment.
13.2    Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any other Loan Document or any rights or duties hereunder or thereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
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14.    AMENDMENTS; WAIVERS.
14.1    Amendments and Waivers.
(a)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(i)increase the amount of or extend the expiration date of any Revolver Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c),
(ii)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders)),
(iv)amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
(v)amend, modify, or eliminate Section 3.1 or 3.3,
(vi)amend, modify, or eliminate Section 15.9 or 15.10,
(vii)other than as permitted by Section 15.9, release Agent’s Lien in and to all or substantially all of the Collateral,
(viii)amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”, or amend or modify the percentage set forth in any other provision of any Loan Document (including this Section 14.1) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder,
(ix)contractually subordinate any of Agent’s Liens on the ABL Priority Collateral to any other Lien or any Loan or Revolver Commitment to any other Indebtedness,
(x)other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, or if such Person constitutes an Excluded Subsidiary, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents if such release would release all or substantially all of the guarantees provided thereunder,
(xi)amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) or (iv) or Section 2.4(d) or (f), or
(xii)amend, modify, or eliminate any of the provisions of Section 13.1 (1) with respect to assignments to, or participations with, Persons who are Loan Parties or their Affiliates or (2) in a manner which further restricts assignments by Lenders thereunder.
(b)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(i)the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
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(ii)any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;
(c)No amendment, waiver, modification, elimination, or consent shall amend, modify, or eliminate (i) the definition of Borrowing Base, Tranche A Borrowing Base or Tranche B Borrowing Base (or any of the defined terms (including the definitions of Eligible Accounts, Eligible Inventory, Eligible Investment Grade Accounts and Eligible Equipment) that are used in any such definition) to the extent that any such change results in more credit being made available to the Borrowers based upon any Borrowing Base, but not otherwise, the last paragraph of Section 2.1(a), (ii) the definition of “ABL Priority Collateral” contained in the Intercreditor Agreement, (iii) Section 4.01 of the Intercreditor Agreement or (iv) the Tranche B Line Cap in a manner that would increase clause (a) thereof above $225,000,000, in each case, without the written consent of Agent, Borrowers, and the Supermajority Lenders;
(d)[Reserved];
(e)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to any Issuing Bank, or any other rights or duties of any Issuing Bank under this Agreement or the other Loan Documents, without the written consent of such Issuing Bank, Agent, Borrowers, and the Required Lenders;
(f)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to the Swing Lender, or any other rights or duties of the Swing Lender under this Agreement or the other Loan Documents, without the written consent of such Swing Lender, Agent, Borrowers, and the Required Lenders; and
(g)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iv) that affect such Lender and (iii) Agent and Parent shall be permitted to amend any provision of this Agreement or any other Loan Document (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if Agent and Parent shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.
(h)Notwithstanding the foregoing, the Agent and the Borrowers may enter into an Incremental Amendment in accordance with Section 2.16, and the Agent and the Borrowers may enter into an amendment pursuant to Section 2.13(d), Section 2.17 and Section 2.18, and, in any case, such document shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case without any further action or consent of any other party to any Loan Documents except as otherwise required by such Section.
14.2    Replacement of Certain Lenders.
(a)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 17, then Borrowers, at their sole cost and expense (including any assignment fees), upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due
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in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
14.3    No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.    AGENT.
15.1    Appointment, Authority and Duties of Agent.
(a)Appointment and Authority. Each Lender appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept the Guaranty and Security Agreement. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders (~~an~~and Bank Product Providers). Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for the Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender, Bank Product Provider or other Person for any error in judgment.
(b)Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. The Agent shall not have any duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Lender, Bank Product Provider or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.
(c)Agent Professionals. The Agent may perform its duties through agents and employees. The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. The Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
(d)Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by applicable law. In
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determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 3, Agent may presume that the condition is satisfactory to a Lender and Bank Product Provider unless Agent has received written notice to the contrary from such Lender or Bank Product Provider before Agent takes the action. Agent may request instructions from Required Lenders or other Lenders or Bank Product Providers with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its reasonable satisfaction from Lenders or Bank Product Providers of their indemnification obligations against Applicable Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders (and Bank Product Providers), and no Lender (or Bank Product Provider) shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to applicable law or any Loan Documents or could subject any Agent-Related Person to liability.
15.2    Liability of Agent. The Agent shall not be liable to any Lender or Bank Product Provider for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by its bad faith, gross negligence or willful misconduct. The Agent shall not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or Bank Product Provider of any obligations under the Loan Documents. The Agent shall not make any express or implied representation, warranty or guarantee to Lenders or Bank Product Providers with respect to any Obligations, Collateral, Liens, Loan Documents or Loan Party. No Agent-Related Person shall be responsible to Lender (and Bank Product Providers) for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor. No Agent-Related Person shall have any obligation to any Lender or Bank Product Provider to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
15.3    Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
15.4    Notice of Default or Event of Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 3, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender (and Bank Product Provider) agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Bank Product Obligations) or assert any rights relating to any Collateral.
15.5    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in Letters of Credit hereunder. Each Lender (and Bank Product Provider) has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Loan Parties. Each Lender (and Bank Product Provider) acknowledges and agrees that the other Lenders (and Bank Product Providers) have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender (and Bank Product Provider) will, independently and without reliance upon any other Lender (or Bank Product Provider), and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in Letters of Credit, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender (or Bank Product Provider) with any notices, reports or certificates furnished to Agent by any Loan Party or any credit or other information concerning the affairs,
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financial condition, business or properties of any Loan Party (or any of its Affiliates) which may come into possession of any Agent-Related Person.
15.6    Indemnification. EACH LENDER (AND BANK PRODUCT PROVIDER) SEVERALLY SHALL INDEMNIFY AND HOLD HARMLESS AGENT-RELATED PERSONS AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (AND WITHOUT LIMITING THEIR OBLIGATION TO DO SO), ON A PRO RATA BASIS, AGAINST ALL APPLICABLE CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNIFIED PERSON, PROVIDED THAT ANY APPLICABLE CLAIM AGAINST AN AGENT-RELATED PERSON RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT); PROVIDED THAT NO LENDER SHALL BE REQUIRED TO INDEMNIFY ANY AGENT-RELATED PERSON OR ISSUING BANK INDEMNITEE FOR APPLICABLE CLAIMS THAT A COURT OF COMPETENT JURISDICTION HAS FINALLY DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT-RELATED PERSON OR ISSUING BANK INDEMNITEE. In Agent’s discretion, it may reserve for any Applicable Claims made against an Agent-Related Person or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders (and Bank Product Providers). If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender (and Bank Product Provider) to the extent of its Pro Rata Share.
15.7    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders”, “Required Lenders”, “Supermajority Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Loan Parties and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Lender (or Bank Product Provider). In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Lender (or Bank Product Provider).
15.8    Successor Agent.
(a)Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and, in either case, provided no Event of Default exists, reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder, provided that Agent shall consult with Parent prior to such appointment. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder in its capacity as Agent but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 15.6 and 10.3, and all rights and protections under this Section 15. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Lender (or Bank Product Provider) or Loan Party.
(b)Co-Collateral Agent. If appropriate under applicable law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Lenders (and Bank Product Providers) shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.
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15.9    Agreements Regarding Collateral and Borrower Materials.
(a)Lien Releases; Care of Collateral. Lenders (and Bank Product Providers) authorize Agent to release any Lien with respect to any Collateral (a) upon payment in full of the Obligations (other than unasserted contingent obligations); (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Disposition or any other disposition permitted by the Loan Documents or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; (d) that is owned by a Loan Party if such Loan Party becomes an Excluded Subsidiary; (e) if required or permitted under the terms of any other Loan Documents, including any intercreditor agreement, or (f) subject to Section 14.1, with the consent of Required Lenders. Lenders (and Bank Product Providers) authorize Agent to subordinate its Liens to any Permitted Purchase Money Indebtedness or other Lien entitled to priority hereunder. The Agent shall not have any obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
(b)Possession of Collateral. Agent, Lenders and Bank Product Providers appoint each Lender as agent (for the benefit of Lender (and Bank Product Providers)) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.
(c)Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal report or valuation prepared for Agent with respect to any Loan Party or Collateral (“Report”) and other Borrower Materials received pursuant to Schedule 5.1 or 5.2. Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential in accordance with Section 18.9(a). Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Applicable Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
15.10    Ratable Sharing.
(a)If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Lenders (and Bank Product Providers) participations in the affected Obligation as are necessary to share the excess payment or reduction on a pro rata basis or in accordance with Section 2.4(b)(iv). If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 2.3(i) and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against an Agent Account without Agent’s prior consent.
15.11    Remittance of Payments and Collections.
(a)Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. on a Business Day, payment shall be made by Lender not later than 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender (or Bank Product Provider) shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
(b)Failure to Pay. If any Lender (or Bank Product Provider) fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the
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Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two (2) Business Days and thereafter at the Default Rate for Base Rate Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Lender (or Bank Product Provider) to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 2.3(i).
(c)Recovery of Payments. If Agent pays an amount to a Lender (or Bank Product Provider) in the expectation that a related payment will be received by Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from the Lender (or Bank Product Provider). If Agent determines that an amount received by it must be returned or paid to a Loan Party or other Person pursuant to applicable law or otherwise, then Agent shall not be required to distribute such amount to any Lender (or Bank Product Provider). If any amounts received and applied by Agent to Obligations held by a Lender (or Bank Product Provider) are later required to be returned by Agent pursuant to applicable law, such Lender (or Bank Product Provider) shall pay to Agent, on demand, its share of the amounts required to be returned.
15.12    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as a “Joint Lead Arranger” or “Joint Bookrunner” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Lender (or any Bank Product Provider).
15.13    Bank of Product Providers. Each Bank Product Provider, by delivery of a notice (including by way of delivery of a Bank Product Provider Agreement) to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Section 2.4(b)(iv), Section 18.5, Section 18.9(c) and Section 15. Each Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by Loan Parties, against all Applicable Claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider's Bank Product Obligations.
15.14    No Third Party Beneficiaries. This Section 15 is an agreement solely among Lender (and Bank Product Providers) and Agent, and shall survive payment in full of the Obligations. This Section 15 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders (and Bank Product Providers).
15.15    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
16.    [RESERVED].
17.    WITHHOLDING TAXES.
17.1    Payments. All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. If any applicable law requires any deduction or withholding of an Indemnified Tax, then the applicable Loan Party agrees (subject to Section 2.15 of this Agreement) to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 17.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The applicable Loan Party will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of Tax receipts evidencing such payment by the applicable Loan Party. The applicable Loan Party
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agrees to timely pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document in accordance with applicable law, except any such taxes with respect to Agent, any Lender, Participant or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder imposed as a result of a present or former connection between such Agent, Lender, Participant or such other recipient and the jurisdiction imposing such tax that are taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.2).
17.2    Exemptions.
(a)Any Lender or Participant that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation only), at the time or times prescribed by applicable law and at the time or times reasonably requested by Agent or Parent, such properly completed and executed documentation reasonably requested by Agent or Parent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Participant, if reasonably requested by Agent or Parent, shall deliver to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation only) such other documentation prescribed by applicable law or reasonably requested by Agent or Parent as will enable Agent or Parent to determine whether or not such Lender or Participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 17.2(c) and paragraphs (a)(i) through (a)(iv) of this Section 17.2(a)) shall not be required if in the Lender’s or the Participant’s reasonable judgment such completion, execution or submission would subject such Lender or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Participant. Without limiting the generality of the foregoing:
(i)if such Lender or Participant is entitled to claim an exemption from United States withholding Tax pursuant to the portfolio interest exception under Sections 881(c) or 871(h) of the IRC (the “Portfolio Interest Exemption”), (A) a statement of the Lender or Participant (a “Tax Status Certificate”), signed under penalty of perjury, in form and substance reasonably satisfactory to Agent and Parent that it is not (1) a “bank” as described in Section 881(c)(3)(A) of the IRC, (2) a 10 percent (10.0%) shareholder of Parent (within the meaning of Section 881(c)(3)(B) of the IRC), or (3) a controlled foreign corporation related to Borrowers within the meaning of Section 881(c)(3)(C) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, or Form W-8IMY (with proper attachments);
(ii)if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or W-8BEN-E, as applicable;
(iii)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
(iv)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments);
(v)where such Lender or Participant is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-9 (or, in each case, any successor thereto) and all required supporting documentation from each beneficial owner, as applicable (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by such Lender on behalf of the beneficial owner(s))); or
(vi)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax.
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(b)Any Lender or Participant that is not a United States person within the meaning of Section 7701(a)(3) of the IRC shall, to the extent it is legally entitled to do so, deliver to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation only) (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender or Participant becomes a Lender or Participant under this Agreement (and from time to time thereafter upon the reasonable request of Agent or Parent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Agent or Parent to determine the withholding or deduction required to be made.
(c)Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms (or promptly notify Agent and Parent in writing that such Lender or Participant is not legally eligible to do so) and to notify promptly Agent and Parent (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If a payment made to a Lender or Participant under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Parent and the Agent, or, in the case of a Participant, to the Lender granting the participation, at the time or times prescribed by law and at such time or times reasonably requested by Parent or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Parent or the Agent as may be necessary for Parent and the Agent to comply with their obligations under FATCA and to determine that such Lender or Participant has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 17.2(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
17.3    Reductions.
(a)If a Lender or a Participant is subject to an applicable withholding Tax, Borrowers or Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding Tax. If the forms or other documentation required by Section 17.2(a) or 17.2(c) are not delivered to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation), then Agent or Borrowers (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.
(b)Each Loan Party shall (subject to Section 2.15 of this Agreement) indemnify Lender or Agent, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 17) payable or paid by such Lender or Agent or required to be withheld or deducted from a payment due from or on account of any obligation of any Loan Party to such Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by such Lender (with a copy to Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 17) attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to the Agent under this Section 17.3(c).
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17.4    Refunds. If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes for which it has received additional amounts pursuant to this Section 17, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the applicable Loan Party (but only to the extent of payments made, or additional amounts paid, by the applicable Loan Party under this Section 17 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the applicable Loan Party, upon the request of Agent or such Lender, agrees to repay the amount paid over to the applicable Loan Party (plus any penalties, interest or other charges imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the bad faith, willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 17.4, in no event will the Agent or Lender be required to pay any amount to a Loan Party pursuant to this Section 17.4 the payment of which would place Agent or Lender in a less favorable net after-Tax position than the Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Notwithstanding anything in this Agreement to the contrary, this Section 17.4 shall not be construed to require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to the applicable Loan Party or any other Person.
18.    GENERAL PROVISIONS.
18.1    Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent and each Lender whose signature is provided for on the signature pages hereof.
18.2    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
18.3    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
18.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
18.5    Bank Product Providers.
(a)Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider (including in any Bank Product Provider Agreement) as being due and payable (less any distributions made to such Bank Product Provider on account thereof). The Borrowers may obtain Bank Products from any Bank Product Provider, although
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Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
(b)At any time prior to or within ten (10) days (or such later date as Agent and Parent may agree) after the date of the provision of the applicable Bank Product to the Borrowers or their Subsidiaries, or in the case of a Bank Product in effect on the Second Amendment Effective Date, at least two (2) Business Days prior to the Second Amendment Effective Date, if the applicable Borrower or Subsidiary and the applicable Bank Product Provider desire that the monetary obligations in respect of such Bank Product Agreement be treated as “Bank Product Obligations” or, in the case of transactions under a Hedge Agreement, “Pari Secured Hedge Obligations” hereunder with rights in respect of payment of proceeds of the Collateral in accordance with the waterfall provisions set forth in Section 2.4(b)(iv), the applicable Bank Product Provider shall provide to the Agent an executed Bank Product Provider Agreement (to be acknowledged by the Agent and, from and after the Fourth Amendment Effective Date, to the extent any “Pari Secured Hedge Obligations” are designated, executed by the Parent) that specifies, (i) with respect to each Bank Product Provider Agreement that is a Hedge Agreement, whether such Hedge Agreement is to be a “Pari Secured Hedge Agreement” and treated as pari passu in priority of payment with the principal outstanding of the Revolving Loans in accordance with clause (K) of the waterfall provisions set forth in Section 2.4(b)(iv), so long as such Hedge Agreement is with any counterparty that is a Hedge Provider at the time such Hedge Agreement is entered into and (ii) the maximum amount of Bank Product Obligations to be secured by the Collateral as of the date of such Bank Product Provider Agreement (which maximum amount may be updated by further notice from the applicable Bank Product Provider to the Agent from time to time). If, in any Bank Product Provider Agreement, the applicable Hedge Provider shall fail to include that a Hedge Agreement shall constitute a Pari Secured Hedge Agreement, then such Hedge Agreement shall not constitute a Pari Secured Hedge Agreement and shall be afforded the priority of payment of proceeds of the Collateral under Section 2.4(b)(iv)(N) of the waterfall provisions. If, at any time, a Revolving Lender ceases to be a Revolving Lender under the Agreement, then, from and after the date on which it ceases to be a Revolving Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Product Agreements entered into with such former Revolving Lender or any of its Affiliates shall no longer constitute Bank Product Obligations and, if applicable, Pari Secured Hedge Obligations. The Parent shall deliver to the Agent within 5 Business Days of the last day of each fiscal quarter (or such later date as Agent and Parent may agree) a report showing the marked to market exposure of each Pari Secured Hedge Obligation.
18.6    Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein. Each Lender and their affiliates may have economic interests that conflict with those of the Borrower.
18.7    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
18.8    Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under
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any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any applicable law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys' fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.
18.9    Confidentiality.
(a)Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and, to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i) and clause (ii) below, “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers) and any of their attorneys for and other advisors, accountants, auditors and consultants to any member of the Lender Group and to employees, directors and officers on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, provided that any such Person shall have agreed to receive such information hereunder subject to the terms of this Section 18.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 18.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 18.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (x) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor
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remedy under this Agreement or under any other Loan Document. In addition, the Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to (i) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or (ii) market data collectors, similar service providers to the lending industry, and service providers to the Agent and the Lenders in connection with the administration and management of this Agreement.
(b)Anything in this Agreement to the contrary notwithstanding, Agent may disclose customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Revolver Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.
(c)The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
18.10    Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Revolver Commitments have not expired or been terminated.
18.11    Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
18.12    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
18.13    Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and
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effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and (d) execute and deliver any amendments, consents, waivers or other instruments related to this Agreement and the other Loan Documents on behalf of such Borrower and any such amendment, consent, waiver or other instrument shall be binding upon and enforceable against such other Borrower to the same extent as if made directly by such Borrower (but Agent shall be entitled to require execution thereof by all Borrowers). It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein (and subject to the terms herein), is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion, as more fully set forth herein (and subject to the terms herein), since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and holds each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral securing the Obligations as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that the Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 18.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the bad faith, gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
18.14    Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Agent against such loss. The term “rate of exchange” in this Section 18.14 means the Spot Rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.
18.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
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(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
As used herein, the following terms have the following meanings:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution
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or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
18.16    Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using Plan Assets of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    For purposes of this Section 18.16, the following terms shall have the meanings assigned here:
(i)“Commitments” means the Incremental Commitments and the Revolver Commitments.
(ii)“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
18.17    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal
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Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 18.17, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
18.18    Application of Sanctions Provisions to the Loan Parties. Sections 4.7, 4.13, 4.18 and 5.8 shall only apply to any of the Loan Parties, any Subsidiary, any Affiliate or any broker or other agent of any Loan Party which is bound by any Anti-Boycott Regulations insofar as the giving of and compliance with such representations, warranties, covenants and undertakings do not and will not result in a violation of or conflict with, or liability under any Anti-Boycott Regulations.
19.    INTERCREDITOR AGREEMENT.
The terms of this Agreement and the other Loan Documents (other than the Intercreditor Agreement), any Lien granted to the Agent pursuant to any Loan Document and the exercise of any right or remedy by the Agent hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and the Loan Documents (other than the Intercreditor Agreement), on the one hand, and the Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement and the Loan Documents (other than the Intercreditor Agreement). Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Agent (and the Lender Group) shall be subject to the terms of the Intercreditor Agreement, and until the Discharge of Fixed Asset Obligations (as defined in the Intercreditor Agreement), (i) except for express requirements of this Agreement, no Loan Party shall be required hereunder or under any other Loan Document to take any action in respect of the Fixed Asset Priority Collateral that is inconsistent with such Loan Party’s obligations under the Senior Secured Notes Documents except if otherwise provided in the Intercreditor Agreement and (ii) any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery or control of any Fixed Asset Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to
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any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in respect of any Fixed Asset Priority Collateral shall be deemed to be satisfied if such Loan Party complies with the requirements of the similar provision of the applicable Senior Secured Notes Document.
[Signature pages intentionally deleted]
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SCHEDULE 1.1
As used in the Agreement, the following terms shall have the following definitions:
“2024 Senior Secured Notes” means those certain 4.875% Senior Secured Notes due 2024 issued by Parent on December 19, 2017 in the initial aggregate principal amount of $400,000,000.
“2026 Senior Secured Notes” means those certain 6.75% Senior Secured Notes due 2026, issued by Parent on the Closing Date in the initial aggregate principal amount of $725,000,000 and on June 19, 2020 in the additional aggregate principal amount of $120,000,000.
“ABL Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.
“Account” means an account (as that term is defined in the Code).
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement.
“Accounting Change” means any change in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by Parent or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) was in existence prior to the date of such Permitted Acquisition, (b) was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (c) is not revolving Indebtedness of a Subsidiary that is not an Excluded Subsidiary.
“Acquired Stelco Indebtedness” means the following Indebtedness of Stelco and its Subsidiaries existing as of the Sixth Amendment Effective Date, solely to the extent that such Indebtedness constitutes Acquired Indebtedness of Parent on the Stelco Acquisition Closing Date: All obligations of Stelco and its Subsidiaries, as applicable, under the Strategic Innovation Fund Funding Agreement, Mortgage Note, VTB Guarantee, Unsecured Grid Note and as lessee under Capital Leases.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person (other than of a Subsidiary), or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person (other than of a Subsidiary).
“Additional Borrower” means any wholly-owned Subsidiary of Parent organized in the United States that becomes a Borrower after the Closing Date pursuant to Section 2.2.
“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender, that is an Eligible Transferee and that agrees to provide any portion of any Incremental Commitments in accordance with Section 2.16; provided that each Additional Lender shall be subject to the approval of the Agent and, in the case of an Upsize Incremental Commitment, each Issuing Bank (such approval not to be unreasonably withheld, delayed or conditioned), in each case to the extent any such consent would be required from the Agent and such Issuing Bank, as applicable, under Section 13.1 for an assignment of Revolver Commitments to such Additional Lender.
“Administrative Borrower” has the meaning specified therefor in Section 18.13 of the Agreement.
“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a)(ii)(H) of this Agreement.
“Affected Lender” has the meaning specified therefor in Section 2.14(b) of the Agreement.
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“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, and (b) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to the Agreement.
“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
~~“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.~~
“Agent’s Account” means the Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders.
“Agent’s Liens” means the Liens granted by any Loan Party to Agent under the Loan Documents and securing the Obligations (or any portion thereof).
“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.
“Aggregate Borrowing Base” means on any date of determination, the sum of the Tranche A Borrowing Base, plus the Tranche B Borrowing Base.
“Agreed Currency” means (a) Dollars, (b) Canadian Dollars, (c) Pounds Sterling, (d) Euros, (e) Japanese Yen, (f) Swiss Francs and (g) any other currency approved in writing by the Agent and the applicable Issuing Bank that is freely traded and exchangeable into Dollars.
“Agreed Currency Equivalent” means, at any time, with respect to any amount denominated in an Agreed Currency other than Dollars, the equivalent amount thereof in the applicable Agreed Currency, as determined by Agent on the basis of the Spot Rate for the purchase of such Agreed Currency with Dollars.
“Agreement” means the Asset-Based Revolving Credit Agreement to which this Schedule 1.1 is attached, as may be amended, restated, supplemented or otherwise modified from time to time.
“AK Steel Acquisition” means the direct or indirect acquisition by the Parent of 100% of the equity interests of the Target pursuant to the AK Steel Acquisition Agreement.
“AK Steel Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 2, 2019, among the Parent, Pepper Merger Sub Inc. and the Target, together with all schedules, exhibits and annexes thereto without giving effect to any amendment, waiver or supplement thereto that would cause clause (a) of Schedule 3.1 to fail to be satisfied.
“AK Steel Acquisition Agreement Representations” means the representations and warranties made by or on behalf of the Target in the AK Steel Acquisition Agreement as are material to the interests of the Lenders or the Joint Lead Arrangers (in their capacities as such), but only to the extent that Parent (or any of its Affiliates) has the right to terminate its obligations (or to refuse to consummate the AK Steel Acquisition) under the AK Steel Acquisition Agreement as a result of a breach of any of such representations and warranties.
“Alternative Borrowing Base Amount” means the amount equal to the aggregate of (x) the amount of (A) the “U.S. Borrowing Base” (as defined in the Existing Syndicated Facility Agreement) as set forth in the most recently
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delivered “Borrowing Base Certificate” delivered to Bank of America, N.A., as administrative agent, under and pursuant to the Existing Syndicated Facility Agreement, minus (B) the “Eligible Accounts” (as defined in the Existing Syndicated Facility Agreement) set forth in such Borrowing Base Certificate that are owed by an “Account Debtor” that is the Target or any of its Affiliates plus (y) the amount of (A) the “Tranche A Borrowing Base” (as defined in the Target ABL Credit Agreement) as set forth in the most recently delivered “Borrowing Base Certificate” delivered to Bank of America, N.A., as administrative agent, under and pursuant to the Target ABL Credit Agreement, minus (B) the “Eligible Accounts” (as defined in the Target ABL Credit Agreement) set forth in such Borrowing Base Certificate that are owed by an “Account Debtor” that is the Parent or any of its Affiliates.
“Anti-Boycott Regulations” means any anti-boycott laws or regulations applicable to a Loan Party or Subsidiary, including, without limitation, under section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, "AWV") (in conjunction with sections 4, 19 paragraph 3 no. 1a) of the German Foreign Trade Act (Außenwirtschaftsgesetz) and section 81 paragraph 1 no. 1 AWV), any provision of Council Regulation (EC) 2271/96 and Commission Delegated Regulation (EC) No 2018/1100 and The Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996 of the United Kingdom (as amended, supplemented, varied or otherwise modified from time to time).
“APIO” means Cliffs Asia Pacific Iron Ore Pty Ltd ACN 001 892 995, a company incorporated under the laws of Australia.
“Applicable Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and documented attorneys’ fees and Lender Group Expenses) at any time (including after payment in full of the Obligations or replacement of Agent or any Lender) incurred by any Indemnified Person or asserted against any Indemnified Person by any Loan Party or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or applicable law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnified Person is a party thereto.
“Applicable Margin” means, as of any date of determination the applicable margin set forth in the following table that corresponds to the average daily Excess Availability for the most recently ended fiscal quarter; provided, that for the period from the Fourth Amendment Effective Date through the end of the second full fiscal quarter of the Borrowers ending after the Fourth Amendment Effective Date, the Applicable Margin shall be the margin in the row styled “Level II”:

Level	Average Daily Aggregate Excess Availability	Applicable Margin Relative to Base Rate Tranche A Revolving Loans (the “Tranche A Base Rate Margin”)	Applicable Margin Relative to Term SOFR Tranche A Revolving Loans (the “Tranche A Term SOFR Margin”)
I	≥ 66 2/3% of the Tranche A Line Cap	0.50%	1.50%
II	< 66 2/3% of the Tranche A Line Cap and ≥ 33 1/3% of the Tranche A Line Cap	0.75%	1.75%
III	<33 1/3% of the Tranche A Line Cap	1.00%	2.00%
From and after the second full fiscal quarter ending after the Fourth Amendment Effective Date, the Tranche A Base Rate Margins and the Tranche A Term SOFR Margins in the rows styled “Level I” and “Level II” shall be reduced by 0.25% if the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 5.1 does not exceed 4.00 to 1.00; provided that, such reduction shall cease to exist if the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Agent pursuant to Section 5.1 has increased to 4.00 to 1.00 or greater. Except as set forth in the foregoing proviso,
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the Applicable Margin shall be re-determined quarterly (i) on the first day of the month following the date of delivery to Agent of the certified calculation of Excess Availability pursuant to Section 5.1 of the Agreement and (ii) on the first Business Day immediately following the date a Compliance Certificate is received by the Agent pursuant to Section 5.1. In the event that the information contained in any Borrowing Base Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) the Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent to the affected Obligations. If (i) Borrowers fail to provide such certification when such certification is due, the Applicable Margin shall be set at the margin in the row styled “Level III” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification or (ii) Borrowers fail to deliver a Compliance Certificate when due, the Applicable Margin shall be set based solely on Average Daily Aggregate Excess Availability (for, the avoidance of doubt, without any reduction based upon a Consolidated Total Leverage Ratio) as of the first Business Day on which the Compliance Certificate was required to be delivered and was not delivered until the date on which a Compliance Certificate is delivered in accordance with Section 5.1.
“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of the Borrowers for the most recently completed quarter:

Level	Average Tranche A Revolver Usage	Applicable Unused Line Fee Percentage
I	≥ 50% of the Maximum Revolver Amount	0.250%
II	< 50% of the Maximum Revolver Amount and ≥ 20% of the Maximum Revolver Amount	0.300%
III	< 20% of the Maximum Revolver Amount	0.350%
“Application Event” means the occurrence of (a) a failure by Borrowers (or any of them) to repay all of the Obligations in full on the Maturity Date, (b) an exercise by Agent or the Required Lenders of the remedies set forth in Section 9.1(a) or 9.1(b) or the automatic acceleration of the obligations as set forth in the last paragraph of Section 9.1 or (c) an Event of Default and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iv) of the Agreement.
“Approved Automotive Subsidiaries” means (x) any Mexican Subsidiary or Canadian Subsidiary of Ford Motor Company, General Motors Company, Toyota Motor Corporation or Fiat Chrysler Automobiles N.V., (y) any Mexican Subsidiary or Canadian Subsidiary of a Subsidiary of Honda Motor Co., Ltd. or Nissan Motor Co., Ltd. that is organized under the laws of the United States or any state of the United States or the District of Columbia and (z) any other Mexican Subsidiary or Canadian Subsidiary of an Account Debtor that is an automotive company, which Mexican Subsidiary or Canadian Subsidiary, in the case of this clause (z), shall be reasonably approved by the Agent in writing from time to time.
“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.
“Authorized Person” means any one of the individuals identified by written notice from Borrowers to Agent, as updated from time to time.
~~“Available Hedge Amount” has the meaning specified therefor in the last paragraph of Section 2.4(b)(iv) of the Agreement.~~
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“Availability” means, as of any date of determination, the amount that the Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage); provided, that Availability on the Closing Date shall not exceed $800,000,000.
“Available Hedge Amount” has the meaning specified therefor in the last paragraph of Section 2.4(b)(iv) of the Agreement.
“Bank of America” means Bank of America, N.A., a national banking association.
“Bank Product” means any one or more of the following financial products or accommodations extended to a Borrower or its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, (f) supply chain financing, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by a Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the applicable Bank Product Providers (other than the Hedge Providers) in an amount reasonably determined by Agent in its Permitted Discretion or any other credit support acceptable by the Agent and the Bank Product Provider, in each case, as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations owed to such Bank Product Providers (other than Hedge Obligations).
“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Borrowers and their Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations (including Pari Secured Hedge Obligations), and (c) all amounts that Agent or any Revolving Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Revolving Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Borrowers or their Subsidiaries; provided that in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Bank of America or its Affiliates or any Bank Product Provider holding Existing Hedge Obligations, then the applicable Bank Product must have provided and Agent shall have received a Bank Product Provider Agreement within ten (10) days (or such later date as Agent and Parent may agree) after the date of the provision of the applicable Bank Product to the Borrowers or their respective Subsidiaries (or, if such Bank Product Obligations are in existence prior to the Second Amendment Effective Date, two (2) Business Days prior to the Second Amendment Effective Date); provided further that the Bank Product Obligations shall not include any Excluded Swap Obligations.
“Bank Product Provider” means any Revolving Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Bank of America or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Bank Product within ten (10) days (or such later date as Agent and Parent may agree) (or, if in existence prior to the Second Amendment Effective Date, two (2) Business Days prior to the Second Amendment Effective Date) after the provision of such Bank Product to the Borrowers or their respective Subsidiaries; provided, further, that if, at any time, a Revolving Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Revolving Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.
“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to the Agreement or otherwise in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider and Agent.
“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and
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obligations of the Borrowers and their Subsidiaries in respect of Bank Product Obligations and certified to the Agent in accordance with Section 18.5) in respect of Bank Products then provided or outstanding (including, for the avoidance of doubt, any Pari Secured Hedge Reserves).
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) Term SOFR, plus 1.25%, (c) the Prime Rate and (d) 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, as the case may be; provided that, if Term SOFR is no longer available as set forth in Section 2.13, then Base Rate shall be determined without giving effect to clause (b) of this definition.
“Base Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” 31 C.F.R. § 1010.230, as amended from time to time.
“Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Pension Plan or Multiemployer Plan) to which any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise.
“Blocked Account” means a deposit account that is subject to a Control Agreement.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
~~“Borrowers” means Cleveland-Cliffs Inc., an Ohio corporation, and each Additional Borrower.~~
“Borrower Materials” has the meaning specified therefor in Section 18.9(c) of the Agreement.
“Borrowers” means Cleveland-Cliffs Inc., an Ohio corporation, and each Additional Borrower.
“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by Lenders (or Agent on behalf thereof), or by a Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance.
“Borrowing Base” shall mean (a) with respect to the Tranche A Revolver Commitment, (i) during the period beginning on the Stelco Acquisition Closing Date until the 90th day after the Stelco Acquisition Closing Date (or such later date as may be agreed to by Agent), the greater of (x) $3,000,000,000 and (y) the Tranche A Borrowing Base and (ii) at all other times, the Tranche A Borrowing Base and (b) with respect to any Tranche B Revolver Commitment, if any, the Tranche B Borrowing Base.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1.
“Business Day” means any day except Saturday, Sunday, or other day on which banks are authorized or required to close in the states of California or New York; provided that, when used in connection with Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.
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“Canadian Dollars” means the lawful currency of Canada as in effect from time to time.
“Canadian Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is organized under the laws of Canada.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, unless such expenditures are financed with Indebtedness incurred after the Closing Date that are not Loans.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
~~“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.~~
“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Bank of America or a financial institution selected by the Agent, in the name of the Parent and under the sole dominion and control of the Agent, and otherwise established in a manner reasonably satisfactory to the Agent.
“Cash Collateralize” means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, each applicable Issuing Bank, the Swing Lender or the Revolving Lenders, as collateral or other credit support for Letter of Credit Obligations, Obligations in respect of Swing Loans or obligations of Revolving Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances or (b) if the Swing Lender or the applicable Issuing Bank benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Swing Lender or the applicable Issuing Bank, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
~~“Cash Dominion Trigger Event” means (a) the occurrence and continuance of any Specified Event of Default or (b) the failure of the Borrowers to maintain Specified Availability of at least the greater of (x) $250,000,000 and (y) 10% of the Line Cap.~~
“Cash Dominion Release Event” means Specified Availability is at least the greater of (a) $250,000,000 and (b) 10% of the Line Cap for thirty (30) consecutive days and no Specified Event of Default is outstanding during such thirty (30) consecutive day period.
“Cash Dominion Trigger Event” means (a) the occurrence and continuance of any Specified Event of Default or (b) the failure of the Borrowers to maintain Specified Availability of at least the greater of (x) $250,000,000 and (y) 10% of the Line Cap.
“Cash Dominion Trigger Period” means the period commencing with a Cash Dominion Trigger Event and ending with a Cash Dominion Release Event.
“Cash Equivalents” means (a) Domestic Cash Equivalents, and (b) Foreign Cash Equivalents.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.
“CCAA Plan Indebtedness” means, collectively, without duplication, (i) the OPEB Funding Obligations and (ii) the Pension Funding Obligations.
“CFC” means a controlled foreign corporation (as that term is defined in the IRC).
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“Change in Control” means that:
(a)    any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of the Parent or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests of Parent (or other securities convertible into such Equity Interests) representing 50% or more of the combined voting power of all Equity Interests of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent;
(b)    except in connection with a transaction permitted by Section 6.3 or 6.4, Borrowers fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (or if such Subsidiary becomes a Loan Party after the Closing Date, the amount owned and controlled, directly or indirectly, as of the date such Subsidiary becomes a Loan Party);
(c)    [reserved]; or
(d)    the occurrence of any “Change in Control” (or any similar or like term) as defined in the Senior Secured Notes Indenture, any Existing Senior Notes Indenture or any indenture, agreement, note or similar document governing or evidencing Indebtedness that is outstanding in an aggregate principal amount of $100,000,000 or more.
“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Claims” has the meaning assigned to such term in Section 12(c).
“Class” (a) when used with respect to Lenders, shall refer to whether such Lender has a Loan or Commitment with respect to the Tranche A Facility or the Tranche B Facility, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche A Revolver Commitments or Tranche B Revolver Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the Tranche A Facility or Tranche B Facility.
“Closing Date” means the date on which Agent sends Borrowers a written notice that each of the conditions precedent set forth on Schedule 3.1 either have been satisfied or have been waived, which date is March 13, 2020.
“Closing Date Refinancing” means the prepayment and redemption in full of all Indebtedness and other outstanding obligations and liabilities under the Existing Syndicated Facility Agreement, the Target ABL Credit Agreement and the Target Senior Secured Notes and the termination, release and discharge of all Liens and guarantees granted by the Loan Parties and their respective Subsidiaries (including the Target and its Subsidiaries) in connection therewith.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code
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as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.
“Collateral Access Agreement” means a landlord waiver, bailee letter, carrier agreement or acknowledgement agreement of any lessor, warehouseman, processor, carrier, consignee, or other Person (including any Joint Venture) in possession of, having a Lien upon, or having rights or interests in any Loan Parties’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
“Commencement Date” has the meaning assigned to such term on Schedule 5.2.
“Commitment Letter” means that certain second amended and restated commitment letter, dated as of December 19, 2019, among the Joint Lead Arrangers and the Parent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitor” means any Person which is a direct competitor of Borrowers or their Subsidiaries and is disclosed to the Agent in writing (which may be distributed by the Agent to the Lenders) prior to the Closing Date (as updated on or before the Fourth Amendment Effective Date) and such Person’s parent entities, affiliates and subsidiaries, in each case, that are readily identifiable as such by virtue of their names; provided, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrowers or their Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer or other senior financial officer of Parent to Agent.
“Confidential Information” has the meaning specified therefor in Section 18.9(a) of the Agreement.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Agent (in consultation with Parent), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Agent determines (in consultation with Parent) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Parent but which by its terms is renewable or extendable beyond 12 months from such date at the option of Parent) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, in each case as set forth on the most recent consolidated balance sheet of Parent and computed in accordance with GAAP.
“Consolidated Total Assets” means, as to any Person as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person as of such date of determination.
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“Consolidated Total Debt” means, at any date, the aggregate principal amount of all (i) Indebtedness for borrowed money of Parent and its Subsidiaries at such date (including unreimbursed obligations in respect of letters of credit but excluding undrawn letters of credit) and (ii) Indebtedness in respect of Capital Leases and purchase money obligations, in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as at the last day of any fiscal period, the ratio of (a) Consolidated Total Debt on such day to (b) EBITDA for such period.
“Control Agreement” means, with respect to any applicable deposit or securities account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Agent, establishing Control (as defined in the Uniform Commercial Code) of such an account by the Agent and whereby the Person maintaining such account agrees to comply only with the instructions originated by the Agent without the further consent of any Loan Party.
“Convertible Notes” means those certain 1.50% Convertible Senior Notes due 2025 issued by Parent on December 19, 2017 in the initial aggregate principal amount of $316,250,000 and any additional Permitted Indebtedness which is convertible at the option of the Parent, into Qualified Equity Interests of the Parent permitted hereunder.
“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Credit Party” means a Lender or any Issuing Bank.
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York's website (or any successor source).
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Default Rate” has the meaning specified therefor in Section 2.6(c) of the Agreement.
“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within two (2) Business Days of the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified Borrowers, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within three (3) Business Days after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Agent and the Borrower), (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement within two (2) Business Days of the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section 18.15); provided, however that a Lender shall not be a Defaulting Lender solely by virtue of (i) a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements or (ii) such Lender becoming subject to an Undisclosed Administration; provided, further, that a Lender shall not be deemed to be a Defaulting Lender under clauses (a), (b) or (c) if it has notified Agent and Parent in writing that it will not make a funding because a condition to funding (specifically identified in the notice) is not or cannot be satisfied.
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~~“Default Rate” has the meaning specified therefor in Section 2.6(c) of the Agreement.~~
“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, (i) in the case of Tranche A Revolving Loans, the interest rate then applicable to Tranche A Revolving Loans that are Base Rate Loans (inclusive of the Tranche A Base Rate Margin applicable thereto) and (ii) in the case of Tranche B Revolving Loans, the interest rate then applicable to Tranche B Revolving Loans that are Base Rate Loans (inclusive of the Tranche B Base Rate Margin applicable thereto).
“Deposit Account” means any deposit account (as that term is defined in the Code).
“Designated Account” means the Deposit Account of Administrative Borrower designated as such, in writing, by Borrowers to Agent.
“Designated Account Bank” means a bank at which the Designated Account is located and that is located within the United States and has been designated as such, in writing, by Borrowers to Agent.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by any Loan Party in connection with a Permitted Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate delivered by Parent to Agent at least three (3) Business Days prior to the consummation of such Permitted Disposition (which certificate will set forth the basis for such valuation), less the amount of cash or Cash Equivalents, received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Designated Port” means each port, dock, marine terminal or similar location that is an Identified Location.
“Dilution Percent” means the percent, determined as of the end of the Loan Parties’ most recent field examination, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to active Accounts of the Loan Parties, divided by (b) active gross sales.
“Dilution Percentage” means at any time, one (1) percentage point (or fraction thereof) for each percentage point (or fraction thereof) by which the Dilution Percent for the Loan Parties exceeds five percent (5.0%).
“Dilution Reserve” means a reserve equal to the product of (x) the Dilution Percentage times (y) the value of all Eligible Accounts of the Loan Parties at such time.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolver Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by Agent on the basis of the Spot Rate for the purchase of Dollars with such currency.
“Dollars” or “$” means United States dollars.
“Domestic Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or
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Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any Lender or any other bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above and (i) Investments of the type described in the “Cash Investment Policy” of Parent, dated as of April 30, 2019, together with any modifications thereto reasonably acceptable to the Agent.
“Dominion Account” a collection account at Bank of America in the United States over which Agent has exclusive control.
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.
“EBITDA” means, subject to Section 1.9 hereof, with respect to any fiscal period:
(a)    Parent’s consolidated net earnings (or loss),
minus
(b)    without duplication, the sum of the following amounts of Parent for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)    any extraordinary, unusual, or non-recurring gains,
(ii)    interest income, and
(iii)    exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, plus
(c)    without duplication, the sum of the following amounts of Parent for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)    any non-cash extraordinary, unusual, or non-recurring losses,
(ii)    Interest Expense,
(iii)    Tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar Taxes (and for the avoidance of doubt, specifically excluding any sales Taxes or any other Taxes held in trust for a Governmental Authority),
(iv)    depreciation and amortization for such period,
(v)    (A) with respect to any Permitted Acquisition after the Closing Date, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by Parent or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 180 days of the
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consummation of such Permitted Acquisition, up to an aggregate amount (for all such items in this clause (v)) for such Permitted Acquisition not to exceed the greater of (x) $10,000,000 and (y) 5.00% of the Purchase Price of such Permitted Acquisition and (B) with respect to the Transactions, costs, fees, charges, or expenses consisting of expenses owed by Parent or any of its Subsidiaries to any Person in connection with or resulting from the Transactions or the transactions related thereto,
(vi)    (A) purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (B) non-cash adjustments in accordance with GAAP purchase accounting rules under Statement of Financial Accounting Standards No. 805, in the event that such an adjustment is required by Parent’s independent auditors, in each case, as determined in accordance with GAAP,
(vii)    costs and expenses incurred during such period in connection with the restructuring of APIO, in an aggregate amount for all such costs and expenses incurred during such period not to exceed $10,000,000 for such period,
(viii)    non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),
(ix)    one-time non-cash restructuring charges,
(x)    non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,
(xi)    non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets (excluding ABL Priority Collateral),
(xii)    any non-cash loss, charge or expense (but only to the extent not relating to the ABL Priority Collateral),
(xiii)    financing fees, costs, accruals, payments and expenses (including rationalization, legal, Tax, structuring and other costs and expenses and non-operating or non-recurring professional fees, costs and expenses related thereto), related to, to the extent permitted under this Agreement, any Permitted Investments, Permitted Dispositions (other than in the ordinary course of business), issuances of Equity Interests and issuances, amendments, modifications, refinancings or repayments of Permitted Indebtedness (in each case, regardless of whether or not consummated),
(xiv)    any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses (including any costs or expenses associated with any expatriate), any signing, retention or completion bonuses; provided that the amount of costs, charges or expenses added back in reliance on this clause (c)(xiv) in any period may not exceed, together with Expected Cost Savings added back in reliance on clause (d) in such period, an amount equal to 20% of EBITDA for such period (calculated before giving effect to such add-backs or adjustments pursuant to this clause (c)(xiv) and clause (d)), and
(xv)    financing fees, costs, accruals, payments and expenses (including rationalization, legal, Tax, structuring and other costs and expenses and non-operating or non-recurring professional fees, costs and expenses related thereto), related to, to the extent permitted under this Agreement, any Qualified Receivables Transaction (in each case, regardless of whether or not consummated), plus
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(d)    the full pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of Parent, as certified by a Responsible Officer of Parent in the Compliance Certificate required by Section 5.1 to be delivered in connection with the financial statements for such period) related to the Transactions, any Permitted Investment, Permitted Disposition, operating improvement, restructuring, cost savings initiative and/or any similar initiative (any such Permitted Investment, Permitted Disposition, operating improvement, restructuring, cost savings initiative and/or similar initiative, a “Cost Saving Initiative”), in each case, prior to, on or after the Closing Date; provided, that with respect to Cost Saving Initiatives under this clause (d), (1) substantial steps toward the action necessary to realize any such cost savings, operating expense reduction, operating improvement and/or synergy added back in reliance on this clause (d) with respect to the Transactions, any Permitted Investment, Permitted Disposition, operating improvement, restructuring, cost savings initiative and/or any similar initiative are expected to be taken within 18 months following the date on which Parent determines to take such action and (2) the amount of such Expected Cost Savings added back in reliance on clause (d) in any period shall not exceed, together with costs, charges or expenses added back in reliance on clause (c)(xiv) in such period, an amount equal to 20.0% of EBITDA for such period (calculated before giving effect to such add-backs or adjustments pursuant to this clause (d) and clause (c)(xiv)), in each case, determined on a consolidated basis in accordance with GAAP.
“Eligible Accounts” means those Accounts created by a Loan Party in the ordinary course of its business, that arise out of such Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion (subject to two (2) days’ written notice to the Parent) to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:
(a)    Accounts that (i) the Account Debtor has failed to pay within 120 days of original invoice date or (ii) are more than 60 days past due,
(b)    Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)    Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party; provided that the foregoing shall not apply to Accounts owed by partners in Joint Ventures, Eligible Customers or their respective Affiliates that constitute Affiliates to the extent that such Accounts were generated on terms that are no less favorable, taken as a whole, to such Loan Party than would be obtained in an arm’s-length transaction with a non-Affiliate,
(d)    Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e)    Accounts that are not payable in Dollars,
(f)    Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada (or any state or territory thereof), (ii) is not organized under the laws of the United States or Canada (or any state or territory thereof), or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless, in each case, either (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent in its Permitted Discretion; provided that (i) Accounts whereby Hyundai Motor Company or Posco, or one of their respective subsidiaries organized in South Korea, is the Account Debtor, (ii) up to $75,000,000 of Accounts with respect to which the Account Debtor either maintains its chief executive office in an Eligible Country (or any territory thereof) or is organized under the laws of an Eligible Country or any political subdivision thereof, (iii) up to $20,000,000 of Accounts whereby a Subsidiary of ThyssenKrupp AG organized in Brazil is the Account Debtor, (iv) up to $50,000,000 of Accounts whereby an Approved Automotive Subsidiary is the Account Debtor and (v) up to
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$50,000,000 of Accounts of the Loan Parties taken as a whole, in each case, may be deemed to be Eligible Accounts if they do not satisfy this clause (f) so long as they satisfy the other eligibility criteria set forth in this definition,
(g)    Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Loan Parties have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. §3727), or (ii) any state or municipality of the United States,
(h)    Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(i)    Accounts with respect to an Account Debtor whose aggregate Accounts owing to the Loan Parties exceeds 25% of the aggregate Eligible Accounts (or such lower percentage as the Agent may establish for any such Account Debtor in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), but only to the extent of such excess; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)    [reserved],
(k)    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not, in the reasonable determination of Parent, Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(l)    Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
(m)    Accounts that are not subject to a valid and perfected first priority Agent’s Lien, including accounts that arose from the sale of coal, iron ore or other as-extracted collateral (as defined in the Code) in the United States, if an as-extracted collateral filing in the applicable jurisdiction has not been filed for the benefit of the Agent with respect to the location of the mining operation and/or mineheads from which such coal, iron ore or other as-extracted collateral was extracted; provided that, in the event that any as-extracted collateral filing is not made within 30 days after the date of acquisition of an interest in the applicable location or minehead, any such Account covered by such filing shall not constitute an Eligible Account until the day that is 91 days after such as-extracted collateral filing is made,
(n)    Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; provided that up to $50,000,000 of unbilled Accounts may be deemed to be Eligible Accounts if (x) any such Account has not been unbilled for more than 30 days, (y) the applicable goods have been shipped or the applicable services have been performed, as applicable, and (z) such Accounts satisfy the other eligibility criteria set forth in this definition,
(o)    Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(p)    Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services,
(q)    Accounts owned by a target acquired in connection with a Permitted Acquisition or other Permitted Investment, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition); provided that Accounts that otherwise satisfy the other eligibility criteria set forth in this definition in an amount not to exceed, together with Inventory constituting Eligible Inventory pursuant to the proviso to clause (l) of such definition, 15% of the Aggregate Borrowing Base (as reported in the most recent Borrowing Base Certificate delivered to the Agent in accordance herewith) then in effect shall constitute Eligible Accounts until the earlier of (x) receipt by the Agent of an appraisal and field examination of such target and its assets that is reasonably
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satisfactory to the Agent and (y) the 90th calendar day following the consummation of the relevant Permitted Acquisition or other Permitted Investment; or
(r)    Accounts of any Account Debtor so long as any Accounts of such Account Debtor are subject to a Qualified Receivables Transaction; provided that such Accounts that otherwise satisfy the other eligibility criteria set forth in this definition may be re-eligible to be included as Eligible Accounts in the Borrowing Base Certificate delivered to the Agent after the Parent has delivered evidence reasonably satisfactory to the Agent that all Accounts of such Account Debtor are no longer subject to a Qualified Receivables Transaction.
“Eligible Contract” means a contract among a Loan Party, as seller, and one or more Eligible Customers, as buyer, relating to the sale of pellets and related products, including metallics, in the United States (i) whereby the applicable Loan Party retains title to the applicable pellets and related products, including metallics, Inventory until payment is made by the Eligible Customer in respect of such pellets and related products, including metallics, Inventory and (ii) that provides for minimum purchases annually or a requirements contract of a quality of pellets and related products, including metallics, that is customized to the requirements of such Eligible Customer.
“Eligible Contract Inventory Location” means a location within the United States owned, leased or operated by an Eligible Customer where pellets and related products, including metallics, of a Loan Party is held prior to the passage of title of such Inventory from such Loan Party to the Eligible Customer pursuant to an Eligible Contract.
“Eligible Country” means each of the United Kingdom, Germany, Italy, the Netherlands, Singapore, Switzerland, Austria, any other member state of the European Union prior to May 1, 2014 and any other country approved by the Required Lenders in their sole discretion; provided, however, that upon 15 days’ notice to Parent, Agent may, at its sole discretion, remove as an Eligible Country any country that does not have foreign currency ratings of “A” or better by S&P and “A2” or better by Moody’s.
“Eligible Customer” means Algoma Steel Inc., and their respective Subsidiaries and any other Person (including successors-in-interest of the foregoing) approved by the Agent in its Permitted Discretion.
“Eligible Equipment” means Equipment of a Loan Party that is Mobile Equipment, that complies with each of the representations and warranties respecting Eligible Equipment made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion and subject to two (2) days’ written notice to the Parent to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. An item of Equipment shall not be included in Eligible Equipment if:
(a)    a Loan Party does not have good, valid, and marketable title thereto,
(b)    a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),
(c)    it is not located at one of the Identified Locations located in the continental United States (or in-transit from one such location in the continental United States to another such location in the continental United States),
(d)    it is in-transit to or from a location of a Loan Party (other than with respect to Equipment of the Loan Parties in-transit from one of the Identified Location located in the continental United States to another Identified Location located in the continental United States),
(e)    it is located on real property leased by a Loan Party from a third party or with a bailee, in a contract warehouse or at the location of a Joint Venture, customer or other third party, in each case, unless (A) it is subject to a Collateral Access Agreement executed by the lessor, bailee, warehouseman, Joint Venture, customer or other third party, as the case may be or (B) with respect to Equipment located on leased real property, with a bailee or in a contract warehouse, it is the subject of Landlord Reserves,
(f)    it is not subject to a valid and perfected first priority Agent’s Lien,
(g)    it (i) is not in good repair and normal operating condition, ordinary wear and tear excepted, in accordance with its intended use in the business of the Loan Parties, (ii) is out for repair, (iii) does not meet in all
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material respects all standards imposed by any Governmental Authority having regulatory authority over such Equipment, (iv) is substantially worn, damaged, defective or obsolete, or (v) constitutes furnishings, real property or fixtures,
(h)    it constitutes spare parts inventory or “surplus” equipment,
(i)    it is “subject to” (within the meaning of Section 9-311 of the Code) any certificate of title or comparable statute,
(j)    it was acquired in connection with a Permitted Acquisition or other Permitted Investment or owned by a Person that becomes a Loan Party after the Fourth Amendment Effective Date, until the completion of an appraisal and field examination of such Equipment, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition or other Permitted Investment or prior to such Person becoming a Loan Party); or
(k)    with respect to Equipment owned by Minorca, until the completion of an appraisal and field examination of such Equipment, in each case, reasonably satisfactory to Agent.
“Eligible Inventory” means Inventory of a Loan Party that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a monthly basis in connection with delivery of each monthly Borrowing Base Certificate and a basis consistent with Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
(a)    a Loan Party does not have good, valid, and marketable title thereto,
(b)    a Loan Party does not have ownership thereof,
(c)    except with respect to up to $50,000,000 of Inventory owned by a Loan Party that is located in Canada, it is not located at an Identified Location located in the continental United States (or in-transit from one such location in the continental United States to another such location in the continental United States),
(d)    [reserved],
(e)    other than with regards to in-transit Inventory not deemed ineligible under clause (f) of this definition, it is located on real property leased by a Loan Party from a third party or with a bailee or in a contract warehouse or at the location of a Joint Venture, customer, processor or other third party, in each case, unless (i) either (A) it is subject to a Collateral Access Agreement executed by the lessor, bailee, warehouseman, Joint Venture, customer or other third party, as the case may be, (B) with respect to Inventory located on leased real property, with a bailee or in a contract warehouse, it is the subject of Landlord Reserves, or (C) it is located at an Eligible Contract Inventory Location, and (ii) other than with respect to Inventory at a location of a Joint Venture or customer or at an Eligible Contract Inventory Location or a Designated Port located in the United States, it is segregated or otherwise separately identifiable from goods of others, if any, on the premises,
(f)    it is in-transit to a Designated Port on a carrier not owned by one of the Loan Parties unless Agent has received a Collateral Access Agreement with the applicable carrier with respect thereto; provided that, up to, when taken together with Inventory constituting Eligibility Inventory pursuant to the proviso in clause (g), $50,000,000 of such Inventory shall constitute Eligible Inventory so long as it satisfies the other eligibility criteria set forth in this definition, except that while any In-Transit Inventory Triggering Event has occurred and is continuing, the Agent may in its Permitted Discretion not include such Inventory as Eligible Inventory,
(g)    it is the subject of a bill of lading or other document of title other than those delivered to Agent as to goods in-transit as set forth in clauses (c), (e) or (f) above; provided that, up to, when taken together with Inventory constituting Eligibility Inventory pursuant to the proviso in clause (f), $100,000,000 of such Inventory shall constitute Eligible Inventory so long as it satisfies the other eligibility criteria set forth in this definition, except that while any In-
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Transit Inventory Triggering Event has occurred and is continuing, the Agent may in its Permitted Discretion not include such Inventory as Eligible Inventory,
(h)    it is not subject to a valid and perfected first priority Agent’s Lien,
(i)    it consists of goods returned or rejected by a Loan Party’s customers,
(j)    it consists of goods that are obsolete or slow moving, unmerchantable, restrictive or custom items, packaging, samples, manufacturing supplies, display items or bags, replacement parts and shipping materials, bill and hold goods, defective or damaged goods, “seconds”, or Inventory acquired on consignment; provided that scrap metal located in the United States that would otherwise be excluded pursuant to this clause (j) shall not be excluded from Eligible Inventory if it otherwise satisfies the other eligibility criteria set forth in this definition,
(k)    it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied in its Permitted Discretion that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights,
(l)    it was acquired in connection with a Permitted Acquisition or other Permitted Investment, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to the Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition); provided that Inventory that otherwise satisfies the other eligibility criteria set forth in this definition in an amount not to exceed, together with Accounts constituting Eligible Accounts pursuant to the proviso to clause (q) of such definition, 15% of the Aggregate Borrowing Base (as reported in the most recent Borrowing Base Certificate delivered to the Agent in accordance herewith) then in effect shall constitute Eligible Inventory until the earlier of (x) receipt by the Agent of an appraisal and field examination of such Inventory that is reasonably satisfactory to the Agent and (y) the 90th calendar day following the consummation of the Permitted Acquisition or other Permitted Investment,
(m)    it was acquired from a Sanctioned Person or Sanctioned Entity, or it does not meet all standards imposed by any Governmental Authority or constitutes Hazardous Materials,
(n)    it constitutes work in process or raw material, other than (i) in the case of iron ore located in the United States, work in process that has been converted into concentrate, pellets or related products, including metallics, (ii) in the case of coal located in the United States, work in process and raw material, (iii) work in process and raw materials of the legacy business of the Target Loan Parties as consistent with the Alternative Borrowing Base, and (iv) scrap metal located in the United States,
(o)    to the extent mined by a Loan Party or was extracted from a location owned or leased by a Loan Party and, in either case, it constitutes coal, iron ore or other as-extracted collateral (as defined in the UCC) in the United States, unless an as-extracted collateral filing in the applicable jurisdiction has been filed for the benefit of the Agent with respect to the location of the mining operation and/or mineheads from which such coal, iron ore or other as-extracted collateral was extracted; or
(p)    if it is owned by a Person that becomes a Loan Party after the Fourth Amendment Effective Date, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to the Agent (which appraisal and field examination may be conducted prior to such Person becoming a Loan Party).
“Eligible Investment Grade Accounts” means, at any time, any Eligible Accounts in respect of which the Account Debtor has an Investment Grade Rating as of the date of delivery of the applicable Borrowing Base Certificate.
“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of
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$1,000,000,000; (c) any other entity (other than a natural person, Loan Party or an Affiliate of a Loan Party) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) any other Person (other than a natural person, Loan Party or Affiliate of a Loan Party) approved by Agent, each Issuing Bank and, so long as no Event of Default is continuing, Parent.
“Employee Benefit Plan” means any Benefit Plan, Multiemployer Plan or Pension Plan.
“Enforcement Action” any action to enforce any Obligations (other than Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in a Loan Party’s Insolvency Proceeding or otherwise) while an Event of Default exists.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials at, on, under, to or from (a) any assets, properties and adjoining properties, or businesses or adjoining businesses of any Borrower, any Subsidiary of any Borrower, or, to the extent potentially giving rise to liability to any Borrower or any of their respective Subsidiaries, any of their predecessors in interest, or (b) any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or, to the extent potentially giving rise to liability to any Borrower or any of their respective Subsidiaries, any of their predecessors in interest.
“Environmental Framework Agreement” means the framework agreement concerning environmental issues at the Hamilton Works and Lake Erie Works properties of Stelco dated as of June 30, 2017 among and between the Province of Ontario, Bedrock Canada and Stelco, and includes an Environmental Release by the Province of Ontario, as may be amended or supplemented from time to time in accordance with the terms hereof.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law, in each case as amended, or any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to protection of the environment, the generation, handling, storage, treatment, release or disposal of, or exposure to, hazardous or toxic materials, or the effect of the environment on human health, in each case as amended from time to time.
“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred or arising under any Environmental Law or as a result of any claim or demand relating to any Environmental Law, Environmental Action or Remedial Action required by any Governmental Authority or any third party.
“Environmental Release” means the release granted pursuant to the Environmental Framework Agreement and signed by the Province of Ontario.
“Equipment” means equipment (as that term is defined in the Code).
“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), but excluding any debt securities convertible into, exchangeable for or referencing any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder.
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“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party and whose employees are aggregated with the employees of any Loan Party under IRC Section 414(o).
“Euro” means the single currency of the Participating Member States.
“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.
“Excess Availability” means, as of any date of determination, (i) the Line Cap, minus (ii) the outstanding Revolver Usage.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Excluded Accounts” has the meaning specified in the Guaranty and Security Agreement.
“Excluded Property” has the meaning specified therefor in the Guaranty and Security Agreement.
“Excluded Subsidiary” means (i) any direct or indirect Foreign Subsidiary of Parent, (ii) any non-Foreign Subsidiary if substantially all of its assets consist of the Voting Stock of one or more direct or indirect Foreign Subsidiaries of Parent, (iii) any non-Foreign Subsidiary of a Foreign Subsidiary, (iv) any Subsidiary that is an Immaterial Subsidiary, (v) any non-Wholly Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary of the obligations of the Borrowers under the Loan Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to such Subsidiary, provided that such prohibition existed on the Closing Date or, with respect to any Subsidiary formed or acquired after the Closing Date or which became a Permitted Joint Venture after the Closing Date (and, in the case of any Subsidiary acquired after the Closing Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired or became a Permitted Joint Venture, (vi) any parent entity of any non-Wholly Owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary, of the obligations of the Borrowers under the Loan Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to the non-Wholly Owned Subsidiary to which such Subsidiary is a parent, provided that (A) such prohibition existed on the Closing Date or, with respect to any Subsidiary formed or acquired after the Closing Date (and, in the case of any Subsidiary acquired after the Closing Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired and (B) a direct or indirect parent company of such parent entity (1) shall be a Guarantor and (2) shall be a holding company not engaged in any business activities or having any assets or liabilities other than (x) its ownership and acquisition of the Equity Interest of the applicable joint venture (or any other entity holding an ownership interest in such joint venture), together with activities directly related thereto, (y) actions required by law to maintain its existence and (z) activities incidental to its maintenance and continuance and to the foregoing activities, (vii) Cleveland-Cliffs International Holding Company, so long as substantially all of its assets consist of equity interests in, or indebtedness of, one or more Foreign Subsidiaries, (viii) any Receivable Subsidiary, and (ix) any Subsidiary of a Person described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii) or (viii), provided, in each case, that such Subsidiary has not guaranteed any Obligations of the Borrowers or guarantors under the Existing Senior Notes Documents.
“Excluded Swap Obligations” means with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty Obligations of such Person of, or the grant by such Person of a security interest to secure, such Swap Obligation (or any Guaranty Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty Obligation or security interest is or becomes illegal.
“Excluded Taxes” means with respect to Agent, any Lender, any Participant or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (i) any Tax imposed on (or
20

measured by) the net income or net profits (however denominated) and franchise Taxes, in each case, (A) imposed as a result of such Agent, Lender, Participant or other recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision or taxing authority thereof) or (B) imposed as a result of a present or former connection between such Agent, Lender, Participant or other recipient and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising solely from such Agent, Lender, Participant or other recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document), (ii) any branch profits Taxes or backup withholding Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Loan Party is located, (iii) Taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 17.2 of this Agreement, (iv) any United States federal Taxes that would be imposed on amounts payable to a Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except for (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 17.1 of this Agreement, if any, with respect to such withholding Tax at the time such Lender became a party to this Agreement (or designated a new lending office), and (B) additional withholding Taxes that may be imposed after the time such Lender became a party to this Agreement (or designated a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, and (v) any withholding Taxes imposed under FATCA.
“Existing Debt” means (a) the Existing Senior Notes, (b) the Senior Secured Notes, and (c) any other agreement, indenture or other instrument with respect to indebtedness for borrowed money (excluding capital leases) of the Loan Parties of more than $100,000,000.
“Existing Hedge Obligations” means the obligations or liabilities arising under, owing pursuant to, or existing in respect of the Hedge Agreements set forth on Schedule E-1, but only for so long as the counterpart constitutes a Hedge Provider hereunder.
“Existing Letters of Credit” means the letters of credit issued prior to the Second Amendment Effective Date pursuant to either the Existing Syndicated Facility Agreement or the Target ABL Credit Agreement and as set forth on Schedule E‑2.
“Existing Senior Notes” means, collectively: (a~~) those certain 6.25% Senior Notes due 2040 issued by Parent on September 20, 2010 in the initial aggregate principal amount of $500,000,000, (b~~) those certain 5.875% Senior Notes due 2027 issued by Parent on May 13, 2019 in the initial aggregate principal amount of $750,000,000, (~~c~~b) those certain 7.000% Senior Notes due 2027 issued by Parent on March 16, 2020 in the initial aggregate principal amount of $335,376,000, (~~d~~c) those certain 4.625% Senior Notes due 2029 issued by Parent on February 17, 2021 in the initial aggregate principal amount of $500,000,000, (~~e~~d) those certain 4.875% Senior Notes due 2031 issued by Parent on February 17, 2021 in the initial aggregate principal amount of $500,000,000, (~~f~~e) those certain 6.750% Senior Notes due 2030 issued by Parent on April 14, 2023 in the initial aggregate principal amount of $750,000,000 ~~and (g)~~, (f) those certain 7.000% Senior Notes due 2032 issued by Parent on March 18, 2024 in the initial aggregate principal amount of $825,000,000, (g) those certain 6.250% Senior Notes due 2040 issued by Parent on September 20, 2010 in the initial aggregate principal amount of $500,000,000, (h) those certain 7.000% Senior Notes due 2032 issued by Parent on August 16, 2024 in the initial aggregate principal amount of $600,000,000 and (i) the Existing Target Senior Notes.
“Existing Senior Notes Documents” means the Existing Senior Notes, each Existing Senior Notes Indenture, and all other agreements, documents and instruments entered into now or in the future in connection with the Existing Senior Notes or any Existing Senior Notes Indenture.
“Existing Senior Notes Indenture” means any indenture governing any of the Existing Senior Notes.
“Existing Syndicated Facility Agreement” means that certain Amended and Restated Syndicated Facility Agreement, dated as of March 30, 2015 (as amended and restated as of February 28, 2018, and as further amended, supplemented or otherwise modified prior to the date hereof), among Parent, the other borrowers from time to time party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.
“Existing Target Senior Notes” means those certain 7.00% Senior Notes due 2027 issued by AK Steel Corporation on March 23, 2017 in the initial aggregate principal amount of $400,000,000.
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“Extraordinary Advances” has the meaning specified therefor in Section 2.3(f)(iii) of the Agreement.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.
“FCPA” has the meaning assigned to such term in Section 4.13.
~~“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of October 12, 2020, among Agent, BofA Securities, Inc., Goldman Sachs Bank USA and Parent.~~
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of October 12, 2020, among Agent, BofA Securities, Inc., Goldman Sachs Bank USA and Parent.
“Field Examination/Appraisal Triggering Event” means any date on which Specified Availability is less than the greater of (a) 15% of the Line Cap, and (b) $325,000,000.
“Financial Covenant Period” means a period which shall commence on any date of determination on which Specified Availability is less than the greater of (i) 10% of the Line Cap and (ii) $250,000,000, and shall continue until Specified Availability is not less than the greater of (a) 10% of the Line Cap and (b) $250,000,000 for a period of 60 consecutive days.
“First Amendment” means the First Amendment to this Agreement, dated as of the First Amendment Effective Date.
“First Amendment Effective Date” means March 27, 2020.
“Fixed Asset Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.
“Fixed Asset Priority Collateral Agent” has the meaning specified therefor in the Intercreditor Agreement.
~~“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP but subject to Section 1.2, the sum, without duplication, of (a) Interest Expense accrued (other than (x) interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense and (y) make-whole payments, premiums or similar payments related to the prepayment or extinguishment of Indebtedness) during such period to the extent required to be paid in cash, (b) scheduled principal payments in respect of Funded Indebtedness that are required to be paid in cash during such period (excluding, for the avoidance of doubt, (v) any payments made with the proceeds of an equity issuance of Parent to the extent such proceeds are applied to any such principal payments in respect of Funded Indebtedness within one hundred eighty (180) days, (w) any mandatory or voluntary prepayments, (x) any payments made at the maturity of such Funded Indebtedness, (y) any payments made in connection with the Transactions or any Refinancing of such Funded Indebtedness and (z) any payments of principal in respect of Indebtedness owing pursuant to a Qualified Receivables Transaction), (c) all Restricted Payments paid in cash pursuant to Section 6.7(a) or (e) during such period and (d) all cash payments in connection with pensions or other post-retirement benefit obligations (only to the extent not otherwise deducted in the calculation of clause (a) of the definition of EBITDA as an expense on the Parent’s income statement) in excess of $50,000,000.~~
“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP subject to Section 1.9 hereof, the ratio of (a) (i)
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EBITDA for such period minus (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period to the extent required to be paid in cash (except (x) any amounts related to capitalized interest with respect thereto, (y) any Capital Expenditures made or incurred after the Closing Date but on or prior to September 30, 2020 in an aggregate amount not to exceed $250,000,000 in connection with the Toledo, Ohio hot briquetted iron production plant or (z) those financed with Indebtedness (other than Revolving Loans) or proceeds of an equity issuance of Parent to the extent such proceeds are applied to finance such Capital Expenditures within one hundred eighty (180) days) minus (iii) federal, state and local income Taxes paid in cash during such period (net of federal, state and local Tax refunds received in cash during such period) (it being understood that the amount subtracted pursuant to this clause (iii) shall not be less than $0), to (b) Fixed Charges for such period. For purposes of calculating the items in clauses (a)(i), (a)(ii) and clause (b) above, such amounts for the fiscal quarter ending December 31, 2019 shall be $172,826,000, $80,584,000 and $253,901,000, respectively, for the fiscal quarter ending September 30, 2019 shall be $252,384,000, $75,037,000 and $104,688,000, respectively, and for the fiscal quarter ending June 30, 2019 shall be $417,220,000, $75,427,000 and $96,679,000, respectively, in each case, subject to adjustment on a pro forma basis for all transactions consummated after the date of this Agreement for which the Fixed Charge Coverage Ratio is tested on a pro forma basis and includes such period.
“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP but subject to Section 1.2, the sum, without duplication, of (a) Interest Expense accrued (other than (x) interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense and (y) make-whole payments, premiums or similar payments related to the prepayment or extinguishment of Indebtedness) during such period to the extent required to be paid in cash, (b) scheduled principal payments in respect of Funded Indebtedness that are required to be paid in cash during such period (excluding, for the avoidance of doubt, (v) any payments made with the proceeds of an equity issuance of Parent to the extent such proceeds are applied to any such principal payments in respect of Funded Indebtedness within one hundred eighty (180) days, (w) any mandatory or voluntary prepayments, (x) any payments made at the maturity of such Funded Indebtedness, (y) any payments made in connection with the Transactions or any Refinancing of such Funded Indebtedness and (z) any payments of principal in respect of Indebtedness owing pursuant to a Qualified Receivables Transaction), (c) all Restricted Payments paid in cash pursuant to Section 6.7(a) or (e) during such period and (d) all cash payments in connection with pensions or other post-retirement benefit obligations (only to the extent not otherwise deducted in the calculation of clause (a) of the definition of EBITDA as an expense on the Parent’s income statement) in excess of $50,000,000.
“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any of its Subsidiaries, or the imposition on any Loan Party or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Foreign Cash Equivalents” means (a) certificates of deposit, bankers’ acceptances, or time deposits maturing within one (1) year from the date of acquisition thereof, in each case payable in an Agreed Currency and issued by any bank organized under the laws of any Specified State and having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000 (calculated at the then applicable Spot Rate), (b) Deposit Accounts maintained with any bank that satisfies the criteria described in clause (a) above, (c) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) and (b) above and (d) Investments of the type described in the “Cash Investment Policy” of Parent, dated as of April 30, 2019, together with any modifications thereto reasonably acceptable to the Agent.
“Foreign Plan” has the meaning specified in Section 4.10(b).
“Foreign Subsidiary” means any Subsidiary of Parent that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“Foreign Subsidiary Borrowers” has the meaning specified in Section 2.16(c).
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“Foreign Subsidiary Collateral” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Incremental Commitment” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Incremental Facility” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Incremental Loans” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Lenders” has the meaning specified in Section 2.16(c).
“Fourth Amendment Effective Date” means June 9, 2023.
“FSHCO” means a Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia substantially all of the assets of which consist of Equity Interests of one or more CFCs or FSHCOs. For the avoidance of doubt, Cleveland-Cliffs International Holding Company shall be considered a FSHCO.
“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Parent, determined on a consolidated basis in accordance with GAAP.
“Funding Date” means the date on which a Borrowing occurs.
“Funding Losses” has the meaning specified therefor in Section 2.13(b)(ii) of the Agreement.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, articles of association, or other organizational documents of such Person.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means (a) each Subsidiary of each Borrower as of the Closing Date (other than any Excluded Subsidiary), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.
“Guaranty and Security Agreement” means the guaranty and security agreement, dated as of the Closing Date, executed and delivered by each of the Borrowers and each of the Guarantors to Agent.
“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
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“Hamilton Pension Plans” means (i) U.S. Steel Canada Inc. Retirement Plan for USW Local 1005 members at Hamilton Works, FSRA Registration No. 0354878 and (ii) U.S. Steel Canada Inc. Retirement Plan for salaried employees at Hamilton Works, FSRA Registration No. 0338509.
“Hamilton Works” means the business of Stelco conducted on the HW Lands immediately prior to the Stelco Acquisition Closing Date.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids or synthetic gas, (c) any explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers and their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers, including without limitation, the Existing Hedge Obligations and the Pari Secured Hedge Obligations; provided, however, that the Hedge Obligations shall not include any Excluded Swap Obligations.
“Hedge Provider” means any Revolving Lender or any of its Affiliates; provided, that no such Person (other than Bank of America or its Affiliates) shall constitute a Hedge Provider unless and until Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Hedge Agreement within ten (10) days (or such later date as the Agent shall agree) (or two (2) Business Days prior to the Second Amendment Effective Date with respect to any Hedge Agreement existing on the Second Amendment Effective Date) after the execution and delivery of such Hedge Agreement with a Borrower or its Subsidiaries; provided further, that if, at any time, a Revolving Lender ceases to be a Revolving Lender under the Agreement, then, from and after the date on which it ceases to be a Revolving Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Revolving Lender or any of its Affiliates shall no longer constitute Hedge Obligations.
“Hedge Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(a), to establish and maintain with respect to the Hedge Obligations of the Borrowers or their Subsidiaries secured by the Collateral.
“Historical Contamination” has the meaning given to that term in the Environmental Framework Agreement.
“HW Lands” means all freehold and leasehold property of Stelco located in Hamilton, Ontario and interests therein, including all rights of way, licences or rights of occupation, easements or other similar rights of Stelco in connection with such freehold and leasehold property, immediately prior to the Stelco Acquisition Closing Date.
“Identified Locations” means the locations identified on the most recently delivered location report provided pursuant to clause (m) of Schedule 5.2 of the Agreement or such other locations identified by the Borrowers to the Agent from time to time.
“Immaterial Subsidiary” means (a) the Persons identified on Schedule I-1 to this Agreement and (b) any other Subsidiary that, together with its Subsidiaries, does not have (i) Consolidated Total Assets in excess of 5.0% of the Consolidated Total Assets of Parent and its Subsidiaries on a consolidated basis as of the date of the most recent consolidated balance sheet of Parent or (ii) consolidated total revenues in excess 5.0% of the consolidated total revenues of Parent and its Subsidiaries on a consolidated basis for the most recently ended four (4) fiscal quarters for which internal financial statements of Parent are available immediately preceding such calculation date; provided that any such Subsidiary, when taken together with all other Immaterial Subsidiaries does not, in each case together with their respective Subsidiaries, have (i) Consolidated Total Assets with a value in excess of 10.0% of the Consolidated Total Assets of Parent and its Subsidiaries on a consolidated basis or (ii) consolidated total revenues in excess of
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10.0% of the consolidated total revenues of Parent and its Subsidiaries on a consolidated basis. For the avoidance of doubt, no Borrower shall be an Immaterial Subsidiary.
~~“In-Transit Inventory Triggering Event” means any date on which Excess Availability is less than the greater of (a) 20% of the Line Cap, and (b) $525,000,000.~~
“Increased Borrowing Base Reporting Period” has the meaning specified in Schedule 5.2.
“Incremental Amendment” has the meaning specified in Section 2.16(d).
“Incremental Commitment” means each Upsize Incremental Commitment and/or each Foreign Subsidiary Incremental Commitment, as the context requires.
“Incremental Loans” means the Upsize Incremental Loans and/or the Foreign Subsidiary Incremental Loans, as the context requires.
“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers’ acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation. For the avoidance of doubt, the obligations of Stelco under the Stelco Securitization Facility shall not constitute Indebtedness.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Taxes” means, any Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Insolvency Proceeding” means with respect to any Person, (a) any proceeding, corporate action, procedure or step commenced or taken by or against that Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, or (b) the appointment of a custodian, trustee, receiver, interim receiver, national receiver, receiver-manager, monitor, liquidator, administrator, judicial manager, administrative receiver, supervisor, compulsory manager, Controller or similar custodian for that Person or for substantially all of its assets (in each case, excluding the proceedings commenced under the Companies’ Creditors Arrangement Act (Canada), in respect of Stelco in the Ontario Superior Court of Justice, bearing the Court File number CV-14-10695-00CL).
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, executed and delivered by each of the other Loan Parties and Agent.
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“Intercreditor Agreement” means that certain ABL Intercreditor Agreement, dated as of December 19, 2017, between Agent and U.S. Bank National Association, as collateral agent in respect of the Senior Secured Notes and acknowledged and agreed to by the Loan Parties.
“Interest Expense” means, for any period, the aggregate of the interest expense of Parent for such period, determined on a consolidated basis in accordance with GAAP.
“Interest Period” means, with respect to each Term SOFR Loan, a period commencing on the date of the making of such Term SOFR Loan (or the continuation of a Term SOFR Loan or the conversion of a Base Rate Loan to a Term SOFR Loan) and ending 1, 3, or 6 months thereafter or, if agreed to by all Lenders and the Agent, such shorter or longer period (in the case of each requested Interest Period, subject to availability thereof); provided, that (a) interest shall accrue at the applicable rate based upon the Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 3, or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date.
“In-Transit Inventory Triggering Event” means any date on which Excess Availability is less than the greater of (a) 20% of the Line Cap, and (b) $525,000,000.
“Inventory” means inventory (as that term is defined in the Code).
“Inventory/Equipment Reserves” means, as of any date of determination, (a) Landlord Reserves for locations of any Loan Parties, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(a), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or Eligible Equipment of the Loan Parties or the Maximum Revolver Amount.
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to directors, officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.
“Investment Grade Rating” means, with respect to any Person, such Person’s senior unsecured long-term non-credit-enhanced indebtedness has a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or a rating equal to or higher than BBB- (or the equivalent) by S&P.
“IRC” means the Internal Revenue Code of 1986, as amended.
“ISDA Definitions” means the 2006 ISDA Definitions (or successor definitional booklet for interest rate derivatives) published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time.
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
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“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.
“Issuing Bank” means Bank of America (or any of its Affiliates), ~~Credit Suisse~~ UBS AG ~~, Cayman Islands Branch (or any of its Affiliates)~~New York (Eleven Madison Avenue) Branch, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, ~~Deutsche Bank AG New York Branch, Goldman Sachs Bank USA,~~ PNC Bank, National Association~~, Citibank, N.A.~~, Barclays Bank PLC, Citizens Bank, N.A., Regions Bank, The Huntington National Bank, Fifth Third Bank, National Association and each other Revolving Lender appointed by Parent and agreed by the Agent and such Revolving Lender, in their sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of the Agreement, and, in each case, their respective permitted successors and assigns. Each Issuing Bank shall be deemed to be a Lender and a Revolving Lender.
“Issuing Bank Indemnitees” means each Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.
“Joint Book Runners” means BofA Securities, Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Deutsche Bank Securities Inc., ~~Goldman Sachs Bank USA,~~ PNC Capital Markets LLC, Citigroup Global Markets Inc., Barclays Bank PLC, Citizens Capital Markets, Inc., Regions Capital Markets, The Huntington National Bank and Fifth Third Bank, National Association.
“Joint Lead Arrangers” means BofA Securities, Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Deutsche Bank Securities Inc., ~~Goldman Sachs Bank USA,~~ PNC Capital Markets LLC, Citigroup Global Markets Inc., Barclays Bank PLC, Citizens Capital Markets, Inc., Regions Capital Markets, The Huntington National Bank and Fifth Third Bank, National Association.
“Joint Venture” means a corporation, partnership, limited liability company or other entity or organization that has voting Equity Interests directly or indirectly owned by Parent; provided, however, that none of the following shall be a Joint Venture hereunder: (i) any wholly-owned Subsidiary of Parent and (ii) any trade creditor or customer in which Parent or any of its Subsidiaries has made an Investment pursuant to clause (t) of the definition of Permitted Investments.
“Joint Venture Agreements” means, collectively any agreement which establishes a Joint Venture and any governing documents related thereto.
“Landlord Reserve” means, as to each location not owned by a Loan Party at which a Loan Party has Inventory of a type included in the Borrowing Base, Equipment of a type included in the Borrowing Base or books and records related to Accounts of a type included in the Borrowing Base or any such Inventory or Equipment located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of (a) the number of months’ rent for which the landlord, bailee or warehousemen will have, under applicable law, a Lien in the Inventory or Equipment of such Loan Party to secure the payment of rent or other amounts under the lease or other agreement relative to such location, or (b) with respect to a location where Inventory is located, three (3) months’ rent and charges under the lease or other agreement relative to such location and with respect to a location where Equipment is located, 12 months’ rent and charges under the lease or other agreement relative to such location.
“Lake Erie Works” means the business of Stelco conducted on the LEW Lands immediately prior to the Stelco Acquisition Closing Date.
“Lender” has the meaning set forth in the preamble to the Agreement, shall include each Tranche B Revolving Lender, Issuing Bank and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them. For avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed and delivered an Incremental Amendment and to the extent such Incremental Amendment shall have become effective in accordance with the terms hereof and thereof.
“Lender Group” means each of the Lenders (including each Tranche B Revolving Lender, Issuing Bank and the Swing Lender) and Agent, or any one or more of them.
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“Lender Group Expenses” means all (a) reasonable and documented costs and out-of-pocket expenses (including insurance premiums), other than Excluded Taxes and Indemnified Taxes, required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Borrower and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Borrower or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, (h) Agent’s reasonable and documented costs and out-of-pocket expenses (including reasonable documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (i) Agent’s reasonable and documented costs and out-of-pocket expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable and documented costs and out-of-pocket expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and out-of-pocket expenses (including reasonable and documented attorneys’, accountants’, consultants’, and other advisors’ fees and expenses) incurred in terminating, enforcing (including attorneys’, accountants’, consultants’, and other advisors’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any Enforcement Action or any Remedial Action with respect to the Collateral.
“Lender Group Representatives” has the meaning specified therefor in Section 18.9(a) of the Agreement.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by an Issuing Bank for the account of a Borrower pursuant to the Agreement, including, without limitation, the Existing Letters of Credit.
“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent and the Issuing Bank, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(l) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to the sum of (i) 103% of the then existing Letter of Credit Usage that is denominated in Dollars, and (ii) 103% of the then existing Letter of Credit Usage that is denominated in an Agreed Currency other than Dollars, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to the sum of (i) 103% of the then existing Letter of Credit Usage that is denominated in Dollars, and (ii) 103% of the then existing Letter of Credit Usage that is denominated in an Agreed Currency other than Dollars (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
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“Letter of Credit Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.
“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Maturity Date (as determined pursuant to clause (a) of the definition thereof).
“Letter of Credit Exposure” means, as of any date of determination with respect to any Revolving Lender, such Revolving Lender’s Pro Rata Share of the Letter of Credit Usage on such date.
“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.
“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of the Agreement.
“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of the Agreement.
“Letter of Credit Sublimit” means an amount equal to $555,000,000 which amount (i) shall be allocated among the Issuing Banks as set forth in Schedule C-1 and (ii) may be increased in connection with the incurrence of Incremental Commitments in accordance with Section 2.16(a) upon the agreement of (x) one or more existing Issuing Banks to increase their allocation of the Letter of Credit Sublimit or (y) one or more Additional Lenders appointed by Parent and agreed by the Agent and such Additional Lender, in their sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 to provide such increase.
“Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.
“LEW Lands” means all freehold and leasehold property of Stelco located in Nanticoke, Ontario and interests therein including all rights of way, licences or rights of occupation, easements or other similar rights of Stelco in connection with such freehold and leasehold property, immediately prior to the Stelco Acquisition Closing Date.
“LEW Pension Plans” means (i) U.S. Steel Canada Inc. Retirement Plan for USW Local 8782 members of Stelco’s business conducted on the LEW Lands, FSRA Registration No. 0698761; (ii) U.S. Steel Canada Inc. Retirement Plan for salaried employees of Stelco’s business conducted on the LEW Lands, FSRA Registration No. 0698753; and (iii) the U.S. Steel Canada Inc. Retirement Plan for employees at the Pickle Line Department of Stelco’s business conducted on the LEW Lands, FSRA Registration No. 1206457.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Limited Condition Transaction” means any Permitted Acquisition or other similar Investment that constitutes a Permitted Investment, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount and (b) the Aggregate Borrowing Base as of such date.
“Liquidity” means, as of any date of determination, the sum of Excess Availability plus Qualified Cash held in an account agreed between Parent and Agent (and any successor account agreed by Parent and Agent) as of such date of determination, which account is subject to a Cash Collateral Account letter agreement between Bank of America and the Loan Party which is the holder of such account plus unrestricted cash in a Blocked Account.
“Loan” means any Revolving Loan, Tranche A Revolving Loan, Tranche B Revolving Loan, Swing Loan, Incremental Loan or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.
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“Loan Documents” means the Agreement, the Control Agreements, the Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Issuer Documents, the Letters of Credit, the Patent Security Agreement, the Trademark Security Agreement, any Incremental Amendment, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.
“Loan Party” means any Borrower or any Guarantor. “Loan Parties” means, collectively, the Borrowers and the Guarantors.
“Main Pension Plans” means the Hamilton Pension Plans and the LEW Pension Plans.
“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of Borrowers’ and their Subsidiaries’ ability, when taken as a whole, to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon a material portion of the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.
“Material Contract” means, with respect to any Person, (a) any agreement, indenture or other instrument with respect to Existing Debt and (b) any contract or agreement, the loss of which would reasonably be expected to result in a Material Adverse Effect.
“Material Indebtedness” any agreement, indenture or other instrument with respect to Indebtedness for borrowed money of the Loan Parties of $150,000,000 or more.
“Maturity Date” means the earlier of (a) June 9, 2028 and (b) the date that is 91 days before the stated maturity date of any portion of the Existing Debt, if (in the case of this clause (b)) on such date the aggregate principal amount of all Existing Debt outstanding that would mature on or before such 91st day exceeds $100,000,000 (unless on and from such 91st day, and until such portion of the Existing Debt is either (i) less than $100,000,000 in the aggregate, or (ii) repaid, redeemed, defeased, extended or refinanced such that it matures 91 days after the Maturity Date set forth in clause (a), (A) the Loan Parties have Qualified Cash in excess of such amount greater than $100,000,000 or have deposited such amount in excess of $100,000,000 with the trustee, agent or similar person with respect to such Existing Debt or (B) the Administrative Agent has taken a reserve against the Tranche A Borrowing Base in an amount equal to such amount greater than $100,000,000). References in the Agreement to “91 days after the Maturity Date” shall mean the Maturity Date as determined pursuant to clause (a) of this definition.
“Maximum Revolver Amount” means $4,750,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement and as may be increased pursuant to Section 2.16.
“Mexican Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is organized under the laws of Mexico.
“Mobile Equipment” means any forklifts, trailers, graders, dump trucks, water trucks, grapple trucks, lift trucks, flatbed trucks, fuel trucks, other trucks, dozers, cranes, loaders, skid steers, excavators, back hoes, shovels, drill crawlers, other drills, scrappers, gondolas, flat cars, ore cars, shuttle cars, jenny cars, conveyors, locomotives, miners, other rail cars, and any other vehicles, mobile equipment and other equipment similar to any of the foregoing.
“Mortgaged Lands” means the Real Property described in Schedule M-1 of the Agreement.
“Mortgage Note” means the 25 year Mortgage Note issued by Stelco Inc. in favour of Legacy Lands Limited Partnership dated June 5, 2018 bearing an interest rate of 8.0% per annum.
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“Moody’s” has the meaning specified therefor in the definition of Domestic Cash Equivalents.
“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or any of its Subsidiaries or their respective ERISA Affiliates has an obligation to contribute or has any liability, contingent or otherwise or could be assessed Withdrawal Liability assuming a complete or partial withdrawal from any such multiemployer plan.
“Net Book Value” means, (i) with respect to Equipment, the net book value under GAAP (but net of delivery charges, sales tax, federal excise tax and other costs incidental to the purchase thereof) as reported by Borrowers to Agent; provided that for purposes of the calculation of the Borrowing Base, the Net Book Value of the Equipment shall not include (a) the portion of the value of the Equipment equal to the profit earned by any Affiliate of Parent on the sale thereof to any Loan Party, or (b) write-ups or write-downs in value with respect to currency exchange rates, (ii) with respect to Accounts, the net book value under GAAP and (iii) with respect to Inventory, the net book value under GAAP as reported by Borrowers to Agent.
“Net Orderly Liquidation Value” means, with respect to Equipment or Inventory, the orderly liquidation value of such Equipment or Inventory determined for each category of such Equipment or Inventory (but net of all associated costs and expenses of such liquidation) as specified in the most recent appraisal received by Agent from an appraisal company reasonably acceptable to Agent in its Permitted Discretion. With respect to Eligible Equipment, the Net Orderly Liquidation Value shall be determined as of the date of each Borrowing Base Certificate giving effect to depreciation and assuming that since the last appraisal the ratio of Net Book Value to Net Orderly Liquidation Value has remained constant.
“Net Termination Payments” has the meaning specified therefor in Section 2.4(b)(iv) of the Agreement.
“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC with respect to a Pension Plan, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan or Multiemployer Plan by the PBGC, (e) any other event or condition that would constitute grounds under Sections 4042(a)(1)-(3) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that would reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan or the receipt of notification that a partial or complete withdrawal has occurred, (h) the reorganization or insolvency of a Multiemployer Plan under ERISA, (i) the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA including the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) receipt of notification by any Loan Party or ERISA Affiliate that any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is insolvent within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) the failure of any Pension Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 or 430 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 or 430 of the IRC or Section 302 of ERISA) with respect to any Pension Plan, or (o) any event that results in or would reasonably be expected to result in a liability by a Loan Party pursuant to the excise tax provisions of the IRC relating to Employee Benefit Plans.
“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an
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Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, however, that the Obligations shall not include any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse any Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OID” means original issue discount.
“OPEB Entities” means the employee life and health trusts known as the USW Local 1005 ELHT, the USW Local 8782 ELHT and the Non-USW ELHT.
“OPEB Funding Agreement” means the Amended and Restated OPEB Funding Agreement dated as of June 5, 2018 between Stelco and the OPEB Entities, in respect of, among other things, the funding of OPEBs, as amended June 21, 2024 and as may be further amended or supplemented from time to time in accordance with the terms hereof.
“OPEB Funding Obligations” means the obligation of Stelco to make or pay the contributions contemplated by the OPEB Funding Agreement and the Legacy Retiree Agreement, in each case as may be amended or supplemented from time to time in accordance with the terms hereof.
“OPEB Reference Date” means June 5, 2018.
“OPEBs” means post-employment health and welfare benefits provided by the OPEB Entities to retirees of Stelco (or its predecessors or Affiliates) and eligible spouses and beneficiaries of such retirees, including life insurance, health and dental benefits but excluding pensions and other retirement income payments.
“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1(a) or Section 2.11, in each case subject to Section 1.7(d).
“Overadvance Loan” shall mean a Revolving Loan that is a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof.
“Parent” has the meaning specified therefor in the preamble to the Agreement.
“Pari Secured Hedge Agreement” means each Hedge Agreement designated by the applicable Hedge Provider as a “Pari Secured Hedge Agreement” in a Bank Product Provider Agreement delivered to the Agent pursuant to Section 18.5(b); provided that no such designation shall be permitted if after giving effect thereto (and to the applicable Pari Secured Hedge Reserves), Excess Availability would be less than $0.
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“Pari Secured Hedge Obligations” means all Hedge Obligations in respect of Pari Secured Hedge Agreements; provided that in order for any such Hedge Obligations to constitute “Pari Secured Hedge Obligations”, if the applicable Hedge Provider is any Person other than Bank of America or its Affiliates, then Agent shall have received a Bank Product Provider Agreement with respect to the applicable Hedge Agreement within, (x) with respect to any Existing Hedge Obligations, ten (10) days (or such later date as the Agent shall agree) (or two (2) Business Days prior to the Second Amendment Effective Date with respect to any Hedge Agreement existing on the Second Amendment Effective Date) of the Second Amendment Effective Date and (y) with respect to any Hedge Agreement entered into after the Second Amendment Effective Date, ten (10) days (or such later date as the Agent shall agree) after the date of the provision of the applicable Hedge Agreement to the Borrowers or their Subsidiaries.
“Pari Secured Hedge Reserves” means, as of any date of determination, reserves in an amount equal to (A) the lesser of (i) the marked to market exposure and (ii) the maximum exposure specified by the Hedge Provider of any Hedge Agreement specified as a "Pari Secured Hedge Agreement" in any initial Bank Product Provider Agreement delivered to the Agent pursuant to Section 18.5 (or such lesser amount as is stated by the Hedge Provider to be treated as a Pari Secured Hedge Obligation in such Bank Product Provider Agreement) plus (B) in the Permitted Discretion of the Agent, additional reserves (i) based upon any increase in the maximum amount of the Pari Secured Hedge Obligations set forth in such initial Bank Product Provider Agreement that is subsequently notified to the Agent in accordance with Section 18.5 or (ii) in an amount up to or equal to the amount set forth in clause (A)(ii) above.
“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.
“Payment Conditions” means:
(a) with respect to any proposed transaction pursuant to clause (g) or clause (m) of the definition of Permitted Investments or clause (c) of the definition of Permitted Acquisitions, that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) (i) Borrowers’ Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $325,000,000 and (II) 15% of the Line Cap or (ii) (1) Borrowers’ Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $250,000,000 and (II) 10% of the Line Cap and (2) immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries is at least 1.00:1.00 as of the 12-month period ending as of the most recently ended fiscal quarter (calculated assuming that such transaction was consummated as of the end of such fiscal quarter); and
(b) with respect to any other proposed transaction, that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) (i) Borrowers’ Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $350,000,000 and (II) 17.5% of the Line Cap or (ii) (1) Borrowers’ Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $250,000,000 and (II) 12.5% of the Line Cap and (2) immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries is at least 1.00:1.00 as of the 12-month period ending as of the most recently ended fiscal quarter (calculated assuming that such transaction was consummated as of the end of such fiscal quarter).
“PBA” means the Pensions Benefit Act (Ontario) or similar legislation of any other federal or provincial jurisdiction (or any successor statute), as amended from time to time, and includes all regulations thereunder.
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“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Agreement” means the agreement dated as of June 30, 2017 between the Province of Ontario, the Superintendent of Financial Services of Ontario, Stelco and Bedrock Canada, in respect of, among other things, the funding of the benefits under the Main Pension Plans from and after June 30, 2017, as amended January 31, 2023 as may be further amended or supplemented from time to time in accordance with the term hereof.
“Pension Funding Obligations” means the obligation of Stelco to pay the contributions contemplated by the Pension Agreement, as may be amended or supplemented from time to time in accordance with the terms hereof.
“Pension Plan” means any employee benefit plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party, Subsidiary or their respective ERISA Affiliates or to which any Loan Party, Subsidiary or their respective ERISA Affiliate has any liability, contingent or otherwise.
“Permitted Acquisition” means any Acquisition so long as:
(a)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
(b)    for any Permitted Acquisition pursuant to which the aggregate purchase price is greater than $500,000,000, Borrowers have provided Agent with five (5) Business Days’ (or such shorter period as Agent may agree) prior notice, and such information, including historical financial statements and projections, as Agent shall have reasonably requested (to the extent available),
(c)    the Payment Conditions will be satisfied, and
(d)    the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, as applicable.
Notwithstanding the foregoing, the Stelco Acquisition (including intercompany Investments among Parent and any Subsidiary required to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith)) shall constitute a Permitted Acquisition whether or not the foregoing conditions shall be satisfied on the date of the consummation of the Stelco Acquisition.
“Permitted Discretion” means a determination made in good faith based upon the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Dispositions” means:
(a)    (i) sales, abandonment, or other dispositions of any personal property or Real Property that, in the reasonable judgment of any Borrower or any of its Subsidiaries, has become obsolete, worn out or no longer used or useful or, except with respect to personal property included in the Borrowing Base, is surplus or has become uneconomic, in each case in the ordinary course of business and (ii) licenses, leases or subleases of Real Property or personal property in the ordinary course of business so long as such licenses, leases or subleases do not individually or in the aggregate interfere in any material respect with the ordinary conduct of the business of Borrowers and their Subsidiaries,
(b)    sales of Inventory to buyers in the ordinary course of business,
(c)    the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
(d)    the licensing or sublicensing of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(e)    the granting of Permitted Liens,
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(f)    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(g)    any involuntary loss, damage or destruction of property,
(h)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)    the licensing, leasing or subleasing of assets (other than Real Property) of any Borrower or its Subsidiaries in the ordinary course of business,
(j)    the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent,
(k)    the lapse or abandonment of registered patents, trademarks, copyrights and other intellectual property of any Borrower or any of its Subsidiaries to the extent that, in the reasonable judgment of such Borrower or Subsidiary, such intellectual property is not economically desirable in the conduct of its business,
(l)    the making of Restricted Payments (in cash or stock) that are expressly permitted to be made pursuant to the Agreement,
(m)    the making of Permitted Investments (in cash) or the consummation of a transaction permitted by Section 6.3,
(n)    the sale, transfer, lease or other disposition of assets (i) from any Loan Party to another Loan Party, (ii) from any Subsidiary of any Borrower that is not a Loan Party to any Loan Party or any other Subsidiary of any Borrower, or (iii) from any Loan Party to a Subsidiary that is not a Loan Party, in the case of this clause (iii) only, in an aggregate amount not exceed the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such disposition for which financial statements have been delivered to the Agent, during any fiscal year,
(o)    dispositions of assets acquired by Borrowers and the Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets and for at least 75% cash, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and their Subsidiaries and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,
(p)    sales or dispositions of assets as disclosed to the Agent in writing (which may be distributed by the Agent to the Lenders) prior to the Closing Date,
(q)    sales or dispositions of assets not otherwise permitted in clauses (a) through (p) above or clauses (r) through (v) below so long as (i) made at fair market value for at least 75% cash and (ii) the aggregate fair market value of all assets disposed of during any fiscal year would not exceed the greater of (x) $200,000,000 and (y) 1.50% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such disposition for which financial statements have been delivered to the Agent,
(r)    sales or dispositions of assets for fair market value and at least 75% cash so long as (i) the Payment Conditions are satisfied and (ii) if any such assets consist of ABL Priority Collateral that are of a type included in the Borrowing Base and have a fair market value in excess of $50,000,000, the Parent shall have delivered an updated Borrowing Base Certificate reflecting the disposition of those assets,
(s)    [reserved],
(t)    the direct or indirect sale or other disposition of Collateral by a Loan Party in connection with any Permitted Joint Venture; provided that such Loan Party receives consideration at least equal to the fair market value of the Collateral subject to the sale or other disposition (and, in the case of ABL Priority Collateral, for 100% cash),
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(u)    sales or dispositions of assets in an aggregate amount not to exceed $20,000,000 in any fiscal year, ~~and~~
(v)    the sale, transfer or other disposition of Securitization Assets or participations therein in connection with a Qualified Receivables Transaction; and
(x)    sales, assignments or dispositions of the RBC Eligible Accounts to Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) pursuant to the terms and conditions of the Stelco Securitization Facility;
provided that for purposes of clauses (o), (q), (r) and (t) above the following shall be deemed cash with respect to the disposition of assets (other than ABL Priority Collateral) (A) the repayment or assumption by the transferee of Indebtedness secured by Liens with a priority to the Liens securing the Obligations (other than Indebtedness incurred in contemplation of such disposition), (B) the repayment or assumption by the transferee of liabilities (as shown on the Parent’s most recent balance sheet or in the notes thereto), other than liabilities that are subordinated in right of payment to the Obligations, (C) any securities, notes or other obligations received by any Loan Party that are, within 180 days of the disposition of such assets, converted by such Loan Party into cash or Cash Equivalents and (D) any Designated Non-Cash Consideration received by such Loan Party in such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this proviso that has at that time not been converted into cash or Cash Equivalents not to exceed the greater of (x) $300,000,000 and (y) 2.25% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
“Permitted Indebtedness” means:
(a)     Indebtedness evidenced by the Agreement or the other Loan Documents,
(b)    Indebtedness set forth on Schedule P-4 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(c)    Permitted Purchase Money Indebtedness in an aggregate amount outstanding at any time not to exceed the greater of (x) $1,650,000,000 and (y) 12.50% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, and any Refinancing Indebtedness in respect of such Indebtedness,
(d)    endorsement of instruments or other payment items for deposit,
(e)    Indebtedness (i) incurred in the ordinary course of business in respect of surety and appeal bonds, performance bonds, bid bonds, appeal bonds, reclamation bonds, completion guarantee and similar obligations, or any similar financial assurance obligations under Environmental Laws or worker’s compensation laws or with respect to self-insurance obligations and (ii) consisting of guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions,
(f)    (i) Indebtedness of any Borrower that is incurred in connection with a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (A) no Event of Default has occurred and is continuing or would result therefrom, (B) such Indebtedness is not incurred for working capital purposes, (C) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (D) such Indebtedness does not amortize until 181 days after the Maturity Date, (E) such Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents other than current market interest, as determined by the Parent in its reasonable business judgment, (F) if such Indebtedness is secured (1) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Senior Secured Notes (or if the Senior Secured Notes are no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Senior Secured Notes had the Senior Secured Notes been outstanding), (2) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations, (3) the Liens securing such Indebtedness are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent (it being agreed the form and substance of the Intercreditor Agreement is acceptable) and (4) on a pro forma basis after giving effect to such Indebtedness, the Parent’s “Consolidated Secured Leverage Ratio” (as defined in the Senior Secured Notes Indenture as of the date hereof) does not exceed 3.00:1.00 and (G) on a pro forma basis after giving effect to such
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Indebtedness, Parent is in compliance with the financial covenant set forth in Section 7 of this Agreement (regardless of whether a Financial Covenant Period is then in effect), and (ii) any Refinancing Indebtedness in respect of such Indebtedness,
(g)    (i) Acquired Stelco Indebtedness and (ii) Acquired Indebtedness in an aggregate principal amount not to exceed the greater of (x) $500,000,000, and (y) 3.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, outstanding at any one time, and in the case of each of clause (i) and clause (ii), any Refinancing Indebtedness in respect thereof,
(h)    Indebtedness (i) incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds or guarantees, and completion guarantees (or obligations in respect of letters of credit related thereto in an amount not to exceed the greater of (x) $60,000,000 and (y) 0.50% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, outstanding at any one time) and (ii) in respect of letters of credit which are backstopped or supported by a Letter of Credit issued hereunder,
(i)    Indebtedness owed to any Person (or their financing affiliates) providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year or in connection with the financing of insurance premiums in the ordinary course of business,
(j)    the incurrence by Parent or any of its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,
(k)    Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), Cash Management Services, or other Bank Products,
(l)    Guaranty Obligations in respect of Indebtedness otherwise permitted under this definition; provided that any guaranty by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party must be permitted by clause (q) of the definition of “Permitted Investment”,
(m)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party or a Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions,
(n)    Indebtedness composing Permitted Investments (other than clause (u)(i) of the definition thereof),
(o)    Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(p)    Indebtedness of any Borrower or its Subsidiaries in respect of earn-outs owing to sellers of assets or Equity Interests to such Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions and any Refinancing Indebtedness in respect of such Indebtedness,
(q)    Indebtedness incurred in connection with any sale/leaseback transaction and any Refinancing Indebtedness in respect of such Indebtedness; provided, that such Indebtedness incurred from and after the Closing Date shall be in an aggregate principal amount not to exceed the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, at any time outstanding,
(r)    customer advances for prepayment of sales,
(s)    accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
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(t)    Indebtedness evidenced by the Existing Senior Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the ~~Closing~~Sixth Amendment Effective Date, and any Refinancing Indebtedness in respect thereof,
(u)    (i) Indebtedness evidenced by the Senior Secured Notes in an aggregate principal amount not to exceed $845,000,000 at any one time outstanding and any Refinancing Indebtedness in respect thereof, (ii) [reserved], (iii) [reserved] and (iv) Indebtedness in an aggregate principal amount not to exceed the greater of (x) an amount equal to $1,250,000,000 and (y) an amount that, on a pro forma basis upon giving effect the incurrence thereof, would not cause Parent’s “Consolidated Secured Leverage Ratio” (as defined in the Senior Secured Notes Indenture as of the date hereof) to exceed 3.00:1.00 (and any Refinancing Indebtedness in respect of any such Indebtedness), so long as, in the case of this clause (iv), (A) if such Indebtedness is secured by the Collateral, (x) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Senior Secured Notes (or if the Senior Secured Notes are no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Senior Secured Notes had the Senior Secured Notes been outstanding), (y) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations and (z) the Liens securing such Indebtedness are subject to an intercreditor agreement in form and substance satisfactory to Agent (it being agreed the form and substance of the Intercreditor Agreement is acceptable), (B) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (C) such Indebtedness does not amortize until 181 days after the Maturity Date, and (D) after giving effect to the incurrence of any such Indebtedness after the Closing Date, Parent is in compliance with the financial covenant set forth in Section 7 of this Agreement (regardless of whether a Financial Covenant Period is then in effect),
(v)    any other unsecured Indebtedness incurred by any Borrower or any of its Subsidiaries so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (iii) such Indebtedness does not amortize until 181 days after the Maturity Date and (iv) after giving effect to the incurrence of any such Indebtedness, Parent is in compliance with the financial covenant set forth in Section 7 of this Agreement (regardless of whether a Financial Covenant Period is then in effect); provided that conditions (ii) and (iii) above shall not be required to be satisfied with respect to Indebtedness in an aggregate principal amount not to exceed $200,000,000 during the term of the Agreement,
(w)    (i) Indebtedness of Excluded Subsidiaries listed on Schedule E-3 and any Refinancing Indebtedness in respect of such Indebtedness, and (ii) additional Indebtedness of Excluded Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (x) $300,000,000 and (y) 2.25% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent,
(x)    so long as no Default or Event of Default shall have occurred and be continuing, Indebtedness incurred in connection with a Qualified Receivables Transaction; provided that (i) the aggregate outstanding amount pursuant to all Qualified Receivables Transactions in the aggregate shall not exceed $250,000,000 at any one time, (ii) the Parent shall notify the Agent at least seven Business Days prior to entry into such Qualified Receivables Transaction by providing (A) an updated Borrowing Base Certificate prepared giving effect to the exclusion of all Accounts of such Account Debtors whose Accounts will be subject to such Qualified Receivables Transaction and (B) Schedule 5.17 which shall list the customers whose Accounts will be sold under such Qualified Receivables Transaction (which Schedule 5.17 may be updated up to four times per year by delivering, at least seven Business Days prior to the sale of the new Accounts included in the Qualified Receivables Transaction, (x) an updated Schedule 5.17 to the Agent and (y) an updated Borrowing Base Certificate consistent with clause (ii)(A)) and (iii) upon the request of the Agent in its Permitted Discretion, the Parent shall cause the agent, lender or purchasers, as applicable, under such Qualified Receivables Transaction to enter into a customary intercreditor agreement with, and reasonably satisfactory to, the Agent,
(y)    Permitted Intercompany Advances and Contributions,
(z)    [reserved],
(aa)    [reserved], ~~and~~
(bb)    other Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of (A) $2,000,000,000 and (B) 15% of Consolidated Net Tangible Assets measured as of the last day of the fiscal quarter
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ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, so long as in the case of this clause (bb), (i) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (ii) such Indebtedness does not amortize until 181 days after the Maturity Date and (iii) if such Indebtedness is secured, Liens securing such Indebtedness are permitted under clause (ff) of the definition of “Permitted Liens”; provided that conditions (i) and (ii) above shall not be required to be satisfied with respect to Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $200,000,000,
(cc)    Indebtedness (and guarantees in respect thereof) incurred by Parent or any of its subsidiaries pursuant to the Stelco Bridge Facility for the purpose of consummating the Stelco Acquisition (including, for the avoidance of doubt, paying fees and expenses or repaying outstanding indebtedness of Stelco or its subsidiaries in connection therewith),
(dd)    Indebtedness (and guarantees in respect thereof) incurred by Parent or any of its subsidiaries pursuant to the Stelco Permanent Financing and Refinancing Indebtedness in respect thereof, ~~and~~
(ee)    unsecured intercompany Indebtedness between Parent and any Subsidiary required to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith)~~.~~,
(ff)    CCAA Plan Indebtedness, but only to the extent remaining subject to the terms of the Stelco CCAA Documents and the Special Regulation, as may be amended or supplemented from time to time in accordance with the terms hereof,
(gg)    Indebtedness represented by the Mortgage Note or under the real property mortgages on the Mortgaged Lands in favour of Legacy Lands II Limited Partnership.
“Permitted Intercompany Advances and Contributions” means loans, advances or capital contributions made by (a) a Loan Party to another Loan Party, (b) [reserved], (c) a Subsidiary of a Borrower that is not a Loan Party to another Subsidiary of a Borrower that is not a Loan Party, (d) a Subsidiary of a Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (e) a Loan Party to a Joint Venture existing on the Closing Date and set forth on Schedule J-1 so long as such loans, advances or capital contributions are required by and made in accordance with the Joint Venture Agreements as in effect on the Closing Date and set forth on Schedule J-1, and (f) a Loan Party to a Joint Venture or Subsidiary that is not a Loan Party in an aggregate amount for this clause (f), which shall not exceed, together with all Investments made pursuant to clause (q) of the definition of Permitted Investments, the greater of (x) $800,000,000 and (y) 6.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, at any time outstanding.
“Permitted Investments” means:
(a)    Investments in cash and Cash Equivalents,
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(c)    advances made in connection with purchases of goods or services in the ordinary course of business,
(d)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,
(e)    Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date in their respective Subsidiaries and other Investments set forth on Schedule P-1 to the Agreement,
(f)    guarantees and other contingent liabilities permitted under the definition of Permitted Indebtedness (other than clause (n) thereof),
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(g)    Permitted Intercompany Advances and Contributions,
(h)    Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(i)    deposits of cash made in the ordinary course of business to secure performance of operating leases,
(j)    loans and advances to employees, officers, and directors of a Borrower or any of its Subsidiaries for bona fide business purposes in the ordinary course of business,
(k)    Permitted Acquisitions,
(l)    acquisitions of property, plant and equipment to be used in the ordinary course of business,
(m)    Investments so long as the Payment Conditions are satisfied at the time thereof,
(n)    Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,
(o)    equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(p)    Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(q)    so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such Investment for which financial statements have been delivered to the Agent, during the term of the Agreement,
(r)    Hedge Obligations incurred in the ordinary course of business and not for speculative purposes,
(s)    mergers, consolidations or amalgamations permitted by Section 6.3,
(t)    Investments in securities of trade creditors or customers in the ordinary course of business that are received (i) in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (ii) in the settlement of debts created in the ordinary course of business,
(u)    Permitted Dispositions (other than in reliance on clause (m) thereof),
(v)    Investments in Joint Ventures existing as of the Closing Date and set forth on Schedule J-1 for the purpose of financing such entities’ (i) operating expenses incurred in the ordinary course of business, (ii) reasonable Capital Expenditures and (iii) other reasonable obligations that are accounted for by the Parent and its Subsidiaries as increases in equity in such Joint Ventures,
(w)    any Investment consisting of the contribution of Securitization Assets and provision of Standard Securitization Undertakings in connection with a Qualified Receivables Transaction, and
(x)    the use or transfer of cash and Cash Equivalents to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith).
“Permitted Joint Venture” means any Person at least 50% of the capital stock of which is owned by a Loan Party if (a) such Person is engaged in a business related to that of a Loan Party and (b) the Loan Party has the right
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to appoint at least half of the members of the Board of Directors (or equivalent governing body, including, without limitation, of the general partner of a limited partnership) of such Person.
“Permitted Liens” means
(a)    Liens granted to, or for the benefit of, Agent to secure the Obligations or any portion thereof,
(b)    Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent by more than 30 days or which can thereafter be paid without penalties, or (ii) do not have priority over Agent’s Liens with respect to the ABL Priority Collateral and the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)    judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,
(d)    Liens set forth on Schedule P-2 to the Agreement, any continuation or extension thereof; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date, and any Refinancing Indebtedness in respect thereof,
(e)    the interests of lessors under operating leases and non-exclusive licensors under license agreements,
(f)    purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) in the case of Permitted Purchase Money Indebtedness described in clauses (a) and (b) of the definition thereof, (A) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (B) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, and (ii) in the case of Permitted Purchase Money Indebtedness described in clauses (a) through (c) of the definition thereof, such Lien does not attach to ABL Priority Collateral (other than with respect to Permitted Purchase Money Indebtedness (and Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed the greater of (x) $500,000,000 and (y) 3.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, at any time outstanding secured by Mobile Equipment (and not any other ABL Priority Collateral) but only to the extent that Parent shall have delivered a notice to Agent clearly identifying the Mobile Equipment subject to such Lien prior to the granting of such Lien),
(g)    Liens arising by operation of law in favor of warehousemen, landlords, carriers, vendors’, mechanics, materialmen, laborers, suppliers and other like Liens, incurred in the ordinary course of business, and which Liens either (i) are for sums not yet delinquent by more than 30 days, or (ii) are the subject of Permitted Protests,
(h)    Liens on amounts pledged or deposited to secure any Borrower’s and its Subsidiaries obligations in connection with worker’s compensation, other unemployment insurance and similar legislation,
(i)    Liens on amounts deposited to secure any Borrower’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
(j)    Liens on amounts deposited to secure any Borrower’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
(k)    with respect to any Real Property, easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with indebtedness and do not in the aggregate materially impair their use in the operation of the business of the Parent and its Subsidiaries,
(l)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
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(m)    Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)    rights of setoff, bankers’ liens and other similar Liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,
(o)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)    Liens solely on any cash earnest money deposits made by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
(r)    Liens assumed by any Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness; provided that, to the extent any Liens incurred under this clause (r) secures Acquired Indebtedness of a Loan Party in an aggregate principal outstanding (for all such transactions) of greater than $100,000,000 and such Liens secures ABL Priority Collateral, then such Liens shall, within 120 days after the date of assumption thereof, be subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent (it being agreed the form and substance of the Intercreditor Agreement is acceptable) providing that such Liens on ABL Priority Collateral are junior to the Liens on the ABL Priority Collateral securing the Obligations,
(s)    Liens on the Collateral securing any Indebtedness permitted to be incurred pursuant to clause (f), (u), (cc) or (dd) of the definition of “Permitted Indebtedness” and Refinancing Indebtedness in respect thereof, so long as such Liens are subject to the Intercreditor Agreement or such intercreditor agreement in form and substance reasonably satisfactory to the Agent (it being agreed that the form of the Intercreditor Agreement is satisfactory),
(t)    Liens in the nature of royalties, dedications of reserves under supply agreements, mining leases or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Indebtedness) entered into in the ordinary course of business,
(u)    leases or subleases of properties, in each case entered into in the ordinary course of business so long as such leases or subleases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of Borrowers or their respective Subsidiaries or (ii) materially impair the use or the value of the property subject thereto,
(v)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with the past business practices of such Person, and any products or proceeds thereof to the extent covered by such Liens,
(w)    the filing of UCC financing statements in connection with operating leases, consignment of goods or bailment agreements,
(x)    Liens on assets of a Subsidiary that is not a Loan Party in favor of a Borrower or a Subsidiary of a Borrower,
(y)    Liens created solely for the purpose of securing Indebtedness permitted by clause (q) of the definition of “Permitted Indebtedness”; provided that any such Liens attach only to the property being leased or acquired pursuant to such Indebtedness and do not encumber any other property (other than any products or proceeds thereof to the extent covered by such Liens),
(z)    Liens on (i) letters of credit securing another standby letter of credit and (ii) cash or Cash Equivalents securing (x) reimbursement or counterindemnity obligations with respect to any standby letter of credit, or
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(y) any Hedge Obligations of the Parent or any of its Subsidiaries, as to which the aggregate amount of the obligations secured thereby does not exceed the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, at any time outstanding; provided that any such cash or Cash Equivalents shall be held in an Excluded Account not subject to the Agent’s control (within the meaning of the Code),
(aa)    Liens on the assets of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted under clause (w) of the definition of “Permitted Indebtedness”,
(bb)    Liens in the nature of royalties, dedications of reserves or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industries and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Indebtedness) entered into in the ordinary course of business,
(cc)    Liens on the Equity Interests of a Receivable Subsidiary and Liens on Securitization Assets securing or transferred pursuant to any Qualified Receivables Transaction,
(dd)    Liens on assets or property not constituting Collateral in an amount not to exceed the greater of (x) $1,950,000,000, and (y) 14.625% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent,
(ee)    other Liens as to which the aggregate amount of the obligations secured thereby does not exceed the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, at any time outstanding; provided, however, that no more than $30,000,000 of such Liens permitted under this clause (ee) shall be secured by the ABL Priority Collateral,
(ff)    Liens securing any Indebtedness permitted to be incurred pursuant to clause (bb) of the definition of “Permitted Indebtedness”, so long as, if such Indebtedness is secured by the Collateral, (x) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Senior Secured Notes (or if the Senior Secured Notes are no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Senior Secured Notes had the Senior Secured Notes been outstanding), (y) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations and (z) the Liens securing such Indebtedness are subject to the Intercreditor Agreement or such intercreditor agreement in form and substance reasonably satisfactory to the Agent (it being agreed that the form and substance of the Intercreditor Agreement is acceptable), ~~and~~
(gg)    Liens on assets or property not constituting Collateral, including assets or property of Stelco or its subsidiaries securing the Stelco Bridge Facility or the Stelco Permanent Financing~~.~~,
(hh)    real property mortgages on the Mortgaged Lands in favour of Legacy Lands II Limited Partnership,
(ii)    Liens in favour of Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) solely on RBC Eligible Accounts which have been sold to Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) pursuant to the terms of the Stelco Securitization Facility,
(jj)    the rights reserved to or vested in a Governmental Authority by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof,
(kk)    securities to public utilities or to any municipalities or Governmental Authority or other public authority when required by the utility, municipality or Governmental Authority or other public authority in connection with the supply of services or utilities to the Loan Parties,
(ll)    Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not materially and adversely affect the use of the lands by any Loan Party,
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(mm)    statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of any Loan Party under Environmental Law to which any assets of such Loan Party are subject, and
(nn)    contractual rights of set-off granted in the ordinary course of business.
“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll Taxes or Taxes that are the subject of a United States federal Tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted by such Borrower or its Subsidiary, as applicable, in good faith, and (c) with respect to any Lien on ABL Priority Collateral, Agent is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens on such ABL Priority Collateral.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, (a) purchase money Indebtedness, including any such Indebtedness assumed in connection with a Permitted Acquisition, (b) Capitalized Lease Obligations, including any such obligations assumed in connection with a Permitted Acquisition, and (c) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on such assets before the acquisition thereof, and any Refinancing Indebtedness thereof, provided that, with respect to the Indebtedness described in clause (c) of this definition (“Project Indebtedness”), (w) such Project Indebtedness is incurred before or within 180 days after such acquisition or the completion of such construction or improvement, (x) such Project Indebtedness shall be secured only by the property acquired, constructed or improved in connection with the incurrence of such Project Indebtedness, (y) with respect to such Project Indebtedness assumed in connection with a Permitted Acquisition, the amount of such Project Indebtedness shall not exceed 100% of the total consideration paid in connection with such Permitted Acquisition and (z) with respect to Project Indebtedness incurred to finance the acquisition of any fixed or capital assets, such Project Indebtedness shall constitute not more than 100% of the aggregate consideration paid with respect to such fixed or capital assets.
“Permitted Ratable Portion” has the meaning specified in Section 2.4(b)(iv).
“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code or (c) any Person whose assets include Plan Assets of any such “employee benefit plan” or “plan”.
“Plan Assets” means “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Platform” has the meaning specified therefor in Section 18.9(c) of the Agreement.
“Pounds Sterling” shall mean British Pounds Sterling or any successor currency in the United Kingdom.
“Prime Rate” the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
“Pro Rata Share” means, as of any date of determination:
(a)    with respect to a Lender’s obligation to make all or a portion of the Revolving Loans, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans, the
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percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders,
(b)    with respect to a Lender’s obligation to participate in the Letters of Credit, with respect to such Lender’s obligation to reimburse any Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees, and with respect to all other computations and other matters related to the Letters of Credit, the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders; provided, that if all of the Revolving Loans have been repaid in full and all Revolver Commitments have been terminated, but Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments had not been terminated and based upon the Revolver Commitments as they existed immediately prior to their termination,
(c)    [reserved],
(d)    [reserved], and
(e)    with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.6 of the Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Revolver Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.
“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Protective Advances” has the meaning specified therefor in Section 2.3(f)(i) of the Agreement.
“Public Lender” has the meaning specified therefor in Section 18.9(c) of the Agreement.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition), paid or delivered by a Borrower or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties that is not identifiable proceeds of Collateral and that is held by Bank of America in the account referred to in the definition of Liquidity.
“Qualified Equity Interest” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Qualified Receivables Transaction” means any financing arrangement or factoring of Securitization Assets by the Parent or any Subsidiary and any securitization facility of any Receivable Subsidiary, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to the Parent or any Subsidiary (other than any Receivable Subsidiary) in connection therewith. The “amount” or “principal amount” of any Qualified Receivables Transaction shall be deemed at any time to be (1) the aggregate principal, or stated amount, of the Indebtedness or fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Qualified Receivables Transaction, in each case outstanding at such time, or (2) in the case of any Qualified Receivables Transaction in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the transferee in connection with its purchase of Securitization
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Assets less the amount of collections received by the transferee, in each case excluding any amounts applied to purchase fees or discount or in the nature of interest and the aggregate principal amount or stated amount of Indebtedness, fractional undivided interests or other securities held by the Parent or any Subsidiary.
“RBC Eligible Accounts” means Accounts from an account debtor listed on Schedule 1 to the Stelco Securitization Facility, as such schedule may be amended from time to time with concurrent notice being provided to the Agent.
“Real Property” means, collectively, all right, title and interest in and to any and all the parcels of or interests in real property owned or leased by a person or as to which a person otherwise has a possessory interest (including by license or easement), together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.
“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(a), to establish and maintain (including reserves for rebates, discounts, warranty claims or returns) with respect to the Eligible Accounts of the Loan Parties or the Maximum Revolver Amount.
“Receivable Subsidiary” means a Subsidiary of Parent that is formed for the primary purpose of financing accounts receivable of Parent and/or its Subsidiaries.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
(a)    such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)    such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, (i) are more burdensome in any material respect to the Parent or any of its Subsidiaries than the Indebtedness being refinanced as determined by Parent in its reasonable business judgment or (ii) are or could be expected to be materially adverse to the interests of the Lenders; provided that the Existing Senior Notes may be refinanced on substantially the same terms as the terms of the Senior Secured Notes,
(c)    if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that, when taken as a whole, as determined by Parent in its reasonable business judgment, are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(d)    the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended; provided that the Existing Senior Notes may be refinanced on substantially the same terms as the terms of the Senior Secured Notes,
(e)    [reserved], and
(f)    if such Refinancing Indebtedness in respect of any Existing Senior Notes is secured, such Refinancing Indebtedness shall be secured on a junior priority basis with respect to the ABL Priority Collateral pursuant to an intercreditor agreement in form and substance reasonably acceptable to the Agent, it being agreed the form and substance of the Intercreditor Agreement is acceptable; provided that other than the Existing Senior Notes, no unsecured Indebtedness may be refinanced with secured Indebtedness.
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“Register” has the meaning set forth in Section 13.1(h) of the Agreement.
“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Remedial Action” means all actions required by Environmental Laws or a Governmental Authority taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other similar response actions with respect to Hazardous Materials required by Environmental Laws or a Governmental Authority.
“Replacement Lender” has the meaning specified therefor in Section 2.14(b) of the Agreement.
“Report” has the meaning specified therefor in Section 15.9(c) of this Agreement.
“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders; provided, that the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders.
“Rescindable Amount” has the meaning as defined in Section 2.4(a)(iii).
“Reserves” means, as of any date of determination, those reserves without duplication to Receivable Reserves, Bank Product Reserves, Dilution Reserves, Inventory/Equipment Reserves and Hedge Reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(a), to establish and maintain (including reserves with respect to (a) sums that any Borrower or its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, and (b) amounts owing by any Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the ABL Priority Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens in and to such item of the ABL Priority Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount.
“Responsible Officer” shall mean any of the President, Chairman, Chief Executive Officer, Chief Operating Officer, Vice Chairman, any Executive Vice President, Chief Financial Officer, General Counsel, Chief Legal Officer, Treasurer or Assistant Treasurer, of Parent.
“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by any Borrower or any of its Subsidiaries or to the direct or indirect holders of Equity Interests issued by such Borrower or such Subsidiary in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent), (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger or consolidation involving any Borrower or any of its Subsidiaries) any Equity Interests issued by any Borrower or any of its Subsidiaries, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Borrower or any of its Subsidiaries now or hereafter outstanding.
“Revolver Commitment” means the Tranche A Revolver Commitment and the Tranche B Revolver Commitment, if any.
“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.
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“Revolving Lender” means a Lender that has a Revolver Commitment or that has an outstanding Revolving Loan.
“Revolving Loan Exposure” means, with respect to any Revolving Lender, as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitments, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender.
“Revolving Loans” means the Tranche A Revolving Loans and the Tranche B Revolving Loans.
“S&P” has the meaning specified therefor in the definition of Domestic Cash Equivalents.
“Sanctioned Entity” means (a) a country or territory or a government of a country, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly owned or controlled by a country or territory or its government, (d) a Person located, organized, or resident in or determined to be resident in a country or territory, in each case, that is subject to a country-based sanctions program administered and enforced by OFAC, His Majesty’s Treasury of the United Kingdom, the European Union, or the United Nations Security Council.
“Sanctioned Person” means at any time, any Person listed in the Sanctions-related list of designated Persons maintained by the OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any European Union State, or His Majesty’s Treasury of the United Kingdom, or any Person directly or indirectly owned 50% or more, by an such Persons.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
~~“S&P” has the meaning specified therefor in the definition of Domestic Cash Equivalents.~~
“Scheduled Unavailability Date” has the meaning specified in Section 2.13(d)(iii)(B)(ii) of this Agreement.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Second Amendment” means the Second Amendment to this Agreement, dated as of the Second Amendment Effective Date.
“Second Amendment Effective Date” means December 9, 2020.
“Securities Account” means a securities account (as that term is defined in the Code).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securitization Assets” means any accounts receivable and the proceeds thereof and all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable financing or factoring or securitization financing (as determined in good faith by the Parent or any Subsidiary).
“Senior Secured Notes” means those certain 6.750% Senior Secured Notes due 2026, issued by Parent on the Closing Date in the initial aggregate principal amount of $725,000,000 and on June 19, 2020 in the additional aggregate principal amount of $120,000,000, as amended, supplemented or otherwise modified from time to time.
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“Senior Secured Notes Documents” means the Senior Secured Notes, the Senior Secured Notes Indenture, and all other agreements, documents and instruments entered into now or in the future in connection with the Senior Secured Notes or the Senior Secured Notes Indenture.
“Senior Secured Notes Indenture” means the Indenture dated as of March 13, 2020, governing the Senior Secured Notes, by and among Parent, as issuer, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee and first lien notes collateral agent, as amended, supplemented or otherwise modified from time to time.
“Settlement” has the meaning specified therefor in Section 2.3(g)(i)(A) of the Agreement.
“Settlement Date” has the meaning specified therefor in Section 2.3(g)(i)(A) of the Agreement.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
“Sixth Amendment” means the Sixth Amendment to this Agreement, dated as of September 13, 2024.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Adjustment” means a rate per annum equal to 0.10%.
“SOFR Deadline” has the meaning specified therefor in Section 2.13(b)(i) of the Agreement.
“SOFR Notice” means a written notice substantially in the form of Exhibit L-1 to the Agreement.
“SOFR Option” has the meaning specified therefor in Section 2.13(a) of the Agreement.
“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Special Regulation” means the special regulation enacted under the PBA commonly referred to as O. Reg. 255/17 U.S. Steel Canada Inc. Pension Plans, as may be amended or supplemented from time to time.
“Specified Availability” means the sum of Excess Availability and the amount (if any, but not to be less than zero or greater than 2.5% of the Revolver Commitments) by which the Aggregate Borrowing Base exceeds the Revolver Commitments.
“Specified Event of Default” shall mean any Event of Default arising under Section 8.1, 8.2 (relating to a failure to deliver a Borrowing Base Certificate when required (after the applicable grace period) or a failure to comply with Section 5.16 or Section 7), 8.4, 8.5, or 8.7 (relating to misrepresentations related to the Tranche A Borrowing Base, the Tranche B Borrowing Base or the Aggregate Borrowing Base).
“Specified Representations” means the representations and warranties made in respect of the Borrower and its direct and indirect Subsidiaries (including, for the avoidance of doubt, the Target and its direct and indirect Subsidiaries) in Sections 4.1(a), 4.2 (other than, solely in the case of the Target and its Subsidiaries, 4.2(b)(ii) and in
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the case of the Parent and its Subsidiaries (excluding the Target and its Subsidiaries) solely with respect to Material Contracts governing Indebtedness related to borrowed money), 4.4(a), 4.4(b) (limited to creation, validity and perfection except as provided in the last paragraph of Schedule 3.1), 4.9 (after giving effect to the Transactions on the Closing Date), 4.13(b) and, solely with respect to the use of proceeds of the extensions of credit on the Closing Date, 4.13(a) and (c).
“Specified State” means any one of (a) Canada, (b) The Netherlands, (c) Luxembourg and (d) the United States of America.
“Specified Stelco Credit Agreement Representations” means the representations and warranties of the Loan Parties (including, for the avoidance of doubt, Stelco and any of its subsidiaries required to become Guarantors hereunder) in Section 4.1(a)(i); Section 4.1(a)(iii) (solely with respect to power and authority to enter into the Loan Documents); Section 4.2(a); Section 4.4(a); Section 4.2(b)(i) (after giving effect to the Stelco Acquisition and the other transactions related thereto and solely with respect to the Governing Documents of the Loan Parties); Section 4.2(b)(ii) (after giving effect to the Stelco Acquisition and solely with respect to Material Contracts that are existing debt document of the Parent, Stelco or any of their respective subsidiaries, in each case with an individual outstanding principal amount of $250.0 million or greater); Section 4.9(a) (with respect to Parent and its subsidiaries on the Stelco Acquisition Closing Date on a consolidated basis after giving effect to the Stelco Acquisition and the other transactions related thereto); Section 4.16; Section 4.13(b); Sections 4.13(a) and (c) (solely with respect to the use of proceeds of the extensions of credit on the Stelco Acquisition Closing Date); and the last sentence of Section 4.17.
“Spot Rate” means the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.
“Standard Letter of Credit Practice” means, for any Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by Parent or any Subsidiary that the Parent or such Subsidiary, as applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.
“Stelco” means Stelco Holdings Inc., a Canadian corporation.
“Stelco Acquisition” means the direct or indirect acquisition by Parent of 100% of the equity interests of Stelco pursuant to the Stelco Acquisition Agreement.
“Stelco Acquisition Agreement” means the Arrangement Agreement, dated as of July 14, 2024, by and among Parent, 13421422 Canada Inc., a Canadian corporation, and Stelco, including the Plan of Arrangement attached thereto, without giving effect to any amendment, waiver or supplement thereto that would cause clause (b) of paragraph 2 of Schedule 3.2 to fail to be satisfied.
“Stelco Acquisition Agreement Representations” means such representations and warranties made by or with respect to Stelco and its subsidiaries in the Stelco Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Parent has (or a subsidiary of Parent has) the right to terminate its obligations under the Stelco Acquisition Agreement, or to decline to consummate the Stelco Acquisition pursuant to the Stelco Acquisition Agreement, as a result of a breach of such representations in the Stelco Acquisition Agreement.
“Stelco Acquisition Closing Date” means the date of consummation of the Stelco Acquisition.
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“Stelco Acquisition Outside Date” means the “End Date” (as defined in the Stelco Acquisition Agreement and as such End Date may be extended pursuant to the terms thereof).
“Stelco Bridge Facility” means a 364-day bridge facility in an aggregate principal amount of up to $3,297,000,000 incurred by Parent in connection with the Stelco Acquisition to the extent all or any portion of the Stelco Permanent Financing is not issued or the proceeds thereof not made available to Parent on or prior to the date on which the Stelco Acquisition is consummated.
“Stelco Bridge Facility Lead Arrangers” means, collectively, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Truist Securities, Inc., UBS Securities LLC, BofA Securities, Inc., Fifth Third Bank, National Association, PNC Capital Markets LLC, BMO Capital Markets Corp., Capital One, National Association, Regions Capital Markets, The Huntington National Bank, N.A., ING Capital LLC and U.S. Bank National Association.
“Stelco Certain Funds Sublimit” means $1,850,000,000.
“Stelco Material Adverse Effect” has the meaning assigned to the term “Company Material Adverse Effect” as in the Stelco Acquisition Agreement in effect on July 14, 2024.
“Stelco Permanent Financing” means (a) senior secured notes and/or senior unsecured notes and/or (b) term loans, in each case, issued or incurred, as the case may be, by Parent or any of its subsidiaries in connection with the Stelco Acquisition and/or to replace or refinance amounts outstanding under the Stelco Bridge Facility. The aggregate principal amount of the Stelco Permanent Financing, together with the outstanding amount of the Stelco Bridge Facility, if any, shall not exceed $3,297,000,000 plus the amount of fees and expenses incurred in connection with the Stelco Bridge Facility and the Stelco Permanent Financing.
“Stelco Refinancing” means that (i) the Second Amended and Restated Credit Agreement dated as of June 18, 2021, (as amended, restated, modified or otherwise supplemented from time to time), by and among Stelco, the lenders party thereto and Wells Fargo Capital Finance Corporation Canada, as administrative agent, will be repaid in full in connection with the consummation of the Stelco Acquisition and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released and (ii) the amended and restated inventory monetization agreement dated February 25, 2022, as amended January 20, 2023 and December 31, 2023, as amended, between Stelco Inc., a direct subsidiary of Stelco, and J. Aron & Company LLC, in each case have been repaid in full in connection with the consummation of the Stelco Acquisition and any security interests and guarantees in connection therewith shall have been terminated and/or released.
“Stelco Securitization Facility” means the receivables purchase agreement dated as of June 14, 2019 between Stelco, as seller, and Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada), as purchaser (as amended, restated, supplemented or otherwise modified from time to time), purchase to which Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada), purchases certain Accounts of Stelco from time to time, the sale of which is non-recourse to Stelco (except for standard representations, warranties, covenants and indemnities made in connection with such facilities).
“Strategic Innovation Fund Funding Agreement” means the Strategic Innovation Fund Funding Agreement dated October 23, 2019, as amended on November 26, 2020, among Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry, Stelco, as borrower, and Stelco Parent, as guarantor.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.
“Successor Rate” has the meaning specified in Section 2.13(d)(iii)(B)(ii) of this Agreement.
“Supermajority Lenders” means, at any time, Lenders having or holding collectively more than (x) 66 2/3% of the aggregate Tranche A Revolving Loan Exposure of all Lenders and (y) 66 2/3% of the aggregate Tranche B Revolving Loan Exposure of all Lenders; provided, that (a) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (b) at any time there are two (2) or more
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Lenders with Revolving Loan Exposure of a given Class, “Supermajority Lenders” must include at least two (2) Lenders in such Class (who are not Affiliates of one another).
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Lender” means Bank of America or any other Revolving Lender that, at the request of Borrowers and with the consent of Agent agrees, in such Revolving Lender’s sole discretion, to become the Swing Lender under Section 2.3(c) of the Agreement.
“Swing Loan” has the meaning specified therefor in Section2.3(c) of the Agreement.
“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, such Lender’s Pro Rata Share of the Swing Loans on such date.
“Target” means AK Steel Holding Corporation, a Delaware corporation.
“Target ABL Credit Agreement” that certain Second Amended and Restated Loan and Security Agreement, dated as of September 13, 2017, among the Target, as borrower, the borrowing base guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as agent.
“Target Loan Parties” means AK Steel Holding Corporation and each of its Domestic Wholly-Owned Subsidiaries (other than any Excluded Subsidiary).
“Target Senior Secured Notes” means those certain 7.50% Senior Secured Notes due 2023 issued by AK Steel Corporation on June 20, 2016 in the initial aggregate principal amount of $380,000,000 and the indenture governing such notes.
“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
~~“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.~~
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two Business Days prior to such date with a term of one month commencing that day; provided that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such term;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
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“Term SOFR Replacement Date” has the meaning specified therefor in Section 2.13(d)(iii)(B)(ii) of the Agreement.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time in its reasonable discretion).
“Third Amendment Effective Date” means December 17, 2021.
“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.
“Tranche A Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.
“Tranche A Borrowing Base” means, as of any date of determination, the sum of:
(a)    85% of the amount of Eligible Accounts (other than Eligible Investment Grade Accounts) of the Loan Parties, plus
(b)    90% of Eligible Investment Grade Accounts of the Loan Parties, plus
(c)    the lesser of (i) the product of 80% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Loan Parties’ historical accounting practices) of Eligible Inventory of the Loan Parties at such time, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory of the Loan Parties at such time, plus
(f)    the lesser of (i) 100% of the Net Book Value of Eligible Equipment of the Loan Parties at such time, and (ii) 85% multiplied by the Net Orderly Liquidation Value of Eligible Equipment of the Loan Parties at such time; provided that this clause (f) of the Tranche A Borrowing Base shall not account for more than 10% of the availability created by the Tranche A Borrowing Base, minus
(g)    the aggregate amount of reserves, if any, established by Agent under Section 2.1(a) of the Agreement.
“Tranche A Exchange” has the meaning specified therefor in Section 2.18 of the Agreement.
“Tranche A Exchange Offer” has the meaning specified therefor in Section 2.18 of the Agreement.
“Tranche A Facility” means the Tranche A Revolver Commitments of the Tranche A Revolving Lenders and the Loans and Letter of Credit Disbursements pursuant to those Commitments in accordance with the terms hereof.
“Tranche A Line Cap” means as of any date of determination, the lesser of (a) the Maximum Revolver Amount minus the Tranche B Revolver Commitment of all Lenders (if any) and (b) the Tranche A Borrowing Base as of such date.
~~“Tranche A Revolving Borrowing” means a Borrowing comprised of Tranche A Revolving Loans.~~
“Tranche A Revolver Commitment” means, with respect to each Tranche A Revolving Lender, its Tranche A Revolver Commitment, and, with respect to all Tranche A Revolving Lenders, their Tranche A Revolver Commitments, in each case as such Dollar amounts are set forth beside such Tranche A Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance or Incremental Amendment pursuant to which such Tranche A Revolving Lender became a Tranche A Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to a Tranche B Exchange Offer or an assignment made in accordance with the provisions of Section 13.1 of the Agreement.
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“Tranche A Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Tranche A Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.
“Tranche A Revolving Borrowing” means a Borrowing comprised of Tranche A Revolving Loans.
“Tranche A Revolving Lender” means a Lender that has a Tranche A Revolver Commitment or that has an outstanding a Tranche A Revolving Loan.
“Tranche A Revolving Loan Exposure” means, with respect to any Tranche A Revolving Lender, as of any date of determination (a) prior to the termination of the Tranche A Revolver Commitments, the amount of such Lender’s Tranche A Revolver Commitments, and (b) after the termination of the Tranche A Revolver Commitments, the aggregate outstanding principal amount of the Tranche A Revolving Loans of such Lender.
“Tranche A Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement and includes any Letter of Credit Disbursement, as provided in Section 2.11(d) but shall not include Tranche B Revolving Loans.
“Tranche A Term SOFR Margin” has the meaning set forth in the definition of Applicable Margin.
“Tranche B Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.
“Tranche B Borrowing” means a Borrowing comprised of Tranche B Revolving Loans under the Tranche B Facility.
“Tranche B Borrowing Base” means, as of any date of determination, the sum of:
(a)    5% of the amount of Eligible Accounts of the Loan Parties, plus
(b)    10% of the Net Orderly Liquidation Value of Eligible Inventory of the Loan Parties at such time, minus
(c)    the aggregate amount of reserves, if any, established by Agent under Section 2.1(a) of the Agreement.
“Tranche B Exchange” has the meaning specified therefor in Section 2.17(a) of the Agreement.
“Tranche B Exchange Offer” has the meaning specified therefor in Section 2.17(a) of the Agreement.
“Tranche B Exchange Offer Amendment” has the meaning specified therefor in Section 2.17(c) of the Agreement.
“Tranche B Facility” means the Tranche B Revolver Commitments of the Tranche B Revolving Lenders and the Tranche B Revolving Loans pursuant to those Tranche B Revolver Commitments resulting from a Tranche B Exchange Offer, if any.
“Tranche B Line Cap” means as of any date of determination, an amount equal to the lesser of (a) the Tranche B Revolver Commitments and (b) the Tranche B Borrowing Base.
“Tranche B Revolver Commitment” means, with respect to each Tranche B Revolving Lender, its commitment under the Tranche B Facility to make Tranche B Revolving Loans up to the Tranche B Line Cap, and, with respect to all Tranche B Revolving Lenders, their commitments under the Tranche B Facility to make Tranche B Revolving Loans up to the Tranche B Line Cap, in each case, in such Dollar Amounts as are set forth beside such Tranche B Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Tranche B Revolving Lender became a Tranche B Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to a Tranche A Exchange Offer or an assignment made in accordance with the provisions of Section 13.1 of the Agreement.
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“Tranche B Revolving Lender” means any Lender hereunder that accepts a Tranche B Exchange Offer pursuant to Section 2.17 hereof and has a resulting Tranche B Revolver Commitment under the Tranche B Facility.
“Tranche B Revolving Loan Exposure” means, with respect to any Tranche B Revolving Lender, as of any date of determination (a) prior to the termination of the Tranche B Revolver Commitments, the amount of such Lender’s Tranche B Revolver Commitments, and (b) after the termination of the Tranche B Revolver Commitments, the aggregate outstanding principal amount of the Tranche B Revolving Loans of such Lender.
“Tranche B Revolving Loans” means advances made to or at the instructions of the Borrowers pursuant to Section 2.3 hereof under the Tranche B Facility.
“Transactions” means (a) the execution and delivery of the Agreement, (b) the occurrence of the Closing Date, (c) the consummation of the AK Steel Acquisition, (d) the Closing Date Refinancing and (e) the payment of fees, costs and expenses incurred in connection with the foregoing transactions.
“Unsecured Grid Note” means that certain unsecured grid note dated as of June 30, 2020 issued by Stelco Inc. to Stelco.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“Unfunded Pension Liability” means, with respect to any Pension Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.
“United States” and “U.S.” mean the United States of America.
“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.
“Upsize Incremental Commitment” has the meaning specified in Section 2.16(a).
“Upsize Incremental Loans” has the meaning specified in Section 2.16(a).
~~“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.~~
“Voidable Transfer” has the meaning specified therefor in Section 18.8 of the Agreement.
“VTB Guarantee” means the guarantee granted by Stelco in respect of the obligations arising under the VTB Note issued by Stelco Nanticoke Lands Inc. in favour of the ELHTs (otherwise known as the employee life and health trusts), as holders, to Legacy Lands II Limited Partnership, as collateral agent, dated as of June 21, 2024 in the principal amount of Cdn.$25,000,000.
“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
56

SCHEDULE M-1
MORTGAGED LANDS
STELCO INC. LANDS:
LAKE ERIE
Freehold
Haldimand County
Municipal Address: 2330 Regional Road 3, Haldimand, ON
PIN 38249-0114 (LT)
BLK DD PL 84 S/T HC123573; LT 1-3 CON 2 WALPOLE; PT LT 1-4 CON 1 WALPOLE; PT LT 4 CON 2 WALPOLE; PT LT 1 CON 3 WALPOLE; PT W1/2 LT 2 CON 3 WALPOLE; PT E1/2 LT 2 CON 3 WALPOLE; PT LT 3-4 CON 3 WALPOLE; PT RDAL BTN CON 1 AND CON 2 WALPOLE CLOSED BY HC100971; PT RDAL BTN CON 2 AND CON 3 WALPOLE CLOSED BY HC107447; PT RDAL BTN TWP OF WOODHOUSE AND TWP OF WALPOLE CLOSED BY HC107447, HC248947 PT 1 - 2, 4 - 21 18R6313; T/W HC247662; S/T HC223177, HC225835, HC232673, HC232674, HC38351, HC38352, W21573; HALDIMAND COUNTY
Municipal Address: 1 Riverside Dr, Cayuga, ON
PIN 38249-0173 (LT)
PT LT 2-4 CON 1 WALPOLE PT 1, 3-5, 12, 14, 15, 18R4334, PT 1-4, 6 18R4335; S/T & T/W HC226859 (PARCEL TWELVE); S/T INTEREST IN HC226859, S/T HC226859 (PARCEL THIRTEEN) PARTIALLY RELEASED BY CH11066; S/T HC107708; T/W & S/T HC293542 (FIFTEENTHLY & SIXTEENTHLY); HALDIMAND COUNTY
Municipal Address: 19 Hawk St, Haldimand, ON
PIN 38249-0081 (LT)
LT 6 PL 84; S/T HC133369; HALDIMAND COUNTY
Municipal Address: 1034 Regional Rd 3, Haldimand, ON
PIN 38249-0110 (LT)
LT 2 PL 84; S/T HC133369; HALDIMAND COUNTY
Municipal Address: Haldimand Road 3, Haldimand, ON
PIN 38249-0395 (LT)
PT LT 3 CON 3 WALPOLE PT 2 18R934; S/T HC225835, HC225836; HALDIMAND COUNTY
Norfolk County
No municipal address - Haldimand County
PIN 50259-0281 (LT)
PT LT 23-24 CON 2 WOODHOUSE; PT LT 23-24 CON 1 WOODHOUSE; PT RDAL BTN CON 1 AND CON 2 WOODHOUSE CLOSED BY NR347018; PT RDAL BTN TWP OF WALPOLE AND TWP OF WOODHOUSE CLOSED BY NR364038 PT 2 & 4 37R9452; HALDIMAND COUNTY
57

Leasehold
Haldimand County
No municipal address
Water Lot Lease - PIN 38250-0240 (R)
PT BED OF LAKE ERIE IN FRONT OF LT 3 CON 1 WALPOLE PT 1, 18R334; HALDIMAND COUNTY.
Under Contract to Acquire from 2865154 Ontario Inc.
Municipal Address: Part of 15 Hawk Street, Nanticoke, ON
Part of PIN 38249-0080 (LT)
The approximate boundaries of the Lands are shown in the cross-hatched area on the attached diagram:
LEGACY LANDS LAKE ERIE INC. LANDS:
LAKE ERIE
Freehold
PIN 38249-0172 (LT) – as to an undivided 1/10 interest (parkland and parking area)
PT LT 2 CON 1 WALPOLE PT 2 18R4334 T/W HC211932, HC253492, HC265923; S/T INTEREST IN HC253492; HALDIMAND COUNTY
No municipal address - Haldimand County
PIN 38249-0391 (LT)
58

BLK A PL 84 T/W HC293549; S/T HC133369; HALDIMAND COUNTY
Municipal Address: Field Rd, Haldimand, ON
PIN 38249-0392 (LT)
BLK GG PL 84 T/W HC293549; HALDIMAND COUNTY
No municipal address - Haldimand County
PIN 38249-0393 (LT)
BLK E, F, CC, FF PL 84 S/T HC238834, T/W HC293549; S/T HC225835, HC225836; HALDIMAND COUNTY; SUBJECT TO AN EASEMENT IN GROSS OVER PTS 4 AND 5 PL 18R7459 AS IN CH73734
Leasehold
None.
(c) Leases
Lease Agreements in respect of Hamilton Lands municipally located at 386 Wilcox Street, Hamilton, ON L8L 8K5
1)Head Office Lease between Slate HWD Inc. and Stelco Inc. dated May 31, 2022.
2)Coke Battery Lease between Slate HWD Inc. and Stelco Inc. dated May 31, 2022.
3)Cold Steel Mill Lease between Slate HWD Inc. and Stelco Inc. dated May 31, 2022.
Lease Agreements in respect of Lake Erie Works:
1)Water Lot Lease Number 3238 dated January 22, 1975, by and between Stelco Inc. (as successor in interest) and the Province of Ontario.
59

SCHEDULE 3.2
The obligation of each Lender to make extensions of credit on the Stelco Acquisition Closing Date is subject to the satisfaction (or waiver) of only the following conditions precedent:
1.Since July 14, 2024, no Change (as defined in the Stelco Acquisition Agreement as in effect on July 14, 2024) that is a Stelco Material Adverse Effect shall have occurred and be continuing.
2.The Stelco Acquisition shall have been consummated in accordance with the Stelco Acquisition Agreement without giving effect to any amendments, modifications, supplements or waivers thereto or consents thereunder that are materially adverse to the Lenders in their capacity as such without the prior written consent of the Stelco Bridge Facility Lead Arrangers (not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that (i) any increase in the aggregate cash and stock consideration set forth in the Stelco Acquisition Agreement as in effect on July 14, 2024 (the “Stelco Acquisition Consideration”) shall be deemed to be materially adverse to the interests of the Lenders, unless such increase is funded solely with equity of Parent (either common or preferred on terms reasonably acceptable to the Stelco Bridge Facility Lead Arrangers) and/or amounts drawn under the Initial Amended Credit Agreement (provided that any such drawings made to finance the Stelco Acquisition shall not exceed the Stelco Certain Funds Sublimit), (ii) any decrease in the Stelco Acquisition Consideration in excess of 10% in the aggregate shall be deemed to be materially adverse to the interests of the Lenders and (iii) any decrease in the Stelco Acquisition Consideration of less than 10% in the aggregate shall be deemed to be materially adverse to the interests of the Lenders, unless such decrease in the Stelco Acquisition Consideration shall reduce dollar-for-dollar the commitments in respect of the Stelco Bridge Facility or the Stelco Permanent Financing.
3.The aggregate amount of Revolving Loans incurred to (i) pay the Stelco Acquisition Consideration, (ii) consummate the Stelco Refinancing and (iii) pay fees and expenses in connection with the Stelco Acquisition and the transactions related thereto shall not exceed the Stelco Certain Funds Sublimit.
4.(a) The Stelco Acquisition Agreement Representations shall be true and correct, except to the extent that failure of such Stelco Acquisition Agreement Representations to be true and correct would not give Parent (or a Subsidiary thereof) the right to terminate its (or its affiliates’) obligations under the Stelco Acquisition Agreement or result in a failure to satisfy a condition to Parent’s (or Parent’s affiliates’) obligations to consummate the Stelco Acquisition pursuant to the Stelco Acquisition Agreement, (b) the Specified Stelco Credit Agreement Representations shall be true and correct as of the Stelco Acquisition Closing Date in all material respects; provided that any such Specified Stelco Credit Agreement Representation that is qualified by materiality or a reference to “Material Adverse Effect” shall be true and correct in all respects and (c) the borrowings on the Stelco Acquisition Closing Date shall not cause the Tranche A Revolver Usage to exceed the Tranche A Line Cap on such date.
5.Substantially simultaneously with the borrowings hereunder on the Stelco Acquisition Closing Date and the consummation of the Stelco Acquisition, the Stelco Refinancing shall have been consummated.
6.Agent and the Lenders shall have received all fees and expenses invoiced at least three business days prior to the Stelco Acquisition Closing Date and required to be paid on or prior to the Stelco Acquisition Closing Date.
7.Agent shall have received a certificate dated as of the Stelco Acquisition Closing Date and signed by a Responsible Officer of Parent certifying as to the conditions set forth in clauses 1, 2, 4 and 5 of this Schedule 3.2.
60

EXHIBIT B
Subsequent Amended Credit Agreement
[See attached]

EXHIBIT ~~A~~B

ASSET-BASED REVOLVING CREDIT AGREEMENT
by and among
BANK OF AMERICA, N.A.,
as Agent,
THE LENDERS THAT ARE PARTIES HERETO,
as the Lenders~~, and~~
CLEVELAND-CLIFFS INC.,
as Parent and a U.S. Borrower, and
the Canadian Borrower described herein
______________________________________________________________________
BOFA SECURITIES, INC.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
JPMORGAN CHASE BANK, N.A.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
PNC CAPITAL MARKETS LLC,
TRUIST SECURITIES, INC.,
NYCB SPECIALTY FINANCE COMPANY, LLC,
BMO HARRIS BANK N.A.,
CREDIT SUISSE AG, NEW YORK BRANCH,
MUFG BANK, LTD.,
REGIONS BANK,
CAPITAL ONE, NATIONAL ASSOCIATION,
and
BARCLAYS BANK PLC,
as 2023 Joint Lead Arrangers and Joint Book Runners
Dated as of March 13, 2020
(as amended by First Amendment to Asset-Based Revolving Credit Agreement, dated March 27, 2020, as further amended by Second Amendment to Asset-Based Revolving Credit Agreement, dated December 9, 2020, as further amended by Third Amendment to Asset-Based Revolving Credit Agreement, dated December 17, 2021, as further amended by Fourth Amendment to Asset-Based Revolving Credit Agreement, dated June 9, 2023, as further amended by Fifth Amendment to Asset-Based Revolving Credit Agreement, dated July 31, 2024, and as further amended by Sixth Amendment to Asset-Based Revolving Credit Agreement, dated September 13, 2024)

i

(continued)

(continued)

(continued)

(continued)

			Page
	18.8	Revival and Reinstatement of Obligations; Certain Waivers	66
	18.9	Confidentiality	67
	18.10	Survival	68
	18.11	Patriot Act	68
	18.12	Canadian Anti-Money Laundering Legislation	77
	~~18.12~~18.13	Integration	68
	~~18.13~~18.14	Parent as Agent for Borrowers	68
	~~18.14~~18.15	Judgment Currency	69
	~~18.15~~18.16	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	69
	~~18.16~~18.17	Certain ERISA Matters	71
	~~18.17~~18.18	Acknowledgement Regarding Any Supported QFCs	71
	~~18.18~~18.19	Application of Sanctions Provisions to the Loan Parties	72
	18.20	Applicable Designees	85
19	INTERCREDITOR AGREEMENT.		72

v

(continued)
EXHIBITS AND SCHEDULES

Page

Exhibit A-1	Form of Assignment and Acceptance
Exhibit B-1	Form of Borrowing Base Certificate
Exhibit B-2	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit D-1	Form of Solvency Certificate
Exhibit L-1	Form of ~~SOFR~~Term Rate Loan Notice

Schedule 1.1	Definitions
Schedule A-1	[Reserved]
Schedule C-1	Revolver Commitments
Schedule E-1	Existing Hedge Obligations
Schedule E-2	Existing Letters of Credit
Schedule E-3	Excluded Subsidiary Indebtedness
Schedule I-1	Immaterial Subsidiaries
Schedule J-1	Joint Ventures
Schedule M-1	Mortgaged Lands
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule P-3	[Reserved]
Schedule P-4	Permitted Indebtedness
Schedule 3.1	Conditions Precedent to Closing Date
Schedule 3.2	Conditions Precedent to Extensions of Credit on the Stelco Acquisition Closing Date
Schedule 3.7	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Borrowers
Schedule 4.1(c)	Capitalization of Borrowers’ Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.6	Litigation
Schedule 4.11	Environmental Conditions
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.16	Deposit Accounts
Schedule 5.17	Qualified Receivables Transaction

ASSET-BASED REVOLVING CREDIT AGREEMENT
THIS ASSET-BASED REVOLVING CREDIT AGREEMENT, is dated as of March 13, 2020, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), BANK OF AMERICA, N.A., as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), and CLEVELAND-CLIFFS INC., an Ohio corporation (“Parent”).
The parties agree as follows:
1DEFINITIONS AND CONSTRUCTION.
1.1    Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

1.2    Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Parent notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred; provided further that the parties hereto agree that the adoption of ASC 606 by the Borrowers and their Subsidiaries prior to the date hereof shall not constitute an Accounting Change. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. For purposes of calculating the Tranche A U.S. Borrowing Base, the Tranche B Borrowing Base, the Canadian Borrowing Base and the Aggregate Borrowing Base, ~~such~~any calculation of Inventory shall be on a “first-in, first-out” basis. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit (other than a “going concern” or like qualification or exception resulting solely from (i) maturity of any Indebtedness (including the Revolver Commitments) occurring within one (1) year from the time such opinion is delivered, and/or (ii) ~~the~~any projected or potential breach of any of the financial covenants set forth in this Agreement or any agreement governing any Indebtedness during the one-year period following the date such opinion is delivered), and (c) notwithstanding the foregoing or anything else to the contrary in this Agreement, all leases of the Borrowers and their respective Subsidiaries that were treated as “operating leases” prior to the adoption of ASC 842 shall continue to be accounted for as such for all purposes under the Loan Documents. For purposes of determining satisfaction of the Payment Conditions set forth in this Agreement or the financial covenant set forth in Section 7 of this Agreement, such determination shall be calculated on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to any Permitted Acquisition, Permitted Disposition or Permitted Investment that are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC or in such other manner acceptable to Agent).
1.3     Limited Condition Transaction. Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Limited Condition Transaction is consummated, the Fixed Charge Coverage Ratio shall be calculated with respect to such period and such Limited Condition Transaction on a pro forma basis; provided that, for purposes of determining the permissibility of any Limited Condition Transaction under this Agreement, at the option of Parent (Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”) the date of determination for calculation of any such ratios shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”) and if, after giving pro forma effect to the Limited Condition Transaction and all related transactions (including incurrences or prepayments of Indebtedness and Liens, dispositions and Restricted Payments) to be entered into in connection therewith as if they had occurred at the beginning of the most recent date of determination ending prior to the LCA Test Date, Parent could have entered into such Limited Condition Transaction on the relevant LCA Test Date in compliance with such ratio, such ratio shall be deemed to have been complied with. For the avoidance of doubt, if ~~the~~ Parent has made an LCA Election and any of the ratios for which compliance was determined or tested as of the LCA Test Date is not met as a result of fluctuations in any such ratio, including due to fluctuations in EBITDA of ~~the~~ Parent and its Subsidiaries, at or prior to the consummation of the relevant Limited Condition Transaction, such ratio will be deemed to have been met notwithstanding such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted to be consummated. If ~~the~~ Parent has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio availability with respect to any other transaction (including any incurrence or prepayment of Indebtedness or Liens, dispositions or Restricted Payments) on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated. For determining permissibility of a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from the consummation of such Limited Condition Transaction, as applicable, such condition shall, at the option of ~~the~~ Parent, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Transaction are entered into and no Event of Default under Section 8.1, 8.4 or 8.5 exists on the date of consummation of the Limited Condition Transaction or would result therefrom. For the avoidance of doubt, if ~~the~~ Parent has exercised its option under this Section 1.3, and any Default or Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Transaction were entered into and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default (other than an Event of Default under Section 8.1, 8.4 or 8.5) shall be deemed to not have occurred or be continuing for purposes of determining whether such Limited Condition Transaction is permitted hereunder.
1.4     Construction.
(a)    Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record.
(b)    Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (i) the payment or repayment in full in immediately available funds in the applicable currency of (A) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (B) all Lender Group Expenses that have accrued and are unpaid for which an invoice has been provided to Parent, and (C) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fees and the Unused Line Fee) and are unpaid, (ii) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (iii) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization, (iv) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys~~'~~’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (v) the payment or repayment in full in immediately available funds in the applicable currency of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements provided by Hedge Providers) other than (A) unasserted contingent indemnification Obligations, (B) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (C) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (vi) the termination of all of the Revolver Commitments of the Lenders.
(c)    Any reference herein or in any other Loan Document to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or a limited partnership, or an allocation of assets to a series of a limited liability company or a limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or a limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or any limited partnership that is a Subsidiary, Joint Venture or any other like term shall also constitute such a Person or entity).
1.5    Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Chicago time. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided that, with respect to a computation of fees or interest payable to Agent or any Lender, such period shall include the first day, but not the last day so long as payment thereof is received prior to the time specified in Section 2.6 hereof, but in any event shall consist of at least one (1) full day.
1.6    Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
1.7     Dollar Equivalent.
(a)    Agent shall determine the Dollar Equivalent of any Loan or Letter of Credit not denominated in Dollars (~~i) on~~ a) with respect to any Loan, on each of the following: (i) each date of a Borrowing of a Loan denominated in Canadian Dollars, (ii) each date of a continuation of a Term Rate Loan denominated in Canadian Dollars pursuant to Section 2.13 and (iii) such additional dates as Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, on each of the following: (i) the date of issuance thereof and the date of any amendment thereto that increases the face amount thereof, in each case using the Spot Rate for the Agreed Currency other than Dollars in relation to Dollars in effect on the date immediately prior to the applicable issuance or amendment date, and (ii) at such other times as may be determined by either Agent or an Issuing Bank in its Permitted Discretion, in each case using the Spot Rate for the Agreed Currency other than Dollars in relation to Dollars in effect on the date of determination. Each amount determined pursuant to this Section 1.7(a) shall be the Dollar Equivalent of the applicable Loan or Letter of Credit until the next calculation thereof pursuant to the preceding sentences of this Section 1.7(a), absent manifest error. Upon the request of the Borrowers, Agent shall notify Borrowers and the Lenders of each calculation of the Dollar Equivalent of each Loan or Letter of Credit denominated in an Agreed Currency other than Dollars.
(b)    Wherever in this Agreement in connection with any Loan or Letter of Credit, an amount, such as a required minimum, sublimit, maximum, or multiple amount, is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Agreed Currency other than Dollars, including Canadian Dollars, such amount shall be the Agreed Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Agreed Currency that is equivalent to one (1) Dollar, with 0.5 of a unit being rounded upward).

(c)    Principal, interest, reimbursement obligations, cash collateral for reimbursement obligations, fees, and all other amounts payable to Agent or Lenders under this Agreement and the other Loan Documents shall be payable (except as otherwise specifically provided herein) in Dollars.
(d)    If at any time following one or more fluctuations in the exchange rate of any Agreed Currency other than Dollars against the Dollar, all or any part of the Obligations exceeds more than 102% of any ~~other~~ limit set forth herein for such Obligations, the Borrowers of such Obligations shall within one (1) Business Day of written notice of same from Agent immediately make the necessary payments or repayments to reduce such Obligations, or Cash Collateralize such Obligations, to an amount necessary to eliminate such excess over 100% of such limit.
1.8    Interest Rates~~. The~~; Licensing. (a) Agent does not warrant, nor accept responsibility, nor shall ~~the~~ Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. ~~The~~ Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. ~~The~~ Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any such rate (or component thereof) provided by any such information source or service.
(b) By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals.
1.9    Reclassifiable Items. For purposes of determining compliance at any time with Sections 6.1 and 6.2, in the event that any Indebtedness or Lien or any portion thereof, as applicable, at any time meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Section (or component definition) (other than pursuant to clauses (a), (b) and (u) of the definition of Permitted Indebtedness and clauses (a), (d) and (s)(solely with respect to clause (u) of the definition of Permitted Indebtedness) of the definition of Permitted Liens) (each of the foregoing, a “Reclassifiable Item”), ~~the~~ Parent, in its sole discretion, may, from time to time, divide, classify or reclassify such Reclassifiable Item (or any portion thereof) under one or more clauses of each such Section (or component definition) and will only be required to include such Reclassifiable Item (or any portion thereof) in any one category so long as such Reclassifiable Items would be permitted under such exception of such Section (or component definition) at the time of such redesignation.
1.10    Quebec Matters. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “right of retention”, “prior claim”, “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the PPSA shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favor of persons having taken part in the construction or renovation of an immovable”; (l) “joint and several” shall include “solidary”; (m) “gross negligence or wilful misconduct” shall be “intentional or gross fault”; (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”; (p) “priority” shall include “rank” or “prior claim”, as applicable; (q) “survey” shall include “certificate of location and plan”; (r) “state” shall include “province”; (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies); (t) “accounts” shall include “monetary claims”; (u) “legal title” shall include “holding title on behalf of an owner as mandatary or prête-nom”; (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies”, as applicable; (w) “leasehold interest” shall include “rights resulting from a lease”; (x) “lease” shall include a “leasing contract”; (y) “foreclosure” shall include “the exercise of hypothecary recourse”; (z) “guarantee”, “guarantor” shall include “suretyship” and “surety”, respectively; and (aa) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.
2.     REVOLVING LOANS AND TERMS OF PAYMENT.
2.1    Revolving Loans.
(a)    Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Tranche A U.S. Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Tranche A U.S. Revolving Loans”) in Dollars to the U.S. Borrowers in a principal amount not to exceed the lesser of:
(i)    such Lender’s Tranche A U.S. Revolver Commitment at such time, or
(ii)    such Lender’s Pro Rata Share of an amount equal to (x) the Tranche A U.S. Line Cap at such time less (y) the sum of (A) the U.S. Letter of Credit Usage at such time, (B) the principal amount of U.S. Swing Loans outstanding at such time and (C) the principal amount of Tranche A U.S. Revolving Loans outstanding at such time; provided that, if any Tranche B Facility exists at such time, no Tranche A U.S. Revolving Loans may be made to any U.S. Borrower unless the amount of outstanding Tranche B Revolving Loans is equal to the Tranche B Line Cap~~;~~.
(b)     Subject to the terms and conditions of this Agreement, from and after (and not at any time beforehand) the Canadian Amendments Effective Date and during the term of this Agreement, each Tranche A Multicurrency Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Tranche A Multicurrency Revolving Loans”) in Canadian Dollars or in Dollars to the Canadian Borrowers in a principal amount not to exceed the lesser of:
(i)     such Lender’s Tranche A Multicurrency Revolver Commitment at such time, or
(ii)     such Lender’s Pro Rata Share of an amount equal to (x) the Tranche A Multicurrency Line Cap at such time less (y) the sum of (A) the Multicurrency Letter of Credit Usage at such time, (B) the principal amount of Multicurrency Swing Loans outstanding at such time and (C) the principal amount of Tranche A Multicurrency Revolving Loans outstanding at such time;
(~~b~~c)    Subject to the terms and conditions of this Agreement, from the date of entry into any Tranche B Exchange Offer Amendment and until the earlier of one Business Day prior to the Maturity Date and the termination of the Tranche B Revolver Commitment of such Lender, each Tranche B Revolving Lender agrees (severally, not jointly or jointly and severally) to make Tranche B Revolving Loans in Dollars to the Borrowers in a principal amount not to exceed such Lender’s Tranche B Revolver Commitment at such time; provided that after giving effect to such transaction, the aggregate amount of the Tranche B Revolving Loans then outstanding would not exceed the Tranche B Line Cap.
Anything to the contrary in clauses (a) ~~or~~, (b) or (c) of this Section 2.1~~(a)~~ notwithstanding, Agent shall establish Pari Secured Hedge Reserves pursuant to clause (~~a~~A) of the definition thereof and shall have the right (but not the obligation), in the exercise of its Permitted Discretion, to establish and increase or decrease Receivable Reserves, Inventory/Equipment Reserves, Bank Product Reserves, Pari Secured Hedge Reserves pursuant to clause (~~b~~B) of the definition thereof, Dilution Reserves and other Reserves against the Tranche A U.S. Borrowing Base, the

Tranche A U.S. Line Cap, the Canadian Borrowing Base or the Tranche A Multicurrency Line Cap, including based on review of the Borrowers’ employment and labor contracts; provided that no reserve shall be established, increased or decreased except upon not less than three (3) Business Days’ prior written notice from ~~the~~ Agent to ~~the~~ Parent, during which period employees, agents or other representatives of ~~the~~ Agent shall use commercially reasonable efforts to be available during regular business hours to discuss any such proposed establishment or modification of such reserve with ~~the~~ Parent and, without limiting the right of ~~the~~ Agent to establish or modify reserves in its Permitted Discretion, ~~the~~ Parent may take such action as may be required so that the circumstances, conditions, events or contingencies that are the basis for such reserve or modification thereof no longer exist, in a manner and to the extent reasonably satisfactory to ~~the~~ Agent in its Permitted Discretion; provided that (1) any such Reserve established or increased shall be deemed implemented during such notice period for purposes of any new borrowing of a Tranche A U.S. Revolving Loan or a Tranche A Multicurrency Revolving Loan, (2) no such prior written notice shall be required for any modifications to any reserves (x) during any Cash Dominion Trigger Period, during a Financial Covenant Period, during any period of weekly collateral reporting as provided in Section 5.2, or after the occurrence and during the continuance of any Event of Default or (y) resulting by virtue of mathematical calculations of the amount of the reserves in accordance with the methodology of calculation previously utilized. Notwithstanding the foregoing, the amount of any Pari Secured Hedge Reserves shall be increased or decreased promptly after the receipt of ~~the~~ Agent from each Bank Product Provider of the report showing the marked to market exposure of each Pari Secured Hedge Obligation pursuant to Section 18.5 hereof and, in any case, in accordance with the definition of “Pari Secured Hedge Obligation” and (3) any change to the Pari Secured Hedge Reserves pursuant to clause (A) of the definition thereof which will be deemed implemented with the delivery of the next Borrowing Base Certificate. The amount of any Receivable Reserve, Inventory/Equipment Reserve, Bank Product Reserve, Pari Secured Hedge Reserves or other Reserve established by Agent shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve as determined by Agent in its Permitted Discretion and shall not be duplicative of any other reserve established and currently maintained. Upon establishment or increase in reserves, Agent agrees to make itself available to discuss the reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. In no event shall such notice and opportunity limit the right of Agent to establish or change such Receivable Reserve, Inventory/Equipment Reserve, Bank Product Reserve, Pari Secured Hedge Reserves or other Reserves, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Receivable Reserve, Inventory/Equipment Reserve, Bank Product Reserve, Pari Secured Hedge Reserves or other Reserves or such change no longer exists or has otherwise been adequately addressed by Borrowers. Agent shall apply any Reserves as between the Canadian Borrowing Base and the Tranche A U.S. Borrowing Base as it may determine in its Permitted Discretion.
(~~c~~d)    The outstanding principal amount of the U.S. Revolving Loans, together with interest accrued and unpaid thereon, shall constitute U.S. Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. The outstanding principal amount of the Tranche A Multicurrency Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Multicurrency Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in the Agreement or in any other Loan Document, no Canadian Loan Party shall be liable for any U.S. Obligations pursuant to any Loan Document.
(~~d~~e)    Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.
2.2    Additional Borrowers.
(a)    ~~The~~ Parent may from time to time designate (x) one or more wholly-owned Subsidiaries of Parent organized in the United States as an Additional U.S. Borrower or (y) one or more wholly-owned Subsidiaries of Parent organized in Canada as an Additional Canadian Borrower by delivering to ~~the~~ Agent:
(i)    all documentation and other customary information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that ~~the~~ Agent or any Lender has reasonably requested, including, if such Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Subsidiary, without any written objection submitted by any Lender or ~~the~~ Agent within five (5) Business Days of its receipt of such documentation and other information;

(ii)    solely to the extent such Subsidiary is not already a Loan Party, (A) all documents, joinders, supplements, updated schedules, instruments, certificates and agreements and all other actions and information, then required by or in respect of such Subsidiary by Section 5.11 or by the U.S. Guaranty and Security Agreement or the Canadian Guaranty and Security Agreement, as applicable (without giving effect to any grace periods for delivery of such items, the updating of such information or the taking of such actions), (B) a customary opinion of counsel of such Subsidiary and (C) a customary secretary’s certificate attaching such documents as were delivered by the ~~existing~~U.S. Borrowers on the Closing Date (with respect to an Additional U.S. Borrower) or as were delivered by the Canadian Borrowers on the Canadian Amendments Effective Date (with respect to an Additional Canadian Borrower);
(iii)    promissory notes in respect of such Subsidiary in its capacity as Additional U.S. Borrower ~~in~~or Additional Canadian Borrower, as applicable, in favor of any Lender requesting such promissory notes, in form and substance consistent with the notes (if any) provided by the existing Borrowers as of the Closing Date or the Canadian Amendments Effective Date, as the case may be; and
(iv)    a joinder agreement in form and substance reasonably satisfactory to ~~the~~ Agent whereby such Subsidiary becomes party hereto as a Borrower.
(b)    The designation of any wholly-owned Subsidiary of Parent organized in the United States or Canada as an Additional U.S. Borrower or an Additional Canadian Borrower, as the case may be, shall only be effective two (2) Business Days following the delivery of the documents set forth in, and satisfaction of the requirements of, Section 2.2(a).
2.3     Borrowing Procedures and Settlements.
(a)    Procedure for Borrowings of U.S. Revolving Loans. Each Borrowing of U.S. Revolving Loans shall be made by a written request by an Authorized Person delivered to Agent and received by Agent no later than (i) 12:00 noon on the Business Day that is the requested Funding Date in the case of a request for a U.S. Swing Loan or a U.S. Revolving Loan that is a Base Rate Loan and (ii) 12:00 noon on the Business Day that is two (2) Business Days ~~(or solely with respect to a Borrowing on the Fourth Amendment Effective Date, one (1) Business Day)~~ prior to the requested Funding Date in the case of a Revolving Loan that is a Term SOFR Loan, in each case, specifying (A) the amount of such Borrowing, (B) the requested Funding Date (which shall be a Business Day), (C) whether such Borrowing is to be a Borrowing of Base Rate Loans or a Borrowing of Term SOFR Loans, (D) in the case of a Borrowing of Term SOFR Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and (E) whether the Borrowing is of Tranche A U.S. Revolving Loans or Tranche B Revolving Loans; provided that if any Tranche B Facility exists at such time, such Borrowing shall be Tranche A U.S. Revolving Loans unless the outstanding principal amount of Tranche B Revolving Loans is less than the Tranche B Line Cap, in which case up to an amount equal to the Tranche B Line Cap minus the outstanding principal amount of Tranche B Revolving Loans of such U.S. Revolving Loans shall be Tranche B Revolving Loans, and the remaining amount of such U.S. Revolving Loans shall be Tranche A U.S. Revolving Loans; provided that Agent may, in its sole discretion, elect to accept as timely requests that are received later than the times specified above on the applicable Business Day. In lieu of delivering the above-described written request, any Authorized Person may give Agent electronic notice of such request by the required time. In such circumstances, the U.S. Borrowers agree that any such electronic notice will be confirmed in writing within 24 hours of the giving of such electronic notice, but the failure to provide such written confirmation shall not affect the validity of the request.
(b)    ~~[Reserved]~~.Procedure for Borrowings of Tranche A Multicurrency Revolving Loans. Each Borrowing of Tranche A Multicurrency Revolving Loans shall be made by a written request by an Authorized Person delivered to Agent and received by Agent no later than (i) 12:00 noon, Toronto time, on the Business Day that is the requested Funding Date in the case of a request for a Multicurrency Swing Loan or a Tranche A Multicurrency Revolving Loan in Dollars that is a Canadian Base Rate Loan, (ii) 12:00 noon, Toronto time, on the Business Day that is two (2) Business Days prior to the requested Funding Date in the case of a Tranche A Multicurrency Revolving Loan in Dollars that is a Term SOFR Loan, (iii) 12:00 noon, Toronto time, on the Business Day that is the requested Funding Date in the case of a request for a Multicurrency Swing Loan, (iv) 11:00 a.m., Toronto time, on the Business Day that is one (1) Business Day prior to the requested Funding Date in the case of a request for a Tranche A Multicurrency Revolving Loan in Canadian Dollars that is a Canadian Prime Rate Loan and (v) 12:00 noon, Toronto time, on the Business Day that is two Business Days prior to the requested Funding Date in the case of a Tranche A Multicurrency Revolving Loan in Canadian Dollars that is a Term CORRA Loan, in each case, specifying (A) the amount and currency of such Borrowing, (B) the requested Funding Date (which shall be a Business Day), (C) (1) if such Borrowing is a Borrowing in Dollars, whether such Borrowing is to be a Borrowing of Canadian Base Rate Loans or a

Borrowing of Term SOFR Loans and (2) if such Borrowing is a Borrowing in Canadian Dollars, whether such Borrowing is to be a Borrowing of Canadian Prime Rate Loans or a Borrowing of Term CORRA Loans and (D) in the case of a Borrowing of Term SOFR Loans or Term CORRA Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; provided that Agent may, in its sole discretion, elect to accept as timely requests that are received later than the times specified above on the applicable Business Day. In lieu of delivering the above-described written request, any Authorized Person may give Agent electronic notice of such request by the required time. In such circumstances, the Canadian Borrowers agree that any such electronic notice will be confirmed in writing within 24 hours of the giving of such electronic notice, but the failure to provide such written confirmation shall not affect the validity of the request.
(c)    Making of U.S. Swing Loans. Subject to the terms and conditions of this Agreement, so long as either (i) the aggregate amount of U.S. Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to U.S. Swing Loans since the last Settlement Date, plus the amount of the requested U.S. Swing Loan does not exceed $~~200,000,000~~190,000,000, or (ii) the Swing Lender, in its sole discretion, agrees to make a U.S. Swing Loan notwithstanding the foregoing limitation, the Swing Lender shall make a U.S. Revolving Loan (any such U.S. Revolving Loan made by the Swing Lender pursuant to this Section 2.3(c) being referred to as a “U.S. Swing Loan” and all such U.S. Revolving Loans being referred to as “U.S. Swing Loans”) in Dollars available to the U.S. Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Designated U.S. Account. Each U.S. Swing Loan shall be deemed to be a U.S. Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other U.S. Revolving Loans, except that all payments (including interest) on any U.S. Swing Loan shall be payable to the Swing Lender solely for its own account. Subject to the provisions of Section 2.3(f)(iii), the Swing Lender shall not make and shall not be obligated to make any U.S. Swing Loan if the Swing Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Excess Availability on such Funding Date. The Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any U.S. Swing Loan. The U.S. Swing Loans shall be secured by Liens granted under the ~~Loan~~U.S. Collateral Documents, constitute U.S. Revolving Loans and U.S. Obligations, and bear interest at the rate applicable from time to time to U.S. Revolving Loans that are Base Rate Loans.
(d)    ~~[Reserved].~~Making of Multicurrency Swing Loans. Subject to the terms and conditions of this Agreement, so long as either (i) the aggregate amount of Multicurrency Swing Loans made since the last Settlement Date, minus all payments or other amounts applied to Multicurrency Swing Loans since the last Settlement Date, plus the amount of the requested Multicurrency Swing Loan does not exceed $10,000,000, or (ii) the Swing Lender, in its sole discretion, agrees to make a Multicurrency Swing Loan notwithstanding the foregoing limitation, the Swing Lender shall make a Tranche A Multicurrency Revolving Loan (any such Tranche A Multicurrency Revolving Loan made by the Swing Lender pursuant to this Section 2.3(d) being referred to as a “Multicurrency Swing Loan” and all such Tranche A Multicurrency Revolving Loans being referred to as “Multicurrency Swing Loans”) in Canadian Dollars or Dollars available to the Canadian Borrowers on the Funding Date applicable thereto by transferring immediately available funds in the amount of such requested Borrowing to the Designated Canadian Account. Each Multicurrency Swing Loan shall be deemed to be a Tranche A Multicurrency Revolving Loan hereunder and shall be subject to all the terms and conditions (including Section 3) applicable to other Tranche A Multicurrency Revolving Loans, except that all payments (including interest) on any Swing Loan shall be payable to the Swing Lender solely for its own account. Subject to the provisions of Section 2.3(f)(iii), the Swing Lender shall not make and shall not be obligated to make any Multicurrency Swing Loan if the Swing Lender has actual knowledge that (A) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Excess Multicurrency Availability on such Funding Date. The Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Multicurrency Swing Loan. The Multicurrency Swing Loans shall be secured by Liens granted under the Loan Documents, constitute Tranche A Multicurrency Revolving Loans and Multicurrency Obligations, and bear interest at the rate applicable from time to time to Tranche A Multicurrency Revolving Loans that are (x) in the case of Multicurrency Swing Loans denominated in Canadian Dollars, Canadian Prime Rate Loans and (y) in the case of Multicurrency Swing Loans denominated in Dollars, Canadian Base Rate Loans.

(e)    Making of Revolving Loans.
(i)    In the event that a Swing Lender refuses to or is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a) or 2.3(b), Agent shall notify the U.S. Revolving Lenders or the Tranche A Multicurrency Revolving Lenders, as applicable, by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day that is one (1) Business Day prior to the requested Funding Date (or, in the case of a request for a U.S. Revolving Loan delivered on the requested Funding Date, no later than 1:00 p.m. on the requested Funding Date). If Agent has notified the applicable Lenders of a requested Borrowing on the Business Day that is one (1) Business Day prior to the Funding Date (or, in the case of a request for a Loan delivered on the requested Funding Date), then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the applicable currency, to the applicable Agent’s Account, not later than 3:00 p.m., in the case of any Loan requested to be funded on the Funding Date, or 10:00 a.m., in the case of any other request, in each case, on the Business Day that is the requested Funding Date. After Agent’s receipt of the proceeds of such Revolving Loans from the Lenders, Agent shall make the proceeds thereof available to the applicable Borrowers on the applicable Funding Date by transferring immediately available funds in the applicable currency equal to such proceeds received by Agent to the Designated U.S. Account or the Designated Canadian Account, as applicable; provided, that, subject to the provisions of Sections 2.3(f)(iii) and 2.3(f)(iv), no Lender shall have an obligation to make any Revolving Loan, if (1) one or more of the applicable conditions precedent set forth in Section 3.3 are not satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Excess U.S. Availability or the Excess Multicurrency Availability, as applicable, on such Funding Date.
(ii)    Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of the applicable Borrowers the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds in the applicable currency and if Agent has made available to the applicable Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds in the applicable currency, to the Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds in the applicable currency as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(e)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender’s Revolving Loan for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, within one (1) Business Day after receipt of such notice, the applicable Borrowers shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Loans composing such Borrowing.
(f)    Protective Advances and Optional Overadvances.
(i)    Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(f)(iv), at any time after the occurrence and during the continuance of a Default or an Event of Default, or that any of the other applicable conditions precedent set forth in Section 3.3 are not satisfied, Agent hereby is authorized by the Borrowers and the Lenders, from time to time, in Agent’s Permitted Discretion, to (i) make Tranche A U.S. Revolving Loans in Dollars that are Base Rate Loans to, or for the benefit of, the U.S. Borrowers, on behalf of the U.S. Revolving Lenders, or (ii) make Tranche A Multicurrency Revolving Loans in (x) Dollars that are Base Rate Loans or (y) in Canadian Dollars that are Canadian Prime Rate Loans to, or for the benefit of, the Canadian Borrowers, in each case, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the collectability or likelihood of repayment of the Obligations, so long as any such Tranche A U.S. Revolving Loans do not cause U.S. Revolver Usage to exceed the

Maximum U.S. Revolver Amount and any such Tranche A Multicurrency Revolving Loans do not cause Multicurrency Revolver Usage to exceed the Maximum Multicurrency Revolver Amount, as applicable (the Revolving Loans described in this Section 2.3(f)(i) shall be referred to as “U.S. Protective Advances” or “Multicurrency Protective Advances”, as applicable, and the U.S. Protective Advances and the Multicurrency Protective Advances shall be referred to collectively as “Protective Advances”). The U.S. Revolving Lenders shall participate on a pro rata basis in the U.S. Protective Advances outstanding from time to time and the Tranche A Multicurrency Revolving Lenders shall participate on a pro rata basis in the Multicurrency Protective Advances outstanding from time to time. The Required Lenders may at any time revoke Agent’s authority to make further Protective Advances by written notice to Agent. Agent shall use reasonable efforts to notify Parent of the existence of any Protective Advance on or about the date when made (it being understood that the failure to provide such notification to Parent shall have no effect on such Protective Advance).
(ii)    Any contrary provision of this Agreement or any other Loan Document notwithstanding, but subject to Section 2.3(f)(iv), if there is ~~an~~a U.S. Overadvance or a Multicurrency Overadvance at any time, the excess amount shall be payable by the U.S. Borrowers or the Canadian Borrowers, as applicable, within one (1) Business Day after receipt of demand from Agent, but all such Revolving Loans shall nevertheless constitute Obligations of the applicable Borrowers secured by the applicable Collateral of the applicable Loan Parties and entitled to all benefits of the Loan Documents. Agent may require the U.S. Revolving Lenders or the Tranche A Multicurrency Revolving Lenders, as applicable, to honor requests for U.S. Overadvance Loans or Multicurrency Overadvance Loans, as applicable and to forbear from requiring the applicable Borrowers to cure ~~an~~such Overadvance, (a) when no other Event of Default is known to ~~the~~ Agent, as long as (i) the applicable Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five (5) consecutive days thereafter before further Overadvance Loans are required), and (ii) the applicable Overadvance is not known by Agent to exceed 5.0% of the Maximum U.S. Revolver Amount or the Maximum Multicurrency Revolver Amount, as applicable, and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance is not increased and does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause (x) U.S. Revolver Usage or Multicurrency Revolver Usage (including for this purpose, the aggregate principal amount of U.S. Overadvance Loans or Multicurrency Overadvance Loans, as applicable) to exceed the aggregate Tranche A U.S. Revolver Commitments or the aggregate Tranche A Multicurrency Revolver Commitments, as applicable, (y) any U.S. Revolving Lenders’ Pro Rata Share of U.S. Revolver Usage (including, for this purpose, the aggregate principal amount of U.S. Overadvance Loans) to exceed its Tranche A U.S. Revolver Commitment (z) any Tranche A Multicurrency Revolving Lenders’ Pro Rata Share of Tranche A Multicurrency Revolver Usage (including, for this purpose, the aggregate principal amount of Multicurrency Overadvance Loans) to exceed its Tranche A Multicurrency Revolver Commitment. Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or the applicable Lenders of the Event of Default caused thereby. Agent shall use reasonable efforts to notify Parent of the existence of any Overadvance on or about the date when made (it being understood that the failure to provide such notification to Parent shall have no effect on such Overadvance).
(iii)    (A) Each U.S. Protective Advance and each U.S. Overadvance (each, ~~an~~a “U.S. Extraordinary Advance”) shall be deemed to be a Tranche A U.S. Revolving Loan hereunder, except that no U.S. Extraordinary Advance shall be eligible to be a Term SOFR Loan ~~and,~~, (B) each Multicurrency Protective Advance and each Multicurrency Overadvance (each, a “Multicurrency Extraordinary Advance”) shall be deemed to be a Tranche A Multicurrency Revolving Loan hereunder, except that no Multicurrency Extraordinary Advance shall be eligible to be a Term SOFR Loan or a Term CORRA Loan and (C) prior to Settlement therefor, all payments on ~~the~~any U.S. Extraordinary Advances or Multicurrency Extraordinary Advances shall be payable to Agent solely for its own account. The U.S. Extraordinary Advances shall be repayable within one (1) Business Day of demand thereof, secured by the Liens granted under the ~~Loan~~U.S. Collateral Documents by the U.S. Loan Parties, constitute U.S. Obligations hereunder, and bear interest at the rate applicable from time to time to U.S. Revolving Loans that are Base Rate Loans. The Multicurrency Extraordinary Advances shall be repayable within one (1) Business Day of demand thereof, secured by the Liens granted under the Collateral Documents, constitute Multicurrency Obligations hereunder, and bear interest at the rate applicable from time to time to Tranche A Multicurrency Revolving Loans that are Canadian Base Rate Loans (if such Loan is in Dollars) or Canadian Prime Rate Loans (if such Loan is in Canadian Dollars).
(iv)    Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, ~~no~~(A) no U.S. Extraordinary Advance may be made by Agent if such U.S. Extraordinary Advance would cause the aggregate principal amount of U.S. Extraordinary Advances outstanding to exceed an amount equal to 10% of the Maximum U.S. Revolver Amount and (B) no Multicurrency Extraordinary Advance may be made by Agent if such Multicurrency

Extraordinary Advance would cause the aggregate principal amount of Multicurrency Extraordinary Advances outstanding to exceed an amount equal to 10% of the Maximum Multicurrency Revolver Amount.
(v)    The provisions of this Section 2.3(f) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.
(g)    Settlement.
(i)    Obligations. It is agreed that (A) each U.S. Revolving Lender’s funded portion of the U.S. Revolving Loans is intended by the U.S. Revolving Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding U.S. Revolving Loans and (ii) each Tranche A Multicurrency Revolving Lender’s funded portion of the Tranche A Multicurrency Revolving Loans is intended by the Tranche A Multicurrency Revolving Lenders to equal, at all times, such Tranche A Multicurrency Revolving Lender’s Pro Rata Share of the outstanding Tranche A Multicurrency Revolving Loans. Such agreement notwithstanding, ~~the~~ Agent, the Swing Lender, and the other Revolving Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, Settlement among the Revolving Lenders as to the Revolving Loans, the Swing Loans, and the Extraordinary Advances shall take place on a periodic basis in accordance with the following provisions:
(A)    Agent shall request settlement (“Settlement”) with the Revolving Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (1) on behalf of the Swing Lender, with respect to the outstanding Swing Loans; provided that if any Tranche B Facility exists at such time, U.S. Swing Loans shall be settled as Tranche A U.S. Revolving Loans unless the outstanding principal amount of Tranche B Revolving Loans is less than the Tranche B Line Cap, in which case up to an amount equal to the Tranche B Line Cap minus the outstanding principal amount of Tranche B Revolving Loans of such U.S. Revolving Loans shall be settled as Tranche B Revolving Loans, and the remaining amount of such U.S. Revolving Loans shall be settled as Tranche A U.S. Revolving Loans, (2) for itself, with respect to the outstanding Extraordinary Advances, and (3) with respect to the Borrowers’ or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the applicable Revolving Lenders by telecopy, telephone, email or other electronic form of transmission, of such requested Settlement, no later than 2:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding U.S. Revolving Loans, Tranche A Multicurrency Revolving Loans, Swing Loans, and Extraordinary Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(i)): (~~y~~w) if the amount of the U.S. Revolving Loans (including U.S. Swing Loans, and U.S. Extraordinary Advances) made by a U.S. Revolving Lender that is not a Defaulting Lender exceeds such U.S. Revolving Lender’s Pro Rata Share of the U.S. Revolving Loans (including U.S. Swing Loans~~,~~ and U.S Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such U.S. Revolving Lender (as such U.S. Revolving Lender may designate), an amount such that each such U.S. Revolving Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the U.S. Revolving Loans (including U.S. Swing Loans~~,~~ and U.S. Extraordinary Advances)~~, and (z~~x) if the amount of the Tranche A Multicurrency Revolving Loans (including Multicurrency Swing Loans, and Multicurrency Extraordinary Advances) made by a Tranche A Multicurrency Revolving Lender ~~is less than such~~that is not a Defaulting Lender exceeds such Tranche A Multicurrency Revolving Lender’s Pro Rata Share of the Tranche A Multicurrency Revolving Loans (including Multicurrency Swing Loans and Multicurrency Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Tranche A Multicurrency Revolving Lender (as such Tranche A Multicurrency Revolving Lender may designate), an amount such that each such Tranche A Multicurrency Revolving Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Tranche A Multicurrency Revolving Loans (including Multicurrency Swing Loans, and Multicurrency Extraordinary Advances), (y) if the amount of the U.S. Revolving Loans (including U.S. Swing Loans and U.S. Extraordinary Advances) made by a U.S. Revolving Lender is less than such U.S. Lender’s Pro Rata Share of the U.S. Revolving Loans (including U.S. Swing Loans and U.S. Extraordinary Advances) as of a Settlement Date, such U.S. Revolving Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such U.S. Revolving Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the U.S. Revolving Loans (including U.S. Swing Loans and U.S. Extraordinary Advances) and (z) if the amount of the Tranche A Multicurrency Revolving Loans (including Multicurrency Swing Loans, and Multicurrency Extraordinary Advances) made by a Tranche A Multicurrency Revolving Lender is less than such Tranche A Multicurrency Lender’s Pro Rata Share of the Tranche A Multicurrency Revolving Loans (including Multicurrency Swing Loans, and Multicurrency Extraordinary Advances) as of a

Settlement Date, such Tranche A Multicurrency Revolving Lender shall no later than 12:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Tranche A Multicurrency Revolving Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Tranche A Multicurrency Revolving Loans (including Multicurrency Swing Loans and Multicurrency Extraordinary Advances). Such amounts made available to Agent under ~~clause~~clauses (y) or (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Extraordinary Advances and, together with the portion of such applicable Swing Loans or Extraordinary Advances representing the Swing Lender’s Pro Rata Share thereof, shall constitute U.S. Revolving Loans ~~of~~or Tranche A Multicurrency Revolving Loans, as applicable, of such Lenders. If any such amount is not made available to Agent by any Revolving Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate.
(B)    In determining whether ~~a~~an applicable Revolving Lender’s balance of the applicable Revolving Loans, Swing Loans, and Extraordinary Advances is less than, equal to, or greater than such Revolving Lender’s Pro Rata Share of the applicable Revolving Loans, Swing Loans, and Extraordinary Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by the applicable Borrowers and allocable to the applicable Revolving Lenders hereunder, and proceeds of applicable Collateral securing the applicable Obligations.
(C)    Between Settlement Dates, Agent, to the extent Extraordinary Advances or Swing Loans are outstanding, may pay over to Agent or the Swing Lender, as applicable, any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Extraordinary Advances or Swing Loans are outstanding, may pay over to the Swing Lender any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Swing Lender’s Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, payments or other amounts of Parent and its Subsidiaries received since the then immediately preceding Settlement Date have been applied to the Swing Lender’s Pro Rata Share of the Revolving Loans other than to Swing Loans, as provided for in the previous sentence, the Swing Lender shall pay to Agent for the accounts of the Revolving Lenders, and Agent shall pay to the Revolving Lenders (other than a Defaulting Lender if Agent has implemented the provisions of Section 2.3(i)), to be applied to the outstanding Revolving Loans of such Revolving Lenders, an amount such that each such Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, the Swing Lender with respect to Swing Loans, Agent with respect to Extraordinary Advances, and each Revolving Lender with respect to the Revolving Loans other than Swing Loans and Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds deployed by the Swing Lender, Agent, or the Revolving Lenders, as applicable.
(ii)    Anything in this Section 2.3(g) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(i).
(h)    Notation. Agent, as a non-fiduciary agent for Borrowers, shall maintain a register (consistent with the Register required pursuant to Section 13.1(h)) showing the principal amount of the U.S. Revolving Loans owing to each U.S. Revolving Lender and the Tranche A Multicurrency Revolving Loans owing to each Tranche A Multicurrency Revolving Lender, including ~~the~~ Swing Loans owing to the Swing Lender~~,~~ and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(i)    Defaulting Lenders.
(i)    Generally. Notwithstanding the provisions of Section 2.4(b)(iv) and Section 2.4(b)(v), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers (or any of them) to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to the Swing Lender to the extent of any Swing Loans that were made by the Swing Lender and that were required to be, but were not, paid by the Defaulting Lender; provided that if any Tranche B Facility exists at such time, U.S. Swing Loans shall be treated as Tranche A U.S. Revolving Loans unless the outstanding principal amount of

Tranche B Revolving Loans is less than the Tranche B Line Cap, in which case up to an amount equal to the Tranche B Line Cap minus the outstanding principal amount of Tranche B Revolving Loans of such U.S. Revolving Loans shall be treated as Tranche B Revolving Loans, and the remaining amount of such U.S. Revolving Loans shall be treated as Tranche A U.S. Revolving Loans, (B) second, to Issuing Banks, to the extent of the portion of a Letter of Credit Disbursement that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non-Defaulting Lender ratably in accordance with their Revolver Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of the Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.3) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (~~M~~O) of Section 2.4(b)(iv) or tier (O) of Section 2.4(b)(v), as applicable. Subject to the foregoing, Agent may hold and, in its discretion, re-lend to the Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolver Commitments shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iv) and (xii). The provisions of this Section 2.3(i) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Issuing Banks, and Borrowers shall have waived, in writing, the application of this Section 2.3(i) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(i)(ii) shall be released to the applicable Borrowers). The operation of this Section 2.3(i) shall not be construed to increase or otherwise affect the Revolver Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Issuing Banks, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Revolver Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the applicable Letters of Credit); provided, that, subject to Section ~~18.15~~18.16, any such assumption of the Revolver Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group’s or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(i) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(i) shall control and govern.
(ii)    Revolving Lenders as Defaulting Lenders. If any Swing Loan or Letter of Credit is outstanding at the time that a Revolving Lender becomes a Defaulting Lender then:
(A)    such Defaulting Lender’s Swing Loan Exposure and Letter of Credit Exposure in respect of any Class shall be reallocated among the Non-Defaulting Lenders of such Class in accordance with their respective Pro Rata Shares of such Class but only to the extent (~~x~~v) the sum of all Non-Defaulting U.S. Revolving Lenders’ U.S. Revolving Loan Exposures plus such Defaulting Lender’s U.S. Swing Loan Exposure and U.S. Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders’ U.S. Revolver Commitments, (w) the sum of all Non-Defaulting Tranche A Multicurrency Revolving Lenders’ Tranche A Multicurrency Revolving Loan Exposures plus such Defaulting Lender’s Multicurrency Swing Loan Exposure and Multicurrency Letter of Credit Exposure does not exceed the total of all Non-Defaulting Tranche A Multicurrency Lenders’ Tranche A Multicurrency Revolver Commitments, (x) no Non-

Defaulting U.S. Lender’s Pro Rata Share of U.S. Revolver Usage exceeds its U.S. Revolver Commitment, (y) no Non-Defaulting Tranche A Multicurrency Revolving Lender’s Pro Rata Share of Multicurrency Revolver Usage exceeds its Tranche A Multicurrency Revolver Commitment; provided that no Tranche A U.S. Revolving Lender shall be required to fund or participate in Tranche A U.S. Revolving Loans in excess of its Tranche A U.S. Revolver Commitment ~~and~~, no Tranche B Revolving Lender shall be required to fund or participate in Tranche B Revolving Loans in excess of its Tranche B Revolver Commitment and no Tranche A Multicurrency Revolving Lender shall be required to fund or participate in Tranche A Multicurrency Revolving Loans in excess of its Tranche A Multicurrency Revolver Commitment and (z) the conditions set forth in Section 3.3 are satisfied at such time;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, the U.S. Borrowers or the Canadian Borrowers, as applicable, shall within one (1) Business Day following notice by ~~the~~ Agent (x) first, prepay such Defaulting Lender’s U.S. Swing Loan Exposure or Multicurrency Swing Loan Exposure, as applicable (after giving effect to any partial reallocation pursuant to clause (A) above) and (y) second, cash collateralize such Defaulting Lender’s U.S. Letter of Credit Exposure or Multicurrency Letter of Credit Exposure, as applicable (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to ~~the~~ Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that the applicable Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also an Issuing Bank;
(C)    if the U.S. Borrowers or the Canadian Borrowers, as applicable, cash collateralize any portion of such Defaulting Lender’s U.S. Letter of Credit Exposure or Multicurrency Letter of Credit Exposure, as applicable, pursuant to this Section 2.3(i)(ii), the applicable Borrowers shall not be required to pay any applicable Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s U.S. Letter of Credit Exposure or Multicurrency Letter of Credit Exposure, as applicable, during the period such Letter of Credit Exposure is cash collateralized;
(D)    to the extent the U.S. or Multicurrency Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(i)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ U.S. or Multicurrency Letter of Credit Exposure, as applicable;
(E)    to the extent any Defaulting Lender’s U.S. or Multicurrency Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(i)(ii), then, without prejudice to any rights or remedies of any applicable Issuing Bank or any applicable Revolving Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to the applicable Issuing Bank until such portion of such Defaulting Lender’s U.S. or Multicurrency Letter of Credit Exposure, as applicable, is cash collateralized or reallocated;
(F)    so long as any Revolving Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and no Issuing Bank shall be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender’s Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(i)(ii) or (y) the Swing Lender or Issuing Banks, as applicable, have not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Banks, as applicable, and the Borrowers to eliminate the Swing Lender’s or Issuing Banks’ risk with respect to the Defaulting Lender’s participation in Swing Loans or Letters of Credit; and
(G)    Agent may release any cash collateral provided by the Borrowers pursuant to this Section 2.3(i)(ii) to any Issuing Bank and such Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by the Borrowers pursuant to Section 2.11(d).
(iii)    [Reserved].
(j)    Independent Obligations. All Revolving Loans (other than Swing Loans and Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their applicable Pro Rata Shares. The obligations of the Lenders under this Agreement to make Loans and to fund participations in Letters of Credit, Swing Loans and Extraordinary Advances are several (and not joint and several). It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Revolver Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
2.4    Payments; Reductions of Commitments; Prepayments.
(a)    Payments by Borrowers; Presumptions by Agent.
(i)    Except as otherwise expressly provided herein, all payments by the Borrowers (or any of them) shall be made to the applicable Agent’s Account designated for the currency of the applicable payment and shall be made in immediately available funds in the applicable currency, no later than 1:30 p.m. on the date specified herein. Any payment received by Agent later than 1:30 p.m. shall be deemed to have been received (unless Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(ii)    Unless Agent receives notice from the Borrowers (or any of them) prior to the date on which any payment is due to the Lenders (or any of them) that such Borrowers will not make such payment in full as and when required, Agent may assume that such Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the applicable Borrowers (or any of them) do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(iii)    With respect to any payment that ~~the~~ Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which ~~the~~ Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the ~~Borrower has~~Borrowers have not in fact made such payment; (2) ~~the~~ Agent has made a payment in excess of the amount so paid by the ~~Borrower~~Borrowers (whether or not then owed); or (3) ~~the~~ Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to ~~the~~ Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to ~~the~~ Agent, at the greater of the Federal Funds Rate and a rate determined by ~~the~~ Agent in accordance with banking industry rules on interbank compensation.
A notice of ~~the~~ Agent to any Lender or the Borrower with respect to any amount owing under this clause (a) shall be conclusive, absent manifest error.
(b)    Apportionment and Application.
(i)    So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the portion of the U.S. Obligations and Multicurrency Obligations to which such payments relate held by each ~~Lender~~U.S. Revolving Lender and each Tranche A Multicurrency Revolving Lender, respectively) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of Issuing Banks) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Revolver Commitment or portion of the Obligation to which a particular fee or expense relates.
(ii)    Subject to Section 2.4(b)(vii) and Section 2.4(d), all payments to be made hereunder by the Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral securing the Obligations received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to the Intercreditor Agreement, to reduce the balance of the Revolving Loans outstanding and, thereafter, to the Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.
(iii)    [Reserved].

(iv)    At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to the Intercreditor Agreement, all payments remitted to Agent by the ~~Borrowers~~U.S. Loan Parties and all proceeds of U.S. Collateral securing the Obligations received by Agent shall be applied as follows:
(A)    first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the Obligations, until paid in full,
(B)    second, to pay any fees then due to Agent under the Loan Documents in respect of the Obligations until paid in full,
(C)    third, ratably to pay interest due in respect of all Protective Advances until paid in full,
(D)    fourth, ratably to pay the principal of all Protective Advances until paid in full,
(E)    fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Revolving Lenders or Issuing Banks under the Loan Documents, until paid in full,
(F)    sixth, ratably to pay any fees then due to any of the Revolving Lenders or Issuing Banks under the Loan Documents until paid in full,
(G)    seventh, ratably to pay interest accrued in respect of the Swing Loans until paid in full,
(H)    eighth, ratably to pay the principal of all Swing Loans until paid in full,
(I)    ninth, to Agent, to be held by Agent, for the benefit of the Issuing Banks (and for the ratable benefit of each of the Revolving Lenders that have an obligation to pay to Agent, for the account of the Issuing Banks, a share of each Letter of Credit Disbursement in connection with each Letter of Credit), as cash collateral in an amount up to the sum of 103% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),
(J)    tenth, ratably to pay interest accrued in respect of the Tranche A U.S. Revolving Loans under the Tranche A ~~Facility (other than~~ U.S. Facility and, once such interest has been paid in full, ratably to pay interest in respect of Tranche A Multicurrency Revolving Loans under the Tranche A Multicurrency Facility (other than Protective Advances) until paid in full,
(K)    eleventh,
(i)    ratably to pay the principal of all Tranche A U.S. Revolving Loans under the Tranche A U.S. Facility and, once such principal has been paid in full, ratably to pay the principal of all Tranche A Multicurrency Revolving Loans under the Tranche A Multicurrency Facility until paid in full, and
(ii)    ratably up to the amount of the most recently established Pari Secured Hedge Reserves (after taking into account any amounts previously paid pursuant to this clause (ii) during the continuation of the applicable Application Event), to (I) the Hedge Providers with Pari Secured Hedge Obligations based upon amounts then certified by the applicable Hedge Provider to Agent (in form and substance satisfactory to Agent and in accordance with Section 18.5) to be due and payable to such Hedge Providers on account of Pari Secured Hedge Obligations, and (II) with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the applicable Hedge Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Hedge Provider and applied by such Hedge Provider to the payment or reimbursement of any amounts due and payable with respect to Pari Secured Hedge Obligations owed to the applicable Hedge Provider as and when such amounts first become due and payable and, if and at such time as all such Pari Secured Hedge Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Pari Secured Hedge Obligations shall be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),

(L)    twelfth, ratably to pay interest accrued in respect of the Tranche B Revolving Loans under the Tranche B Facility until paid in full,
(M)    thirteenth, ratably to pay the principal of all Tranche B Revolving Loans under the Tranche B Facility until paid in full, and
(N)    fourteenth, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations (other than Pari Secured Hedge Obligations) based upon amounts then certified by the applicable Bank Product Providers to Agent (in form and substance reasonably satisfactory to Agent and in accordance with Section 18.5), with any balance to be paid to Agent, to be held by Agent, for the ratable benefit of the Bank Product Providers, as cash collateral (which cash collateral may be released by Agent to the applicable Bank Product Provider and applied by such Bank Product Provider to the payment or reimbursement of any amounts due and payable with respect to Bank Product Obligations owed to the applicable Bank Product Provider as and when such amounts first become due and payable and, if and at such time as all such Bank Product Obligations are paid or otherwise satisfied in full, the cash collateral held by Agent in respect of such Bank Product Obligations shall be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),
(O)    fifteenth, ratably to pay any Obligations owed to Defaulting Lenders; and
(P)    sixteenth, to the Borrowers (to be wired to the applicable Designated Account) or such other Person entitled thereto under applicable law.
(v)     At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, subject to the Intercreditor Agreement, all payments remitted to Agent by the Canadian Loan Parties and all proceeds of Canadian Collateral securing the Multicurrency Obligations received by Agent shall be applied as follows:
(A)     first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents in respect of the Multicurrency Obligations, until paid in full,
(B)     second, to pay any fees then due to Agent under the Loan Documents in respect of the Multicurrency Obligations until paid in full,
(C)     third, ratably to pay interest due in respect of all Multicurrency Protective Advances until paid in full,
(D)     fourth, ratably to pay the principal of all Multicurrency Protective Advances until paid in full,
(E)    fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Tranche A Multicurrency Revolving Lenders or Multicurrency Issuing Banks under the Loan Documents, until paid in full,
(F)    sixth, ratably to pay any fees then due to any of the Tranche A Multicurrency Revolving Lenders or Multicurrency Issuing Banks under the Loan Documents until paid in full,
(G)    seventh, ratably to pay interest accrued in respect of the Multicurrency Swing Loans until paid in full,
(H)    eighth, ratably to pay the principal of all Multicurrency Swing Loans until paid in full,
(I)    ninth, to Agent, to be held by Agent, for the benefit of the Multicurrency Issuing Banks (and for the ratable benefit of each of the Tranche A Multicurrency Revolving Lenders that have an obligation to pay to Agent, for the account of the Multicurrency Issuing Banks, a share of each Multicurrency Letter of Credit Disbursement in connection with each Multicurrency Letter of Credit), as cash collateral in an amount up to the sum of 103% of the Multicurrency Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Multicurrency Letter of Credit Disbursement as and when such disbursement occurs and, if a Multicurrency Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Multicurrency Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iv), beginning with tier (A) hereof),

(J) tenth, ratably to pay interest accrued in respect of the Tranche A Multicurrency Revolving Loans under the Tranche A Multicurrency Facility (other than Multicurrency Protective Advances) until paid in full,
(K)    eleventh,
(i)    ratably to pay the principal of all Tranche A Multicurrency Revolving Loans under the Tranche A Multicurrency Facility until paid in full, and
(~~v~~ii)    [~~Reserved].~~reserved],
(L)    twelfth, [reserved],
(M)    thirteenth, [reserved], and
(N)    fourteenth, to pay any other Multicurrency Obligations other than Multicurrency Obligations owed to Defaulting Lenders,
(O)    fifteenth, ratably to pay any Multicurrency Obligations owed to Defaulting Lenders; and
(P)    sixteenth, to the Canadian Borrowers (to be wired to the Designated Canadian Account) or such other Person entitled thereto under applicable law.
Notwithstanding anything to the contrary in the Agreement or in any other Loan Document, no Canadian Loan Party shall be liable for any U.S. Obligations pursuant to any Loan Document.
(vi)    Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(g).
(vii)    In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(iv) and Section 2.4(b)(v) shall not apply to any payment made by the Borrowers (or any of them) to Agent and specified U.S. Obligations or Multicurrency by such Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(viii)    For purposes of Section 2.4(b)(iv) and Section 2.4(b)(v), “paid in full” of a type of Obligation means payment in cash or immediately available funds in the applicable currency of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(ix)    In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(i) and this Section 2.4, then the provisions of Section 2.3(i) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.
(c)    Reduction of Commitments. The Revolver Commitments shall terminate on the Maturity Date. The Borrowers may reduce the Revolver Commitments of ~~either~~any Class, without premium or penalty, to an amount not less than the sum of (A) the Revolver Usage of such Class as of such date, plus (B) the principal amount of all Revolving Loans of such Class not yet made as to which a request has been given by the Borrowers under Section 2.3(a) or 2.3(b), plus (C) the amount of all Letters of Credit of such Class not yet issued as to which a request has been given by Borrowers pursuant to Section 2.11(a). Each such reduction shall be in an amount which is not less than $5,000,000 (unless the Revolver Commitments are being reduced to zero and the amount of the Revolver Commitments in effect immediately prior to such reduction are less than $5,000,000), shall be made by providing not less than five (5) Business Days prior written notice to Agent or such shorter period as ~~the~~ Agent may agree in its reasonable discretion, and shall be irrevocable; provided that such notice of termination may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings or other transactions, in which case such notice may be revoked by the Borrowers (by notice to Agent from Parent on or prior to the specified effective date) if such condition is not satisfied. Once reduced, the Revolver Commitments may not be increased. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Revolving Lender proportionately in accordance with its ratable share thereof. In the event of any reduction of the Revolver Commitments prior to the Canadian Amendments Effective Date ~~(as defined in the Sixth Amendment)~~, with respect to each Revolving Lender, such reduction will be deemed to reduce such Revolving Lender’s ~~“~~Tranche A U.S. Revolver Commitments~~”~~ prior to reducing such Revolving Lender’s ~~“~~Tranche A Multicurrency Revolver Commitments~~” (in each case to become effective on the Canadian Amendments Effective Date pursuant to the Sixth Amendment).~~
(d)    Optional Prepayments. The Borrowers may prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty (provided that no Tranche B Revolving Loan may be prepaid unless, prior to or simultaneously with such prepayment, all outstanding Tranche A U.S. Revolving Loans are repaid in full) upon not less than (x) two (2) Business Days prior written notice to Agent, in the case of Term SOFR ~~Revolving~~Loans and Term CORRA Loans and (y) same day written notice to Agent, in the case of Base Rate ~~Revolving~~Loans, Canadian Base Rate Loans and Canadian Prime Rate Loans (each such notice to be irrevocable), provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of one or more securities offerings or other transactions, in which case such notice may be revoked by the Borrowers (by notice to Agent from Parent on or prior to the specified effective date) if such condition is not satisfied; provided, further that no such notice shall be required during a Cash Dominion Trigger Period.
(e)    Mandatory Prepayments.
(i)    If, at any time and subject to Section 1.7(d), the Tranche A U.S. Revolver Usage on such date exceeds (A) the Tranche A U.S. Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by ~~Borrowers (and, in the case of the Tranche A Borrowing Base reflected in the Borrowing Base Certificate delivered on the Closing Date, subject to the last paragraph of the definition of “Tranche A Borrowing Base”)~~the Borrowers to Agent, less the aggregate amount of reserves, if any, established by Agent under Section 2.1~~(a)~~ after the date of such Borrowing Base Certificate or (B) the Maximum U.S. Revolver Amount, then the Borrowers shall, within one (1) Business Day, prepay the U.S. Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess. If, at any time and subject to Section 1.7(d), the Tranche A Multicurrency Revolver Usage on such date exceeds (A) the Canadian Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by the Borrowers to Agent, less the aggregate amount of reserves, if any, established by Agent under Section 2.1 after the date of such Borrowing Base Certificate or (B) the Maximum Multicurrency Revolver Amount, then the Borrowers shall, within one (1) Business Day, prepay the Multicurrency Obligations in accordance with Sections 2.4(f) and 1.7(d) in an aggregate amount equal to the amount of such excess.
(ii)    At any time during a Cash Dominion Trigger Period, ~~the~~ Agent shall have the right, subject to ~~Section~~ Sections 2.4(b)(iv) and 2.4(b)(v), to distribute and apply on a daily basis all amounts held in the Dominion Account to prepay the Obligations in accordance with Section 2.4(f).
(iii)    If, at any time and subject to Section 1.7(d), the Tranche B Revolving Loan Exposure on such date exceeds the Tranche B Line Cap then in effect, such excess shall (A) to the extent that the conditions to a Tranche A U.S. Revolving Loan in the amount of such excess under Section 3.3 are satisfied at such time, be deemed drawn under the Tranche A U.S. Facility pursuant to the Tranche A U.S. Line Cap then in effect and (B) to the extent that the conditions to a Tranche A U.S. Revolving Loan in the amount of such excess under Section 3.3 are not satisfied at such time, give rise to a Reserve against the Tranche A U.S. Line Cap then in effect in an amount equal to such excess, and if the result causes the Tranche A ~~Revolving~~U.S. Revolver Usage to exceed the Tranche A U.S. Line Cap then in effect the Borrowers shall immediately after demand, apply an amount equal to such excess to prepay the Loans and any interest accrued thereon, first, repay or prepay U.S. Swing Loans, second, repay or prepay Tranche A U.S. Revolving Borrowings, third, replace or Cash Collateralize outstanding U.S. Letters of Credit in an amount sufficient to eliminate such excess, and fourth, repay or prepay Tranche B ~~Revolving~~ Borrowings.
(f)    Application of Payments. Each prepayment pursuant to Section 2.4(e)(i), Section 2.4(e)(~~i~~ii) and Section 2.4(e)(iii) shall, (A) so long as no Application Event shall have occurred and be continuing, be applied, (i) with respect to the Tranche A U.S. Facility, first, to the outstanding principal amount of the Tranche A U.S. Revolving Loans until paid in full, second, to cash collateralize the U.S. Letters of Credit in an amount equal to the sum of (x) 103% of the U.S. Letter of Credit Usage that is denominated in Dollars, and (y) 103% of the U.S. Letter of Credit Usage that is denominated in an Agreed Currency other than Dollars and third, to the outstanding Tranche B Revolving Loans, and

(ii) with respect to the Tranche A Multicurrency Facility, first, to the outstanding principal amount of the Tranche A Multicurrency Revolving Loans until paid in full, and second, to cash collateralize the Multicurrency Letters of Credit in an amount equal to 103% of the Multicurrency Letter of Credit Usage and, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iv) and 2.4(b)(v).
(g)    Generally. Any mandatory prepayments required under Section 2.4(d) shall not result in a permanent reduction of the Revolver Commitments. All prepayments made pursuant to Section 2.4(d) or Section 2.4(~~d~~e) shall be accompanied by accrued and unpaid interest on the amount so prepaid.
2.5    Promise to Pay; Promissory Notes.
(a)    The Borrowers agree to pay the Lender Group Expenses of Agent, the Issuing Banks, and the Revolving Lenders on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred and invoiced or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). The U.S. Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses of Agent, the Issuing Banks, and the Revolving Lenders)) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations) become due and payable pursuant to the terms of this Agreement. The Canadian Borrowers promise to pay all of the Multicurrency Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses of Agent, the Issuing Banks, and the Tranche A Multicurrency Revolving Lenders)) in full on the Maturity Date or, if earlier, on the date on which the Multicurrency Obligations become due and payable pursuant to the terms of this Agreement. The Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.
(b)    [Reserved].
(c)    Any Lender may request that any portion of its Revolver Commitments or the Revolving Loans made by it be evidenced by one or more promissory notes. In such event, the applicable Borrowers shall execute and deliver to such Lender or its registered assigns the requested promissory notes payable to such Lender in a form furnished by Agent and reasonably satisfactory to such Borrowers. Thereafter, the portion of the Revolver Commitments and Revolving Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein or its registered assigns.
2.6    Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.
(a)    Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit) that have been charged to the applicable Loan Account pursuant to the terms hereof shall bear interest as follows:
(i)    if the relevant Obligation is a Revolving Loan that is a Term SOFR Loan, at a per annum rate equal to Term SOFR plus the Applicable Margin, ~~and~~
(ii)    if the relevant Obligation is a Revolving Loan that is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Applicable Margin~~.~~,
(iii)    if the relevant Obligation is a Revolving Loan that is a Term CORRA Loan, at a per annum rate equal to Term CORRA plus the Applicable Margin,
(iv)    if the relevant Obligation is a Revolving Loan that is a Canadian Base Rate Loan, at a per annum rate equal to the Canadian Base Rate plus the Applicable Margin, and
(v)    if the relevant Obligation is a Revolving Loan that is a Canadian Prime Rate Loan, at a per annum rate equal to the Canadian Prime Rate plus the Applicable Margin.
(b)    Letter of Credit Fees. The U.S. Borrowers shall pay Agent (for the ratable benefit of the U.S. Revolving Lenders), a Letter of Credit fee (the “U.S. Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(l)) that shall accrue at a per annum rate equal to the Tranche A Term ~~SOFR~~Rate Loan Margin times the undrawn amount of all outstanding U.S. Letters of Credit. The Canadian Borrowers shall pay Agent (for the ratable benefit of the Tranche A Multicurrency Revolving Lenders), a Letter of Credit fee (the “Multicurrency Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(l)) that shall accrue at a per annum rate equal to the Tranche A Term Rate Loan Margin times the undrawn amount of all outstanding Multicurrency Letters of Credit.
(c)    Default Rate. Upon the occurrence and during the continuation of an Event of Default,
(i)    the overdue Obligations shall bear interest at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder, and
(ii)    the overdue Letter of Credit Fees shall be increased to two (2) percentage points above the per annum rate otherwise applicable hereunder.
Interest at the above referenced rate (the "Default Rate") shall be payable upon demand.
(d)    Payment.
(i)    Except to the extent provided to the contrary in Section 2.4(g), Section 2.10, Section 2.11(l), and Section 2.13(a), (A) all interest, all Letter of Credit Fees, all Unused Line Fees and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each quarter and on the Maturity Date, (B) [reserved], and (C) all costs and expenses payable hereunder or under any of the other Loan Documents, and all Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred and invoiced, or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the applicable Loan Account pursuant to the provisions of the following clause (ii) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)).
(ii)    The Borrowers hereby authorize Agent, from time to time during any Cash Dominion Trigger Period, with prior notice to the Borrowers that ~~the~~ Agent is exercising its rights under this Section 2.6(d)(ii) (provided that after delivery of such notice, no additional notice shall be required during such Cash Dominion Trigger Period), to charge to the Loan Account (A) on the first day of each quarter, all interest accrued during the prior quarter on the Revolving Loans hereunder, (B) on the first day of each quarter, all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter, (C) as and when due and payable, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each quarter, the Unused Line Fee accrued during the prior quarter pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when due and payable, the fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(l), (G) as and when due and payable, all other Lender Group Expenses of Agent, the Issuing Banks, and the Revolving Lenders, and (H) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans of the applicable Class hereunder, shall constitute Obligations of the applicable Class hereunder, and shall initially accrue interest at the rate then applicable to (x) in the case of U.S. Obligations, U.S. Revolving Loans that are Base Rate Loans (unless and until converted into Term SOFR Loans in accordance with the terms of this Agreement) and (y) in the case of Multicurrency Obligations, Tranche A Multicurrency Revolving Loans that are Canadian Base Rate Loans (unless and until converted into Term CORRA Loans in accordance with the terms of this Agreement).
(e)    Computation.
(~~e~~i)    ~~Computation.~~ All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360-day year or, in the case of (w) Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate”, (x) Base Rate Loans when the Canadian Base Rate is determined by Bank of America (Canada)’s base rate for commercial loans made in Dollars, (y) Canadian Prime Rate Loans when the Canadian Prime Rate is determined by Bank of America (Canada)’s “prime” rate for loans made in Canadian Dollars and (z) Term CORRA

Loans (or any fees or expenses based on any of the ~~Base Rate~~foregoing), on the basis of a 365-day year ~~or 366-day year, as applicable, in each case,~~ for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate, the Canadian Base Rate or the Canadian Prime Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate, the Canadian Base Rate or the Canadian Prime Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate, the Canadian Base Rate or the Canadian Prime Rate.
(ii)    For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
(f)    Intent to Limit Charges to Maximum Lawful Rate.
(i)    In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that, anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from any Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the applicable Obligations to the extent of such excess.
(ii)    Without limiting the generality of this Section 2.6(f), if any provision of any of the Loan Documents would obligate a Canadian Loan Party to make any payment of interest with respect to the Obligations or in an amount or calculated at a rate which (a) would be prohibited under any law that a court of competent jurisdiction shall, in a final determination, deem applicable, or (b) would result in the receipt of interest with respect to the Obligations at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rates shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the applicable recipient of interest with respect to the Obligations at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid to the applicable recipient under the Loan Documents; and (ii) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the applicable recipient which would constitute interest with respect to the Obligations for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the applicable recipient shall have received an amount in excess of the maximum permitted by that Section of the Criminal Code (Canada), then such Canadian Loan Party shall be entitled to obtain reimbursement from the recipient in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by the recipient to the Canadian Loan Party.
(g)    ~~Term SOFR~~ Conforming Changes. With respect to SOFR ~~or~~, Term SOFR, ~~the~~CORRA or Term CORRA, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, ~~the~~ Agent shall post each such amendment implementing such Conforming Changes to ~~the~~ Parent and the Lenders reasonably promptly after such amendment becomes effective.
2.7    Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent’s Account on a Business Day on or before 1:30 p.m. If any payment item is received into the Agent’s Account on a non-Business Day or after 1:30

p.m. on a Business Day (unless Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.
2.8    Designated Accounts. Agent is authorized to make the Revolving Loans, and the Issuing ~~Bank is~~Banks are authorized to issue the Letters of Credit, under this Agreement based upon electronic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d)(ii). The Borrowers agree to establish and maintain ~~the~~each Designated Account with the applicable Designated Account Bank for the purpose of receiving the proceeds of the applicable Revolving Loans requested by the Borrowers and made by Agent or the Revolving Lenders hereunder. Unless otherwise agreed by Agent and the Borrowers, any Revolving Loan or Swing Loan requested by the Borrowers and made by Agent or the Revolving Lenders hereunder shall be made to the applicable Designated Account.
2.9    Maintenance of Loan Account; Statements of Obligations. Agent shall maintain ~~an account~~one or more accounts on its books in the name of the applicable Borrowers (the “Loan Account”) on which ~~the~~such Borrowers will be charged with all Revolving Loans (including Extraordinary Advances and Swing Loans) made by Agent, the Swing Lender, or the Revolving Lenders to ~~the~~such Borrowers or for ~~the~~such Borrowers’ account, the Letters of Credit issued or arranged by any Issuing Bank for ~~the~~such Borrowers’ account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.7, ~~the~~each Loan Account will be credited with all payments received by Agent from the applicable Borrowers or for ~~the~~such Borrowers’ account. Agent shall make available to the Borrowers monthly statements regarding the Loan ~~Account,~~Accounts, including the principal amount of the Revolving Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrowers and the Lender Group unless, within 30 days after Agent first makes such a statement available to the Borrowers, the Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.
2.10    Fees
(a)    Agent Fees. The U.S. Borrowers shall pay to Agent, for the account of Agent, the “ABL Agency Fee” set forth in Section 1 of the Fee Letter, which ABL Agency Fee shall be earned, due and payable to Agent quarterly in advance commencing on the Closing Date and on the first calendar day of the month after each quarter thereafter for so long as this Agreement is in effect.
(b)    Unused Line Fees. The U.S. Borrowers shall pay to Agent, for the ratable account of the U.S. Revolving Lenders, an unused line fee (the “U.S. Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the U.S. Revolver Commitments, less (ii) the average amount of the U.S. Revolver Usage during the immediately preceding quarter (or portion thereof), which U.S. Unused Line Fee shall be due and payable, in arrears, on the first day of each quarter from and after the Closing Date up to the first day of the quarter prior to the date on which the U.S. Obligations are paid in full and on the date on which the U.S. Obligations are paid in full. The Canadian Borrowers shall pay to Agent, for the ratable account of the Tranche A Multicurrency Revolving Lenders, an unused line fee (the “Multicurrency Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Tranche A Multicurrency Revolver Commitments, less (ii) the average amount of the Multicurrency Revolver Usage during the immediately preceding quarter (or portion thereof), which Multicurrency Unused Line Fee shall be due and payable, in arrears, on the first day of each quarter from and after the Canadian Amendments Effective Date up to the first day of the quarter prior to the date on which the Multicurrency Obligations are paid in full and on the date on which the Multicurrency Obligations are paid in full.
(c)    Field Examination and Other Fees. The Borrowers shall pay to Agent, Agent’s then standard field examination, appraisal, and valuation fees and charges (including charges of its internal examination and appraisal groups), as and when incurred or chargeable, the fees or charges paid or incurred by Agent (including allocated costs of employees of Agent) to perform field examinations of Parent or its Subsidiaries, to establish electronic collateral reporting systems, to appraise the Collateral, or any portion thereof, or to assess Parent’s or its Subsidiaries’ business valuation; provided, that so long as no Event of Default and no Field Examination/Appraisal Triggering Event shall have occurred and be continuing, the Borrowers shall not be obligated to reimburse Agent for more than one (1) field examination, one (1) appraisal of the Collateral consisting of inventory, one (1) appraisal of the Collateral consisting of equipment, and one (1) business valuation during any calendar year; provided, further that (i) if a Field

Examination/Appraisal Triggering Event occurs in any calendar year, the limits in the immediately preceding proviso shall each be increased to two (2) and (ii) during the existence and continuance of an Event of Default, the limits in the immediately preceding proviso shall each be increased to four (4).
2.11    Letters of Credit.
(a)    Subject to the terms and conditions of this Agreement, upon the request of ~~the Borrowers~~any Borrower made in accordance herewith, during the period from the Closing Date until the Letter of Credit Expiration Date, each Issuing Bank agrees to issue a requested Letter of Credit for the account of ~~the Borrowers~~any Borrower (which issuance, subject to Section 2.11(h), may be for an Account Party), it being agreed that each Issuing Bank shall only be required to issue standby Letters of Credit unless it otherwise agrees (in its sole discretion); provided that Multicurrency Letters of Credit may only be issued for the benefit of any Canadian Loan Party. By submitting a request to an Issuing Bank for the issuance of a Letter of Credit, the Borrowers shall be deemed to have requested that such Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be irrevocable and shall be made in writing by an Authorized Person and delivered to the applicable Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to such Issuing Bank and at least three (3) Business Days (or such shorter period as agreed by the applicable Issuing Bank) in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance reasonably satisfactory to such Issuing Bank and (i) shall specify (A) ~~the~~whether such Letter of Credit is to be a U.S. Letter of Credit or a Multicurrency Letter of Credit, (B) the amount and applicable Agreed Currency of such Letter of Credit, (~~B~~C) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (~~C~~D) the proposed expiration date of such Letter of Credit, (~~D~~E) the name and address of the beneficiary of the Letter of Credit, and (~~E~~F) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be reasonably necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or such Issuing Bank may reasonably request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that such Issuing Bank generally requests for Letters of Credit in similar circumstances. The applicable Issuing Bank’s records of the content of any such request will be conclusive, absent manifest error. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit related thereto, whether or not such maximum face amount is in effect at such time.
(b)    No Issuing Bank shall issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:
(i)    the U.S. Letter of Credit Usage would exceed the U.S. Letter of Credit Sublimit, or the aggregate undrawn amount of all outstanding U.S. Letters of Credit issued by such Issuing Bank would exceed the U.S. Letter of Credit Sublimit with respect to such Issuing Bank,
(ii)    the U.S. Letter of Credit Usage would exceed the Maximum U.S. Revolver Amount less the sum of the outstanding principal amount of U.S. Revolving Loans (including U.S. Swing Loans) at such time,
(iii)    the U.S. Letter of Credit Usage would exceed the Tranche A U.S. Borrowing Base at such time less the sum of the outstanding principal amount of Tranche A U.S. Revolving Loans (including U.S. Swing Loans) at such time, ~~or~~
(iv)    the Multicurrency Letter of Credit Usage would exceed the Multicurrency Letter of Credit Sublimit, or the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit issued by such Issuing Bank would exceed the Multicurrency Letter of Credit Sublimit with respect to such Issuing Bank,
(v)    the Multicurrency Letter of Credit Usage would exceed the Maximum Multicurrency Revolver Amount less the sum of the outstanding principal amount of Multicurrency Revolving Loans (including Multicurrency Swing Loans) at such time,

(vi)    the Multicurrency Letter of Credit Usage would exceed the Canadian Borrowing Base at such time less the sum of the outstanding principal amount of Tranche A    Multicurrency Revolving Loans (including Multicurrency Swing Loans) at such time, or

(~~iv~~vii)    the expiration date of such requested Letter of Credit would occur after the earlier to occur of the date that is 12 months after the date of issuance of such Letter of Credit and the Letter of Credit Expiration Date, unless such Issuing Bank and ~~the~~ Agent have approved such expiration date (it being understood that the obligation of the Revolving Lenders to fund participations in Letters of Credit shall expire immediately following the Maturity Date (for this purpose, pursuant to clause (a) of the definition thereof)).
In addition, no Issuing Bank shall issue or be obligated to issue any Letter of Credit if it has actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 is not satisfied on the requested Funding Date. On the Maturity Date, the applicable Borrowers shall provide Letter of Credit Collateralization to Agent (or make other arrangements acceptable to the applicable Issuing Bank) to be held as security for such Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit.
(c)    In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, no Issuing Bank shall be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(i)(ii), or (ii) such Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and the Borrowers to eliminate such Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include the Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(i)(ii). Additionally, no Issuing Bank shall have any obligation to issue a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit or request that such Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will or may not be in an Agreed Currency.
(d)    Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify Agent in writing no later than the Business Day immediately following the Business Day on which such Issuing Bank receives a request for issuance of any Letter of Credit. The applicable Issuing Bank will not issue any requested Letter of Credit if it receives written notice from ~~the~~ Agent (with a copy to Parent) that the proposed Letter of Credit would cause an Overadvance to occur. Each Letter of Credit shall be in form and substance reasonably acceptable to the applicable Issuing Bank, including the requirement that the amounts payable thereunder must be payable in an Agreed Currency. If an Issuing Bank makes a payment under a Letter of Credit, the applicable Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement in the same currency as such Letter of Credit (i) within one (1) Business Day after such Letter of Credit Disbursement in the case of Letters of Credit denominated in Dollars and (ii) within two (2) Business Days after such Letter of Credit Disbursement in the case of Letters of Credit denominated in an Agreed Currency other than Dollars is made and, in the absence of such payment, the amount of such Letter of Credit Disbursement (or, in the case of a Letter of Credit Disbursement in an Agreed Currency other than Dollars, the Agreed Currency Equivalent of such Letter of Credit Disbursement) immediately and automatically shall be deemed to be a Revolving Loan of the applicable Class hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable ~~to~~(x) in the case of U.S. Letters of Credit, to U.S. Revolving Loans that are Base Rate Loans and (x) in the case of Multicurrency Letters of Credit, to Multicurrency Revolving Loans that are Canadian Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, the applicable Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to the applicable Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from the Borrowers pursuant to this paragraph, Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse the applicable Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.
(e)    Promptly following receipt of a notice of a U.S. Letter of Credit Disbursement pursuant to Section 2.11(d), each U.S. Revolving Lender agrees to fund its Pro Rata Share of any U.S. Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if the U.S. Borrowers had requested the amount thereof as a U.S. Revolving Loan and Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the U.S. Revolving Lenders; provided that in the case of U.S. Letters of Credit denominated in an Agreed Currency other than Dollars, each U.S. Revolving Lender shall fund in Dollars its Pro Rata Share of the amount equal to the Agreed Currency Equivalent of such U.S. Letter of Credit Disbursement amount. Promptly following receipt of a notice of a Multicurrency Letter of Credit Disbursement pursuant to Section 2.11(d), each Tranche A Multicurrency Revolving

Lender agrees to fund its Pro Rata Share of any Multicurrency Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if the Canadian Borrowers had requested the amount thereof as a Multicurrency Revolving Loan and Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Tranche A Multicurrency Revolving Lenders; provided that in the case of Multicurrency Letters of Credit denominated in an Agreed Currency other than Dollars, each Tranche A Multicurrency Revolving Lender shall fund in Dollars its Pro Rata Share of the amount equal to the Agreed Currency Equivalent of such Multicurrency Letter of Credit Disbursement amount. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank shall be deemed to have granted to each applicable Revolving Lender, and each such Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by such Issuing Bank, in an amount equal to its applicable Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of such Issuing Bank, such Revolving Lender’s applicable Pro Rata Share of any Letter of Credit Disbursement made by such Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or the applicable Issuing Bank elects, based upon the advice of counsel, to refund) to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of the applicable Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.
(f)    Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including each Issuing Bank and its branches, Affiliates, Applicable Designees and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including each Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of one counsel in each relevant jurisdiction (and, solely in the case of an actual or perceived conflict of interest, one additional counsel to each group of affected persons similarly situated) and all other reasonable and documented costs and out-of-pocket expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than any Taxes that are governed by Section 17, or Excluded Taxes) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence (other than resulting from such Person’s bad faith or willful misconduct or constituting gross negligence); provided, however, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.
(g)    The liability of each Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by the Borrowers that result from such Issuing Bank’s bad faith, gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit or (iii) retaining Drawing Documents presented under a Letter of Credit. Each Issuing Bank shall be deemed to have acted with due diligence and reasonable care if such Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement. The Borrowers’ aggregate remedies against each Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by the Borrowers to the applicable Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to (x) in the case of U.S. Letters of Credit, Base Rate Loans hereunder and (y) in the case of Multicurrency Letters of Credit, Canadian Base Rate Loans hereunder.

(h)    The Borrowers are responsible for the final text of the Letter of Credit as issued by any Issuing Bank, irrespective of any assistance such Issuing Bank may provide such as drafting or recommending text or by such Issuing Bank’s use or refusal to use text submitted by the Borrowers. Prior to the issuance of a Letter of Credit, the Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by the applicable Issuing Bank, and the Borrowers hereby consent to such revisions and change so long as they are (1) not materially different from the application executed in connection therewith and (2) are in accordance with international standard banking practice. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes. If the Borrowers request any Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against such Issuing Bank; (ii) the Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among such Issuing Bank and the Borrowers. The Borrowers will examine the copy of the Letter of Credit and any other document sent by each Issuing Bank in connection therewith and shall promptly notify such Issuing Bank (not later than three (3) Business Days following the Borrowers’ receipt of documents from such Issuing Bank) of any non-compliance with the Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. The Borrowers understand and agree that no Issuing Bank is required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit for additional consecutive periods of 12 months (but in no event shall the expiration date extend beyond the Letter of Credit Expiration Date unless such Issuing Bank and ~~the~~ Agent have approved such expiration date (it being understood that the obligation of Revolving Lenders to fund participations in Letters of Credit shall expire immediately following the Maturity Date (for this purpose, pursuant to clause (a) of the definition thereof)), any Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if the Borrowers do not at any time want such Letter of Credit to be renewed, the Borrowers will so notify Agent and the applicable Issuing Bank at least 30 calendar days (or such later date as agreed to by the applicable Issuing Bank) before such Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such nonrenewal pursuant to the terms of such Letter of Credit.
(i)    The Borrowers’ reimbursement and payment obligations under this Section are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, provided, however, that subject to Section 2.11(g) above, the foregoing shall not release any Issuing Bank from such liability to the Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against such Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of the Borrowers to such Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.
(j)    Without limiting any other provision of this Agreement, each Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to the Borrowers for, and no Issuing Bank’s rights and remedies against the Borrowers and the obligation of the Borrowers to reimburse each Issuing Bank for each drawing under each Letter of Credit shall be impaired by:
(i)    honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;
(ii)    honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;
(iii)    acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if non-negotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to a Letter of Credit;
(iv)    the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than the applicable Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of a Letter of Credit);
(v)    acting upon any instruction or request relative to a Letter of Credit or requested a Letter of Credit that an Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)    any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to the Borrowers;
(vii)    any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;
(viii)    assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a Letter of Credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;
(ix)    payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;
(x)    acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;
(xi)    honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by the applicable Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;
(xii)    dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or
(xiii)    honor of a presentation that is subsequently determined by the applicable Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.
(k)    [Reserved.]
(l)    The Borrowers shall pay immediately upon demand to Agent for the account of the applicable Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the applicable Loan Account pursuant to the provisions of Section 2.6(d)(ii) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(l)): (i) a fronting fee which shall be imposed by the applicable Issuing Bank upon the issuance of each Letter of Credit of 0.125% per annum of the face amount thereof, which fee shall be payable quarterly in arrears, on the first day of each quarter, and on maturity, plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all reasonable and documented out-of-pocket expenses incurred by, the applicable Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including, transfers, assignments of proceeds, amendments, drawings, extensions or cancellations) which charges shall be paid as and when incurred.
(m)    If by reason of (x) any Change in Law, or (y) compliance by any Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):
(i)    any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or
(ii)    there shall be imposed on any Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, or
(iii)    there shall be imposed on any member of the Lender Group or Agent any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result of the foregoing is to increase, directly or indirectly, the cost to any Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within 180 days after the additional cost is incurred or the amount received is reduced, notify the Borrowers, and the Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the applicable Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) the Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(m) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to the Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(m), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
(n)    Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP and the UCP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(o)    In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.
(p)    The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding thereafter.
(q)    Notwithstanding anything to the contrary contained herein, any Issuing Bank may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as an Issuing Bank; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrowers willing to accept its appointment as successor Issuing Bank. In the event of any such resignation of an Issuing Bank, the Borrowers shall be entitled to appoint from among the Lenders willing to accept such appointment a successor Issuing Bank hereunder; provided that no failure by the Borrowers to appoint any such successor shall affect the resignation of the relevant Issuing Bank, as the case may be, except as expressly provided above. If an Issuing Bank resigns as an Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all obligations with respect thereto.
(r)    Each Existing Letter of Credit shall be assumed by the applicable Borrowers and deemed a Letter of Credit issued hereunder for account of the applicable Borrowers for all purposes under this Agreement without need for any further action by the Borrowers or any other Person, and shall be subject to and governed by the terms and conditions of this Agreement. On the ~~Second Amendment~~Canadian Amendments Effective Date, each Existing Letter of Credit, to the extent outstanding, shall automatically and without further action by the parties thereto be deemed converted to Letters of Credit issued pursuant to this Section 2.11 for the account of the Canadian Borrowers and subject to the provisions hereof.
2.12    [Reserved].
2.13    ~~SOFR~~Term Rate Option.
(a)    Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate or the Canadian Base Rate, the applicable Borrowers shall have the option, subject to Section 2.13(b) below (the “SOFR Option”) to have interest on all or a portion of the Revolving Loans denominated in Dollars be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan or a Canadian Base Rate Loan to a Term SOFR Loan, or upon continuation of a Term SOFR Loan as a Term SOFR Loan) at a rate of interest based upon Term SOFR. Interest on Term SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; provided, that subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than three (3) months in duration, interest shall be payable at three (3) month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless the applicable Borrowers have properly exercised the SOFR Option with respect thereto, the interest rate applicable to such Term SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans or Canadian Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, no Borrower shall have the option to request that any Revolving Loans bear interest at a rate based upon Term SOFR. In lieu of having interest charged at the rate based upon the Canadian Prime Rate, the Canadian Borrowers shall have the option, subject to Section 2.13(b) below (the “CORRA Option”) to have interest on all or a portion of the Revolving Loans denominated in Canadian Dollars be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Canadian Prime Rate Loan to a Term CORRA Loan, or upon continuation of a Term CORRA Loan as a Term CORRA Loan) at a rate of interest based upon Term CORRA. Interest on Term CORRA Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the CORRA Option with respect thereto, the interest rate applicable to such Term CORRA Loan automatically shall convert to the rate of interest then applicable to Canadian Prime Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, no Borrower shall have the option to request that any Revolving Loans bear interest at a rate based upon Term CORRA.
(b)    ~~SOFR~~Term Rate Election.
(i)    The U.S. Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, and the Required Lenders have not elected pursuant to Section 2.13(a) to prohibit Term SOFR Loans, elect to exercise the SOFR Option by notifying Agent prior to 11:00 a.m. at least three (3) Business Days prior to the commencement of the proposed Interest Period (the “SOFR Deadline”). Notice of the U.S. of Borrowers’ election of the SOFR Option for a permitted portion of the U.S. Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a SOFR Notice received by Agent before the SOFR Deadline, or by electronic notice received by Agent before the SOFR Deadline (to be confirmed by delivery to Agent of a SOFR Notice received by Agent prior to 5:00 p.m. on the same day). Promptly upon its receipt of each such SOFR Notice, Agent shall provide a copy thereof to each of the affected Lenders. Each SOFR Notice shall be irrevocable and binding on the Borrowers. The Canadian Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, and the Required Lenders have not elected pursuant to Section 2.13(a) to prohibit Term CORRA Loans, elect to exercise the CORRA Option by notifying Agent prior to 11:00 a.m. at least three (3) Business Days prior to the commencement of the proposed Interest Period (the “CORRA Deadline”). Notice of the Canadian Borrowers’ election of the CORRA Option for a permitted portion of the Multicurrency Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a CORRA Notice received by Agent before the CORRA Deadline, or by electronic notice received by Agent before the CORRA Deadline (to be confirmed by delivery to Agent of a CORRA Notice received by Agent prior to 5:00 p.m. on the same day). Promptly upon its receipt of each such CORRA Notice, Agent shall provide a copy thereof to each of the affected Lenders. Each CORRA Notice shall be irrevocable and binding on the Borrowers.
(ii)    In connection with each Term SOFR Loan and each Term CORRA Loan, each Borrower of such Revolving Loan shall indemnify, defend, and hold Agent and the Lenders harmless against any actual loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any applicable Term SOFR Loan or Term CORRA Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any Term SOFR Loan or any Term CORRA Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any Term SOFR Loan or any Term CORRA Loan on a date that is not the last day of the Interest Period or the date otherwise specified in any SOFR Notice or CORRA Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”). A certificate of Agent or a Lender delivered to the applicable Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error. The applicable Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of their receipt of such certificate. If a payment of any Term SOFR Loan or any Term CORRA Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of the applicable Borrowers, hold the amount of such payment as cash collateral in support of the applicable Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable Term SOFR Loan or Term CORRA Loan on such last day, it being agreed that Agent has no obligation to so defer the application of payments to any Term SOFR Loan or Term CORRA Loan and that, in the event that Agent does not defer such application, the applicable Borrowers shall be obligated to pay any resulting Funding Losses.
(iii)    Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than twenty (20) Term SOFR Loans in effect at any given time~~.~~  or more than five (5) Term CORRA Loans in effect at any given time. The Borrowers may only exercise the SOFR Option for proposed Term SOFR Loans of at least $1,000,000 (and integral multiples of $500,000 in excess thereof). The Borrowers may only exercise the CORRA Option for proposed Term CORRA Loans of at least C$1,000,000 (and integral multiples of C$500,000 in excess thereof).
(c)    Conversion. The Borrowers may convert Term SOFR Loans to Base Rate Loans or Canadian Base Rate Loans, as the case may be, at any time; provided, that in the event that Term SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower of such Revolving Loans shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section ~~2.13~~2.12(b)(ii). The Canadian Borrowers may convert Term CORRA Loans to Canadian Prime Rate Loans at any time; provided, that in the event that Term CORRA Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower of such Revolving Loans shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12(b)(ii). For the avoidance of doubt, no Loan may be converted or continued into a Loan in a different currency.

(d)    Special Provisions Applicable to Term ~~SOFR~~Rate Loans.
(i)    Term SOFR and Term CORRA may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including any Changes in Law (including any Changes in Laws relating to Taxes, other than Indemnified Taxes, which shall be governed by Section 17, and Excluded Taxes) and changes in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Term SOFR or Term CORRA. In any such event, the affected Lender shall give the applicable Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the applicable Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to the applicable Borrowers a statement setting forth in reasonable detail the basis for adjusting Term SOFR or Term CORRA and the method for determining the amount of such adjustment, or (B) repay the Term SOFR or Base Rate Loans determined with reference to Term SOFR or the Term CORRA or Canadian Base Rate Loans determined with reference to Term CORRA, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)).
(ii)    Illegality. If any Lender determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR ~~or~~, Term SOFR, CORRA or Term CORRA, or to determine or charge interest rates based upon SOFR ~~or~~, Term SOFR, CORRA or Term CORRA, then, upon notice thereof by such Lender to Parent (through ~~the~~ Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or Term CORRA Loans, as the case may be, or to convert Base Rate Loans or Canadian Base Rate Loans to Term SOFR Loans or Canadian Prime Rate Loans to Term CORRA Loans, as the case may be, shall be suspended, and (b) (i) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans or Canadian Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate or the Canadian Base Rate, the interest rate on which Base Rate Loans or Canadian Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by ~~the~~ Agent without reference to the Term SOFR component of the Base Rate or Canadian Base Rate, in each case until such Lender notifies ~~the~~ Agent and ~~the~~Parent that the circumstances giving rise to such determination no longer exist and (ii) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate on which is determined by reference to the Term CORRA component of the Canadian Prime Rate, the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Agent without reference to the Term CORRA component of the Canadian Prime Rate, in each case until such Lender notifies Agent and Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to ~~the~~ Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans or Canadian Base Rate Loans, as the case may be (the interest rate on which Base Rate Loans and Canadian Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by ~~the~~ Agent without reference to the Term SOFR component of the Base Rate or the Canadian Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan ~~and~~, (ii) the Borrowers shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Term CORRA Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Agent without reference to the Term CORRA component of the Canadian Prime Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term CORRA Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term CORRA Loan and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR~~, the~~ or Term CORRA, Agent shall, during the period of such suspension, compute the Base Rate or Canadian Base Rate, as the case may be, applicable to such Lender without reference to the Term SOFR or Term CORRA component thereof until ~~the~~ Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR or Term CORRA, as the case may be. Upon any such prepayment or conversion, each Borrower shall also pay accrued interest on the amount so prepaid or converted.
(iii)    Inability to Determine Rates.
(A)    If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans or Canadian Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) ~~the~~ Agent determines in good faith (which determination shall be conclusive absent manifest error) that (A) no SOFR Successor Rate has been determined in accordance with Section 2.13(d)(iii)(~~B~~C), and the circumstances under clause (i) of Section 2.13(d)(iii)(~~B~~C) or the Scheduled SOFR Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or Canadian Base Rate Loan, or (ii) ~~the~~ Agent or the Required Lenders determine that Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan, ~~the~~ Agent will promptly give written notice thereof to Parent and each Lender.
Thereafter, (w) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans or Canadian Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), (x) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate or the Canadian Base Rate, the utilization of the Term SOFR component in determining the Base Rate and the Canadian Base Rate shall be suspended, (y) any request for the conversion of Base Rate Loans or Canadian Base Rate Loan to, or continuation of Base Rate Loans or Canadian Base Rate Loans as, Term SOFR Loans shall be ineffective, and such Loans shall be continued as Base Rate Loans or Canadian Base Rate Loans, as the case may be, and (z) any request for a Term SOFR Loan shall be treated as a request for a Base Rate Loan or a Canadian Base Rate Loan, as the case may be, in each case until ~~the~~ Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.13(d)(iii)(A), until ~~the~~ Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) Parent (on behalf of the Borrowers) may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans or Canadian Base Rate Loans, as the case may be, in the amount specified therein, and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans or Canadian Base Rate Loans, as the case may be, immediately at the end of their respective applicable Interest Period.
(B)    If in connection with any request for a Term CORRA Loan or a conversion of Canadian Prime Rate Loans to Term CORRA Loans or a continuation of any of such Loans, as applicable, (i) Agent determines in good faith (which determination shall be conclusive absent manifest error) that (A) no CORRA Successor Rate has been determined in accordance with Section 2.13(d)(iii)(D), and the circumstances under clause (i) of Section 2.13(d)(iii)(D) or the Scheduled CORRA Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term CORRA for any requested Interest Period with respect to a proposed Term CORRA Loan or in connection with an existing or proposed Canadian Prime Rate Loan, or (ii) Agent or the Required Lenders determine that Term CORRA for any requested Interest Period does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loan, Agent will promptly give written notice thereof to Parent and each Lender.
Thereafter, (w) the obligation of the Lenders to make or maintain Term CORRA Loans, or to convert Canadian Prime Rate Loans to Term CORRA Loans, shall be suspended (to the extent of the affected Term CORRA Loans or Interest Periods), (x) in the event of a determination described in the preceding sentence with respect to the Term CORRA component of the Canadian Prime Rate, the utilization of the Term CORRA component in determining the Canadian Prime Rate shall be suspended, (y) any request for the conversion of Canadian Prime Rate Loans to, or continuation of Canadian Prime Rate Loans as, Term CORRA Loans shall be ineffective, and such Loans shall be continued as Canadian Prime Rate Loans and (z) any request for a Term CORRA Loan shall be treated as a request for a Canadian Prime Rate Loan, in each case until Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.13(d)(iii)(B), until Agent upon instruction of the Required Lenders) revokes such notice.

Upon receipt of such notice, (i) Parent (on behalf of the Borrowers) may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term CORRA Loans (to the extent of the affected Term CORRA Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Canadian Prime Rate Loans in the amount specified therein, and (ii) any outstanding Term CORRA Loans shall be deemed to have been converted to Canadian Prime Rate Loans immediately at the end of their respective applicable Interest Period.

(~~B~~C)    Replacement of Term SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if ~~the~~ Agent determines (which determination shall be conclusive absent manifest error), or Parent or Required Lenders notify ~~the~~ Agent (with, in the case of the Required Lenders, a copy to Parent) that Parent or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining Term SOFR for any Interest Period, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over ~~the~~ Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which Term SOFR for any Interest Period or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to ~~the~~ Agent that will continue to provide such Interest Periods of Term SOFR after such specific date (such date, the “Scheduled SOFR Unavailability Date”);
then, on a date and time determined by ~~the~~ Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled SOFR Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by ~~the~~ Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).
If the SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if ~~the~~ Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.13(d)(iii)(~~B~~C)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, ~~the~~ Agent and ~~the~~ Parent may amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 2.13(d)(iii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark~~.~~ and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after ~~the~~ Agent shall have posted such proposed amendment to all Lenders and ~~the~~ Parent unless, prior to such time, Lenders comprising the Required Lenders have delivered to ~~the~~ Agent written notice that such Required Lenders object to such amendment.
(D) Replacement of Term CORRA or CORRA Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if Agent determines (which determination shall be conclusive absent manifest error), or Parent or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Parent) that Parent or Required Lenders (as applicable) have determined, that:
(i) adequate and reasonable means do not exist for ascertaining Term CORRA for any Interest Period, including, without limitation, because the Term CORRA is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii) the Bank of Canada or any successor administrator of CORRA or a Governmental Authority having jurisdiction over Agent or such administrator with respect to its publication of Term CORRA, in each case acting in such capacity, has made a public statement identifying a specific date after which Term CORRA for any Interest Period or Term CORRA shall or will no longer be made available, or permitted to be used for determining the interest rate of Canadian Dollar denominated syndicated loans, or shall or will otherwise cease; provided that, at the time of such statement, there is no successor administrator that is satisfactory to Agent that will continue to provide such Interest Periods of Term CORRA after such specific date (such date, the “Scheduled CORRA Unavailability Date”);
then, on a date and time determined by Agent (any such date, the “Term CORRA Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, Agent and Parent may amend this Agreement solely for the purpose of replacing Term CORRA or any then current CORRA Successor Rate in accordance with this Section 2.13(d)(iii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Canadian Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Canadian Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “CORRA Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent shall have posted such proposed amendment to all Lenders and Parent unless, prior to such time, Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders object to such amendment.
~~The~~(E)    Agent will promptly (in one or more notices) notify ~~the~~ Parent and each Lender of the implementation of any SOFR Successor Rate or CORRA Successor Rate.
Any SOFR Successor Rate or CORRA Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for ~~the~~ Agent, such SOFR Successor Rate or CORRA Successor Rate shall be applied in a manner as otherwise reasonably determined by ~~the~~ Agent.
Notwithstanding anything else herein, if at any time any SOFR Successor Rate or CORRA Successor Rate as so determined would otherwise be less than zero, the SOFR Successor Rate or CORRA Successor Rate, as the case may be, will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a SOFR Successor Rate or CORRA Successor Rate, ~~the~~ Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, ~~the~~ Agent shall post each such amendment implementing such Conforming Changes to ~~the~~ Parent and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 2.13, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars or Canadian Dollars, as the case may be, shall be excluded from any determination of Required Lenders.
2.14    Capital Requirements.
(a)    If, after the date hereof, any Issuing Bank or any Lender determines that (i) any Change in Law regarding capital or reserve requirements for banks or bank holding companies, or (ii) compliance by such Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Issuing Bank’s, such Lender’s, or such holding companies’ capital as a consequence of such Issuing Bank’s or such Lender’s commitments hereunder to a level below that which such Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration such Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Issuing Bank or such Lender to be material, then such Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, the Borrowers agree to pay such Issuing Bank or such Lender on demand the amount of such reduction or return of capital as and when such reduction is determined, payable within 30 days after presentation by such Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail such Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of such Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Issuing Bank’s or such Lender’s right to demand such compensation; provided that no Borrower shall be required to compensate an Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)    If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(m), or Section 2.13(d)(i) or amounts under Section 2.14(a) or sends a notice under Section 2.13(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining Term SOFR Loans or Term CORRA Loans and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable, or to enable the Borrowers to obtain Term SOFR Loans or Term CORRA Loans, then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(m), Section 2.13(d)(i) or Section 2.14(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain Term SOFR Loans or Term CORRA Loans, may designate a different Issuing Bank or substitute a Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.
(c)    Notwithstanding anything herein to the contrary, the protection of Sections 2.11(m), 2.13(d), and 2.14 shall be available to each Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither any Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.14 if it shall not at the time be the general policy or practice of such Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
2.15    Joint and Several Liability.
(a)    Each Borrower is accepting joint and several liability for the Obligations hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and, with respect to Letters of Credit, their Subsidiaries, and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.
(b)    Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.
(c)    If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.
(d)    The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.
(e)    Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability with respect to the other Borrowers, notice of any Revolving Loans or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender.
(f)    Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and

Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of the Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.
(g)    The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers (to the extent provided in this Section 2.15) as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section will forthwith be reinstated in effect, as though such payment had not been made.
(h)    Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.
(i)    Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, upon notice from ~~the~~ Agent, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).
(j)    Notwithstanding the foregoing or anything to the contrary in the Agreement or in any other Loan Document, (a) no Canadian Loan Party shall be liable for any U.S. Obligations pursuant to any Loan Document, and (b) if a “secured creditor” (as that term is defined under the BIA) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint and several basis, then such Person’s Obligations (and the Obligations of each other Canadian Loan Party or any other applicable Loan Party), to the extent such Obligations are secured, shall be several obligations and not joint and several obligations.
2.16    Incremental Borrowings.
(a)    Increases of the Revolver Commitments. The Borrowers may at any time or from time to time after the Closing Date, by notice from ~~the~~ Parent to ~~the~~ Agent (whereupon ~~the~~ Agent shall promptly deliver a copy to each of the Lenders), request one or more incremental Tranche A U.S. Revolver Commitments or Tranche A Multicurrency Revolver Commitments (each an “Upsize Incremental Commitment” and all of them, collectively, the “Upsize Incremental Commitments” and any such loans thereunder, the “Upsize Incremental Loans”). Each tranche of Upsize Incremental Commitments shall be in an aggregate principal amount that is not less than $10,000,000; provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence. Any such increase in Tranche A U.S. Revolver Commitments or Tranche A Multicurrency Revolver Commitments may increase the U.S. Letter of Credit Sublimit or the Multicurrency Letter of Credit Sublimit, as the case may be, subject to the consent of ~~the~~ Agent and the applicable Issuing Bank; provided that any such increase in the U.S. Letter of Credit Sublimit and/or the Multicurrency Letter of Credit Sublimit shall be provided by an Issuing Bank reasonably acceptable to ~~the~~ Agent and ~~the~~ Parent and no Issuing Bank at the time shall have any obligation to provide such increase. Notwithstanding anything to the contrary herein, the aggregate principal amount of the Upsize Incremental Commitments shall not exceed (x) $750,000,000 after the Fourth Amendment Effective Date less the aggregate principal amount of all Foreign Subsidiary Incremental Commitments which have been provided pursuant to Section 2.16(c) plus (y) the amount by which the ~~Tranche A~~Aggregate Borrowing Base exceeds the sum of the Tranche A U.S. Revolver Commitments and Tranche A Multicurrency Revolver Commitments at such time; provided that the Borrowers shall be deemed to have used capacity under clause (x) before capacity under clause (y). The Upsize Incremental Loans (i) shall rank pari passu in right of payment and of security with the Loans and (ii) shall be implemented by way of increase of the Tranche A U.S. Revolver Commitments or the Tranche A Multicurrency Revolver Commitments and, except as to arrangement, underwriting or similar fees, shall be on terms identical to the existing Tranche A U.S. Revolver Commitments or the Tranche A Multicurrency Revolver Commitments, as the case may be, including the Applicable Margin and any other pricing matter related to the Tranche A U.S. Revolver Commitments or the Tranche A Multicurrency Revolver Commitments, as the case may be; provided that the OID or up-front fees (if any) applicable to any Upsize Incremental Loans will be determined by the Borrowers and the Lenders and/or Additional Lenders providing such Upsize Incremental Commitments and Upsize Incremental Loans. As a condition precedent to such an increase, (i) no Default or Event of Default shall exist on the date of the effectiveness of any Incremental Amendment (or would exist after giving effect thereto), (ii) the representations and warranties contained in the Loan Documents shall be accurate in all material respects before and after the effectiveness of any Incremental Amendment referred to below; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (iii) all fees and expenses owing in respect of any such Incremental Amendment to ~~the~~ Agent and the Lenders and/or Additional Lenders providing the Upsize Incremental Commitments thereunder shall have been paid and (iv) the Borrowers shall have delivered all customary agreements, certificates, opinions and other customary documents reasonably requested by ~~the~~ Agent. No Lender shall have any obligation, express or implied, to offer to provide any Upsize Incremental Commitments.
(b)    Adjustment of ~~Tranche A~~ Revolving Loans for Increases of the Tranche A Revolver ~~Commitment~~Commitments or Tranche A Multicurrency Revolver Commitments. Each Tranche A U.S. Revolving Lender that is acquiring an Upsize Incremental Commitment on the effective date of any Incremental Amendment shall (i) make a Tranche A U.S. Revolving Loan, the proceeds of which will be used to prepay the Tranche A U.S. Revolving Loans of the other Tranche A U.S. Revolving Lenders immediately prior to such effective date and (ii) automatically and without further act be deemed to have assumed a portion of the other Tranche A U.S. Revolving Lenders’ participations hereunder in outstanding U.S. Letters of Credit and U.S. Swing Loan reimbursement obligations, so that, after giving effect thereto, the Tranche A U.S. Revolving Loans and U.S. Letter of Credit and U.S. Swing Loan reimbursement obligations outstanding are held by the Tranche A U.S. Revolving Lenders pro rata based on their Tranche A U.S. Revolver Commitments after giving effect to such Incremental Amendment. If there is a new borrowing of Tranche A U.S. Revolving Loans on the effective date of any Upsize Incremental ~~Amendment~~Commitment, the Tranche A U.S. Revolving Lenders after giving effect to such Incremental Amendment shall make such Tranche A U.S. Revolving Loans in accordance with Section 2.1. Each Tranche A Multicurrency Revolving Lender that is acquiring an Upsize Incremental Commitment on the effective date of any Incremental Amendment shall (i) make a Tranche A Multicurrency Revolving Loan, the proceeds of which will be used to prepay the Tranche A Multicurrency Revolving Loans of the other Tranche A Multicurrency Revolving Lenders immediately prior to such effective date and (ii) automatically and without further act be deemed to have assumed a portion of the other Tranche A Multicurrency Revolving Lenders’ participations hereunder in outstanding Multicurrency Letters of Credit and Multicurrency Swing Loan reimbursement obligations, so that, after giving effect thereto, the Tranche A Multicurrency Revolving Loans and Multicurrency Letter of Credit and Multicurrency Swing Loan reimbursement obligations outstanding are held by the Tranche A Multicurrency Revolving Lenders pro rata based on their Tranche A Multicurrency Revolver Commitments after giving effect to such Incremental Amendment. If there is a new borrowing of Tranche A Multicurrency Revolving Loans on the effective date of any Upsize Incremental Commitment, the Tranche A Multicurrency Revolving Lenders after giving effect to such Incremental Amendment shall make such Tranche A Multicurrency Revolving Loans in accordance with Section 2.1.

(c)    Foreign Subsidiary Incremental Facilities. The Borrowers may at any time or from time to time after the Closing Date, by notice from ~~the~~ Parent to ~~the~~ Agent (whereupon ~~the~~ Agent shall promptly deliver a copy to each of the Lenders), request one or more additional asset-based revolving loan facilities be established hereunder (each a “Foreign Subsidiary Incremental Facility”, the commitments of the lenders thereunder, the “Foreign Subsidiary Incremental Commitment” any such loans thereunder, the “Foreign Subsidiary Incremental Loans”) and/or that any then-existing Foreign Subsidiary Incremental Commitments be increased, in each case, denominated in Dollars or another currency agreed to by ~~the~~ Agent and the Foreign Subsidiary Lenders providing such Foreign Subsidiary Incremental Facility and in a minimum amount of $25,000,000, or in increments of $10,000,000 in excess thereof; provided that, in each case, (i) the aggregate principal amount of Foreign Subsidiary Incremental Commitments established pursuant to this clause (c) shall not exceed $250,000,000; (ii) the borrowers of such Foreign Subsidiary Incremental Facilities (the “Foreign Subsidiary Borrowers”) shall be wholly-owned Subsidiaries of Parent that are organized under the laws of ~~Canada,~~ England & Wales, the Netherlands, Germany or such other jurisdiction as agreed to by ~~the~~ Agent and the Lenders providing such Foreign Subsidiary Incremental Loans (or, in each case, any state, province or territory thereof, as applicable) (provided that for the avoidance of doubt, such Foreign Subsidiary Borrower shall not be required to become a Guarantor with respect to any Loan); (iii) the borrowing base established for any such Foreign Subsidiary Incremental Facility (including the definitions and components thereof) will be reasonably acceptable to ~~the~~ Agent; (iv) ~~the~~ Agent and Foreign Subsidiary Lenders providing such Foreign Subsidiary Incremental Facility will have received on or prior to the effectiveness of such Foreign Subsidiary Incremental Facility customary field examinations and appraisals, in form and substance reasonably satisfactory to ~~the~~ Agent and such Foreign Subsidiary Lenders, of the Foreign Subsidiary Borrowers’ assets that will be included in the borrowing base for such Foreign Subsidiary Incremental Facility; (v) the advance rates with respect to the collateral of the Foreign Subsidiary Borrowers (the “Foreign Subsidiary Collateral”) under any such Foreign Subsidiary Incremental Facility shall be no higher than the advance rates applicable to the Tranche A U.S. Revolving Loans; (vi) the Foreign Subsidiary Lenders that provide such Foreign Subsidiary Incremental Facility shall benefit from a first-priority perfected security interest in the Foreign Subsidiary Collateral for such Foreign Subsidiary Incremental Facility pursuant to documentation reasonably satisfactory to ~~the~~ Agent; it being agreed that no Lender (other than a Foreign Subsidiary Lender in its capacity as such) will benefit from any security interest in the Foreign Subsidiary Collateral; (vii) any such Foreign Subsidiary Incremental Facility (x) may benefit from a guaranty from the Borrowers and the Guarantors which guaranty may be secured by the Collateral on a junior basis to the Liens securing the Obligations of the Lender Group (other than any Foreign Subsidiary Lender) or (y) to the extent requested by the Borrowers or ~~the~~ Agent, such Foreign Subsidiary Incremental Facility may benefit from a guaranty from the Borrower and the Guarantors which guaranty may be secured by the Collateral on a pari passu basis with the Liens securing the Obligations of the Lender Group and, in the event such Foreign Subsidiary Incremental Facility is secured on a pari passu basis with the Liens securing the Obligations of the Lender Group, (A) each Lender (including each Foreign Subsidiary Lender) shall enter into a customary loss sharing agreement in form and substance reasonably acceptable to ~~the~~ Agent and the Supermajority Lenders or (B) the post-enforcement “waterfall” under Section 2.4(b)(iv) and Section 2.4(b)(v) shall be amended such that the proceeds of the Collateral of the Loan Parties organized in the United States (or any state or territory thereof) are applied to the Foreign Subsidiary Borrower’s Obligations only after the other Obligations have been paid in full; (viii) the maturity date of any such Foreign Subsidiary Incremental Facility will be the Maturity Date; (ix) each Foreign Subsidiary Borrower shall have appointed a process agent that is a Person incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia; (x) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such establishment or increase in Foreign Subsidiary Incremental Facilities, as applicable; (xi) the representations and warranties contained in the Loan Documents shall be accurate in all material respects (or in all respects with respect to any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language) before and after such establishment or increase in Foreign Subsidiary Incremental Facilities, as applicable; (xii) prior to the date of such establishment or increase, each Lender shall have received written notice from Agent of the aggregate principal amount of such requested Foreign Subsidiary Incremental Facility or increase thereto, as applicable; (xiii) notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (a) the Obligations of the Foreign Subsidiary Borrowers under this Agreement or any of the other Loan Documents shall be separate and distinct from the Obligations of any Loan Party organized in the United States including, without limitation, ~~the~~ Parent, and shall be expressly limited to the Obligations of each applicable Foreign Subsidiary Borrower, (b) the liability of any Foreign Subsidiary Borrower for the payment and performance of its covenants, representations and warranties or obligations (payment or otherwise) set forth in this Agreement and the other Loan Documents shall be several from but not joint with the Obligations of ~~the~~ Parent and any other Loan Party organized in the United States, and (c) the Foreign Subsidiary Collateral, or any other credit support provided by the Foreign Subsidiary Borrowers, shall not secure or be applied in satisfaction, by way of payment, prepayment, or otherwise, of all or any portion of the Obligations of ~~the~~ Parent and any other Loan Party organized in the United States; and (xiv) the Borrowers shall, and shall cause their applicable Subsidiaries (including any applicable Foreign Subsidiary Borrowers) to, execute and deliver such documents, opinions, certificates, instruments or information (including any “know your customer” information and any Beneficial Ownership Regulation information reasonably requested by ~~the~~ Agent or any Lender (through ~~the~~ Agent)) and take such other actions as may be reasonably requested by Agent in connection with such establishment or increase, as applicable. Any request under this Section 2.16(c) shall be submitted by the Borrowers to Agent (and Agent shall forward copies to the Lenders), specify the proposed effective date and the amount of each such requested Foreign Subsidiary Incremental Facility or increase thereto, as applicable, and be accompanied by an officer’s certificate of the Borrowers stating that (x) no Default or Event of Default exists or will occur as a result of such establishment or increase(s), as applicable and (y) the representations and warranties contained in the Loan Documents are accurate in all material respects (or in all respects with respect to any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language) before and after the such establishment or increase(s), as applicable. The Borrowers may also specify any fees offered to those Lenders and/or Additional Lenders (the “Foreign Subsidiary Lenders”) that agree to provide such Foreign Subsidiary Incremental Facilities or increases thereto, as applicable, which fees may be variable based upon the amount by which any such Foreign Subsidiary Lender is willing to increase the principal amount of its Foreign Subsidiary Incremental Commitments and/or provide a new Foreign Subsidiary Incremental Facility, as applicable. No Lender shall have any obligation, express or implied, to offer to provide any Foreign Subsidiary Incremental Facility or to increase its existing Foreign Subsidiary Incremental Commitments.
(d)    Incremental Amendments. Each notice from ~~the~~ Parent pursuant to Section 2.16(a) or (c) shall set forth the requested amount and proposed terms of the relevant Incremental Commitments and Incremental Loans. Incremental Commitments and Incremental Loans may be made by any existing Lender (it being understood that no existing Lender will have an obligation to make a portion of any Incremental Commitment or Incremental Loan) or by any Additional Lender that is an Eligible Transferee reasonably acceptable to ~~the~~ Agent and, in the case of any Upsize Incremental Commitments, each Issuing Bank (each such consent not to be unreasonably withheld, delayed or conditioned). Incremental Commitments shall become effective under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Lender agreeing to provide such Incremental Commitment, if any, each Additional Lender, if any, ~~the~~ Agent and, if applicable, the Issuing Bank. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of ~~the~~ Agent and ~~the~~ Parent, to effect the provisions of this Section 2.16. The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Loan, the Borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 3.3. The Borrowers shall use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
This Section 2.16 shall supersede any provisions in Section 14.1 to the contrary.
2.17    Tranche B Exchange Offer.
(a)    Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.17, the U.S. Borrowers may at any time and from time to time (but no more than twice during the term of this Agreement) when no Default or Event of Default then exists or would result immediately after giving effect thereto request that U.S. Revolver Commitments, together with any related outstandings, be converted into a Tranche B Facility in an aggregate amount to be agreed between the U.S. Borrowers and ~~the~~ Agent not to exceed $225,000,000 at any time outstanding or available (a “Tranche B Exchange”). In order to establish any Tranche B Facility, the U.S. Borrowers shall provide a notice to ~~the~~ Agent (who shall provide a copy of such notice to each of the U.S. Revolving Lenders) (a “Tranche B Exchange Offer”) setting forth the proposed terms of the Tranche B Revolver Commitments to be established, which shall (x) be identical as offered to each U.S. Revolving Lender (including as to fees payable, if any) and (y) be on the terms set forth herein relating to the Tranche B Facility and such other terms (including pricing and fees) as may be agreed by Agent and the U.S. Borrowers.
(b)    The U.S. Borrowers shall provide the Tranche B Exchange Offer at least ten (10) Business Days prior to the date on which U.S. Revolving Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, ~~the~~ Agent, in each case acting reasonably to accomplish the purposes of this Section 2.17. No U.S. Revolving Lender shall have any obligation to agree to participate in any Tranche B Exchange Offer. Any U.S. Revolving Lender wishing to participate in the Tranche B Exchange Offer shall notify ~~the~~ Agent on or prior to the date specified in such Tranche B Exchange Offer of the amount of its existing Tranche A U.S. Revolver Commitments which it requests be converted into Tranche B Revolver Commitments. Any U.S. Revolving Lender that does not respond to the Tranche B Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such Tranche B Exchange Offer. In the event that the aggregate principal amount of existing Tranche A U.S. Revolver Commitments of U.S. Revolving Lenders accepting such Tranche B Exchange Offer exceeds the amount of Tranche B Revolver Commitments requested, existing Tranche A U.S. Revolver Commitments shall be converted to Tranche B Revolver Commitments on a pro rata basis based on the aggregate principal amount of Tranche A U.S. Revolving Loans included in each such Tranche B Exchange Offer.

(c)    Tranche B Revolver Commitments shall be established pursuant to an amendment to this Agreement (a “Tranche B Exchange Offer Amendment”) among the U.S. Borrowers, Agent and each Tranche B Revolving Lender providing Tranche B Revolver Commitments thereunder which shall be consistent with the provisions set forth in Section 2.17(a) above (but which shall not require the consent of any other Lender). Such Tranche B Exchange Offer Amendment shall include the pricing and fees applicable to such Tranche B Revolver Commitments and such changes as ~~the~~ Agent and the U.S. Borrowers shall deem necessary or desirable to clarify the administration of the Tranche B Facility and the Tranche B Borrowing Base hereunder in a manner consistent with this Agreement, including to amend the definition of U.S. Line Cap herein to include the aggregate amount of the Tranche A U.S. Borrowing Base and the Tranche B Borrowing Base, to amend the definition of Excess U.S. Availability herein to include the Tranche B Borrowing Base in the calculation of Excess U.S. Availability, to calculate an ~~aggregate~~Aggregate U.S. Borrowing Base where appropriate and any related changes. ~~The~~ Agent shall promptly notify each Lender as to the effectiveness of such Tranche B Exchange Offer Amendment. Upon the effectiveness of such Tranche B Exchange Offer Amendment, the establishment of any Tranche B Revolver Commitments shall result in a permanent Dollar-for-Dollar decrease in the Tranche A U.S. Revolver Commitments. If amounts are outstanding under the Tranche A U.S. Facility at the time of establishment of a Tranche B Facility, such amounts up to the Tranche B Line Cap shall be deemed outstanding under the newly-established Tranche B Facility, and only the excess over the applicable Tranche B Line Cap shall be deemed thereafter outstanding under the Tranche A U.S. Facility. The Lenders under the Tranche A U.S. Facility and Tranche B Facility will be required to make such payments and reallocations to one another as ~~the~~ Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any Tranche B Exchange Offer Amendment.
(d)    With respect to any Tranche B Exchange consummated by the U.S. Borrowers pursuant to this Section 2.17, such exchange shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement or an incremental borrowing. ~~The~~ Agent and the U.S. Revolving Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.17 and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.17; provided that such consent shall not be deemed to be an acceptance of the Tranche B Exchange Offer. Notwithstanding anything to the contrary in this Agreement, no Tranche B Exchange shall be consummated if a Default or Event of Default exists or would result immediately after giving effect thereto.
This Section 2.17 shall supersede any provisions in Section 14.1 (other than clauses (a~~)~~)(xi) and (c) thereof) to the contrary.
2.18    Tranche A Exchange Offer.
(a)    Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.18, the U.S. Borrowers may at any time and from time to time (but no more than twice during the term of this Agreement) when no Default or Event of Default then exists request or would result immediately after giving effect thereto that up to the full amount of the Tranche B Revolver Commitments, together with any related outstandings, be converted into Tranche A U.S. Revolver Commitments (a “Tranche A Exchange”); provided that after giving effect to any such Tranche A U.S. Exchange, the aggregate amount of the ~~Tranche A~~U.S. Revolver Usage then outstanding would not exceed the ~~Tranche A~~U.S. Line Cap. In order to effect the Tranche A Exchange, the U.S. Borrowers shall provide a notice to ~~the~~ Agent (who shall provide a copy of such notice to each of the U.S. Revolving Lenders) (a “Tranche A Exchange Offer”).
(b)    The U.S. Borrowers shall provide the Tranche A Exchange Offer at least ten (10) Business Days prior to the date on which U.S. Revolving Lenders are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, ~~the~~ Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18. No U.S. Revolving Lender shall have any obligation to agree to participate in any Tranche A Exchange Offer. Any U.S. Revolving Lender wishing to participate in the Tranche A Exchange Offer shall notify ~~the~~ Agent on or prior to the date specified in such Tranche A Exchange Offer of the amount of its existing Tranche B Revolver Commitments which it requests be converted into Tranche A U.S. Revolver Commitments. Any U.S. Revolving Lender that does not respond to the Tranche A Exchange Offer on or prior to the date specified therein shall be deemed to have rejected such Tranche A Exchange Offer. In the event that the aggregate principal amount of existing Tranche B Revolver Commitments of U.S. Revolving Lenders accepting such Tranche A Exchange Offer exceeds the amount of Tranche A U.S. Revolver Commitments requested, existing Tranche B Revolver Commitments shall be converted to Tranche A U.S. Revolver Commitments on a pro rata basis based on the aggregate principal amount of Tranche ~~B~~A U.S. Revolving Loans included in each such Tranche A Exchange Offer.

(c)    Any such Tranche A Exchange shall be established pursuant to an amendment to this Agreement among the U.S. Borrowers, Agent and each Tranche B Revolving Lender participating in the Tranche A Exchange which shall be consistent with the provisions set forth in Section 2.18(a) above (but which shall not require the consent of any other Lender). Such amendment shall include such changes as ~~the~~ Agent and the U.S. Borrowers shall deem necessary or desirable to clarify the administration of the Tranche A U.S. Facility or the Tranche B Facility and the Tranche A U.S. Borrowing Base or the Tranche B Borrowing Base hereunder in a manner consistent with this Agreement. ~~The~~ Agent shall promptly notify each Lender as to the effectiveness of such amendment. Upon the effectiveness of such amendment, the Tranche A Exchange shall result in a permanent Dollar-for-Dollar decrease in the Tranche B Revolver Commitments. If amounts are outstanding under the Tranche B Facility at the time of the Tranche A Exchange, such amounts up to the ~~applicable~~ Tranche A U.S. Line Cap shall be deemed outstanding under the Tranche A U.S. Facility. The Lenders under the Tranche A U.S. Facility and Tranche B Facility will be required to make such payments and reallocations to one another as ~~the~~ Agent shall see fit in order to effect this reallocation, as a condition to the effectiveness of any amendment instituting the Tranche A Exchange.
(d)    With respect to any Tranche A Exchange consummated by the U.S. Borrowers pursuant to this Section 2.18, such exchange shall not constitute voluntary or mandatory payments or prepayments or an incremental borrowing for purposes of this Agreement. ~~The~~ Agent and the U.S. Revolving Lenders hereby consent to each such exchange and the other transactions contemplated by this Section 2.18 and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any transaction contemplated by this Section 2.18, provided that such consent shall not be deemed to be an acceptance of the Tranche A Exchange Offer. Notwithstanding anything to the contrary in this Agreement, no Tranche A Exchange shall be consummated if a Default or Event of Default exists or would result after giving effect thereto.
This Section 2.18 shall supersede any provisions in Section 14.1 (other than clauses (a~~)~~)(xi) and (c) thereof) to the contrary.
2.19    Tranche A U.S. Availability Reallocation Mechanism

(a)    Subject to the terms and conditions of this Section 2.19, Parent may request that (i) a portion of Tranche A U.S. Availability be included in the Canadian Borrowing Base in order to effect an increase in the Canadian Borrowing Base by such amount (each, a “Tranche A U.S. Availability Reallocation” and each such amount, an “Allocated Tranche A U.S. Availability”) to be accompanied by concurrently including in the Tranche A U.S. Borrowing Base an availability block in the amount of such Allocated Tranche A U.S. Availability in order to effect a decrease in the Tranche A U.S. Borrowing Base by such amount (each, a “Tranche A U.S. Availability Block”) and (ii) the Tranche A U.S. Availability Block be reduced or eliminated in order to effect an increase in the Tranche A U.S. Borrowing Base by the amount of such reduction or the amount of eliminated Tranche A U.S. Availability Block (each, a “Tranche A U.S. Availability Block Reduction”) to be accompanied by concurrently reducing or eliminating Allocated Tranche A U.S. Availability in the Canadian Borrowing Base in the amount of such Tranche A U.S. Availability Block Reduction in order to effect a decrease in the Canadian Borrowing Base by such amount (each, an “Allocated U.S. Availability Reduction”). Any such Tranche A U.S. Availability Reallocation and Tranche A U.S. Availability Block Reduction, as the case may be, shall be subject to the following conditions: (i) Parent shall have provided to Agent a written request (in reasonable detail) at least ten Business Days prior to the requested effective date therefor (which effective date must be a Business Day) (the “Tranche A U.S. Availability Reallocation Date”) setting forth the proposed Tranche A U.S. Availability Reallocation Date and the amounts of the proposed Tranche A U.S. Availability Reallocation and Tranche A U.S. Availability Block Reduction, as the case may be, to be effected, (ii) Agent consents to such Tranche A U.S. Availability Reallocation and Tranche A U.S. Availability Block Reduction, as the case may be (such consent not to be unreasonably withheld or delayed), (iii) any such Tranche A U.S. Availability Reallocation and Tranche A U.S. Availability Block Reduction, as the case may be, shall be in an amount equal to $25,000,000 and in increments of $5,000,000 in excess thereof, (iv) no more than one Tranche A U.S. Availability Reallocation or Tranche A U.S. Availability Block Reduction may be requested in any fiscal quarter, (v) no Default shall have occurred and be continuing either as of the date of such request or on the Tranche A U.S. Availability Reallocation Date (both immediately before and after giving effect to such Tranche A U.S. Availability Reallocation or Tranche A U.S. Availability Block Reduction, as the case may be), (vi) (A) any increase in the Canadian Borrowing Base pursuant to a Tranche A U.S. Availability Reallocation shall result in a dollar-for-dollar decrease in the Tranche A U.S. Borrowing Base, and (B) any increase in Tranche A U.S. Borrowing Base pursuant to Tranche A U.S. Availability Block Reduction shall result in a dollar-for-dollar decrease in the Canadian Borrowing Base, (viii) after giving effect to such Tranche A U.S. Availability Reallocation and the concurrent establishment of the Tranche A U.S. Availability Block or after giving effect to such Tranche A U.S. Availability Block Reduction and the concurrent Allocated Tranche A U.S. Availability Reduction, as the case may be, no Overadvance would exist or would result therefrom, and (ix) at least three Business Days prior to the proposed Tranche A U.S. Availability Reallocation Date, a Responsible Officer of Parent shall have delivered to Agent a certificate certifying as to compliance with preceding clause (v), which certificate shall be deemed recertified to Agent by a Responsible Officer of Parent on and as of the Tranche A. U.S. Availability Reallocation Date.

(b)    If the conditions set forth in Section 2.19(a) above are not satisfied on the applicable Tranche A U.S. Availability Reallocation Date (or, to the extent such conditions relate to an earlier date, such earlier date), Agent shall notify Parent in writing that the requested Tranche A U.S. Availability Reallocation or Tranche A U.S. Availability Block Reduction, as the case may be, will not be effectuated; provided that Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by Borrower Agent pursuant to Section 2.19(a)(ix) in making its determination as to the satisfaction of the conditions set forth in Sections 2.19(a)(v) and 2.19(a)(ix).

2.20    Commitment Reallocation

(a)    Parent may, from time to time (but not more than once per fiscal quarter, unless otherwise agreed by the Agent), request that (i) Lenders with Tranche A U.S. Revolver Commitments convert a portion of such Tranche A U.S. Revolver Commitments to Tranche A Multicurrency Revolver Commitments, or that (ii) Lenders with Tranche A Multicurrency Revolver Commitments convert all or a portion of their Tranche A Multicurrency Revolver Commitments to Tranche A U.S. Revolver Commitments, all pursuant to procedures to be specified by Agent (each such conversion, a “Commitment Reallocation”). Each Commitment Reallocation shall be offered to the applicable Lenders ratably; provided that no Lender shall be obligated to agree to any such Commitment Reallocation, in which case such Commitment Reallocation shall not apply to the Revolver Commitments of any such non-consenting Lender. Each of the parties hereto agrees that Agent may, in consultation with Parent, take any and all actions as may be reasonably necessary to ensure that, upon the effectiveness of any Commitment Reallocation, the outstanding Revolving Loans shall be held by the Lenders in accordance with their new Pro Rata Shares. This may be accomplished at the discretion of Agent, in consultation with Parent, by causing the applicable Borrowers to prepay outstanding Revolving Loans with the proceeds of new Revolving Loans to be made in accordance with the Lenders’ new Pro Rata Shares or any other method acceptable to Agent and Parent. Any such prepayment shall be subject to Section 2.13 but otherwise without premium or penalty. Parent shall deliver on the effective date of any Commitment Reallocation, and it shall be a condition precedent to the effectiveness thereof, a certificate certifying that (x) the representations and warranties made by each Loan Party contained in this Agreement and the other Loan Documents are true and correct in all material respects (and any representation and warranty that is qualified as to materiality or Material Adverse Effect is true and correct in all respects) on and as of such effective date as though made on and as of such effective date, other than any such representation or warranty which relates to a specified prior date and (y) as of such effective date, no Default or Event of Default has occurred and is continuing, or would result from such Commitment Reallocation.
3.     CONDITIONS; TERM OF AGREEMENT.
3.1    Conditions Precedent to the Closing Date. The effectiveness of this Agreement and the obligation of each Lender to make the initial extensions of credit on the Closing Date as provided for under this Agreement is subject to the fulfillment, to the satisfaction (or waiver) of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 (the delivery of a Lender’s signature page to this Agreement being conclusively deemed to be its satisfaction or waiver of the conditions precedent).
3.2    Conditions Precedent to Extensions of Credit on the Stelco Acquisition Closing Date. The obligation of each Lender to make extensions of credit to finance the Stelco Acquisition on the Stelco Acquisition Closing Date is subject to the satisfaction (or waiver) of only the conditions precedent set forth on Schedule 3.2 and the delivery of a borrowing request. For the avoidance of doubt, the extensions of credit to finance the Stelco Acquisition on the Stelco Acquisition Closing Date shall not be subject to the conditions precedent set forth in Section 3.3.
3.3    Conditions Precedent to all Extensions of Credit. Except as set forth in Section 3.2, the obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time after the Closing Date shall be subject to the following conditions precedent:
(a)    the representations and warranties of Parent and its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);
(b)    no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall immediately result from the making thereof;
(c)    after giving effect to any extension of credit, (i) in the case of Tranche A U.S. Revolving Loans, the Tranche A U.S. Revolver Usage shall not exceed the Tranche A U.S. Line Cap, (ii) in the case of Tranche A Multicurrency Revolving Loans, the Tranche A Multicurrency Revolver Usage shall not exceed the Tranche A Multicurrency Line Cap and (~~ii~~iii) in the case of Tranche B Revolving Loans, the Tranche B Revolver Usage shall not exceed the Tranche B Line Cap; and
(d)    such extension of credit shall not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Indebtedness and the Borrower shall be deemed to represent and warrant that such extension of credit is permitted under all Material Indebtedness.
Each request for an extension of credit submitted by a Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section 3.3 have been satisfied on and as of the date of the applicable credit extension.
3.4    Maturity. This Agreement shall continue in full force and effect for a term ending on the Maturity Date.
3.5    Effect of Maturity.
(a)    On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations immediately shall become due and payable without notice or demand and the Borrowers shall be required to repay all of the Obligations in full.
(b)    No termination of the obligations of any member of the Lender Group (other than payment in full of the Obligations and termination of the Revolver Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document. Except as otherwise set forth herein or in the other Loan Documents, (i) Agent’s Liens in the U.S. Collateral securing the Obligations shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full and the Revolver Commitments have been terminated, at which time Agent will, at the U.S. Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s or such Lender’s, as applicable, Liens in the Collateral securing the U.S. Obligations and (ii) Agent’s Liens in the Canadian Collateral securing the Multicurrency Obligations shall continue to secure the Multicurrency Obligations and shall remain in effect until all Multicurrency Obligations have been paid in full and the Tranche A Multicurrency Revolver Commitments have been terminated, at which time Agent will, at Borrowers’ sole expense, execute and deliver any termination statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s or such Lender’s, as applicable, Liens in the Collateral securing the Multicurrency Obligations.
3.6    Early Termination by Borrowers. Borrowers have the option, at any time upon five (5) Business Days prior written notice to Agent, to terminate this Agreement and terminate the Revolver Commitments hereunder by repaying to Agent all of the Obligations in full. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness or other transactions if the closing for such issuance or incurrence or other transaction does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).
3.7    Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto (unless such date is extended, in writing (including via electronic transmission), by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), of the conditions subsequent set forth on

Schedule 3.7 (the failure by Borrowers to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof, shall constitute an Event of Default).
4.     REPRESENTATIONS AND WARRANTIES.
In order to induce the Lender Group to enter into this Agreement and to make credit extensions from time to time, each Borrower makes the following representations and warranties to the Lender Group and such representations and warranties shall survive the execution and delivery of this Agreement:
4.1    Due Organization and Qualification; Subsidiaries.
(a)    Each Loan Party (i) is duly organized or incorporated and existing and in good standing (where applicable) under the laws of the jurisdiction of its organization or incorporation, (ii) is qualified to do business in any ~~state~~jurisdiction where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite corporate or other organizational power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.
(b)    Set forth on Schedule 4.1(b) is a complete and accurate description, as of the Closing Date, of the authorized Equity Interests of each Borrower (other than Parent), by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. No Borrower (other than Parent) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.
(c)    Set forth on Schedule 4.1(c), is, as of the Closing Date, a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) in the case of direct subsidiaries, the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the percentage of the outstanding shares of each such class owned directly or indirectly by Parent. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and is fully paid and non-assessable (to the extent such concept is applicable).
(d)    Except as set forth on Schedule 4.1(d), there are no subscriptions, options, warrants, or calls relating to any shares of any Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument.
4.2    Due Authorization; No Conflict.
(a)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or organizational action on the part of such Loan Party.
(b)    As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, provincial, territorial or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Loan Party or its Subsidiaries where any such conflict, breach or default would individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any Material Contract of any Loan Party, other than (x) consents or approvals that have been obtained and that are still in force and effect or (y) except, in the case of a Material Contract, for consents or approvals, the failure to obtain would not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
4.3    Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, except for (i) registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, and (ii) filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation.
4.4    Binding Obligations; Perfected Liens.
(a)    Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, receivership, administration, plan of arrangement, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)    Subject to Section 3.7, Section 5.11, Section 5.12 and Section 5.16, Agent’s Liens in the Collateral (other than, for the avoidance of doubt, Excluded Property) are validly created and perfected, upon the filing of financing statements, the filing of as-extracted filings, the recordation of the intellectual property security agreements and the execution of Control Agreements, in each case, in the appropriate filing offices, and, in the case of ABL Priority Collateral, first priority Liens, subject only to Permitted Liens.
4.5    Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and legal title to (in the case of fee interests in Real Property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all other personal property), all of their respective assets that are material or necessary for the conduct of their business, taken as a whole, and reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereunder. All of such assets are free and clear of Liens except for Permitted Liens.
4.6    Litigation. Except as set forth on Schedule 4.6, there are no actions, suits, or proceedings pending or, to the knowledge of any Borrower, threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect. Since the Closing Date, there has been no change in the status of the actions, suits or proceedings set forth on Schedule 4.6 that, either individually or in the aggregate, has resulted in, or would reasonably be expected to materially increase the likelihood of, a Material Adverse Effect.
4.7    Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.
4.8    Financial Statements; No Material Adverse Effect. The audited financial statements relating to ~~the~~ Parent and its Subsidiaries as of December 31, 2016, December 31 2017, December 31, 2018 and December 31, 2019 that have been delivered by ~~the~~ Parent to Agent have been prepared in all material respects in accordance with GAAP and present fairly in all material respects, ~~the~~ Parent’s and its Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 31, 2022, no event, circumstance, or change has occurred that has or would reasonably be expected to result in a Material Adverse Effect with respect to the Loan Parties and their Subsidiaries.
4.9    Solvency.
(a)     Each Borrower, individually, is Solvent and ~~the~~ Parent and its Subsidiaries, taken as a whole, are Solvent.
(b)    No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

4.10    Employee Benefits.
(a)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Loan Party, each of its Subsidiaries and each of their ERISA Affiliates has complied with ERISA, the IRC and all applicable laws regarding each Employee Benefit Plan; (ii) each Employee Benefit Plan is, and has been, maintained in substantial compliance with ERISA, the IRC, all applicable laws and the terms of each such Employee Benefit Plan; (iii) no liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or its Subsidiaries or the ERISA Affiliates has been incurred or is reasonably expected by any Loan Party or its Subsidiaries or the ERISA Affiliates to be incurred with respect to any Pension Plan; (iv) no Notification Event exists or has occurred in the past six (6) years; and (v) there exists no Unfunded Pension Liability with respect to any Pension Plans.
(b)    With respect to any scheme or arrangement mandated by a government other than the United States and Canada (including any province or territory thereof) and with respect to each employee benefit plan maintained or contributed to by any Loan Party that is not subject to United States or Canadian laws (such schemes, arrangements and employee benefit plans, collectively, “Foreign Plans”, excluding, for greater certainty, the Main Pension Plans), none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders, (ii) failure to be maintained, where required, in good standing with applicable regulatory authorities, (iii) non-compliance with any obligation of any Loan Party or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any such Foreign Plan, (iv) any Lien on the property of any Loan Party or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding such a Foreign Plan, (v) for each such Foreign Plan which is a funded or insured plan, failure to be funded or insured on an ongoing basis to the extent required by applicable non-U.S. or non-Canadian law (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Authorities) or (vi) any pending or threatened disputes that, to the knowledge of the Loan Party or any of its Subsidiaries, would reasonably be expected to result in liability to any Loan Party or any Subsidiaries.
(c)    Each Borrower represents and warrants as of the Closing Date that such Borrower is not and will not be using Plan Assets of one or more Plans in connection with the Loans, the Letters of Credit or the Revolver Commitments.
(d)    No Loan Party maintains, contributes, sponsors, administers or is liable in respect of any Canadian Pension Plan or Canadian Defined Benefit Plan, other than the Main Pension Plans (solely to the extent required by the Pension Agreement) and the New Defined Benefit Pension Plans, in each case, subject to the terms and conditions of the Stelco CCAA Documents and the Special Regulation.
(e)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Canadian Pension Plan (other than the Main Pension Plans) is duly registered under the Canadian Tax Act and under all other applicable laws which require registration and no event has occurred which would reasonably be expected to cause the loss of such registered status; and (ii) each Canadian Loan Party has made all contributions to or under each Canadian Pension Plan required by law within the applicable time limits prescribed thereby, the terms of such Canadian Pension Plan, or any contract or agreement requiring contributions to such Canadian Pension Plan, including the Pension Agreement.

(f)    As of December 31, 2023, pursuant to actuarial valuation reports filed with the applicable pension regulator in respect of the New Defined Benefit Pension Plans, the New Defined Benefit Pension Plans had an aggregate wind-up and solvency deficiency of C$22,475,000.
4.11    Environmental Condition.
~~.~~ (a)    Except as set forth on Schedule 4.11 or for any matters that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (~~a~~i) to each Borrower’s knowledge and except for Historical Contamination, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation of any applicable Environmental Law, (~~b~~ii) to each Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets have ever been listed on the National Priorities List,

CERCLIS or any similar state or local list of Hazardous Materials disposal sites pursuant to any Environmental Law, and (~~c~~iii) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any Environmental Liability or to any outstanding written order, consent decree, negotiated agreements or settlement agreement with any Person relating to any violation of Environmental Law or Environmental Liability.
(b)    No Canadian Loan Party is liable to the Province of Ontario, as represented by the MOECC, under Environmental Law or any other law for Historical Contamination at the Stelco Lands unless (i) the obligations under the Environmental Framework Agreement are not met or (ii) Stelco alters, mobilizes or exposes Historical Contamination in the manner specified in paragraph 5 of the Environmental Release. The Environmental Release provided by the Province pursuant to the Environmental Framework Agreement provides a complete release and defence to regulatory and civil action in respect of the Stelco Lands by the MOECC provided that Stelco complies with its obligations under the Environmental Framework Agreement and the Loan Parties do not alter, mobilize or expose Historical Contamination as per paragraph 5 of the Environmental Release.
4.12    Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about Borrowers’ industry) hereafter furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on December 3, 2019 represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections, were prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable by ~~the~~ Parent at the time made and at the time so furnished (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties and their Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Borrowers’ good faith estimate, projections or forecasts based on methods and assumptions which Borrowers believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).
4.13    Sanctions, PATRIOT Act, and FCPA. To the extent applicable, each Loan Party and each Subsidiary of a Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001) (the “Patriot Act”), and (c) anti-corruption laws applicable to such Loan Party or such Subsidiary, including the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and Canadian Economic Sanctions and Export Control Laws.
4.14    [Reserved.]
4.15    Payment of Taxes. Except as otherwise permitted under Section 5.5, all Tax returns and reports of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes due and payable and all assessments, fees and other governmental charges upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid when due and payable, except, in each case, (x) to the extent such Taxes or assessments are being contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings, and provided adequate provisions in accordance with GAAP has been made therefor, or (y) where the failure to file or pay would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, no Loan Party knows of any proposed tax assessment against a Loan Party or any of its Subsidiaries, except for any tax assessment that would not reasonably be expected to have a Material Adverse Effect.
4.16    Margin Stock. No Loan Party or any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
4.17    Governmental Regulation. No Loan Party or any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party or any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
4.18    OFAC. No Loan Party or any of its Subsidiaries is in violation in any material respect of any of the country or list based economic and trade sanctions administered and enforced by OFAC or any other Sanctions. No Loan Party nor any of its Subsidiaries, nor to the knowledge of any Loan Party, any director, officer, employee, agent, or affiliate of any Loan Party or their Subsidiaries, (a) is, or is owned or controlled by Persons that are, Sanctioned Persons or Sanctioned Entities, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.
4.19    Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party or Subsidiary, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened in writing against any Loan Party or its Subsidiaries or (c) to the knowledge of any Loan Party or its Subsidiaries, no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of Parent or its Subsidiaries, in each case in clause (a) through (c) above, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar ~~state~~ law, which remains unpaid or unsatisfied and which would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of any Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Parent, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
4.20    [Reserved.]
4.21    [Reserved.]
4.22    Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in the most recent Borrowing Base Certificate submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.
4.23    Eligible Inventory and Eligible Equipment. As to each item of Inventory that is identified by Borrowers as Eligible Inventory in the most recent Borrowing Base Certificate submitted to Agent and as to each item of Equipment that is identified by Borrowers as Eligible Equipment in the most recent Borrowing Base Certificate submitted to Agent, such Inventory or Equipment (as the case may be) is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory or Eligible Equipment (as the case may be).
4.24    Material Contracts. Except for matters which, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to each Borrower’s knowledge, each other Person that is a party thereto in accordance with its terms, and (b) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.

4.25    Inventory and Equipment Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality and quantity of its Inventory and Equipment and the book value thereof, in each case, consistent with past practice, except with respect to Inventory, which shall be determined on a “first-in, first-out” basis.
4.26    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
5.     AFFIRMATIVE COVENANTS.
Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations:
5.1    Financial Statements, Reports, Certificates. Borrowers (i) will deliver to Agent (with copies to any Lender, if so requested by such Lender) each of the financial statements, reports, and other items set forth on Schedule 5.1 no later than the times specified therein, (ii) [reserved], (iii) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP in all material respects, and (iv) agree that they will, and will cause each other Loan Party to, (A) keep a reporting system that shows all additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales, and (B) maintain their billing systems and practices substantially as in effect as of the Closing Date and shall only make material modifications thereto with notice to, and with the consent of, Agent. The requirements of this Section 5.1 may be satisfied by notice to ~~the~~ Agent that such documents required to be delivered pursuant to this Section 5.1 (to the extent included on Form 10-K or Form 10-Q) have been filed with the SEC.
5.2    Reporting. Borrowers (a) will deliver to Agent (with copies to any Lender, if so requested by such Lender) each of the reports set forth on Schedule 5.2 at the times specified therein (including weekly reporting of the Borrowing Base during an Increased Borrowing Base Reporting Period, as defined in and as more fully set forth in Schedule 5.2), and (b) agree to use commercially reasonable efforts in cooperation with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth on Schedule 5.2. All calculations of Aggregate Excess Availability, Excess U.S. Availability and Excess Multicurrency Availability in any Borrowing Base Certificate shall be made by ~~the~~ Parent and certified by a financial officer of ~~the~~ Parent; provided that ~~the~~ Agent may from time to time review and adjust any such calculation in consultation with ~~the~~ Parent to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Reserves. Notwithstanding any term of this Agreement or any other Loan Document to the contrary, in connection with the release of any Loan Party in accordance with the terms of the Loan Documents or in the event that any Loan Party disposes of assets (whether pursuant to any sale, lease, license, assignment, transfer, disposition, Investment, Restricted Payment or other transaction permitted hereunder) in connection with a transaction or series of related transactions, in each case, resulting in a disposition or exclusion and/or removal of assets that consist of ABL Priority Collateral that are of a type included in the Borrowing Base in excess of $100,000,000, then prior to the consummation of any such transaction or series of related transactions, Borrower shall deliver to Agent an updated Borrowing Base Certificate reflecting the consummation of such transactions or series of transactions on a pro forma basis and demonstrating that no Overadvance shall result from the consummation of any such transaction or series of related transactions.
5.3    Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s (a) valid existence and good standing (where applicable) in its jurisdiction of organization or incorporation except with respect to any Subsidiary that is not a Loan Party, as would not reasonably be expected to result in a Material Adverse Effect and, (b) except as would not reasonably be expected to result in a Material Adverse Effect, good standing (where applicable) with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.
5.4    Maintenance of Properties. Except as otherwise permitted under Section 6.3 or Section 6.4 or the shutdown, winding down, idling, placing on care and maintenance or other similar transaction related to a mine, plant or facility, the Loan Parties and their Subsidiaries, taken as a whole, will maintain and preserve its assets that are necessary and material for its business, taken as a whole, in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted.
5.5    Taxes. Each Loan Party will, and will cause each of its Subsidiaries to, pay in full before delinquency or before the expiration of any extension period all material governmental assessments and Taxes imposed, levied, or assessed against it, or any of its assets or in respect of any of its income, businesses, or franchises, except (i) to the extent that the validity of such governmental assessment or Tax is the subject of a Permitted Protest or (ii) to the extent such failure to pay would not reasonably be expected to result in a Material Adverse Effect.
5.6    Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, at Loan Parties’ expense, maintain insurance respecting each Loan Party and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located. All property insurance policies covering the Collateral are subject to the Intercreditor Agreement, to be made payable to Agent for the benefit of Agent and the applicable Lenders, as their interests may appear, in case of loss, pursuant to a standard loss payable endorsement with a standard noncontributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the applicable Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the loss payable (but only in respect of Collateral) or additional insured, as applicable, endorsements (it being understood that Agent shall not be named an additional insured with respect to liability insurance) in favor of Agent and shall provide for not less than 30 days (ten (10) days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation or such other terms reasonably acceptable to ~~the~~ Agent in its Permitted Discretion. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Loan Parties’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, Agent shall have the right to elect to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
5.7    Inspection.
(a)    Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with its Responsible Officers, at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, provided that the Loan Parties shall only be obligated to reimburse Agent for one (1) inspection and visit in any fiscal year so long as no Event of Default has occurred and is continuing.
(b)    Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals and valuations, with expenses for such field examinations, appraisals and valuations being subject to Section 2.10(c), at such reasonable times and intervals as Agent may designate in its Permitted Discretion and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours. So long as no Event of Default has occurred and is continuing, Agent agrees to provide Borrowers with a copy of the report for any inventory or equipment appraisal upon request by Borrowers so long as (i) such report exists, (ii) the third person employed by Agent to perform such valuation consents to such disclosure, and (iii) Borrowers execute and deliver to Agent a non-reliance letter reasonably satisfactory to Agent.
5.8    Compliance with Laws. Each Borrower will, and will cause each of its Subsidiaries to, (a) comply with the requirements of all applicable laws, rules, regulations (including OFAC and anti-corruption laws applicable to such Borrower or such Subsidiary, including FCPA), and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures designed, in each case, in their reasonable business judgment, to ensure compliance by each Borrower and its Subsidiaries and their respective directors, officers, employees and agents with OFAC, FCPA, Canadian Economic Sanctions and Export Control Laws, other applicable anti-corruption laws, other applicable anti-money laundering laws and other laws applicable to Sanctioned Persons.
5.9    Environmental. Except as would not reasonably be expected to result in a Material Adverse Effect, each Borrower will, and will cause each of its Subsidiaries to:

(a)    comply with Environmental Laws; and
(b)    except with respect to Historical Contamination, take any Remedial Action required to abate any release of which any Borrower has knowledge of a Hazardous Material in violation of any Environmental Law of which any Borrower has knowledge from or onto property owned or operated by any Borrower or its Subsidiaries or resulting from the business of any Borrower or any of its Subsidiaries, to the extent required by applicable Environmental Law.
5.10    [Reserved.]
5.11    Formation of Subsidiaries.
~~.~~ (~~A~~a)     (i) Each U.S. Borrower will, at the time that any U.S. Loan Party forms any direct or indirect Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or acquires any direct or indirect Subsidiary after the Closing Date (other than any such Subsidiary that is an Excluded Subsidiary), within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) and (~~B~~ii) each Borrower may, in its sole discretion, with respect to any Subsidiary that is an Excluded Subsidiary solely due to its status as an Immaterial Subsidiary, (~~a~~A) cause such Subsidiary to provide to Agent a joinder to the U.S. Guaranty and Security Agreement, together with such other security agreements and any applicable Additional Documents (as defined below)), as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (excluding any Excluded Property), in each case consistent with the Loan Documents executed on the Closing Date), (~~b~~B) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the U.S. Guaranty and Security Agreement~~)~~ or the Canadian Guaranty and Security Agreement, as applicable) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary to the extent not constituting Excluded Property in form and substance reasonably satisfactory to Agent, provided, that, for the avoidance of doubt, not more than 65% of the total outstanding voting Equity Interest of any first tier Subsidiary of a Loan Party that is a CFC or a FSHCO (but none of the Equity Interest of any Subsidiary of such CFC or FSHCO) shall be required to be pledged, (~~c~~C) if such new Subsidiary is to be a Borrower, cause such new Subsidiary to provide the documentation set forth in Section 2.2(a), and (~~d~~D) if requested by ~~the~~ Agent, provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its Permitted Discretion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document. Notwithstanding the foregoing, Section 5.12 below or anything contained herein or in any other Loan Document to the contrary, it is understood and agreed that to the extent that the Fixed Asset Priority Collateral Agent is satisfied with or agrees to any deliveries in respect of any asset or property (other than ABL Priority Collateral), Agent shall be deemed to be satisfied with such deliveries to the extent substantially the same as those delivered to the Fixed Asset Priority Collateral Agent and the Loan Parties shall not be required to deliver any Additional Documents with respect thereto. So long as the Intercreditor Agreement is in effect, a Loan Party may satisfy its obligations hereunder and under the other Loan Documents to deliver Collateral that constitutes Fixed Asset Priority Collateral to Agent by delivering such Collateral that constitutes Fixed Asset Priority Collateral to the Fixed Asset Priority Collateral Agent or its agent, designee or bailee.
(b)    (i) Each Canadian Borrower will, at the time that any Canadian Loan Party forms any direct or indirect Subsidiary (other than any such Subsidiary that is an Excluded Subsidiary) or acquires any direct or indirect Subsidiary after the Closing Date (other than any such Subsidiary that is an Excluded Subsidiary), within 30 days of such formation or acquisition (or such later date as permitted by Agent in its sole discretion) and (ii) each Canadian Borrower may, in its sole discretion, with respect to any Subsidiary that is an Excluded Subsidiary solely due to its status as an Immaterial Subsidiary, (A) cause such Subsidiary to provide to Agent a joinder to the Canadian Guaranty and Security Agreement, together with such other security agreements and any applicable Additional Documents), as well as appropriate financing statements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary (excluding any Excluded Property), in each case consistent with the Loan Documents executed on the Closing Date), (B) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Canadian Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary to the extent not constituting Excluded Property in form and substance reasonably satisfactory to Agent, (C) if such new Subsidiary is to be a Canadian Borrower, cause such new Subsidiary to provide the documentation set forth in Section 2.2(a), and (D) if requested by Agent, provide to Agent all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which, in its Permitted Discretion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document. Notwithstanding the foregoing, Section 5.12 below or anything contained herein or in any other Loan Document to the contrary, it is understood and agreed that to the extent that the Fixed Asset Priority Collateral Agent is satisfied with or agrees to any deliveries in respect of any asset or property (other than ABL Priority Collateral), Agent shall be deemed to be satisfied with such deliveries to the extent substantially the same as those delivered to the Fixed Asset Priority Collateral Agent and the Loan Parties shall not be required to deliver any Additional Documents with respect thereto. So long as the Intercreditor Agreement is in effect, a Loan Party may satisfy its obligations hereunder and under the other Loan Documents to deliver Collateral that constitutes Fixed Asset Priority Collateral to Agent by delivering such Collateral that constitutes Fixed Asset Priority Collateral to the Fixed Asset Priority Collateral Agent or its agent, designee or bailee.
(c)    Notwithstanding anything to the contrary in the Agreement or in any other Loan Document, no Canadian Loan Party shall be liable for any U.S. Obligations pursuant to any Loan Document.
5.12    Further Assurances. Each Borrower will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, subject to the terms of the Intercreditor Agreement and Section 5.11 and Section 18, execute or deliver to Agent any and all financing statements, security agreements, as-extracted collateral filings, pledges, assignments, opinions of counsel and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue to perfect Agent’s Liens in all Collateral of each U.S. Loan Party and each Canadian Loan Party (whether now owned or hereafter arising or acquired, tangible or intangible in each case, to the extent not constituting Excluded Property) to the extent not constituting Excluded Property. Each of the parties hereto hereby agree that ~~the~~neither the U.S. Collateral nor the Canadian Collateral shall ~~not~~ include any real property or interest therein (other than as-extracted collateral interests) and to the extent any Liens, mortgages or other filings have been made with respect thereto, each applicable Lender hereby authorizes ~~the~~ Agent to take such actions and make such filings as necessary or advisable to release or terminate any such Lien, mortgage or other filing (it being understood that all as-extracted collateral filings will remain in place). Other than as contemplated by Section 2.16(c), no action in any non-U.S. jurisdiction shall be required in order to create or perfect any security interest securing the U.S. Obligations in favor of ~~the~~ Agent. Notwithstanding anything to the contrary in the Agreement or in any other Loan Document, no Canadian Loan Party shall be liable for any U.S. Obligations pursuant to any Loan Document.
5.13    Lender Meetings. Parent will, within 90 days after the close of each fiscal year of Parent, at the request of Agent or of the Required Lenders and upon reasonable prior notice, hold a meeting (at a mutually agreeable location and time or, at the option of Agent, by conference call) with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of Parent and its Subsidiaries and the Projections presented for the current fiscal year of Parent.
5.14    [Reserved].
5.15    Compliance with ERISA, Canadian Pension Laws and the IRC.
~~.~~ (a)    Each Borrower will, and will cause each of its Subsidiaries to, comply with the provisions of ERISA and the IRC applicable to employee benefit plans as defined in Section 3(3) of ERISA and the laws applicable to any Foreign Plan, except to the extent any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(b)    Each Canadian Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with applicable provisions of the Stelco CCAA Documents, the Canadian Tax Act and all other applicable federal or provincial pension benefits legislation (including the PBA and, where applicable, the Special Regulation) with respect to all Canadian Pension Plans (including those plans subject to the Pension Agreement except to the extent any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. With respect to each New Defined Benefit Pension Plan, each Canadian Borrower will, and will cause each of its Subsidiaries to, deliver to Agent a copy of each actuarial valuation report (including applicable schedules thereto) within 20 days after the filing thereof with the applicable Governmental Authority in accordance with applicable law.
5.16    Cash Management.
(a)    Accounts.

(i)    Schedule 5.16 sets forth all Deposit Accounts and securities accounts, including all lockbox accounts and Dominion Accounts maintained by the U.S. Loan Parties and the Canadian Loan Parties, as of the ~~Closing~~Canadian Amendments Effective Date.
(ii)    (A) Within (1) 90 days after the Closing Date ~~or after~~(with respect to any U.S. Loan Party) or (2) 90 days after the Canadian Amendments Effective Date (with respect to any Canadian Loan Party) or (B) after the acquisition or establishment of a lockbox, Deposit Account or securities account (or, in each case, such longer period as ~~the~~ Agent may agree in its sole discretion), each Loan Party shall take all actions necessary to obtain a Control Agreement from each applicable lockbox servicer or depository bank over each Deposit Account and securities account set forth on Schedule 5.16 (other than Excluded Accounts), establishing Agent’s control (within the meaning of the Code) and Lien in each such Deposit Account and securities account, which may only be exercised by Agent during any Cash Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox, Deposit Account or and securities account to a Dominion Account designated by Agent, and waiving offset rights of such servicer or bank, except for customary administrative charges; provided that if such Control Agreements with respect to all such Deposit Accounts and securities account maintained as of the Closing Date or the Canadian Amendments Effective Date, as the case may be, that are not obtained within 90 days after the Closing Date ~~(or~~or the Canadian Amendments Effective Date, as the case may be (or in each case such longer period that ~~the~~ Agent may agree in its sole discretion), each Loan Party shall immediately transfer all funds in such Deposit Accounts and securities account to a Blocked Account subject to a Control Agreement. Each Loan Party shall be the sole account holder of each Deposit Account and securities account and shall not allow any other Person (other than ~~the~~ Agent and the applicable depositary bank) to have control over any such Deposit Account and securities account (other than Excluded Accounts) or any deposits therein. Each Loan Party shall promptly notify ~~the~~ Agent of any opening or closing of a Deposit Account or securities account (other than an Excluded Account) and, subject to compliance with this clause (ii), shall not open any Deposit Account, lockbox or securities account (other than an Excluded Account) unless such Deposit Account, lockbox or securities account is a Blocked Account.
(iii)    If a Blocked Account is not maintained with Bank of America, Agent may, during any Cash Dominion Trigger Period, require immediate and daily transfer of all funds in such account to a Blocked Account maintained with Bank of America or to a Dominion Account.
(b)    [Reserved].
(c)    Proceeds of Collateral. Within (i) 90 days after the Closing Date (with respect to any U.S. Loan Party) or (ii) 90 days after the Canadian Amendments Effective Date (with respect to any Canadian Loan Party) (in each case, or such longer period as ~~the~~ Agent may agree in its sole discretion), each applicable Loan Party shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to ABL Priority Collateral are made directly to a Blocked Account (or a lockbox relating to a Blocked Account). If any Loan Party receives cash or payment items with respect to any ABL Priority Collateral, it shall hold same in trust for Agent and promptly (not later than three (3) Business Days thereafter) deposit same into a Blocked Account.
5.17    Mortgage Waiver. Parent will use commercially reasonable efforts to obtain a mortgagee waiver and consent duly executed by Legacy Lands II Limited Partnership, as mortgagee, and, as applicable, Stelco, as mortgagor.
6    NEGATIVE COVENANTS.
Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations:
6.1    Indebtedness. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.
6.2    Liens. Each Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.
6.3    Restrictions on Fundamental Changes. Each Borrower will not, and will not permit any of its Subsidiaries to,

(a)    other than in order to consummate a Permitted Acquisition, Permitted Investment or Permitted Disposition, enter into any merger, consolidation, or amalgamation, except for (i) any merger, consolidation or amalgamation between Loan Parties, provided, that (~~x~~w) if such transaction involves a Borrower, a Borrower must be the surviving entity of any such transaction; provided further that (A) if a U.S. Borrower or a Canadian Borrower shall merge, consolidate or amalgamate with a Foreign Subsidiary Borrower, such U.S. Borrower or Canadian Borrower, as applicable, shall be the surviving Borrower and (B) if a U.S. Borrower shall merge, consolidate or amalgamate with a Canadian Borrower, the U.S. Borrower shall be the surviving Borrower, (~~y~~x) Parent must be the surviving entity of any such transaction to which it is a party ~~and~~, (~~z~~y) in the case of any transaction involving a Loan Party, a Loan Party must be the surviving entity of such transaction and (z) in the case of any transaction involving a U.S. Loan Party, a U.S. Loan Party must be the surviving entity of such transaction, (ii) any merger, consolidation or amalgamation among a Loan Party and a Subsidiary that is not a Loan Party so long a Loan Party is the surviving entity of any such transaction or such surviving Subsidiary becomes a Loan Party concurrently with such merger, consolidation or amalgamation, and (iii) any merger, consolidation or amalgamation among Subsidiaries (that are not a Loan Party) of any Borrower; or
(b)    liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), except for (i) the liquidation, winding up or dissolution of any Subsidiary (other than a Loan Party) so long as such dissolution, winding up or liquidation, as applicable, would not reasonably be expected to have a Material Adverse Effect or (ii) the liquidation or dissolution of a Loan Party (other than Parent) so long as all of the assets (including any interest in any Equity Interests) of such liquidating or dissolving Loan Party are transferred to a Loan Party that is not liquidating or dissolving.
6.4    Disposal of Assets. Other than Permitted Dispositions, each Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets.
6.5    Nature of Business. Each Borrower will not, and will not permit any of its Subsidiaries to change in any material respect the general nature of their business, taken as a whole, from the general nature of the business as of the Closing Date; provided, that the foregoing shall not prevent any Borrower and its Subsidiaries from (i) engaging in any business that is reasonably related, complementary or ancillary thereto or (ii) disposing of any business pursuant to a Permitted Disposition.
6.6    Prepayments and Amendments. Each Borrower will not, and will not permit any of its Subsidiaries to:
(a)    except in connection with the Transactions or any Refinancing Indebtedness permitted by Section 6.1,
(i)    optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower or its Subsidiaries consisting of Indebtedness permitted under clauses (f), (p), (q), (t), (u), (v), (z) or (aa) of the definition of Permitted Indebtedness, or any other Indebtedness with an outstanding amount greater than $25,000,000 that is secured by Liens on the Collateral that rank junior to the Liens on the Collateral securing the Obligations, in all such cases, prior to the maturity date applicable to such Indebtedness, except (A) any prepayment, redemption, defeasance, purchase or other acquisition with Qualified Equity Interests so long as at the time of such prepayment, redemption, defeasance, purchase or other acquisition no Default or Event of Default has occurred and is continuing or would result therefrom, (B) any prepayment, redemption, defeasance, purchase or other acquisition with the net cash proceeds of an issuance of Qualified Equity Interests within 60 days of such issuance (or such later date as agreed to by ~~the~~ Agent in its sole discretion)) so long as (1) at the time of such prepayment, redemption, defeasance, purchase or other acquisition no Default or Event of Default has occurred and is continuing or would result therefrom and (2) the net cash proceeds of such issuance of Qualified Equity Interests are maintained in a segregated Deposit Account subject to the “control” of ~~the~~ Agent until the earlier of (a) application toward such prepayment, redemption, defeasance, purchase or other acquisition and (b) the date that is 60 days after such issuance, and (C) any prepayment, redemption, defeasance, purchase or other acquisition so long as, at the time of such prepayment, redemption, defeasance, purchase or other acquisition, no Default or Event of Default has occurred and is continuing or would result therefrom and either (1) the Payment Conditions are satisfied at such time or (2) for each of the 30 consecutive days immediately preceding such prepayment, redemption, defeasance, purchase or other acquisition, and both before and after giving effect to such prepayment, redemption, defeasance, purchase or other acquisition, (x) no Loans are outstanding and (y) Liquidity is at least $500,000,000; provided, further that the foregoing conditions under this clause (C) shall not be required to be satisfied with respect to prepayments, redemptions, defeasances, purchases or other acquisitions of any such Indebtedness in an aggregate principal amount (for all such prepayments, redemptions, defeasances, purchases or other acquisitions) of up to the greater of (x) $200,000,000 and (y) 1.5% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such prepayment for which financial statements have been delivered to ~~the~~ Agent, during the term of this Agreement; provided further that nothing in this Section 6.6 shall prohibit the payment of Indebtedness permitted under this Agreement at the time of the final maturity of the obligations under such Indebtedness, or
(ii)    make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or
(b)    except in connection with the Transactions or any Refinancing Indebtedness permitted by Section 6.1, directly or indirectly, amend, modify, or change any of the terms or provisions of:
(i)    any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness permitted under clauses (f), (p), (q), (t), (u), (v), (z) or (aa) of the definition of Permitted Indebtedness (A) if such Indebtedness could not have been incurred (including as Refinancing Indebtedness) on such terms (without limiting clause (ii) below) or (B) if such amendment, modification or change could reasonably be expected to affect the interests of the Lenders adversely in any material respect, or
(ii)    the Governing Documents of any Loan Party or any of its Subsidiaries, the Existing Senior Notes or the Senior Secured Notes, in each case if the effect thereof, either individually or in the aggregate, would reasonably be expected to be materially adverse to the interests of the Lenders.
6.7    Restricted Payments. Each Borrower will not, and will not permit any of its Subsidiaries to make any Restricted Payment; provided, that, so long as it is permitted by law and the Governing Documents of such Borrower or its Subsidiaries,
(a)    the Borrowers and their respective Subsidiaries may make Restricted Payments to purchase, redeem or otherwise acquire or retire any Equity Interests pursuant to a management or employee benefit plan in an aggregate amount not to exceed the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such Restricted Payment for which financial statements have been delivered to ~~the~~ Agent, per fiscal year,
(b)    Parent and each Subsidiary may declare and make dividend payments or other distributions payable solely in Equity Interests (other than Disqualified Equity Interests),
(c)    (i) any Borrower may make Restricted Payments to another Borrower, (ii) any Subsidiary that is not a Borrower may make Restricted Payments to any Borrower or any Guarantor, (iii) any Subsidiary that is not a Loan Party may make Restricted Payments to any other Subsidiary and (iv) any Borrower (other than Parent) or any Subsidiary may make any Restricted Payments to its parent entity (or, if such Subsidiary is a non-wholly owned Subsidiary, to its parent entities on a pro rata basis based on its parents’ relative ownership interests),
(d)    Parent or any Subsidiary may make any Restricted Payment required pursuant to the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith),
(e)    in addition to the foregoing, Parent may make any other Restricted Payments so long as (i) the Payment Conditions are satisfied at the time declared and (ii) until such time as such Restricted Payment is made, a Reserve has been established by Agent in an amount equal to the Restricted Payment so declared; provided, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the foregoing conditions shall not be required to be satisfied with respect to Restricted Payments in an aggregate principal amount of up to the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such prepayment for which financial statements have been delivered to ~~the~~ Agent, during any fiscal year,
(f)    Parent may make Restricted Payments of the type described in clauses (b) and (c) of the definition thereof so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) for each of the 30 consecutive days immediately preceding such Restricted Payment, and both before and after giving effect to such Restricted Payment, (A) no Loans are outstanding, and (B) Liquidity is not less than $500,000,000, and
(g)    Parent or any Subsidiary may make any Restricted Payment in connection with a Qualified Receivables Transaction.

6.8    Accounting Methods. Each Borrower will not, and will not permit any of its Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP or, except to the extent that such modification or change would impact the calculation of the Fixed Charge Coverage Ratio or the Borrowing Base (or any component definition of any of the foregoing), such modification or change of its method of accounting is permitted by GAAP, or in the case of any Subsidiary or any Borrower (other than Parent), in order to conform the fiscal year of such Subsidiary or Borrower to the fiscal year of ~~the~~ Parent (or other than changes to conform to the accounting methodology used by ~~the~~ Parent on the Closing Date)).
6.9    Investments. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment except for Permitted Investments.
6.10    Transactions with Affiliates. Each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Borrower or any of its Subsidiaries except for:
(a)    transactions or a series of related transactions between such Borrower or its Subsidiaries, on the one hand, and any Affiliate of such Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are no less favorable, taken as a whole, to such Borrower or its Subsidiaries, as applicable, than would be obtained in an arm’s-length transaction with a non-Affiliate or (ii) have been approved by a majority of the disinterested members of ~~the~~ Parent’s board of directors,
(b)    so long as it has been approved by such Borrower’s or its applicable Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law, any indemnity provided for the benefit of directors (or comparable managers) of such Borrower or its applicable Subsidiary,
(c)    the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Borrower and its Subsidiaries in the ordinary course of business,
(d)    transactions permitted by Section 6.1, Section 6.3, Section 6.7 or Section 6.9,
(e)    the Joint Venture Agreements and any transactions contemplated therein,
(f)    transactions or a series of related transactions among ~~the~~ Parent or any of its wholly-owned Subsidiaries on the one hand and ~~the~~ Parent or any of its wholly-owned Subsidiaries on the other hand, so long as such transactions or series of related transactions (w) involve aggregate payments or consideration of less than $25,000,000 for such transaction or series of related transactions, (x) are among Loan Parties, (y) are among non-Loan Party Subsidiaries or (z) are, when taken as a whole, no less favorable to the Loan Parties than could be obtained on an arms-length terms with a non-Affiliate,
(g)    to the extent the Payment Conditions are satisfied at the time of, and after giving pro forma effect to, such transactions, otherwise on terms determined in the reasonable business judgment of Parent,
(h)    transactions effected as part of a Qualified Receivables Transaction, and
(i)    transactions to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith).
6.11    Use of Proceeds.
(a)    Each Borrower will not, and will not permit any of its Subsidiaries to, use the proceeds of any loan made hereunder for any purpose other than working capital, general corporate purposes including, without limitation, the repayment of indebtedness, Capital Expenditures, Restricted Payments and Permitted Investments, in each case, to the extent not prohibited by the terms hereof; provided that the aggregate amount of Revolving Loans incurred to (i) pay the Stelco Acquisition Consideration, (ii) consummate the Stelco Refinancing and (iii) pay fees and expenses in connection with the Stelco Acquisition and the transactions related thereto shall not exceed the Stelco Certain Funds Sublimit; provided, further, that no part of the proceeds of the loans made to Borrowers will be used to purchase or carry any such Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock in a manner that violates the provisions of Regulation U or X of the Board of Governors or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.
(b)    No part of the proceeds of the Loans made or Letters of Credit issued hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA, ~~Anti-Money Laundering~~Canadian Economic Sanctions and Export Control Laws ~~or~~and any other applicable anti-money laundering laws or anti-corruption laws.
(c)    No proceeds of any Loan made or Letters of Credit issued hereunder will be used, directly or indirectly, by any Loan Party or Subsidiary thereof to fund any operations in or with, finance any investments or activities in or with, or make any payments to, a Sanctioned Person or a Sanctioned Entity or otherwise result in a violation of any Sanctions.
(d)    Notwithstanding the foregoing, the provisions of this Section 6.11 shall not be interpreted to contravene, or require any notification to the Attorney General of Canada under, the Foreign Extraterritorial Measures (United States) Order, 1992, by any Canadian Loan Party or any Canadian Subsidiary.
6.12    Canadian Pension Plans.

(a)    No Canadian Loan Party will establish, maintain, sponsor, administer, contribute or otherwise become liable under any Canadian Defined Benefit Plan, other than (i) the New Defined Benefit Pension Plans and (ii) the Main Pension Plans (solely to the extent set out in the Pension Agreement and Special Regulation).

(b)    No Borrower will, nor will any Borrower permit any of its Subsidiaries to, make, collect, maintain, withhold or fund any employee contribution in respect of the Main Pension Plans, or accept any contribution from any employee, or require any employee to make any contribution, in respect of the Main Pension Plans or amend the Main Pension Plans in any way that provides for employee contributions to be made to such plans.

(c)    No Borrower will commence participation in any Canadian Multiemployer Pension Plan, except where employer contributions to such Canadian Multiemployer Pension Plan are determined solely by reference to a participation agreement, collective agreement, or other agreement negotiated with the bargaining agent or other representative of the employees participating in such plan and the employer has no liability for or obligation to fund any funding deficiency under such plan upon termination of the plan in whole or in part or upon the withdrawal of an employer from such plan, without the prior written consent of Agent (such consent not to be unreasonably withheld, delayed or conditioned).

(d)    No Borrower will, nor will any Borrower permit any of its Subsidiaries to, without the prior written consent of Agent (such consent not to be unreasonably withheld, delayed or conditioned), consummate any transaction that would result in a Loan Party sponsoring, maintaining or contributing to a Canadian Defined Benefit Plan.
6.13    Stelco CCAA Documents.

Each Loan Party will not, and will not permit any of its Subsidiaries to, consent to any amendment, modification or change to any Stelco CCAA Document except to the extent that any amendment, modification or change would not reasonably be expected to have a Material Adverse Effect.
7    FINANCIAL COVENANT.
Each Borrower covenants and agrees that, until termination of all of the Revolver Commitments and payment in full of the Obligations, commencing on the date on which a Financial Covenant Period begins and measured as of the end of the fiscal quarter immediately preceding the date on which a Financial Covenant Period first begins and as of each fiscal quarter end thereafter during such Financial Covenant Period, ~~the~~ Parent and its Subsidiaries on a consolidated basis will have a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least 1.00:1.00 for the 12-month period ending as of the end of each fiscal quarter.
8    EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
8.1    Payments. If Borrowers (or any of them) fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of five (5) Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit;
8.2    Covenants. If any Loan Party or any of its Subsidiaries:
(a)    fails to perform or observe any covenant or other agreement contained in any of (i) Sections 3.7, 5.1, 5.2, 5.3 (solely if any Borrower is not validly existing or in good standing (to the extent such concept is applicable) in its jurisdiction of organization or incorporation), Section 5.6, Section 5.7(a), Section 5.11, Section 5.12, Section 5.13, Section 5.14 or Section 5.16 of this Agreement, (ii) Section 6 of this Agreement (iii) Section 7 of this Agreement or (iv) Section 3(f) of the Second Amendment;
(b)    fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any Responsible Officer of any Borrower or (ii) the date on which written notice thereof is given to Borrowers by Agent;
8.3    Judgments. If one or more judgments, orders, or awards for the payment of money involving an aggregate amount of $150,000,000 or more (except to the extent covered by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 60 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;
8.4    Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Significant Subsidiaries;
8.5    Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Significant Subsidiaries and any of the following events occur: (a) such Loan Party or such Significant Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Significant Subsidiary, or (e) an order for relief shall have been issued or entered therein;
8.6    Default Under Other Agreements. If there is a default in one or more agreements to which a Loan Party or any of its Subsidiaries is a party with one or more third Persons relative to a Loan Party’s or any of its Subsidiaries’ Indebtedness (other than any letter of credit fully secured by cash or Cash Equivalents) involving an aggregate amount of $150,000,000 or more, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person, irrespective of whether exercised, to accelerate the maturity of such Loan Party’s or its Subsidiary’s obligations thereunder;
8.7    Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;
8.8    Security Documents. If the U.S. Guaranty and Security Agreement, the Canadian Guaranty and Security Agreement or any other Loan Document that purports to create a Lien or guaranty of Obligations, shall, for any reason, fail or cease to create a valid and perfected Lien or guaranty (as applicable) on a material portion of the Collateral or guarantees (as applicable) covered thereby (or a Loan Party shall so assert), except for a failure or cessation (a) pursuant to the terms hereof or thereof or (b) as the result of an action or failure to act on the part of Agent;
8.9    Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party, seeking to establish the invalidity or unenforceability thereof, or a Loan Party shall deny that such Loan Party has any liability or obligation purported to be created under any Loan Document;
8.10    Change in Control. A Change in Control shall occur, whether directly or indirectly; or
8.11    ERISA and Pension Events. The occurrence of any of the following events: (a) any Loan Party or any of its Subsidiaries or the ERISA Affiliates fails to make full payment within 30 days when due of all amounts which any Loan Party or any of its Subsidiaries or the ERISA Affiliates is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (b) an accumulated funding deficiency or funding shortfall occurs or exists, whether or not waived, with respect to any Pension Plan, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (c) a Notification Event, which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (d) any Loan Party or any of its Subsidiaries or their ERISA Affiliates completely or partially withdraws from one or more Multiemployer Plans and (i) incurs Withdrawal Liability, (ii) requires payment in any one (1) calendar year, or (iii) fails to make any Withdrawal Liability payment when due, which in each case of (i), (ii) and (iii), individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect, ~~or~~ (e) the existence of any facts or circumstances with respect to the Employee Benefit Plans in the aggregate that results in or is likely to result in a Material Adverse Effect~~.~~, (f) any Loan Party fails to make full payment when due of all amounts which any Loan Party is required to pay as contributions, installments, or otherwise to or with respect to a Canadian Pension Plan (including, where applicable, obligations under the Pension Agreement) and such failure, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (h) the occurrence of a Canadian Pension Event.
9.    RIGHTS AND REMEDIES.
9.1    Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:
(a)    (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and the Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;
(b)    declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of the Swing Lender to make Swing Loans, and (iii) the obligation of any Issuing Bank to issue Letters of Credit; and
(c)    exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.
The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Revolver Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and the Borrowers shall be obligated to repay all of such Obligations in full (including the Borrowers being obligated to provide (and the Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by each Borrower.
9.2    Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, the PPSA, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.
9.3    Stelco Certain Funds Sublimit / Limitation on Remedies. Notwithstanding anything to the contrary herein, with respect to the undrawn Revolver Commitments in respect of the Stelco Certain Funds Sublimit, it is understood and agreed that without limiting (and subject to) the conditions precedent set forth in Section 3.2, during the period from and including the Amendment No. 6 Initial Effective Date and to and including the earliest of (x) the date that is five Business Days after the Stelco Acquisition Outside Date, (y) ~~the~~ the termination of the Stelco Acquisition Agreement and (z) the funding of any extensions of credit to finance the Stelco Acquisition on the Stelco Acquisition Closing Date pursuant to Section 3.2, and notwithstanding (a) any failure by Parent or any of its Subsidiaries to comply with any of the affirmative covenants set forth in Article 5, the negative covenants set forth in Article 6, the financial covenant set forth in Article 7 or any other covenant set forth herein or in any other Loan Document, (b) the occurrence of any Event of Default (other than (x) an Event of Default under Section 8.1 or (y) an Event of Default under Section 8.4 or Section 8.5, in each case with respect to the Borrower) or (c) subject to the parenthetical in clause (b) above, any provision to the contrary in the Loan Documents, neither the Administrative Agent nor the Lenders shall be permitted to (i) rescind, terminate or cancel this Agreement or its Revolving Commitments hereunder, in each case solely with respect to its Pro Rata Share of the Stelco Certain Funds Sublimit, or exercise any right or remedy hereunder or under the other Loan Documents, to the extent to do so would prevent, limit or delay the making of extensions of credit hereunder on the Stelco Acquisition Closing Date pursuant to Section 3.2, (ii) refuse to participate in making its extensions of credit on the Stelco Acquisition Closing Date subject to Section 3.2 or (iii) exercise any right of set-off or counterclaim in respect of its extensions of credit pursuant subject to Section 3.2 to the extent to do so would prevent, limit or delay the making of its extensions of credit subject to Section 3.2 on the Stelco Acquisition Closing Date; provided that, it is understood that any extensions of credit subject to Section 3.2 made hereunder on the Stelco Acquisition Closing Date shall be subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 3.2. The acceleration of the extensions of credit subject to Section 3.2 in accordance with Section 9.1 shall be permitted at any time after the extensions of credit subject to Section 3.2 have been funded only to the extent that an Event of Default is outstanding and continuing at such time. For the avoidance of doubt, from the Stelco Acquisition Closing Date after giving effect to the funding of the extensions of credit subject to Section 3.2 on such date, all of the rights, remedies and entitlements of the Administrative Agent and the Lenders shall be available notwithstanding that such rights were not available prior to such time as a result of the foregoing.
10    WAIVERS; INDEMNIFICATION.
10.1    Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.
10.2    The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

10.3    Indemnification. Subject to Section 2.15, each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons and the Lender-Related Persons (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented fees and disbursements of counsel (limited to one primary counsel and one local counsel in each relevant jurisdiction for all Indemnified Persons, taken as a whole, and, solely in the case of an actual or perceived conflict of interest, one additional counsel to each group of Indemnified Persons similarly situated) and one environmental consultant and all other reasonable and documented out-of-pocket costs and expenses incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided that Borrowers shall not be liable for costs and expenses (including attorneys' fees) of any Lender (other than Bank of America) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials giving rise to liability or for which any Lender is required to incur costs at, on, under, to or from the business or any assets or properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Liabilities related in any way to the Loan Parties or any of their Subsidiaries or the business or any such assets or properties of any Borrower or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the bad faith, gross negligence or willful misconduct by such Indemnified Person or its officers, directors, employees, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. This Section 10.3 shall not apply to (x) any Taxes or any costs attributable to Taxes that are governed by Section 17, or (y) any Excluded Taxes or any costs attributable to Excluded Taxes. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION (OTHER THAN A GROSSLY NEGLIGENT ACT OR OMISSION OR TO THE EXTENT CONSTITUTING BAD FAITH OR WILLFUL MISCONDUCT) OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.
11.    NOTICES.
Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or electronic mail (at such email addresses as a party may designate in accordance herewith). In the case of notices or demands to any Borrower or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Borrower:    c/o CLEVELAND-CLIFFS INC.
200 Public Square #3300
Cleveland, Ohio 44114
Attn: James Graham
Email: james.graham@clevelandcliffs.com and
legalnotices@clevelandcliffs.com

With a copy to:

Cleveland-Cliffs Inc.
200 Public Square #3300
Cleveland, Ohio 44114
Attn: Celso L. Goncalves, Jr.
Email:Celso.Goncalves@clevelandcliffs.com

If to Agent:        BANK OF AMERICA, N.A.
110 N. Wacker Drive
IL4-110-08-03
Chicago, IL 60606
Attn: Thomas Herron
Tel No.: 312-992-6107
Email: thomas.h.herron@bofa.com
If to Issuing Bank:        To Agent
If to any Lender:    At such address as such Lender may designate in writing to ~~the~~ Agent from time to time or via the Platform
Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. Each notice shall be effective only (a) if given by email transmission, when transmitted to the applicable email address, if confirmation of receipt is received; (b) if given by mail, three (3) Business Days after deposit in the mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Parent shall be deemed received by all Borrowers. Electronic communications (including e-mail, messaging and websites) may be used only in a manner reasonably acceptable to Agent and, unless otherwise agreed by Agent, only for routine communications, such as delivery of administrative matters and distribution of Loan Documents. Agent makes no assurance as to the privacy or security of electronic communications. Voice mail shall not be effective notices under the Loan Documents.
12.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION.
(a)THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT FOR PURPOSES OF SECTION 3.2 (A) THE INTERPRETATION OF THE DEFINITION OF “STELCO MATERIAL ADVERSE EFFECT” (AND WHETHER OR NOT A “STELCO MATERIAL ADVERSE EFFECT” HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY STELCO ACQUISITION AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY OF ANY STELCO ACQUISITION AGREEMENT REPRESENTATION THERE HAS BEEN A FAILURE OF A CONDITION PRECEDENT TO PARENT’S OBLIGATION TO CONSUMMATE THE STELCO ACQUISITION OR SUCH FAILURE GIVES PARENT THE RIGHT TO TERMINATE ITS OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE STELCO ACQUISITION) UNDER THE STELCO ACQUISITION AGREEMENT AND (C) THE DETERMINATION OF WHETHER THE STELCO ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE STELCO ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE INTERPRETED, CONSTRUED,

PERFORMED, GOVERNED AND ENFORCED BY AND IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN WITHOUT GIVING EFFECT TO ANY PRINCIPLE OF CONFLICT OF LAW THAT WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
(b)THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).
(c)TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(d)EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(e)NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY LOAN PARTY, ~~THE~~ AGENT, THE SWING LENDER, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR; PROVIDED THAT NOTHING HEREIN SHALL LIMIT THE BORROWERS’ OBLIGATIONS TO INDEMNIFY THE AGENT-RELATED PERSONS AND THE LENDER-RELATED PERSONS AS REQUIRED UNDER, AND SUBJECT TO, SECTION 10.3.
13.    ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.
13.1    Assignments and Participations.
(a)    (i) Subject to the conditions set forth in clause (a~~)~~)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Revolver Commitments of any Class) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)    the Borrowers; provided, that no consent of Borrowers shall be required (1) if an Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender; provided further, that Borrowers shall be deemed to have consented to a proposed assignment unless they object thereto by written notice to Agent within five (5) Business Days after having received notice thereof; and
(B)    Agent and each applicable Issuing Bank; provided, that no consent of Agent or any Issuing Bank shall be required in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender.
(ii)    Assignments shall be subject to the following additional conditions:
(A)[Reserved,]
(B)no assignment may be made, (i) to a Competitor, or (ii) to a natural person,
(C)no assignment may be made to a Loan Party or an Affiliate of a Loan Party,
(D)the amount of the Revolver Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (1) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender or (2) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000) or (3) in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolver Commitment of the applicable Class and/or Obligations at the time owing to it),
(E)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that any Lender may assign Loans and Commitments of a Class without assigning Loans or Commitments of any other Class,
(F)the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,
(G)unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and
(H)the assignee, if it is not a Lender, shall deliver to Agent an administrative questionnaire in a form approved by Agent (the “Administrative Questionnaire”).
(b)From and after the date that Agent receives the executed Assignment and Acceptance, records it in the Register, and if applicable, receives payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, subject to Agent’s recording of the Assignment and Acceptance in the Register as required by Section 13.1(h), shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 18.9(a).

(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Revolver Commitments arising therefrom. The Revolver Commitment allocated to each Assignee shall reduce such Revolver Commitments of the assigning Lender pro tanto.
(e)Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons that is an Eligible Transferee and is not a Competitor (a “Participant”) participating interests in all or any portion of its Obligations, its Revolver Commitment of any Class, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Revolver Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents (it being understood that the documentation required under Section 17.2 shall be delivered to the participating Lender), (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating (excluding the imposition of the Default Rate), (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments payable to such Participant through such Lender, (v) no participation shall be sold to a natural person, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. Notwithstanding the preceding sentence, the Borrower agrees that each Participant shall be entitled to the benefits of Section 17 (Withholding Taxes) (subject to the requirements and limitations therein, including the requirements under Section 17.2 (Forms and Exemptions) (it being understood that the documentation required under Section 17.2 shall be delivered to the Lender granting the participation only) and Section 2.14, in each case to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section 13.1; provided that such Participant (A) agrees to be subject to the provisions of Sections 14.2 (Replacement of Certain Lenders) as if it were an assignee under paragraph (a) of this Section 13.1; and (B) shall not be entitled to receive any greater payment under Section 17 (Withholding Taxes) or Section 2.14, with respect to any participation, than its Originating

Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.
(f)In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 18.9, disclose all documents and information which it now or hereafter may have relating to any Borrower and its Subsidiaries and their respective businesses.
(g)Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24 or any other central bank, and such Federal Reserve Bank or such central bank, as applicable, may enforce such pledge or security interest in any manner permitted under applicable law.
(h)Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers, ~~the~~ Agent and the Lenders shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.
(i)In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name and address of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or participations in Letters of Credit and Swing Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or participation in a Letter of Credit or Swing Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. The conclusiveness of the Participant Register shall be subject to the qualification “absent manifest error”.
(j)Agent shall make a copy of the Register (and each Lender shall make a copy of its Participant Register to the extent it has one) available for review by Borrowers from time to time as Borrowers may reasonably request.
(k)In the event of any assignment of Tranche A Revolver Commitments under the Agreement as in effect immediately prior to the Canadian Amendments Effective Date, unless otherwise specified in the applicable Assignment and Acceptance, each such assignment will be deemed to apply to the applicable Revolving Lender’s ~~“~~Tranche A U.S. Revolver Commitments~~”~~ and ~~“~~Tranche A Multicurrency Revolver Commitments ~~” to become effective on the Canadian Amendments Effective Date (as defined in the Sixth Amendment)~~ on a ratable basis and shall otherwise be subject to the terms and provisions of the Sixth Amendment.
13.2    Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any other Loan Document or any rights or duties hereunder or thereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.
14.    AMENDMENTS; WAIVERS.
14.1    Amendments and Waivers.
(a)No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and the Loan Parties that are party thereto and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and all of the Loan Parties that are party thereto, do any of the following:
(i)increase the amount of or extend the expiration date of any Revolver Commitment of any Lender or amend, modify, or eliminate the last sentence of Section 2.4(c),
(ii)postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,
(iii)reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders)),
(iv)amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,
(v)amend, modify, or eliminate Section 3.1 or 3.3,
(vi)amend, modify, or eliminate Section 15.9 or 15.10,
(vii)other than as permitted by Section 15.9, release Agent’s Lien in and to all or substantially all of the Collateral,
(viii)amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”, or amend or modify the percentage set forth in any other provision of any Loan Document (including this Section 14.1) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder,
(ix)contractually subordinate any of Agent’s Liens on the ABL Priority Collateral to any other Lien or any Loan or Revolver Commitment to any other Indebtedness,
(x)other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, or if such Person constitutes an Excluded Subsidiary, release any Borrower or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by any Borrower or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents if such release would release all or substantially all of the guarantees provided thereunder,
(xi)amend, modify, or eliminate any of the provisions of Section 2.4(b)(i), (ii) ~~or~~ , (iv) or (v) or Section 2.4(d) or (f), or
(xii)amend, modify, or eliminate any of the provisions of Section 13.1 (1) with respect to assignments to, or participations with, Persons who are Loan Parties or their Affiliates or (2) in a manner which further restricts assignments by Lenders thereunder.

(b)No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,
(i)the definition of, or any of the terms or provisions of, the Fee Letter, without the written consent of Agent and Borrowers (and shall not require the written consent of any of the Lenders),
(ii)any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders;
(c)No amendment, waiver, modification, elimination, or consent shall amend, modify, or eliminate (i) the definition of Aggregate Borrowing Base, Canadian Borrowing Base, Tranche A U.S. Borrowing Base or Tranche B Borrowing Base (or any of the defined terms (including the definitions of Eligible Accounts, Eligible Inventory, Eligible Investment Grade Accounts and Eligible Equipment) that are used in any such definition) to the extent that any such change results in more credit being made available to the Borrowers based upon any Borrowing Base, but not otherwise, the last paragraph of Section 2.1(~~a~~c), (ii) the definition of “ABL Priority Collateral” contained in the Intercreditor Agreement, (iii) Section 4.01 of the Intercreditor Agreement or (iv) the Tranche B Line Cap in a manner that would increase clause (a) thereof above $225,000,000, in each case, without the written consent of Agent, Borrowers~~,~~ and the Supermajority Lenders;
(d)~~[Reserved];~~If any amendment, waiver, modification, elimination, or consent directly affects one Class of Commitments or Loans (but not any other Class), then any determination of Required Lenders or Supermajority Lenders shall be determined as if such affected Class was the only Class outstanding under the Agreement;
(e)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to any Issuing Bank, or any other rights or duties of any Issuing Bank under this Agreement or the other Loan Documents, without the written consent of such Issuing Bank, Agent, Borrowers, and the Required Lenders;
(f)No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to the Swing Lender, or any other rights or duties of the Swing Lender under this Agreement or the other Loan Documents, without the written consent of such Swing Lender, Agent, Borrowers, and the Required Lenders; and
(g)Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Borrower, shall not require consent by or the agreement of any Loan Party, (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iv) that affect such Lender and (iii) Agent and Parent shall be permitted to amend any provision of this Agreement or any other Loan Document (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if Agent and Parent shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.
(h)Notwithstanding the foregoing, ~~the~~ Agent and the Borrowers may enter into an Incremental Amendment in accordance with Section 2.16, and ~~the~~ Agent and the Borrowers may enter into an amendment pursuant to Section 2.13(d), Section 2.17 ~~and~~, Section 2.18, Section 2.19 and Section 2.20 and, in any case, such document shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case without any further action or consent of any other party to any Loan Documents except as otherwise required by such Section.
14.2    Replacement of Certain Lenders.
(a)If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 17, then Borrowers, at their sole cost and expense (including any assignment fees), upon at least five (5) Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Revolver Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of participations in such Letters of Credit.
14.3    No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Parent and Borrowers of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.
15.    AGENT.
15.1    Appointment, Authority and Duties of Agent.
(a)Appointment and Authority. Each Lender appoints and designates Bank of America as Agent under all Loan Documents. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept the U.S. Guaranty and Security Agreement or the Canadian Guaranty and Security Agreement, as applicable. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders (~~and~~an Bank Product Providers). Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for the Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise. Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Lender, Bank Product Provider or other Person for any error in judgment.
(b)Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. ~~The~~ Agent shall not have any duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Lender, Bank Product Provider or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

(c)Agent Professionals. ~~The~~ Agent may perform its duties through agents and employees. ~~The~~ Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. ~~The~~ Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.
(d)Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by applicable law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 3, Agent may presume that the condition is satisfactory to a Lender and Bank Product Provider unless Agent has received written notice to the contrary from such Lender or Bank Product Provider before Agent takes the action. Agent may request instructions from Required Lenders or other Lenders or Bank Product Providers with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its reasonable satisfaction from Lenders or Bank Product Providers of their indemnification obligations against Applicable Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders (and Bank Product Providers), and no Lender (or Bank Product Provider) shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 14.1. In no event shall Agent be required to take any action that it determines in its discretion is contrary to applicable law or any Loan Documents or could subject any Agent-Related Person to liability.
(e)Without limiting the powers of Agent, for the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Multicurrency Obligations by any Loan Party, the Agent is hereby irrevocably authorized and appointed by each Tranche A Multicurrency Revolving Lender hereto as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Tranche A Multicurrency Revolving Lenders (in such capacity, the “Attorney”), and to enter into, to take and to hold on its behalf, and for its benefit, any deed of hypothec granted under the laws of the Province of Quebec, and to exercise such powers, rights and duties as are conferred upon the Attorney under the relevant deed of hypothec. The Attorney shall: (i) have the right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (ii) benefit from and be subject to all provisions hereof with respect to Agent, mutatis mutandis, including all such provisions with respect to the liability or responsibility to and indemnification by the Credit Parties and Loan Parties. Any Person who becomes a Tranche A Multicurrency Revolving Lender or successor Agent shall, by its execution of an Assignment and Assumption, be deemed to have consented to, ratified and confirmed the foregoing appointment of the Attorney as the Agent on behalf of all Tranche A Multicurrency Revolving Lenders, including such person and any Affiliate of such person designated above as a Tranche A Multicurrency Revolving Lender. The substitution of the Agent pursuant to the provisions of this Section 15 also constitute the substitution of the Attorney.
15.2    Liability of Agent. ~~The~~ Agent shall not be liable to any Lender or Bank Product Provider for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by its bad faith, gross negligence or willful misconduct. ~~The~~ Agent shall not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or Bank Product Provider of any obligations under the Loan Documents. ~~The~~ Agent shall not make any express or implied representation, warranty or guarantee to Lenders or Bank Product Providers with respect to any Obligations, Collateral, Liens, Loan Documents or Loan Party. No Agent-Related Person shall be responsible to Lender (and Bank Product Providers) for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor. No Agent-Related Person shall have any obligation to any Lender or Bank Product Provider to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.
15.3    Reliance by Agent. ~~The~~ Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail)

believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. ~~The~~ Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.
15.4    Notice of Default or Event of Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 3, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender (and Bank Product Provider) agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Bank Product Obligations) or assert any rights relating to any Collateral.
15.5    Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Loans and participate in Letters of Credit hereunder. Each Lender (and Bank Product Provider) has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Loan Parties. Each Lender (and Bank Product Provider) acknowledges and agrees that the other Lenders (and Bank Product Providers) have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender (and Bank Product Provider) will, independently and without reliance upon any other Lender (or Bank Product Provider), and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and participating in Letters of Credit, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender (or Bank Product Provider) with any notices, reports or certificates furnished to Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or properties of any Loan Party (or any of its Affiliates) which may come into possession of any Agent-Related Person.
15.6    Indemnification. EACH LENDER (AND BANK PRODUCT PROVIDER) SEVERALLY SHALL INDEMNIFY AND HOLD HARMLESS AGENT-RELATED PERSONS AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY LOAN PARTIES (AND WITHOUT LIMITING THEIR OBLIGATION TO DO SO), ON A PRO RATA BASIS, AGAINST ALL APPLICABLE CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNIFIED PERSON, PROVIDED THAT ANY APPLICABLE CLAIM AGAINST AN AGENT-RELATED PERSON RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT); PROVIDED THAT NO LENDER SHALL BE REQUIRED TO INDEMNIFY ANY AGENT-RELATED PERSON OR ISSUING BANK INDEMNITEE FOR APPLICABLE CLAIMS THAT A COURT OF COMPETENT JURISDICTION HAS FINALLY DETERMINED TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH AGENT-RELATED PERSON OR ISSUING BANK INDEMNITEE. In Agent’s discretion, it may reserve for any Applicable Claims made against an Agent-Related Person or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders (and Bank Product Providers). If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender (and Bank Product Provider) to the extent of its Pro Rata Share.
15.7    Individual Capacities. As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders”, “Required Lenders”, “Supermajority Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Loan Parties and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Lender (or Bank Product Provider). In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Lender (or Bank Product Provider).

15.8    Successor Agent.
(a)Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and, in either case, provided no Event of Default exists, reasonably acceptable to Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder, provided that Agent shall consult with Parent prior to such appointment. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder in its capacity as Agent but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 15.6 and 10.3, and all rights and protections under this Section 15. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Lender (or Bank Product Provider) or Loan Party.
(b)Co-Collateral Agent. If appropriate under applicable law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Lenders (and Bank Product Providers) shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.
15.9    Agreements Regarding Collateral and Borrower Materials.
(a)Lien Releases; Care of Collateral. Lenders (and Bank Product Providers) authorize Agent to release any Lien with respect to any Collateral (a) upon payment in full of the Obligations (other than unasserted contingent obligations); (b) that is the subject of a disposition or Lien that Borrowers certify in writing is a Permitted Disposition or any other disposition permitted by the Loan Documents or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; (d) that is owned by a Loan Party if such Loan Party becomes an Excluded Subsidiary; (e) if required or permitted under the terms of any other Loan Documents, including any intercreditor agreement, or (f) subject to Section 14.1, with the consent of Required Lenders. Lenders (and Bank Product Providers) authorize Agent to subordinate its Liens to any Permitted Purchase Money Indebtedness or other Lien entitled to priority hereunder. ~~The~~ Agent shall not have any obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.
(b)Possession of Collateral. Agent, Lenders and Bank Product Providers appoint each Lender as agent (for the benefit of Lender (and Bank Product Providers)) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent's instructions.
(c)Agent shall promptly provide to Lenders, when complete, any field examination, audit, appraisal report or valuation prepared for Agent with respect to any Loan Party or Collateral (“Report”) and other Borrower Materials received pursuant to Schedule 5.1 or 5.2. Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential in accordance with Section 18.9(a). Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Applicable Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.
15.10    Ratable Sharing.
(a)If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Lenders (and Bank Product Providers) participations in the affected Obligation as are necessary to share the excess payment or reduction on a pro rata basis or in accordance with Section 2.4(b)(iv) and Section 2.4(b)(v). If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 2.3(i) and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against an Agent Account without Agent’s prior consent.
15.11    Remittance of Payments and Collections.
(a)Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. on a Business Day, payment shall be made by Lender not later than 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender (or Bank Product Provider) shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.
(b)Failure to Pay. If any Lender (or Bank Product Provider) fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two (2) Business Days and thereafter at the Default Rate for Base Rate Loans. In no event shall Borrowers be entitled to credit for any interest paid by a Lender (or Bank Product Provider) to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 2.3(i).
(c)Recovery of Payments. If Agent pays an amount to a Lender (or Bank Product Provider) in the expectation that a related payment will be received by Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from the Lender (or Bank Product Provider). If Agent determines that an amount received by it must be returned or paid to a Loan Party or other Person pursuant to applicable law or otherwise, then Agent shall not be required to distribute such amount to any Lender (or Bank Product Provider). If any amounts received and applied by Agent to Obligations held by a Lender (or Bank Product Provider) are later required to be returned by Agent pursuant to applicable law, such Lender (or Bank Product Provider) shall pay to Agent, on demand, its share of the amounts required to be returned.
15.12    Titles. Each Lender, other than Bank of America, that is designated in connection with this credit facility as a “Joint Lead Arranger” or “Joint Bookrunner” of any kind shall have no right or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Lender (or any Bank Product Provider).
15.13    Bank of Product Providers. Each Bank Product Provider, by delivery of a notice (including by way of delivery of a Bank Product Provider Agreement) to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Section 2.4(b)(iv), Section 18.5, Section 18.9(c) and Section 15. Each Bank Product Provider shall indemnify and hold harmless Agent-Related Persons, to the extent not reimbursed by Loan Parties, against all Applicable Claims that may be incurred by or asserted against any Agent-Related Person in connection with such provider's Bank Product Obligations.
15.14    No Third Party Beneficiaries. This Section 15 is an agreement solely among Lender (and Bank Product Providers) and Agent, and shall survive payment in full of the Obligations. This Section 15 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders (and Bank Product Providers).

15.15    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time ~~the~~ Agent makes a payment hereunder in error to any Credit Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to ~~the~~ Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to ~~the~~ Agent, at the greater of the Federal Funds Rate and a rate determined by ~~the~~ Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. ~~The~~ Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
16.    [RESERVED].
17.    WITHHOLDING TAXES.
17.1    Payments. All payments made by any Loan Party hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law. If any applicable law requires any deduction or withholding of an Indemnified Tax, then the applicable Loan Party agrees (subject to Section 2.15 of this Agreement) to pay the full amount of such Indemnified Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 17.1 after withholding or deduction for or on account of any Indemnified Taxes, will not be less than the amount provided for herein. The applicable Loan Party will furnish to Agent as promptly as possible after the date the payment of any Indemnified Tax is due pursuant to applicable law, certified copies of Tax receipts evidencing such payment by the applicable Loan Party. The applicable Loan Party agrees to timely pay any present or future stamp, value added or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder or from the execution, delivery, performance, recordation, or filing of, or otherwise with respect to this Agreement or any other Loan Document in accordance with applicable law, except any such taxes with respect to Agent, any Lender, Participant or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder imposed as a result of a present or former connection between such Agent, Lender, Participant or such other recipient and the jurisdiction imposing such tax that are taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 14.2).
17.2    Exemptions.
(a)Any Lender or Participant that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation only), at the time or times prescribed by applicable law and at the time or times reasonably requested by Agent or Parent, such properly completed and executed documentation reasonably requested by Agent or Parent or prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or Participant, if reasonably requested by Agent or Parent, shall deliver to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation only) such other documentation prescribed by applicable law or reasonably requested by Agent or Parent as will enable Agent or Parent to determine whether or not such Lender or Participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 17.2(c) and paragraphs (a~~)~~)(i) through (a~~)~~)(iv) of this Section 17.2(a)) shall not be required if in the Lender’s or the Participant’s reasonable judgment such completion, execution or submission would subject such Lender or Participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Participant. Without limiting the generality of the foregoing:
(i)if such Lender or Participant is entitled to claim an exemption from United States withholding Tax pursuant to the portfolio interest exception under Sections 881(c) or 871(h) of the IRC (the “Portfolio Interest Exemption”), (A) a statement of the Lender or Participant (a “Tax Status Certificate”), signed under penalty of perjury, in form and substance reasonably satisfactory to Agent and Parent that it is not (1) a “bank” as described in Section 881(c)(3)(A) of the IRC, (2) a 10 percent (10.0%) shareholder of Parent (within the meaning of Section 881(c)(3)(B) of the IRC), or

(3) a controlled foreign corporation related to Borrowers within the meaning of Section 881(c)(3)(C) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN or W-8BEN-E, as applicable, or Form W-8IMY (with proper attachments);
(ii)if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding Tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or W-8BEN-E, as applicable;
(iii)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;
(iv)if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding Tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY (with proper attachments);
(v)where such Lender or Participant is a partnership (for U.S. federal income tax purposes) or otherwise not a beneficial owner (e.g., where such Lender has sold a participation), IRS Form W-8IMY accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-9 (or, in each case, any successor thereto) and all required supporting documentation from each beneficial owner, as applicable (including, where one or more of the underlying beneficial owner(s) is claiming the benefits of the Portfolio Interest Exemption, a Tax Status Certificate of such beneficial owner(s) (provided that, if the Lender is a partnership and not a participating Lender, the Tax Status Certificate from the beneficial owner(s) may be provided by such Lender on behalf of the beneficial owner(s))); or
(vi)a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding Tax.
(b)Any Lender or Participant that is not a United States person within the meaning of Section 7701(a)(~~3~~30) of the IRC shall, to the extent it is legally entitled to do so, deliver to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation only) (in such number of copies as shall be requested by the recipient) on or about the date on which such Lender or Participant becomes a Lender or Participant under this Agreement (and from time to time thereafter upon the reasonable request of Agent or Parent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Agent or Parent to determine the withholding or deduction required to be made.
(c)Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms (or promptly notify Agent and Parent in writing that such Lender or Participant is not legally eligible to do so) and to notify promptly Agent and Parent (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
(d)If a payment made to a Lender or Participant under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Parent and ~~the~~ Agent, or, in the case of a Participant, to the Lender granting the participation, at the time or times prescribed by law and at such time or times reasonably requested by Parent or ~~the~~ Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Parent or ~~the~~ Agent as may be necessary for Parent and ~~the~~ Agent to comply with their obligations under FATCA and to determine that such Lender or Participant has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 17.2(d), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
17.3    ~~Reductions~~Tax Indemnification.
(a)If a Lender or a Participant is subject to an applicable withholding Tax, ~~Borrowers~~the Loan Parties or Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding Tax. If the forms or other documentation required by Section 17.2(a) or 17.2(c) are not delivered to Agent and Parent (or, in the case of a Participant, to the Lender granting the participation), then Agent or ~~Borrowers~~the Loan Parties (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding Tax.
(b)Each Loan Party shall (subject to Section 2.15 of this Agreement) indemnify Lender or Agent, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 17) payable or paid by such Lender or Agent or required to be withheld or deducted from a payment due from or on account of any obligation of any Loan Party to such Lender or Agent and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by such Lender (with a copy to Agent), or by ~~the~~ Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(c)Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 17) attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.1(i) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to ~~the~~ Agent under this Section 17.3(c).
17.4    Refunds. If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes for which it has received additional amounts pursuant to this Section 17, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the applicable Loan Party (but only to the extent of payments made, or additional amounts paid, by the applicable Loan Party under this Section 17 with respect to Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the applicable Loan Party, upon the request of Agent or such Lender, agrees to repay the amount paid over to the applicable Loan Party (plus any penalties, interest or other charges imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the bad faith, willful misconduct or gross negligence of Agent hereunder) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 17.4, in no event will ~~the~~ Agent or Lender be required to pay any amount to a Loan Party pursuant to this Section 17.4 the payment of which would place Agent or Lender in a less favorable net after-Tax position than the Lender or Agent would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Notwithstanding anything in this Agreement to the contrary, this Section 17.4 shall not be construed to require Agent or any Lender to make available its Tax returns (or any other information which it deems confidential) to the applicable Loan Party or any other Person.
17.5    Survival. Each party’s obligations under this Section 17 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayments, satisfaction or discharge of all obligations under any Loan Document.
18.    GENERAL PROVISIONS.
18.1    Effectiveness. This Agreement shall be binding and deemed effective when executed by each Borrower, Agent and each Lender whose signature is provided for on the signature pages hereof.
18.2    Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

18.3    Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or any Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
18.4    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
18.5    Bank Product Providers.
(a)Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider (including in any Bank Product Provider Agreement) as being due and payable (less any distributions made to such Bank Product Provider on account thereof). The Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.
(b)At any time prior to or within ten (10) days (or such later date as Agent and Parent may agree) after the date of the provision of the applicable Bank Product to the Borrowers or their Subsidiaries, or in the case of a Bank Product in effect on the Second Amendment Effective Date, at least two (2) Business Days prior to the Second Amendment Effective Date, if the applicable Borrower or Subsidiary and the applicable Bank Product Provider desire that the monetary obligations in respect of such Bank Product Agreement be treated as “Bank Product Obligations” or, in the case of transactions under a Hedge Agreement, “Pari Secured Hedge Obligations” hereunder with rights in respect of payment of proceeds of the Collateral in accordance with the waterfall provisions set forth in Section 2.4(b)(iv), the applicable Bank Product Provider shall provide to ~~the~~ Agent an executed Bank Product Provider Agreement (to be acknowledged by ~~the~~ Agent and, from and after the Fourth Amendment Effective Date, to the extent any “Pari Secured Hedge Obligations” are designated, executed by ~~the~~ Parent) that specifies, (i) with respect to each Bank Product Provider Agreement that is a Hedge Agreement, whether such Hedge Agreement is to be a “Pari Secured Hedge Agreement” and treated as pari passu in priority of payment with the principal outstanding of the Revolving Loans in accordance with clause (K) of the waterfall provisions set forth in Section 2.4(b)(iv), so long as such Hedge Agreement is with any counterparty that is a Hedge Provider at the time such Hedge Agreement is entered into and (ii) the maximum amount of Bank Product Obligations to be secured by the Collateral as of the date of such Bank Product Provider Agreement (which maximum amount may be updated by further notice from the applicable Bank Product Provider to ~~the~~ Agent from time to time). If, in any Bank Product Provider Agreement, the applicable Hedge Provider shall fail to include that a Hedge Agreement shall constitute a Pari Secured Hedge

Agreement, then such Hedge Agreement shall not constitute a Pari Secured Hedge Agreement and shall be afforded the priority of payment of proceeds of the Collateral under Section 2.4(b)(iv)(~~N~~L) of the waterfall provisions. If, at any time, a Revolving Lender ceases to be a Revolving Lender under the Agreement, then, from and after the date on which it ceases to be a Revolving Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Product Agreements entered into with such former Revolving Lender or any of its Affiliates shall no longer constitute Bank Product Obligations and, if applicable, Pari Secured Hedge Obligations. ~~The~~ Parent shall deliver to ~~the~~ Agent within 5 Business Days of the last day of each fiscal quarter (or such later date as Agent and Parent may agree) a report showing the marked to market exposure of each Pari Secured Hedge Obligation.
18.6    Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein. Each Lender and their affiliates may have economic interests that conflict with those of the Borrower.
18.7    Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.
18.8    Revival and Reinstatement of Obligations; Certain Waivers. If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any applicable law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable costs, expenses, and attorneys' fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability.
18.9    Confidentiality.
(a)Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Parent and its Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and, to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i) and clause (ii) below, “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers) and any of their attorneys for and other advisors, accountants, auditors and consultants to any member of the Lender Group and to employees, directors and officers on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, provided that any such Person shall have agreed to receive such information hereunder subject to the terms of this Section 18.9, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, provided, that, (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement, provided that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 18.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 18.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that, prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (x) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document. In addition, ~~the~~ Agent and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to (i) any actual or prospective direct or indirect counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or (ii) market data collectors, similar service providers to the lending industry, and service providers to ~~the~~ Agent and the Lenders in connection with the administration and management of this Agreement. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any person.
(b)Anything in this Agreement to the contrary notwithstanding, Agent may disclose customary information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Revolver Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of ~~the~~ Agent.
(c)The Loan Parties hereby acknowledge that Agent or its Affiliates may make available to the Lenders materials or information provided by or on behalf of Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower

Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).
18.10    Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Revolver Commitments have not expired or been terminated.
18.11    Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act. In addition, if Agent is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for the Loan Parties and (b) OFAC/PEP searches and customary individual background checks for the Loan Parties’ senior management and key principals, and each Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.
18.12    ~~Integration~~Canadian Anti-Money Laundering Legislation. If Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party or for the purposes of “know your customer,” Canadian Anti-Money Laundering & Anti-Terrorism Legislation or other requirements of applicable law (“AML Legislation”), then Agent:
(a)    shall be deemed to have done so as an agent for each Lender, as applicable, and this Agreement shall constitute a “written agreement” in such regard between each Lender, as applicable, and Agent within the meaning of the applicable AML Legislation; and
(b)    shall provide to each Lender, as applicable, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.
Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Loan Party or any such authorized signatory in doing so.
18.13    Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.
~~18.13~~18.14    Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Revolving Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Revolving Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement and (d) execute and deliver any amendments, consents, waivers or other instruments related to this Agreement and the other Loan Documents on behalf of such Borrower and any such amendment, consent, waiver or other instrument shall be binding upon and enforceable against such other Borrower to the same extent as if made directly by such Borrower (but Agent shall be entitled to require execution thereof by all Borrowers). It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein (and subject to the terms herein), is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion, as more fully set forth herein (and subject to the terms herein), since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and holds each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral securing the Obligations as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that the Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section ~~18.13~~18.14 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the bad faith, gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.
~~18.14~~18.15    Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, ~~the~~ Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each ~~Obligor~~Loan Party agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date ~~the~~ Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, ~~the~~ Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, each ~~Obligor~~Loan Party agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify ~~the~~ Agent against such loss. The term “rate of exchange” in this Section ~~18.14~~18.15 means the Spot Rate at which ~~the~~ Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.
~~18.15~~18.16    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
As used herein, the following terms have the following meanings:
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
~~18.16~~18.17    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, ~~the~~ Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using Plan Assets of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between ~~the~~ Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, ~~the~~ Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that ~~the~~ Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by ~~the~~ Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
(c)    For purposes of this Section ~~18.16~~18.17, the following terms shall have the meanings assigned here:
(i)“Commitments” means the Incremental Commitments and the Revolver Commitments.
(ii)“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
~~18.17~~18.18    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Hedge Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such

QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section ~~18.17~~18.18, the following terms have the following meanings:
(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(ii)“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
~~18.18~~18.19    Application of Sanctions Provisions to the Loan Parties. Sections 4.7, 4.13, 4.18 and 5.8 shall only apply to any of the Loan Parties, any Subsidiary, any Affiliate or any broker or other agent of any Loan Party which is bound by any Anti-Boycott Regulations insofar as the giving of and compliance with such representations, warranties, covenants and undertakings do not and will not result in a violation of or conflict with, or liability under any Anti-Boycott Regulations.
18.20    Applicable Designees. Agent, each Issuing Bank, the Swing Lender and each Borrower hereby agree that each Lender at its option may make any Revolving Loan (including purchasing participations in any Letter of Credit and Letter of Credit Exposure) and each Issuing Bank may issue any Letter of Credit, in each case, by causing any domestic or foreign office, branch or Affiliate of such Lender or Issuing Bank (each, an “Applicable Designee”) to make such Revolving Loan (including purchasing participations in any Letter of Credit and Letter of Credit Exposure) or issue such Letter of Credit, as applicable; provided that any exercise of such option shall not affect the obligation of any Borrower to repay the Obligations in accordance with the terms of this Agreement. Furthermore, with respect to (a) each provision of this Agreement relating to the funding or participation in any Revolving Loans or the repayment or the reimbursement thereof by a Borrower in connection therewith, (b) any rights of set-off, (c) any rights of indemnification or expense reimbursement, and (d) reserves, capital adequacy or other provisions, each reference to Agent or a Lender shall be deemed to include Agent’s or such Lender’s Applicable Designee. Notwithstanding the designation by Agent or any Lender of an Applicable Designee, Borrowers, Agent and the Lenders shall deal solely and directly with Agent or such Lender in connection with Agent’s or such Lender’s rights and obligations under this Agreement; provided that each Applicable Designee shall be subject to the provisions obligating or restricting Agent or Lenders, as applicable, under this Agreement.
19.    INTERCREDITOR AGREEMENT.
The terms of this Agreement and the other Loan Documents (other than ~~the~~any Intercreditor Agreement), any Lien granted to ~~the~~ Agent pursuant to any Loan Document and the exercise of any right or remedy by ~~the~~ Agent hereunder are subject to the provisions of ~~the~~any Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and the Loan Documents (other than ~~the~~any Intercreditor Agreement), on the one hand, and ~~the~~any Intercreditor Agreement, on the other hand, the provisions of the Intercreditor Agreement shall supersede the provisions of this Agreement and the Loan Documents (other than ~~the~~any Intercreditor Agreement).

Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of ~~the~~ Agent (and the Lender Group) shall be subject to the terms of the Intercreditor Agreement, and until the Discharge of Fixed Asset Obligations (as defined in the Intercreditor Agreement), (i) except for express requirements of this Agreement, no Loan Party shall be required hereunder or under any other Loan Document to take any action in respect of the Fixed Asset Priority Collateral that is inconsistent with such Loan Party’s obligations under the Senior Secured Notes Documents except if otherwise provided in the Intercreditor Agreement and (ii) any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery or control of any Fixed Asset Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case in respect of any Fixed Asset Priority Collateral shall be deemed to be satisfied if such Loan Party complies with the requirements of the similar provision of the applicable ~~Senior Secured Notes Document~~other Indebtedness that is subject to the applicable Intercreditor Agreement.
[Signature pages intentionally deleted]

SCHEDULE 1.1
As used in the Agreement, the following terms shall have the following definitions:
~~“2024 Senior Secured Notes” means those certain 4.875% Senior Secured Notes due 2024 issued by Parent on December 19, 2017 in the initial aggregate principal amount of $400,000,000.~~
~~“2026 Senior Secured Notes” means those certain 6.75% Senior Secured Notes due 2026, issued by Parent on the Closing Date in the initial aggregate principal amount of $725,000,000 and on June 19, 2020 in the additional aggregate principal amount of $120,000,000.~~
“ABL Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.
“Account” means an account (as ~~that term~~ is defined in the Code or the PPSA, as applicable).
“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible.
“Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement.
“Accounting Change” means any change in accounting principles required or permitted by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).
“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by Parent or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (a) was in existence prior to the date of such Permitted Acquisition, (b) was not incurred in connection with, or in contemplation of, such Permitted Acquisition and (c) is not revolving Indebtedness of a Subsidiary that is not an Excluded Subsidiary.
“Acquired Stelco Indebtedness” means the following Indebtedness of Stelco and its Subsidiaries existing as of the Sixth Amendment Effective Date, solely to the extent that such Indebtedness constitutes Acquired Indebtedness of Parent on the Stelco Acquisition Closing Date: All obligations of Stelco and its Subsidiaries, as applicable, under the Strategic Innovation Fund Funding Agreement, Mortgage Note, VTB Guarantee, Unsecured Grid Note and as lessee under Capital Leases.
“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person (other than of a Subsidiary), or (b) the purchase or other acquisition (whether by means of a merger, amalgamation, consolidation, or otherwise) by a Person or its Subsidiaries of all or substantially all of the Equity Interests of any other Person (other than of a Subsidiary).
“Additional Canadian Borrower” means any wholly-owned Subsidiary of Parent organized in ~~the United States~~Canada that becomes a Borrower after the ~~Closing~~Canadian Amendments Effective Date pursuant to Section 2.2.
“Additional Documents” has the meaning specified therefor in Section 5.12 of the Agreement.
“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender, that is an Eligible Transferee and that agrees to provide any portion of any Incremental Commitments in accordance with Section 2.16; provided that each Additional Lender shall be subject to the approval of ~~the~~ Agent and, in the case of an Upsize Incremental Commitment, each Issuing Bank (such approval not to be unreasonably withheld, delayed or conditioned), in each case to the extent any such consent would be required from ~~the~~ Agent and such Issuing Bank, as applicable, under Section 13.1 for an assignment of Revolver Commitments to such Additional Lender.
“Additional U.S. Borrower” means any wholly-owned Subsidiary of Parent organized in the United States that becomes a Borrower after the Closing Date pursuant to Section 2.2.
“Administrative Borrower” has the meaning specified therefor in Section ~~18.13~~18.14 of the Agreement.
1

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a)(ii)(H) of this Agreement.
“Affected Lender” has the meaning specified therefor in Section 2.14(b) of the Agreement.
“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that, for purposes of the definition of Eligible Accounts and Section 6.10 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, and (b) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.
“Agent” has the meaning specified therefor in the preamble to the Agreement.
“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.
“Agent’s Account” means Agent’s Canadian Account or Agent’s U.S. Account, as the context requires.
“Agent’s Canadian Account” means the Deposit Account of Agent that has been designated as such, in writing, by Agent to the Canadian Borrowers and the Tranche A Multicurrency Revolving Lenders.
“Agent’s Liens” means the Liens granted by any Loan Party to Agent under the Loan Documents and securing the Obligations (or any portion thereof).
“Agent’s U.S. Account” means the Deposit Account of Agent that has been designated as such, in writing, by Agent to the U.S. Borrowers and the U.S. Revolving Lenders.
“Agent-Related Persons” means Agent, together with its Affiliates, Applicable Designees, officers, directors, employees, attorneys, and agents.
“Aggregate Borrowing Base” means on any date of determination, the sum of the Tranche A U.S. Borrowing Base, plus the Canadian Borrowing Base, plus the Tranche B Borrowing Base.
“Aggregate Excess Availability” means, as of any date of determination, the sum of (a) Excess U.S. Availability and (b) Excess Multicurrency Availability.
“Aggregate Line Cap” means, as of any date of determination, the sum of (a) the U.S. Line Cap and (b) the Multicurrency Line Cap as of such date.
“Aggregate Revolver Usage” means, as of any date of determination, the sum of (a) the U.S. Revolver Usage, plus (b) the Multicurrency Revolver Usage.
“Aggregate Specified Availability” means the sum of (a) Aggregate Excess Availability, (b) the amount (if any, but not to be less than zero or greater than 2.5% of the Tranche A U.S. Revolver Commitments) by which the Tranche A U.S. Borrowing Base exceeds the Tranche A U.S. Revolver Commitments and (c) the amount (if any, but not to be less than zero or greater than 2.5% of the Tranche A Multicurrency Revolver Commitments) by which the Canadian Borrowing Base exceeds the Tranche A Multicurrency Revolver Commitments.
“Aggregate U.S. Borrowing Base” means on any date of determination, the sum of the Tranche A U.S. Borrowing Base, plus the Tranche B Borrowing Base.
“Agreed Currency” means (a) Dollars, (b) Canadian Dollars, (c) Pounds Sterling, (d) Euros, (e) Japanese Yen, (f) Swiss Francs and (g) any other currency approved in writing by ~~the~~ Agent and the applicable Issuing Bank that is freely traded and exchangeable into Dollars.
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“Agreed Currency Equivalent” means, at any time, with respect to any amount denominated in an Agreed Currency other than Dollars, the equivalent amount thereof in the applicable Agreed Currency, as determined by Agent on the basis of the Spot Rate for the purchase of such Agreed Currency with Dollars.
“Agreement” means the Asset-Based Revolving Credit Agreement to which this Schedule 1.1 is attached, as may be amended, restated, supplemented or otherwise modified from time to time.
“Allocated Tranche A U.S. Availability” has the meaning specified therefor in Section 2.19(a) of the Agreement.
“Allocated U.S. Availability Reduction” has the meaning specified therefor in Section 2.19(a) of the Agreement.
~~“AK Steel Acquisition” means the direct or indirect acquisition by the Parent of 100% of the equity interests of the Target pursuant to the AK Steel Acquisition Agreement.~~
~~“AK Steel Acquisition Agreement” means the Agreement and Plan of Merger, dated as of December 2, 2019, among the Parent, Pepper Merger Sub Inc. and the Target, together with all schedules, exhibits and annexes thereto without giving effect to any amendment, waiver or supplement thereto that would cause clause (a) of Schedule 3.1 to fail to be satisfied.~~
~~“AK Steel Acquisition Agreement Representations” means the representations and warranties made by or on behalf of the Target in the AK Steel Acquisition Agreement as are material to the interests of the Lenders or the Joint Lead Arrangers (in their capacities as such), but only to the extent that Parent (or any of its Affiliates) has the right to terminate its obligations (or to refuse to consummate the AK Steel Acquisition) under the AK Steel Acquisition Agreement as a result of a breach of any of such representations and warranties.~~
~~“Alternative Borrowing Base Amount” means the amount equal to the aggregate of (x) the amount of (A) the “U.S. Borrowing Base” (as defined in the Existing Syndicated Facility Agreement) as set forth in the most recently delivered “Borrowing Base Certificate” delivered to Bank of America, N.A., as administrative agent, under and pursuant to the Existing Syndicated Facility Agreement, minus (B) the “Eligible Accounts” (as defined in the Existing Syndicated Facility Agreement) set forth in such Borrowing Base Certificate that are owed by an “Account Debtor” that is the Target or any of its Affiliates plus (y) the amount of (A) the “Tranche A Borrowing Base” (as defined in the Target ABL Credit Agreement) as set forth in the most recently delivered “Borrowing Base Certificate” delivered to Bank of America, N.A., as administrative agent, under and pursuant to the Target ABL Credit Agreement, minus (B) the “Eligible Accounts” (as defined in the Target ABL Credit Agreement) set forth in such Borrowing Base Certificate that are owed by an “Account Debtor” that is the Parent or any of its Affiliates.~~
“Anti-Boycott Regulations” means any anti-boycott laws or regulations applicable to a Loan Party or Subsidiary, including, without limitation, under section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, “~~"~~AWV~~"~~”) (in conjunction with sections 4, 19 paragraph 3 no. 1a) of the German Foreign Trade Act (Außenwirtschaftsgesetz) and section 81 paragraph 1 no. 1 AWV), any provision of Council Regulation (EC) 2271/96 and Commission Delegated Regulation (EC) No 2018/1100 ~~and~~, The Extraterritorial US Legislation (Sanctions against Cuba, Iran and Libya) (Protection of Trading Interests) Order 1996 of the United Kingdom (as amended, supplemented, varied or otherwise modified from time to time) and the Canadian Foreign Extraterritorial Measures (United States) Order, 1992.
“APIO” means Cliffs Asia Pacific Iron Ore Pty Ltd ACN 001 892 995, a company incorporated under the laws of Australia.
“Applicable Claims” means all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable and documented attorneys’ fees and Lender Group Expenses) at any time (including after payment in full of the Obligations or replacement of Agent or any Lender) incurred by any Indemnified Person or asserted against any Indemnified Person by any Loan Party or other Person, in any way relating to (a) any Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or applicable law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any
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investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnified Person is a party thereto.
“Applicable Designee” has the meaning specified thereof in Section 18.20 of the Agreement.
“Applicable Margin” means, as of any date of determination the applicable margin set forth in the following table that corresponds to the average daily Aggregate Excess Availability for the most recently ended fiscal quarter~~; provided, that for the period from the Fourth Amendment Effective Date through the end of the second full fiscal quarter of the Borrowers ending after the Fourth Amendment Effective Date, the Applicable Margin shall be the margin in the row styled “Level II”:~~:

Level	Average Daily Aggregate Excess Availability
Applicable Margin Relative to Base Rate Tranche A U.S. Revolving Loans, Canadian Base Rate Tranche A Multicurrency Revolving Loans and Canadian Prime Rate Tranche A Multicurrency Revolving Loans (the “Tranche A Base Rate Loan Margin”)
			Applicable Margin Relative to Term SOFR ~~Tranche A Revolving~~ Loans and Term CORRA Loans (the “Tranche A Term ~~SOFR~~ Rate Loan Margin”)
I	≥ 66 2/3% of the ~~Tranche A~~Aggregate Line Cap	0.50%	1.50%
II	< 66 2/3% of the ~~Tranche A~~Aggregate Line Cap and ≥ 33 1/3% of the ~~Tranche A~~Aggregate Line Cap	0.75%	1.75%
III	<33 1/3% of the ~~Tranche A~~Aggregate Line Cap	1.00%	2.00%
~~From and after the second full fiscal quarter ending after the Fourth Amendment Effective Date, the~~The Tranche A Base Rate Loan Margins and the Tranche A Term ~~SOFR~~Rate Loan Margins in the rows styled “Level I” and “Level II” shall be reduced by 0.25% if the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by ~~the~~ Agent pursuant to Section 5.1 does not exceed 4.00 to 1.00; provided that, such reduction shall cease to exist if the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by ~~the~~ Agent pursuant to Section 5.1 has increased to 4.00 to 1.00 or greater. Except as set forth in the foregoing proviso, the Applicable Margin shall be re-determined quarterly (i) on the first day of the month following the date of delivery to Agent of the certified calculation of Aggregate Excess Availability pursuant to Section 5.1 of the Agreement and (ii) on the first Business Day immediately following the date a Compliance Certificate is received by ~~the~~ Agent pursuant to Section 5.1. In the event that the information contained in any Borrowing Base Certificate is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin actually applied for such Applicable Period, then (i) Borrowers shall immediately deliver to Agent a correct Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such Applicable Period, and (iii) the Borrowers shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by Agent to the affected Obligations. If (i) Borrowers fail to provide such certification when such certification is due, the Applicable Margin shall be set at the margin in the row styled “Level III” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Applicable Margin shall be set at the margin based upon the calculations disclosed by such certification or (ii) Borrowers fail to deliver a Compliance Certificate when due, the Applicable Margin shall be set based solely on Average Daily Aggregate Excess Availability (for, the avoidance of doubt, without any reduction based upon a Consolidated Total Leverage Ratio) as of the first Business Day on which the Compliance Certificate was required to be delivered and was not delivered until the date on which a Compliance Certificate is delivered in accordance with Section 5.1.
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“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the ~~Average~~average Aggregate Revolver Usage of the Borrowers for the most recently completed quarter:

Level	Average ~~Tranche A~~Aggregate Revolver Usage	Applicable Unused Line Fee Percentage
I	≥ 50% of the Maximum Revolver Amount	0.250%
II	< 50% of the Maximum Revolver Amount and ≥ 20% of the Maximum Revolver Amount	0.300%
III	< 20% of the Maximum Revolver Amount	0.350%
“Application Event” means the occurrence of (a) a failure by Borrowers (or any of them) to repay all of the Obligations in full on the Maturity Date, (b) an exercise by Agent or the Required Lenders of the remedies set forth in Section 9.1(a) or 9.1(b) or the automatic acceleration of the obligations as set forth in the last paragraph of Section 9.1 or (c) an Event of Default and the election by the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iv) and Section 2.4(b)(v) of the Agreement.
“Approved Automotive Subsidiaries” means (x) any Mexican Subsidiary or Canadian Subsidiary of Ford Motor Company, General Motors Company, Toyota Motor Corporation or Fiat Chrysler Automobiles N.V., (y) any Mexican Subsidiary or Canadian Subsidiary of a Subsidiary of Honda Motor Co., Ltd. or Nissan Motor Co., Ltd. that is organized under the laws of the United States or any state of the United States or the District of Columbia and (z) any other Mexican Subsidiary or Canadian Subsidiary of an Account Debtor that is an automotive company, which Mexican Subsidiary or Canadian Subsidiary, in the case of this clause (z), shall be reasonably approved by ~~the~~ Agent in writing from time to time.
“Assignee” has the meaning specified therefor in Section 13.1(a) of the Agreement.
“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to the Agreement.
“Attorney” has the meaning specified in Section 15.1(e) of the Agreement.
“Authorized Person” means any one of the individuals identified by written notice from Borrowers to Agent, as updated from time to time.
~~“Availability” means, as of any date of determination, the amount that the Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of the Agreement (after giving effect to the then outstanding Revolver Usage); provided, that Availability on the Closing Date shall not exceed $800,000,000.~~
~~“Available Hedge Amount” has the meaning specified therefor in the last paragraph of Section 2.4(b)(iv) of the Agreement.~~
“Bank of America” means Bank of America, N.A., a national banking association.
“Bank of America (Canada)” means Bank of America (acting through its Canada branch), or any successor entity thereto.
“Bank Product” means any one or more of the following financial products or accommodations extended to a Borrower or its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) credit card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, (f) supply chain financing, or (g) transactions under Hedge Agreements.
“Bank Product Agreements” means those agreements entered into from time to time by a Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.
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“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the applicable Bank Product Providers (other than the Hedge Providers) in an amount reasonably determined by Agent in its Permitted Discretion or any other credit support acceptable by ~~the~~ Agent and the Bank Product Provider, in each case, as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations owed to such Bank Product Providers (other than Hedge Obligations).
“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by the Borrowers and their Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations (including Pari Secured Hedge Obligations), and (c) all amounts that Agent or any Revolving Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Revolving Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to the Borrowers or their Subsidiaries; provided that in order for any item described in clauses (a), (b), or (c) above, as applicable, to constitute “Bank Product Obligations”, if the applicable Bank Product Provider is any Person other than Bank of America or its Affiliates or any Bank Product Provider holding Existing Hedge Obligations, then the applicable Bank Product must have provided and Agent shall have received a Bank Product Provider Agreement within ten (10) days (or such later date as Agent and Parent may agree) after the date of the provision of the applicable Bank Product to the Borrowers or their respective Subsidiaries (or, if such Bank Product Obligations are in existence prior to the Second Amendment Effective Date, two (2) Business Days prior to the Second Amendment Effective Date); provided further that the Bank Product Obligations shall not include any Excluded Swap Obligations.
“Bank Product Provider” means any Revolving Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Bank of America or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Bank Product within ten (10) days (or such later date as Agent and Parent may agree) (or, if in existence prior to the Second Amendment Effective Date, two (2) Business Days prior to the Second Amendment Effective Date) after the provision of such Bank Product to the Borrowers or their respective Subsidiaries; provided, further, that if, at any time, a Revolving Lender ceases to be a Lender under the Agreement, then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Revolving Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.
“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-2 to the Agreement or otherwise in form and substance reasonably satisfactory to Agent, duly executed by the applicable Bank Product Provider and Agent.
“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Bank Product Providers’ determination of the liabilities and obligations of the Borrowers and their Subsidiaries in respect of Bank Product Obligations and certified to ~~the~~ Agent in accordance with Section 18.5) in respect of Bank Products then provided or outstanding (including, for the avoidance of doubt, any Pari Secured Hedge Reserves).
“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.
“Base Rate” means the greatest of (a) the Federal Funds Rate plus ½%, (b) Term SOFR, plus ~~1.25~~1.00%, (c) the Prime Rate and (d) 1.00%. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, as the case may be; provided that, if Term SOFR is no longer available as set forth in Section 2.13, then Base Rate shall be determined without giving effect to clause (b) of this definition.
“Base Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to the Base Rate. All Base Rate Loans are only available to the U.S. Borrowers and shall be denominated in Dollars.
“Bedrock Canada” means Bedrock Industries Canada LP (formerly known as Bedrock Industries Canada LLC), a Delaware limited partnership.
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“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” 31 C.F.R. § 1010.230, as amended from time to time.
“Benefit Plan” means an employee benefit plan as defined in Section 3(3) of ERISA (other than a Pension Plan or Multiemployer Plan) to which any Loan Party incurs or otherwise has any obligation or liability, contingent or otherwise.
“BIA” means the Bankruptcy and Insolvency Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.
“Blocked Account” means a deposit account that is subject to a Control Agreement.
“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).
“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower Materials” has the meaning specified therefor in Section 18.9(c) of the Agreement.
“Borrowers” means ~~Cleveland-Cliffs Inc., an Ohio corporation, and each Additional Borrower~~, collectively, the U.S. Borrowers and the Canadian Borrowers.
“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by Lenders (or Agent on behalf thereof), or by a Swing Lender in the case of a Swing Loan, or by Agent in the case of an Extraordinary Advance and, in each case, in the same currency.
“Borrowing Base” shall mean (a) with respect to the Tranche A U.S. Revolver Commitment, (i) during the period beginning on the Stelco Acquisition Closing Date until the 90th day after the Stelco Acquisition Closing Date (or such later date as may be agreed to by Agent), the greater of (x) $3,000,000,000 and (y) the Tranche A U.S. Borrowing Base and (ii) at all other times, the Tranche A U.S. Borrowing Base ~~and~~, (b) with respect to any Tranche B Revolver Commitment, if any, the Tranche B Borrowing Base and (c) with respect to the Tranche A Multicurrency Revolver Commitment, the Canadian Borrowing Base.
“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit B-1.
“Business Day” means any day except Saturday, Sunday, or other day on which banks are authorized or required to close in the states of California or New York; provided that, (a) when used in connection with Term SOFR, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day~~.~~ and (b) when used in connection with any Tranche A Multicurrency Revolving Loan, Multicurrency Swing Loan or Multicurrency Letter of Credit, such day shall be a day on which banks are open for business in Toronto, but excluding Saturday, Sunday and any other day which is a legal holiday in Toronto, Canada.
“Canadian Administrative Borrower” means the entity described in clause (i) of the definition of “Canadian Borrowers”.
“Canadian Amendments Effective Date” has the meaning given to such term in the Sixth Amendment.
“Canadian Anti-Money Laundering & Anti-Terrorism Legislation” means the Criminal Code, R.S.C. 1985, c. C-46, the Proceeds of Crime Act and the United Nations Act, R.S.C. 1985, c. U-2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al-Qaida and Taliban Regulations promulgated under the United Nations Act.
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“Canadian Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the per annum rate of interest designated by Bank of America (Canada) from time to time as its base rate for commercial loans made by it in Dollars, which rate is based on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate, (b) the Federal Funds Rate plus ½ of 1.00% and (c) Term SOFR for a 30-day interest period as determined on such day, plus 1.00%; provided that in no event shall the Canadian Base Rate be less than zero. Any change in such rate shall take effect at the opening of business on the applicable Business Day. If the Canadian Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Canadian Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Canadian Base Rate Loan” means any Loan that bears interest at a rate determined by reference to the Canadian Base Rate. All Canadian Base Rate Loans are only available to the Canadian Borrowers and shall be denominated in Dollars.
“Canadian Borrowers” means, collectively, (i) the entity designated in writing by Cleveland-Cliffs Inc. to Agent and the Lenders prior to the Canadian Amendments Effective Date in accordance with the terms and conditions of the Sixth Amendment and (ii) each Additional Canadian Borrower.
“Canadian Borrowing Base” means, as of any date of determination, the Agreed Currency Equivalent of the sum of:
(a)85% of the amount of Eligible Accounts (other than Eligible Investment Grade Accounts) of the Canadian Loan Parties, plus
(b)90% of Eligible Investment Grade Accounts of the Canadian Loan Parties, plus
(c)the lesser of (i) the product of 80% multiplied by the value (calculated at the lower of cost or market on a basis consistent with the Canadian Loan Parties’ historical accounting practices) of Eligible Inventory of the Canadian Loan Parties at such time, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory of the Canadian Loan Parties at such time, plus
(d)Allocated Tranche A U.S. Availability minus
(e)the aggregate amount of Reserves, if any, established by Agent under Section 2.1 of the Agreement with respect to the Canadian Borrowing Base.
“Canadian Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Canadian Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Tranche A Multicurrency Revolving Lenders under any of the Loan Documents (other than, for the avoidance of doubt, Excluded Property).
“Canadian Collateral Documents” means the Control Agreements executed and delivered by any Canadian Loan Party, the Canadian Copyright Security Agreement, the Canadian Guaranty and Security Agreement, the Canadian Patent Security Agreement, the Canadian Trademark Security Agreement and any other instrument or agreement entered into, now or in the future, by any Canadian Loan Party to guarantee or secured any of the Multicurrency Obligations.
“Canadian Copyright Security Agreement” means any “Copyright Security Agreement” as defined in the Canadian Guaranty and Security Agreement.
“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains a “defined benefit provision” as defined in subsection 147.1(1) of the Tax Act.
“Canadian Dollars” or “C$” or “Cdn$” means the lawful currency of Canada as in effect from time to time.
“Canadian Economic Sanctions and Export Control Laws” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or
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individuals subject to economic sanctions and similar measures, including the Special Economic Measures Act (Canada), the United Nations Act, (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), Part II.1 of the Criminal Code (Canada), Defence Production Act (Canada) and the Export and Import Permits Act (Canada), and any related regulations.
“Canadian Guarantor” means (a) Stelco Parent, (b) each Subsidiary organized in Canada of Stelco Parent or a Canadian Borrower as of the Canadian Amendments Effective Date (other than any Excluded Subsidiary, it being understood that, solely for purposes of this definition, the exclusions described in clauses (i) and (ii) of the definition of Excluded Subsidiary shall not apply to any Subsidiary of Stelco Parent that is organized in Canada), and (b) each other Person organized in Canada that becomes a Guarantor after the Canadian Amendments Effective Date pursuant to Section 5.11 of the Agreement.
“Canadian Guaranty and Security Agreement” means the guaranty and security agreement, dated as of the Canadian Amendments Effective Date, executed and delivered by each of the Canadian Loan Parties to Agent.
“Canadian Loan Party” means any Canadian Borrower or any Canadian Guarantor.
“Canadian Loan Parties” means, collectively, the Canadian Borrowers and the Canadian Guarantors.
“Canadian Multiemployer Pension Plan” means a “multi-employer plan” as such term is defined in the Canadian Tax Act or any “multi-employer pension plan” that is subject to pension standards legislation in Canada or any province or territory thereof that is contributed to or required to be contributed to by any Loan Party.
“Canadian Patent Security Agreement” means any “Patent Security Agreement” as defined in the Canadian Guaranty and Security Agreement.
“Canadian Pension Event” means (a) the voluntary full or partial wind up of a Canadian Defined Benefit Plan (other than the Main Pension Plans, provided that no Lien arises in respect thereof and provided that the obligations of the Loan Parties arising from such full or partial wind up are limited to those provided in the Pension Agreement and the Special Regulation) by any Loan Party or any Affiliate thereof or initiation of any action or filing to do so; (b) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer any Canadian Defined Benefit Plan (other than the Main Pension Plans, provided that no Lien arises in respect thereof and provided that the obligations of the Loan Parties arising from such action are limited to those provided in the Pension Agreement and the Special Regulation); (c) if the Special Regulation is amended or repealed and such amendment or repeal becomes effective as of a date prior to January 1, 2028; (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of, or the appointment of a trustee to administer, any Canadian Defined Benefit Plan (other than the Main Pension Plans, provided that no Lien arises in respect thereof and provided that the obligations of the Loan Parties with respect thereto are limited to those provided in the Pension Agreement); or (e) the existence of a solvency or wind up deficiency in any Canadian Defined Benefit Plan after April 1, 2027, where any of clauses (a) through (e) could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
“Canadian Pension Plan” means a “registered pension plan,” as defined in the Canadian Tax Act and any other pension plan subject to Canadian federal or provincial or territorial pension benefit standards legislation that is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Loan Party in respect of its Canadian employees or former employees and includes, for greater certainty, any Canadian Multiemployer Pension Plan, but shall not include the Canada Pension Plan (CPP) as maintained by the government of Canada or the Quebec Pension Plan (QPP) as maintained by the government of Quebec.
“Canadian Prime Rate” means, on any day, a fluctuating rate of interest per annum equal to the greater of (a) the rate of interest publicly announced from time to time by Bank of America (Canada) as its reference rate of interest for loans made in Canadian Dollars and designated as its “prime” rate being a rate set by Bank of America (Canada) based upon various factors, including Bank of America (Canada)’s costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans, and (b) Term CORRA for a one-month Interest Period plus 1.00% per annum; provided that in no event shall the Canadian Prime Rate be less than zero. Any change in the prime rate for loans made in Canadian Dollars announced by Bank of America (Canada) shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based on such prime rate hereunder shall be adjusted simultaneously with any change in such prime rate.
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“Canadian Prime Rate Loan” means any Loan during any period for which it bears interest by reference to the Canadian Prime Rate. All Canadian Prime Rate Loans are only available to the Canadian Borrowers and shall be denominated in Canadian Dollars.
“Canadian Priority Payable Reserve” means, at any time, without duplication, the obligations, liabilities and indebtedness at such time which have, or could in any proceeding have, a trust, deemed trust, constructive trust, right of garnishment, right of distress, charge or statutory Lien imposed to provide for payment or Liens ranking or capable of ranking senior to or pari passu with Liens securing the Obligations on any Collateral of any Loan Party under federal, provincial, state, county, territorial, municipal, or local law, including, to the extent that there is such a trust, statutory Lien or Lien in respect of the specified item that has or is capable of having such rank, claims for unremitted and accelerated rents, utilities, taxes (including sales taxes, value added taxes, amounts deducted or withheld or not paid and remitted when due under the Canadian Tax Act, excise taxes, goods and services taxes (“GST”) and harmonized sales taxes (“HST”) payable pursuant to Part IX of the Excise Tax Act (Canada) or similar taxes under provincial or territorial law), the claims of carriers under the under the Highway Traffic Act (Ontario) or similar statutes in other provinces, the claims of a labourer or worker (whether full-time or part-time) who is owed wages (including any amounts protected by the Wage Earner Protection Program Act (Canada) or secured by Section 81.3 or 81.4 of the BIA), salaries, commissions, disbursements, compensation or other amounts (such as union dues payable on behalf of employees) by any Loan Party, vacation pay, severance pay, employee source deductions, workers’ compensation obligations, government royalties or pension fund obligations (including (a) “normal cost”, “special payments” and any other payments or obligations of any Loan Party in respect of any unfunded liability or funding deficiencies or shortfalls in accordance with applicable law and (b) to the extent not included in (a), the amount of any unfunded liability or solvency deficiency with respect to any Canadian Defined Benefit Plan (excluding the Main Pension Plans) as set out in the most recently filed actuarial valuation report relating to such Canadian Defined Benefit Plan).
“Canadian Protective Advance” has the meaning specified therefor in Section 2.3(f) of the Agreement.
“Canadian Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is organized under the laws of Canada.
“Canadian Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, each as amended from time to time.
“Canadian Trademark Security Agreement” means any “Trademark Security Agreement” as defined in the Canadian Guaranty and Security Agreement.
“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, unless such expenditures are financed with Indebtedness incurred after the Closing Date that are not Loans.
“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
“Cash Collateral Account” means a blocked, non-interest bearing deposit account at Bank of America or a financial institution selected by ~~the~~ Agent, in the name of ~~the~~ Parent and under the sole dominion and control of ~~the~~ Agent, and otherwise established in a manner reasonably satisfactory to ~~the~~ Agent.
“Cash Collateralize” means to pledge and deposit with or deliver to ~~the~~ Agent, for the benefit of ~~the~~ Agent, each applicable Issuing Bank, the Swing Lender or the applicable Revolving Lenders, as collateral or other credit support for Letter of Credit Obligations, Obligations in respect of Swing Loans or obligations of Revolving Lenders to fund participations in respect of either thereof (as the context may require), (a) cash or deposit account balances or (b) if the Swing Lender or the applicable Issuing Bank benefiting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Swing Lender or the applicable Issuing Bank, as applicable. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
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“Cash Dominion Release Event” means Aggregate Specified Availability is at least the greater of (a) $250,000,000 and (b) 10% of the Aggregate Line Cap for thirty (30) consecutive days and no Specified Event of Default is outstanding during such thirty (30) consecutive day period.
“Cash Dominion Trigger Event” means (a) the occurrence and continuance of any Specified Event of Default or (b) the failure of the Borrowers to maintain Aggregate Specified Availability of at least the greater of (x) $250,000,000 and (y) 10% of the Aggregate Line Cap.
“Cash Dominion Trigger Period” means the period commencing with a Cash Dominion Trigger Event and ending with a Cash Dominion Release Event.
“Cash Equivalents” means (a) Domestic Cash Equivalents, and (b) Foreign Cash Equivalents.
“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.
“CBCA” means the Canada Business Corporations Act (Canada).
“CCAA” means the Companies’ Creditors Arrangement Act (Canada), (or any successor statute), as amended from time to time, and includes all regulations thereunder.
“CCAA Plan” means the Second Amended and Restated Plan of Compromise, Arrangement and Reorganization dated as of June 9, 2017 made by Stelco pursuant to the CCAA and the CBCA concerning, affecting and involving Stelco, as may be amended or supplemented from time to time on terms acceptable to Agent.
“CCAA Plan Indebtedness” means, collectively, without duplication, (i) the OPEB Funding Obligations and (ii) the Pension Funding Obligations.
“CFC” means a controlled foreign corporation (as that term is defined in the IRC).
“Change in Control” means that:
(a)    any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, it being agreed that an employee of ~~the~~ Parent or any of its Subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee shall not be a member of a “group” (as that term is used in Section 13(d)(3) of the Exchange Act) solely because such employee’s shares are held by a trustee under said plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests of Parent (or other securities convertible into such Equity Interests) representing 50% or more of the combined voting power of all Equity Interests of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent;
(b)    except in connection with a transaction permitted by Section 6.3 or 6.4, Borrowers fail to own and control, directly or indirectly, 100% of the Equity Interests of each other Loan Party (or if such Subsidiary becomes a Loan Party after the Closing Date, the amount owned and controlled, directly or indirectly, as of the date such Subsidiary becomes a Loan Party);
(c)    [reserved]; or
(d)    the occurrence of any “Change in Control” (or any similar or like term) as defined in ~~the Senior Secured Notes Indenture,~~ any Existing Senior Notes Indenture or any indenture, agreement, note or similar document governing or evidencing Indebtedness that is outstanding in an aggregate principal amount of $100,000,000 or more.
“Change in Law” means the occurrence after the date of the Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial
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ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, or (c) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided that notwithstanding anything in the Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“~~Claims~~Claim” has the meaning assigned to such term in Section 12(c).
“Class” (a) when used with respect to Lenders, shall refer to whether such Lender has a Loan or Commitment with respect to the Tranche A U.S. Facility, the Tranche A Multicurrency Facility or the Tranche B Facility, (b) when used with respect to Commitments, refers to whether such Commitments are Tranche A U.S. Revolver Commitments, Tranche A Multicurrency Revolver Commitments or Tranche B Revolver Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Loans under the Tranche A U.S. Facility, the Tranche A Multicurrency Facility or the Tranche B Facility.
“Closing Date” means the date on which Agent sends Borrowers a written notice that each of the conditions precedent set forth on Schedule 3.1 either have been satisfied or have been waived, which date is March 13, 2020.
~~“Closing Date Refinancing” means the prepayment and redemption in full of all Indebtedness and other outstanding obligations and liabilities under the Existing Syndicated Facility Agreement, the Target ABL Credit Agreement and the Target Senior Secured Notes and the termination, release and discharge of all Liens and guarantees granted by the Loan Parties and their respective Subsidiaries (including the Target and its Subsidiaries) in connection therewith.~~
“CME” means CME Group Benchmark Administration Limited.
“Code” means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.
“Collateral” means ~~all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.~~, collectively, the U.S. Collateral and the Canadian Collateral.
“Collateral Access Agreement” means a landlord waiver, bailee letter, carrier agreement or acknowledgement agreement of any lessor, warehouseman, processor, carrier, consignee, or other Person (including any Joint Venture) in possession of, having a Lien upon, or having rights or interests in any Loan Parties’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.
“Collateral Documents” means, collectively, the Canadian Collateral Documents and the U.S. Collateral Documents.
“Collective Agreements” means, collectively the (i) HW Local 1005 Collective Agreement, (ii) LEW Local 8782 Collective Agreement, and (iii) LEW Local 8782(b) Collective Agreement.
“Commencement Date” has the meaning assigned to such term on Schedule 5.2.
~~“Commitment Letter” means that certain second amended and restated commitment letter, dated as of December 19, 2019, among the Joint Lead Arrangers and the Parent.~~
“Commitment Reallocation” has the meaning specified therefor in Section 2.20(a) of the Agreement.
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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Competitor” means any Person which is a direct competitor of Borrowers or their Subsidiaries and is disclosed to ~~the~~ Agent in writing (which may be distributed by ~~the~~ Agent to the Lenders) prior to the Closing Date (as updated on or before the Fourth Amendment Effective Date) and such Person’s parent entities, affiliates and subsidiaries, in each case, that are readily identifiable as such by virtue of their names; provided, that in connection with any assignment or participation, the Assignee or Participant with respect to such proposed assignment or participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrowers or their Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to the Agreement delivered by the chief financial officer or other senior financial officer of Parent to Agent.
“Confidential Information” has the meaning specified therefor in Section 18.9(a) of the Agreement.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, CORRA, Term CORRA, or any proposed Successor Rate, as applicable, any conforming changes to the definitions of “Base Rate”, “Canadian Base Rate”, “Canadian Prime Rate”, “CORRA’, “Term CORRA”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of ~~the~~ Agent (in consultation with Parent), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by ~~the~~ Agent in a manner substantially consistent with market practice (or, if ~~the~~ Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as ~~the~~ Agent determines (in consultation with Parent) is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any Indebtedness for money borrowed having a maturity of less than 12 months from the date of the most recent consolidated balance sheet of Parent but which by its terms is renewable or extendable beyond 12 months from such date at the option of Parent) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, in each case as set forth on the most recent consolidated balance sheet of Parent and computed in accordance with GAAP.
“Consolidated Total Assets” means, as to any Person as of any date of determination, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of such Person as of such date of determination.
“Consolidated Total Debt” means, at any date, the aggregate principal amount of all (i) Indebtedness for borrowed money of Parent and its Subsidiaries at such date (including unreimbursed obligations in respect of letters of credit but excluding undrawn letters of credit) and (ii) Indebtedness in respect of Capital Leases and purchase money obligations, in each case, determined on a consolidated basis in accordance with GAAP.
“Consolidated Total Leverage Ratio” means, as at the last day of any fiscal period, the ratio of (a) Consolidated Total Debt on such day to (b) EBITDA for such period.
“Control Agreement” means, with respect to any applicable deposit or securities account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to ~~the~~ Agent, establishing Control (as defined in the Uniform Commercial Code or the PPSA, as applicable) of such an account by ~~the~~ Agent and whereby the Person maintaining such account agrees to comply only with the instructions originated by ~~the~~ Agent without the further consent of any Loan Party.
~~“Convertible Notes” means those certain 1.50% Convertible Senior Notes due 2025 issued by Parent on December 19, 2017 in the initial aggregate principal amount of $316,250,000 and any additional Permitted~~
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~~Indebtedness which is convertible at the option of the Parent, into Qualified Equity Interests of the Parent permitted hereunder.~~
“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“CORRA Deadline” has the meaning specified therefor in Section 2.13(b)(i) of the Agreement.
“CORRA Notice” means a written notice substantially in the form of Exhibit L-1 to the Agreement.
“CORRA Option” has the meaning specified therefor in Section 2.13(a) of the Agreement.
“~~Copyright Security Agreement~~CORRA Successor Rate” has the meaning specified ~~therefor in the Guaranty and Security~~in Section 2.13(d)(iii)(D)(ii) of this Agreement.
“Credit Party” means a Lender or any Issuing Bank.
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on such date on the Federal Reserve Bank of New York's website (or any successor source).
“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.
“Default Rate” has the meaning specified therefor in Section 2.6(c) of the Agreement.
“Defaulting Lender” means any Lender that (a) has failed to fund any amounts required to be funded by it under the Agreement within two (2) Business Days of the date that it is required to do so under the Agreement (including the failure to make available to Agent amounts required pursuant to a Settlement or to make a required payment in connection with a Letter of Credit Disbursement), (b) notified Borrowers, Agent, or any Lender in writing that it does not intend to comply with all or any portion of its funding obligations under the Agreement, (c) has made a public statement to the effect that it does not intend to comply with its funding obligations under the Agreement or under other agreements generally (as reasonably determined by Agent) under which it has committed to extend credit, (d) failed, within three (3) Business Days after written request by Agent, to confirm that it will comply with the terms of the Agreement relating to its obligations to fund any amounts required to be funded by it under the Agreement (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by ~~the~~ Agent and the Borrower), (e) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it under the Agreement within two (2) Business Days of the date that it is required to do so under the Agreement, or (f) (i) becomes or is insolvent or has a parent company that has become or is insolvent, (ii) becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian or appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iii) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action (as defined in Section ~~18.15~~18.16); provided, however that a Lender shall not be a Defaulting Lender solely by virtue of (i) a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements or (ii) such Lender becoming subject to an Undisclosed Administration; provided, further, that a Lender shall not be deemed to be a Defaulting Lender under clauses (a), (b) or (c) if it has notified Agent and Parent in writing that it will not make a funding because a condition to funding (specifically identified in the notice) is not or cannot be satisfied.
“Defaulting Lender Rate” means (a) for the first three (3) days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, (i) in the case of Tranche A U.S. Revolving Loans, the interest rate then applicable to Tranche A U.S. Revolving Loans that are Base Rate Loans (inclusive of the Tranche A Base Rate Margin applicable thereto~~) and~~, (ii) in the case of Tranche A Multicurrency Revolving Loans denominated in Dollars, the interest rate then applicable to Tranche A Multicurrency Revolving Loans that are Canadian Base Rate Loans
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(inclusive of the Tranche A Base Rate Loan Margin applicable thereto), (iii) in the case of Tranche A Multicurrency Revolving Loans denominated in Canadian Dollars, the interest rate then applicable to Tranche A Multicurrency Revolving Loans that are Canadian Prime Rate Loans (inclusive of the Tranche A Base Rate Loan Margin applicable thereto) and (iv) in the case of Tranche B Revolving Loans, the interest rate then applicable to Tranche B Revolving Loans that are Base Rate Loans (inclusive of the Tranche B Base Rate Margin applicable thereto).
“Deposit Account” means any deposit account (as that term is defined in the Code).
“Designated Account” means the ~~Deposit Account of Administrative Borrower designated as such, in writing, by Borrowers to Agent~~Designated Canadian Account or the Designated U.S. Account, as the case may be.
“Designated Account Bank” means ~~a~~any bank at which the Designated U.S. Account or the Designated Canadian Account, as applicable, is located ~~and that is located within the United States~~ and has been designated as such, in writing, by the applicable Borrowers to Agent.
“Designated Canadian Account” means the Deposit Account of the Canadian Administrative Borrower designated as such, in writing, by the Canadian Borrowers to Agent.
“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by any Loan Party in connection with a Permitted Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate delivered by Parent to Agent at least three (3) Business Days prior to the consummation of such Permitted Disposition (which certificate will set forth the basis for such valuation), less the amount of cash or Cash Equivalents, received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.
“Designated Port” means each port, dock, marine terminal or similar location that is an Identified Location.
“Designated U.S. Account” means the Deposit Account of the U.S. Administrative Borrower designated as such, in writing, by the U.S. Borrowers to Agent.
“Dilution Percent” means the percent, determined as of the end of the Loan Parties’ most recent field examination, equal to (a) bad debt write-downs or write-offs, discounts, returns, promotions, credits, credit memos and other dilutive items with respect to active Accounts of the applicable Loan Parties, divided by (b) active gross sales.
“Dilution Percentage” means at any time, one (1) percentage point (or fraction thereof) for each percentage point (or fraction thereof) by which the Dilution Percent for the applicable Loan Parties exceeds five percent (5.0%).
“Dilution Reserve” means a reserve equal to the product of (x) the Dilution Percentage times (y) the value of all Eligible Accounts of the applicable Loan Parties at such time.
“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolver Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 181 days after the Maturity Date.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars, as determined by Agent on the basis of the Spot Rate for the purchase of Dollars with such currency.
“Dollars” or “$” means United States dollars.
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“Domestic Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof issued by any Lender or any other bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven (7) days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six (6) months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above and (i) Investments of the type described in the “Cash Investment Policy” of Parent, dated as of April 30, 2019, together with any modifications thereto reasonably acceptable to ~~the~~ Agent.
“Dominion Account” means a collection account at Bank of America in the United States or Canada over which Agent has exclusive control.
“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit.
“EBITDA” means, subject to Section 1.9 hereof, with respect to any fiscal period:
(a)    Parent’s consolidated net earnings (or loss),
minus
(b)    without duplication, the sum of the following amounts of Parent for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)    any extraordinary, unusual, or non-recurring gains,
(ii)    interest income, and
(iii)    exchange, translation or performance gains relating to any hedging transactions or foreign currency fluctuations, plus
(c)    without duplication, the sum of the following amounts of Parent for such period to the extent included in determining consolidated net earnings (or loss) for such period:
(i)    any non-cash extraordinary, unusual, or non-recurring losses,
(ii)    Interest Expense,
(iii)    Tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar Taxes (and for the avoidance of doubt, specifically excluding any sales Taxes or any other Taxes held in trust for a Governmental Authority),
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(iv)    depreciation and amortization for such period,
(v)    (A) with respect to any Permitted Acquisition after the Closing Date, costs, fees, charges, or expenses consisting of out-of-pocket expenses owed by Parent or any of its Subsidiaries to any Person for services performed by such Person in connection with such Permitted Acquisition incurred within 180 days of the consummation of such Permitted Acquisition, up to an aggregate amount (for all such items in this clause (v)) for such Permitted Acquisition not to exceed the greater of (x) $10,000,000 and (y) 5.00% of the Purchase Price of such Permitted Acquisition and (B) with respect to the Transactions, costs, fees, charges, or expenses consisting of expenses owed by Parent or any of its Subsidiaries to any Person in connection with or resulting from the Transactions or the transactions related thereto,
(vi)    (A) purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (B) non-cash adjustments in accordance with GAAP purchase accounting rules under Statement of Financial Accounting Standards No. 805, in the event that such an adjustment is required by Parent’s independent auditors, in each case, as determined in accordance with GAAP,
(vii)    costs and expenses incurred during such period in connection with the restructuring of APIO, in an aggregate amount for all such costs and expenses incurred during such period not to exceed $10,000,000 for such period,
(viii)    non-cash compensation expense (including deferred non-cash compensation expense), or other non-cash expenses or charges, arising from the sale or issuance of Equity Interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such Equity Interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss),
(ix)    one-time non-cash restructuring charges,
(x)    non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations,
(xi)    non-cash losses on sales of fixed assets or write-downs of fixed or intangible assets (excluding ABL Priority Collateral),
(xii)    any non-cash loss, charge or expense (but only to the extent not relating to the ABL Priority Collateral),
(xiii)    financing fees, costs, accruals, payments and expenses (including rationalization, legal, Tax, structuring and other costs and expenses and non-operating or non-recurring professional fees, costs and expenses related thereto), related to, to the extent permitted under this Agreement, any Permitted Investments, Permitted Dispositions (other than in the ordinary course of business), issuances of Equity Interests and issuances, amendments, modifications, refinancings or repayments of Permitted Indebtedness (in each case, regardless of whether or not consummated),
(xiv)    any severance, relocation, consolidation, closing, integration, facilities opening, business optimization, transition or restructuring costs, charges or expenses (including any costs or expenses associated with any expatriate), any signing, retention or completion bonuses; provided that the amount of costs, charges or expenses added back in reliance on this clause (c)(xiv) in any period may not exceed, together with Expected Cost Savings added back in reliance on clause (d) in such period, an amount equal to 20% of EBITDA for such period (calculated before giving effect to such add-backs or adjustments pursuant to this clause (c)(xiv) and clause (d)), and
(xv)    financing fees, costs, accruals, payments and expenses (including rationalization, legal, Tax, structuring and other costs and expenses and non-operating or non-recurring professional fees, costs and expenses
17

related thereto), related to, to the extent permitted under this Agreement, any Qualified Receivables Transaction (in each case, regardless of whether or not consummated), plus
(d)    the full pro forma “run rate” cost savings, operating expense reductions, operational improvements and synergies (collectively, “Expected Cost Savings”) (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of Parent, as certified by a Responsible Officer of Parent in the Compliance Certificate required by Section 5.1 to be delivered in connection with the financial statements for such period) related to the Transactions, any Permitted Investment, Permitted Disposition, operating improvement, restructuring, cost savings initiative and/or any similar initiative (any such Permitted Investment, Permitted Disposition, operating improvement, restructuring, cost savings initiative and/or similar initiative, a “Cost Saving Initiative”), in each case, prior to, on or after the Closing Date; provided, that with respect to Cost Saving Initiatives under this clause (d), (1) substantial steps toward the action necessary to realize any such cost savings, operating expense reduction, operating improvement and/or synergy added back in reliance on this clause (d) with respect to the Transactions, any Permitted Investment, Permitted Disposition, operating improvement, restructuring, cost savings initiative and/or any similar initiative are expected to be taken within 18 months following the date on which Parent determines to take such action and (2) the amount of such Expected Cost Savings added back in reliance on clause (d) in any period shall not exceed, together with costs, charges or expenses added back in reliance on clause (c)(xiv) in such period, an amount equal to 20.0% of EBITDA for such period (calculated before giving effect to such add-backs or adjustments pursuant to this clause (d) and clause (c)(xiv)), in each case, determined on a consolidated basis in accordance with GAAP.
“Eligible Accounts” means those Accounts created by a U.S. Loan Party or a Canadian Loan Party, as applicable, in the ordinary course of its business, that arise out of such Loan Party’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion (subject to two (2) days’ written notice to ~~the~~ Parent) to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, Taxes, discounts, credits, allowances, and rebates. Eligible Accounts shall not include the following:
(a)    Accounts that (i) the Account Debtor has failed to pay within 120 days of original invoice date or (ii) are more than 60 days past due,
(b)    Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,
(c)    Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party; provided that the foregoing shall not apply to Accounts owed by partners in Joint Ventures, Eligible Customers or their respective Affiliates that constitute Affiliates to the extent that such Accounts were generated on terms that are no less favorable, taken as a whole, to such Loan Party than would be obtained in an arm’s-length transaction with a non-Affiliate,
(d)    Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e)    Accounts that are not payable in Dollars (with respect to Accounts of a U.S. Loan Party or Canadian Loan Party) or Canadian Dollars (with respect to Accounts of a Canadian Loan Party),
(f)    Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada (or any state, province or territory thereof), (ii) is not organized under the laws of the United States or Canada (or any state, province or territory thereof), or (iii) is the government of any foreign country or sovereign state, or of any state, province, territory, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless, in each case, either (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable
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by Agent, or (y) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent in its Permitted Discretion; provided that (i) Accounts whereby Hyundai Motor Company or Posco, or one of their respective subsidiaries organized in South Korea, is the Account Debtor, (ii) up to $75,000,000 of Accounts with respect to which the Account Debtor either maintains its chief executive office in an Eligible Country (or any territory thereof) or is organized under the laws of an Eligible Country or any political subdivision thereof, (iii) up to $20,000,000 of Accounts whereby a Subsidiary of ThyssenKrupp AG organized in Brazil is the Account Debtor, (iv) up to $50,000,000 of Accounts whereby an Approved Automotive Subsidiary is the Account Debtor and (v) up to $50,000,000 of Accounts of the Loan Parties taken as a whole, in each case, may be deemed to be Eligible Accounts if they do not satisfy this clause (f) so long as they satisfy the other eligibility criteria set forth in this definition,
(g)    Accounts with respect to which the Account Debtor is either (i) the United States or Canada or any department, agency, or instrumentality of the United States or Canada (exclusive, however, of Accounts with respect to which Loan Parties have complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. §3727 or the Financial Administration Act (Canada), as applicable), or (ii) any state ~~or~~, municipality, province or territory of the United States or Canada,
(h)    Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,
(i)    Accounts with respect to an Account Debtor whose aggregate Accounts owing to the Loan Parties exceeds 25% of the aggregate Eligible Accounts (or such lower percentage as ~~the~~ Agent may establish for any such Account Debtor in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates), but only to the extent of such excess; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,
(j)    [reserved],
(k)    Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not, in the reasonable determination of Parent, Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,
(l)    Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,
(m)    Accounts that are not subject to a valid and perfected first priority Agent’s Lien, including accounts that arose from the sale of coal, iron ore or other as-extracted collateral (as defined in the Code) (or the applicable corresponding concept under the PPSA) in the United States or Canada, as applicable, if an as-extracted collateral filing in the applicable jurisdiction has not been filed for the benefit of ~~the~~ Agent with respect to the location of the mining operation and/or mineheads from which such coal, iron ore or other as-extracted collateral was extracted; provided that, in the event that any as-extracted collateral filing is not made within 30 days after the date of acquisition of an interest in the applicable location or minehead, any such Account covered by such filing shall not constitute an Eligible Account until the day that is 91 days after such as-extracted collateral filing is made,
(n)    Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; provided that up to $50,000,000 of unbilled Accounts may be deemed to be Eligible Accounts if (x) any such Account has not been unbilled for more than 30 days, (y) the applicable goods have been shipped or the applicable services have been performed, as applicable, and (z) such Accounts satisfy the other eligibility criteria set forth in this definition,
(o)    Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,
(p)    Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services,
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(q)    Accounts owned by a target acquired in connection with a Permitted Acquisition or other Permitted Investment, until the completion of an appraisal and field examination with respect to such target, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition); provided that Accounts that otherwise satisfy the other eligibility criteria set forth in this definition in an amount not to exceed, together with Inventory constituting Eligible Inventory pursuant to the proviso to clause (l) of such definition, 15% of the Aggregate Borrowing Base (as reported in the most recent Borrowing Base Certificate delivered to ~~the~~ Agent in accordance herewith) then in effect shall constitute Eligible Accounts until the earlier of (x) receipt by ~~the~~ Agent of an appraisal and field examination of such target and its assets that is reasonably satisfactory to ~~the~~ Agent and (y) the 90th calendar day following the consummation of the relevant Permitted Acquisition or other Permitted Investment; or
(r)    Accounts of any Account Debtor so long as any Accounts of such Account Debtor are subject to a Qualified Receivables Transaction; provided that such Accounts that otherwise satisfy the other eligibility criteria set forth in this definition may be re-eligible to be included as Eligible Accounts in the Borrowing Base Certificate delivered to ~~the~~ Agent after ~~the~~ Parent has delivered evidence reasonably satisfactory to ~~the~~ Agent that all Accounts of such Account Debtor are no longer subject to a Qualified Receivables Transaction.
Notwithstanding the foregoing, no Account of a Canadian Loan Party shall constitute an Eligible Account until the Stelco Securitization Facility has been terminated and all Liens in connection therewith have been released in a manner reasonably acceptable to Agent.
“Eligible Contract” means a contract among a Loan Party, as seller, and one or more Eligible Customers, as buyer, relating to the sale of pellets and related products, including metallics, in the United States (with respect to a contract to which a U.S. Loan Party is party) or Canada (with respect to a contract to which a Canadian Loan Party is party) (i) whereby the applicable Loan Party retains title to the applicable pellets and related products, including metallics, Inventory until payment is made by the Eligible Customer in respect of such pellets and related products, including metallics, Inventory and (ii) that provides for minimum purchases annually or a requirements contract of a quality of pellets and related products, including metallics, that is customized to the requirements of such Eligible Customer.
“Eligible Contract Inventory Location” means a location within the United States (with respect to a U.S. Loan Party) or Canada (with respect to a Canadian Loan Party), as applicable, owned, leased or operated by an Eligible Customer where pellets and related products, including metallics, of a Loan Party is held prior to the passage of title of such Inventory from such Loan Party to the Eligible Customer pursuant to an Eligible Contract.
“Eligible Country” means each of the United Kingdom, Germany, Italy, the Netherlands, Singapore, Switzerland, Austria, any other member state of the European Union prior to May 1, 2014 and any other country approved by the Required Lenders in their sole discretion; provided, however, that upon 15 days’ notice to Parent, Agent may, at its sole discretion, remove as an Eligible Country any country that does not have foreign currency ratings of “A” or better by S&P and “A2” or better by Moody’s.
“Eligible Customer” means Algoma Steel Inc.~~,~~ and ~~their respective~~its Subsidiaries and any other Person (including successors-in-interest of the foregoing) approved by ~~the~~ Agent in its Permitted Discretion.
“Eligible Equipment” means Equipment of a U.S. Loan Party that is Mobile Equipment, that complies with each of the representations and warranties respecting Eligible Equipment made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion and subject to two (2) days’ written notice to ~~the~~ Parent to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. An item of Equipment shall not be included in Eligible Equipment if:
(a)    a Loan Party does not have good, valid, and marketable title thereto,
(b)    a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Borrower),
(c)    it is not located at one of the Identified Locations located in the continental United States (or in-transit from one such location in the continental United States to another such location in the continental United States),
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(d)    it is in-transit to or from a location of a Loan Party (other than with respect to Equipment of ~~the~~ Loan Parties in-transit from one of the Identified ~~Location~~Locations located in the continental United States to another Identified Location located in the continental United States),
(e)    it is located on real property leased by a Loan Party from a third party or with a bailee, in a contract warehouse or at the location of a Joint Venture, customer or other third party, in each case, unless (A) it is subject to a Collateral Access Agreement executed by the lessor, bailee, warehouseman, Joint Venture, customer or other third party, as the case may be or (B) with respect to Equipment located on leased real property, with a bailee or in a contract warehouse, it is the subject of Landlord Reserves,
(f)    it is not subject to a valid and perfected first priority Agent’s Lien,
(g)    it (i) is not in good repair and normal operating condition, ordinary wear and tear excepted, in accordance with its intended use in the business of the Loan Parties, (ii) is out for repair, (iii) does not meet in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Equipment, (iv) is substantially worn, damaged, defective or obsolete, or (v) constitutes furnishings, real property or fixtures,
(h)    it constitutes spare parts inventory or “surplus” equipment,
(i)    it is “subject to” (within the meaning of Section 9-311 of the Code) any certificate of title or comparable statute,
(j)    it was acquired in connection with a Permitted Acquisition or other Permitted Investment or owned by a Person that becomes a Loan Party after the Fourth Amendment Effective Date, until the completion of an appraisal and field examination of such Equipment, in each case, reasonably satisfactory to Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition or other Permitted Investment or prior to such Person becoming a Loan Party); or
(k)    with respect to Equipment owned by Minorca, until the completion of an appraisal and field examination of such Equipment, in each case, reasonably satisfactory to Agent.
“Eligible Inventory” means Inventory of a U.S. Loan Party ~~that~~or a Canadian Loan Party, as applicable, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a monthly basis in connection with delivery of each monthly Borrowing Base Certificate and a basis consistent with the Loan Parties’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
(a)    a Loan Party does not have good, valid, and marketable title thereto,
(b)    a Loan Party does not have ownership thereof,
(c)    with respect to Inventory of a U.S. Loan Party, except with respect to up to $50,000,000 of Inventory owned by a U.S. Loan Party that is located in Canada, it is not located at an Identified Location located in the continental United States (or in-transit from one such location in the continental United States to another such location in the continental United States),
(d)    ~~[reserved],~~with respect to Inventory of a Canadian Loan Party, it is not located at an Identified Location located in Canada (or in-transit from one such location in Canada to another such location in Canada),
(e)    other than with regards to in-transit Inventory not deemed ineligible under clause (f) of this definition, it is located on real property leased by a Loan Party from a third party or with a bailee or in a contract warehouse or at the location of a Joint Venture, customer, processor or other third party, in each case, unless (i) either (A) it is subject to a Collateral Access Agreement executed by the lessor, bailee, warehouseman, Joint Venture, customer or other third party, as the case may be, (B) with respect to Inventory located on leased real property, with a
21

bailee or in a contract warehouse, it is the subject of Landlord Reserves, or (C) it is located at an Eligible Contract Inventory Location, and (ii) other than with respect to Inventory at a location of a Joint Venture or customer or at an Eligible Contract Inventory Location or a Designated Port located in the United States (with respect to Inventory of a U.S. Loan Party) or Canada (with respect to Inventory of a Canadian Loan Party), it is segregated or otherwise separately identifiable from goods of others, if any, on the premises,
(f)    it is in-transit to a Designated Port on a carrier not owned by one of the Loan Parties unless Agent has received a Collateral Access Agreement with the applicable carrier with respect thereto; provided that, up to, when taken together with Inventory constituting Eligibility Inventory pursuant to the proviso in clause (g), $50,000,000 of such Inventory shall constitute Eligible Inventory so long as it satisfies the other eligibility criteria set forth in this definition, except that while any In-Transit Inventory Triggering Event has occurred and is continuing, ~~the~~ Agent may in its Permitted Discretion not include such Inventory as Eligible Inventory,
(g)    it is the subject of a bill of lading or other document of title other than those delivered to Agent as to goods in-transit as set forth in clauses (c), (e) or (f) above; provided that, up to, when taken together with Inventory constituting Eligibility Inventory pursuant to the proviso in clause (f), $100,000,000 of such Inventory shall constitute Eligible Inventory so long as it satisfies the other eligibility criteria set forth in this definition, except that while any In-Transit Inventory Triggering Event has occurred and is continuing, ~~the~~ Agent may in its Permitted Discretion not include such Inventory as Eligible Inventory,
(h)    it is not subject to a valid and perfected first priority Agent’s Lien,
(i)    it consists of goods returned or rejected by a Loan Party’s customers,
(j)    it consists of goods that are obsolete or slow moving, unmerchantable, restrictive or custom items, packaging, samples, manufacturing supplies, display items or bags, replacement parts and shipping materials, bill and hold goods, defective or damaged goods, “seconds”, or Inventory acquired on consignment; provided that scrap metal located in the United States (with respect to U.S. Loan Parties) or Canada (with respect to Canadian Loan Parties) that would otherwise be excluded pursuant to this clause (j) shall not be excluded from Eligible Inventory if it otherwise satisfies the other eligibility criteria set forth in this definition,
(k)    it is subject to third party trademark, licensing or other proprietary rights, unless Agent is satisfied in its Permitted Discretion that such Inventory can be freely sold by Agent on and after the occurrence of an Event of a Default despite such third party rights,
(l)    it was acquired in connection with a Permitted Acquisition or other Permitted Investment, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to ~~the~~ Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition); provided that Inventory that otherwise satisfies the other eligibility criteria set forth in this definition in an amount not to exceed, together with Accounts constituting Eligible Accounts pursuant to the proviso to clause (q) of such definition, 15% of the Aggregate Borrowing Base (as reported in the most recent Borrowing Base Certificate delivered to ~~the~~ Agent in accordance herewith) then in effect shall constitute Eligible Inventory until the earlier of (x) receipt by ~~the~~ Agent of an appraisal and field examination of such Inventory that is reasonably satisfactory to ~~the~~ Agent and (y) the 90th calendar day following the consummation of the Permitted Acquisition or other Permitted Investment,
(m)    it was acquired from a Sanctioned Person or Sanctioned Entity, or it does not meet all standards imposed by any Governmental Authority or constitutes Hazardous Materials,
(n)    it constitutes work in process or raw material, other than (i) in the case of iron ore located in the United States (with respect to Inventory of a U.S. Loan Party) or Canada (with respect to Inventory of a Canadian Loan Party), work in process that has been converted into concentrate, pellets or related products, including metallics, (ii) in the case of coal located in the United States (with respect to Inventory of a U.S. Loan Party) or Canada (with respect to Inventory of a Canadian Loan Party), work in process and raw material, (iii) ~~work in process and raw materials of the legacy business of the Target Loan Parties as consistent with the Alternative Borrowing Base~~[reserved], and (iv) scrap metal located in the United States (with respect to Inventory of a U.S. Loan Party) or Canada (with respect to Inventory of a Canadian Loan Party),
(o)    to the extent mined by a Loan Party or was extracted from a location owned or leased by a Loan Party and, in either case, it constitutes coal, iron ore or other as-extracted collateral (as defined in the UCC (or the
22

applicable corresponding concept under the PPSA)) in the United States (with respect to Inventory of a U.S. Loan Party) or Canada (with respect to Inventory of a Canadian Loan Party), unless an as-extracted collateral filing in the applicable jurisdiction has been filed for the benefit of ~~the~~ Agent with respect to the location of the mining operation and/or mineheads from which such coal, iron ore or other as-extracted collateral was extracted; or
(p)    if it is owned by a Person that becomes a Loan Party after the Fourth Amendment Effective Date, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to ~~the~~ Agent (which appraisal and field examination may be conducted prior to such Person becoming a Loan Party).
“Eligible Investment Grade Accounts” means, at any time, any Eligible Accounts in respect of which the Account Debtor has an Investment Grade Rating as of the date of delivery of the applicable Borrowing Base Certificate.
“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (A) (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (c) any other entity (other than a natural person, Loan Party or an Affiliate of a Loan Party) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) any other Person (other than a natural person, Loan Party or Affiliate of a Loan Party) approved by Agent, each Issuing Bank and, so long as no Event of Default is continuing, Parent.
“Employee Benefit Plan” means any Benefit Plan, Multiemployer Plan or Pension Plan.
“Enforcement Action” any action to enforce any Obligations (other than Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in a Loan Party’s Insolvency Proceeding or otherwise) while an Event of Default exists.
“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials at, on, under, to or from (a) any assets, properties and adjoining properties, or businesses or adjoining businesses of any Borrower, any Subsidiary of any Borrower, or, to the extent potentially giving rise to liability to any Borrower or any of their respective Subsidiaries, any of their predecessors in interest, or (b) any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or, to the extent potentially giving rise to liability to any Borrower or any of their respective Subsidiaries, any of their predecessors in interest.
“Environmental Comfort Letter” means the comfort letter executed by Environment and Climate Change Canada dated as of June 29, 2017.
“Environmental Framework Agreement” means the framework agreement concerning environmental issues at the Hamilton Works and Lake Erie Works properties of Stelco dated as of June 30, 2017 among and between the Province of Ontario, Bedrock Canada and Stelco, and includes an Environmental Release by the Province of Ontario, as may be amended or supplemented from time to time in accordance with the terms hereof.
“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law, in each case as amended, or any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Borrower or its Subsidiaries, relating to protection of the environment, the generation, handling, storage, treatment, release or disposal of, or exposure to, hazardous or toxic materials, or the effect of the environment on human health, in each case as amended from time to time.
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“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred or arising under any Environmental Law or as a result of any claim or demand relating to any Environmental Law~~, Environmental Action~~ or Remedial Action required by any Governmental Authority or any third party, and which relate to any Environmental Action.
“Environmental Related Agreements” means (i) the Environmental Framework Agreement, (ii) the Environmental Release, and (iii) the Environmental Comfort Letter.
“Environmental Release” means the release granted pursuant to the Environmental Framework Agreement and signed by the Province of Ontario.
“Equipment” means equipment (as that term is defined in the Code or the PPSA, as applicable).
“Equity Interest” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), but excluding any debt securities convertible into, exchangeable for or referencing any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes, and all regulations and guidance promulgated thereunder. Any reference to a specific section of ERISA shall be deemed to be a reference to such section of ERISA and any successor statutes, and all regulations and guidance promulgated thereunder.
“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party and whose employees are aggregated with the employees of any Loan Party under IRC Section 414(o).
“Euro” means the single currency of the Participating Member States.
“Event of Default” has the meaning specified therefor in Section 8 of the Agreement.
“Excess Multicurrency Availability” means, as of any date of determination, (i) the Multicurrency Line Cap, minus (ii) the outstanding Multicurrency Revolver Usage.
“Excess U.S. Availability” means, as of any date of determination, (i) the U.S. Line Cap, minus (ii) the outstanding U.S. Revolver Usage.
“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.
“Excluded Accounts” has the meaning specified in the U.S. Guaranty and Security Agreement (with respect to the U.S. Loan Parties) or the Canadian Guaranty and Security Agreement (with respect to the Canadian Loan Parties), as the case may be.
“Excluded Property” has the meaning specified ~~therefor~~ in the U.S. Guaranty and Security Agreement (with respect to the U.S. Loan Parties) or the Canadian Guaranty and Security Agreement (with respect to the Canadian Loan Parties), as the case may be.
“Excluded Subsidiary” means (i) any direct or indirect Foreign Subsidiary of Parent, (ii) any non-Foreign Subsidiary if substantially all of its assets consist of the Voting Stock of one or more direct or indirect Foreign
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Subsidiaries of Parent, (iii) any non-Foreign Subsidiary of a Foreign Subsidiary, (iv) any Subsidiary that is an Immaterial Subsidiary, ~~(v) any non-Wholly Owned~~including for certainty and without limitation, BI Development Co. (Ponderosa) Ltd., Stelco USA, LLC, Stelco Algae Holdings Inc., The Steel Company of Canada, Limited and The Stelco Plate Company Ltd., (v) 742784 Ontario Inc., Baycoat Limited, Baycoat Limited Partnership, D.C. Chrome Limited, Hamilton Sports Group Partnership, and any other non-wholly owned Subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary of the obligations of the Borrowers under the Loan Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to such Subsidiary, provided that such prohibition existed on the Closing Date or, with respect to any Subsidiary formed or acquired after the Closing Date or which became a Permitted Joint Venture after the Closing Date (and, in the case of any Subsidiary acquired after the Closing Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired or became a Permitted Joint Venture, (vi) any parent entity of any ~~non-Wholly Owned Subsidiary~~non-wholly owned subsidiary, to the extent, and for so long as, a guarantee by such Subsidiary, of the obligations of the Borrowers under the Loan Documents would be prohibited by the terms of any organizational document, joint venture agreement or shareholder’s agreement applicable to the ~~non-Wholly Owned Subsidiary~~non-wholly owned subsidiary to which such Subsidiary is a parent, provided that (A) such prohibition existed on the Closing Date or, with respect to any Subsidiary formed or acquired after the Closing Date (and, in the case of any Subsidiary acquired after the Closing Date, for so long as such prohibition was not incurred in contemplation of such acquisition), on the date such Subsidiary is so formed or acquired and (B) a direct or indirect parent company of such parent entity (1) shall be a Guarantor and (2) shall be a holding company not engaged in any business activities or having any assets or liabilities other than (x) its ownership and acquisition of the Equity Interest of the applicable joint venture (or any other entity holding an ownership interest in such joint venture), together with activities directly related thereto, (y) actions required by law to maintain its existence and (z) activities incidental to its maintenance and continuance and to the foregoing activities, (vii) Cleveland-Cliffs International Holding Company, so long as substantially all of its assets consist of equity interests in, or indebtedness of, one or more Foreign Subsidiaries, (viii) any Receivable Subsidiary, ~~and~~ (ix) StelCats Holdings Inc., Stelco Nanticoke Lands Inc., Legacy Lands GP Inc., Legacy Lands Limited Partnership, Legacy Lands Lake Erie Inc., Legacy Lands Hamilton Inc. and 1340455 B.C. Ltd. and (x) any Subsidiary of a Person described in the foregoing clauses (i), (ii), (iii), (iv), (v), (vi), (vii) ~~or~~, (viii) or (ix), provided, in each case, that such Subsidiary has not guaranteed any Obligations of the Borrowers or guarantors under the Existing Senior Notes Documents.
“Excluded Swap Obligations” means with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty Obligations of such Person of, or the grant by such Person of a security interest to secure, such Swap Obligation (or any Guaranty Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty Obligation or security interest is or becomes illegal.
“Excluded Taxes” means with respect to Agent, any Lender, any Participant or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (i) any Tax imposed on (or measured by) the net income or net profits (however denominated) and franchise Taxes, in each case, (A) imposed as a result of such Agent, Lender, Participant or other recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision or taxing authority thereof) or (B) ~~imposed as a result of a present or former connection between such Agent, Lender, Participant or other recipient and the jurisdiction or taxing authority imposing the Tax (other than any such connection arising solely from such Agent, Lender, Participant or other recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document)~~that are Other Connection Taxes, (ii) any branch profits Taxes or backup withholding Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which any Loan Party is located, (iii) Taxes resulting from a Lender’s or a Participant’s failure to comply with the requirements of Section 17.2 of this Agreement, (iv) any United States federal withholding Taxes that would be imposed on amounts payable to a Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except for (A) any amount that such Lender (or its assignor, if any) was previously entitled to receive pursuant to Section 17.1 of this Agreement, if any, with respect to such withholding Tax at the time such Lender became a party to this Agreement (or designated a new lending office), and (B) additional withholding Taxes that may be imposed after the time such Lender became a party to this Agreement (or designated a new lending office), as a result of a change in law, rule, regulation, order or other decision with respect to any of the foregoing by any Governmental Authority, ~~and~~ (v) Canadian federal withholding Taxes arising as a result of (i) any
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Lender, Participant or any other recipient not dealing at “arm’s length” (within the meaning of the Canadian Tax Act) with a Loan Party, (ii) any Lender, Participant or any other recipient being a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of a Loan Party or not dealing at “arm’s length” (within the meaning of the Canadian Tax Act) with a “specified shareholder” (within the meaning of subsection 18(5) of the Canadian Tax Act) of a Loan Party, or (iii) any Lender, Participant or any other recipient being a “specified entity” (as defined in subsection 18.4(1) of the Canadian Tax Act) in respect of a Loan Party, except, in each case, where (x) the non-arm’s length relationship, (y) the Lender, Participant or any other recipient being a “specified non-resident shareholder” of a Loan Party or not dealing at arm’s length with a “specified shareholder” of a Loan Party, or (z) the Lender, Participant or any other recipient being a “specified entity” in respect of a Loan Party, as applicable, arises in connection with or as a result of the Lender, Participant or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Agreement or any other Loan Document, and (vi) any withholding Taxes imposed under FATCA.
“Existing Debt” means (a) the Existing Senior Notes~~,~~ and (b~~) the Senior Secured Notes, and (c~~) any other agreement, indenture or other instrument with respect to indebtedness for borrowed money (excluding capital leases) of the Loan Parties of more than $100,000,000.
“Existing Hedge Obligations” means the obligations or liabilities arising under, owing pursuant to, or existing in respect of the Hedge Agreements set forth on Schedule E-1, but only for so long as the counterpart constitutes a Hedge Provider hereunder.
“Existing Letters of Credit” means the letters of credit issued prior to the ~~Second Amendment~~Canadian Amendments Effective Date by an Issuing Bank hereunder pursuant to ~~either~~ the Existing ~~Syndicated Facility Agreement or the Target ABL Credit Agreement and as set forth on Schedule E‑2~~Stelco Debt Agreements and identified to the Agent on or prior to the Stelco Acquisition Closing Date.
“Existing Senior Notes” means, collectively: (a) those certain 5.875% Senior Notes due 2027 issued by Parent on May 13, 2019 in the initial aggregate principal amount of $750,000,000, (b) those certain 7.000% Senior Notes due 2027 issued by Parent on March 16, 2020 in the initial aggregate principal amount of $335,376,000, (c) those certain 4.625% Senior Notes due 2029 issued by Parent on February 17, 2021 in the initial aggregate principal amount of $500,000,000, (d) those certain 4.875% Senior Notes due 2031 issued by Parent on February 17, 2021 in the initial aggregate principal amount of $500,000,000, (e) those certain 6.750% Senior Notes due 2030 issued by Parent on April 14, 2023 in the initial aggregate principal amount of $750,000,000, (f) those certain 7.000% Senior Notes due 2032 issued by Parent on March 18, 2024 in the initial aggregate principal amount of $825,000,000, (g) those certain 6.250% Senior Notes due 2040 issued by Parent on September 20, 2010 in the initial aggregate principal amount of $500,000,000, (h) those certain 7.000% Senior Notes due 2032 issued by Parent on August 16, 2024 in the initial aggregate principal amount of $600,000,000 and (i) the Existing Target Senior Notes.
“Existing Senior Notes Documents” means the Existing Senior Notes, each Existing Senior Notes Indenture, and all other agreements, documents and instruments entered into now or in the future in connection with the Existing Senior Notes or any Existing Senior Notes Indenture.
“Existing Senior Notes Indenture” means any indenture governing any of the Existing Senior Notes.
~~“Existing Syndicated Facility Agreement” means that certain Amended and Restated Syndicated Facility Agreement, dated as of March 30, 2015 (as amended and restated as of February 28, 2018, and as further amended, supplemented or otherwise modified prior to the date hereof), among Parent, the other borrowers from time to time party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent.~~
“Existing Target Senior Notes” means those certain 7.00% Senior Notes due 2027 issued by AK Steel Corporation on March 23, 2017 in the initial aggregate principal amount of $400,000,000.
“Extraordinary Advances” ~~has the meaning specified therefor in Section 2.3(f)(iii) of the Agreement~~means U.S. Extraordinary Advances or Multicurrency Extraordinary Advances.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the
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IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.
“FCPA” has the meaning assigned to such term in Section 4.13.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of October 12, 2020, among Agent, BofA Securities, Inc., Goldman Sachs Bank USA and Parent.
“Field Examination/Appraisal Triggering Event” means any date on which Aggregate Specified Availability is less than the greater of (a) 15% of the Aggregate Line Cap, and (b) $325,000,000.
“Financial Covenant Period” means a period which shall commence on any date of determination on which Aggregate Specified Availability is less than the greater of (i) 10% of the Aggregate Line Cap and (ii) $250,000,000, and shall continue until Aggregate Specified Availability is not less than the greater of (a) 10% of the Aggregate Line Cap and (b) $250,000,000 for a period of 60 consecutive days.
“First Amendment” means the First Amendment to this Agreement, dated as of the First Amendment Effective Date.
“First Amendment Effective Date” means March 27, 2020.
“Fixed Asset Priority Collateral” has the meaning specified therefor in the Intercreditor Agreement.
“Fixed Asset Priority Collateral Agent” has the meaning specified therefor in the Intercreditor Agreement.
“Fixed Charge Coverage Ratio” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP subject to Section 1.9 hereof, the ratio of (a) (i) EBITDA for such period minus (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period to the extent required to be paid in cash (except (x) any amounts related to capitalized interest with respect thereto, (y) any Capital Expenditures made or incurred after the Closing Date but on or prior to September 30, 2020 in an aggregate amount not to exceed $250,000,000 in connection with the Toledo, Ohio hot briquetted iron production plant or (z) those financed with Indebtedness (other than Revolving Loans) or proceeds of an equity issuance of Parent to the extent such proceeds are applied to finance such Capital Expenditures within one hundred eighty (180) days) minus (iii) federal, state and local income Taxes paid in cash during such period (net of federal, state and local Tax refunds received in cash during such period) (it being understood that the amount subtracted pursuant to this clause (iii) shall not be less than $0), to (b) Fixed Charges for such period. For purposes of calculating the items in clauses (a)(i), (a)(ii) and clause (b) above, such amounts for the fiscal quarter ending December 31, 2019 shall be $172,826,000, $80,584,000 and $253,901,000, respectively, for the fiscal quarter ending September 30, 2019 shall be $252,384,000, $75,037,000 and $104,688,000, respectively, and for the fiscal quarter ending June 30, 2019 shall be $417,220,000, $75,427,000 and $96,679,000, respectively, in each case, subject to adjustment on a pro forma basis for all transactions consummated after the date of this Agreement for which the Fixed Charge Coverage Ratio is tested on a pro forma basis and includes such period.
“Fixed Charges” means, with respect to any fiscal period and with respect to Parent determined on a consolidated basis in accordance with GAAP but subject to Section 1.2, the sum, without duplication, of (a) Interest Expense accrued (other than (x) interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense and (y) make-whole payments, premiums or similar payments related to the prepayment or extinguishment of Indebtedness) during such period to the extent required to be paid in cash, (b) scheduled principal payments in respect of Funded Indebtedness that are required to be paid in cash during such period (excluding, for the avoidance of doubt, (v) any payments made with the proceeds of an equity issuance of Parent to the extent such proceeds are applied to any such principal payments in respect of Funded Indebtedness within one hundred eighty (180) days,
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(w) any mandatory or voluntary prepayments, (x) any payments made at the maturity of such Funded Indebtedness, (y) any payments made in connection with the Transactions or any Refinancing of such Funded Indebtedness and (z) any payments of principal in respect of Indebtedness owing pursuant to a Qualified Receivables Transaction), (c) all Restricted Payments paid in cash pursuant to Section 6.7(a) or (e) during such period and (d) all cash payments in connection with pensions or other post-retirement benefit obligations (only to the extent not otherwise deducted in the calculation of clause (a) of the definition of EBITDA as an expense on ~~the~~ Parent’s income statement) in excess of $50,000,000.
“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any of its Subsidiaries, or the imposition on any Loan Party or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
“Foreign Cash Equivalents” means (a) certificates of deposit, bankers’ acceptances, or time deposits maturing within one (1) year from the date of acquisition thereof, in each case payable in an Agreed Currency and issued by any bank organized under the laws of any Specified State and having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000 (calculated at the then applicable Spot Rate), (b) Deposit Accounts maintained with any bank that satisfies the criteria described in clause (a) above, (c) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) and (b) above and (d) Investments of the type described in the “Cash Investment Policy” of Parent, dated as of April 30, 2019, together with any modifications thereto reasonably acceptable to ~~the~~ Agent.
“Foreign Plan” has the meaning specified in Section 4.10(b).
“Foreign Subsidiary” means any Subsidiary of Parent that was not formed under the laws of the United States or Canada or any state of the United States or the District of Columbia or any province or territory of Canada.
“Foreign Subsidiary Borrowers” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Collateral” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Incremental Commitment” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Incremental Facility” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Incremental Loans” has the meaning specified in Section 2.16(c).
“Foreign Subsidiary Lenders” has the meaning specified in Section 2.16(c).
“Fourth Amendment Effective Date” means June 9, 2023.
“FSHCO” means a Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia substantially all of the assets of which consist of Equity Interests of one or more CFCs or FSHCOs. For the avoidance of doubt, Cleveland-Cliffs International Holding Company shall be considered a FSHCO.
“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money or letters of credit of Parent, determined on a consolidated basis in accordance with GAAP.
“Funding Date” means the date on which a Borrowing occurs.
“Funding Losses” has the meaning specified therefor in Section 2.13(b)(ii) of the Agreement.
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“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, association, amalgamation, continuance or arrangement, as applicable, by-laws, articles of association, or other organizational documents of such Person.
“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” means the U.S. Guarantors and the Canadian Guarantors.
~~“Guarantor” means (a) each Subsidiary of each Borrower as of the Closing Date (other than any Excluded Subsidiary), and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.~~
~~“Guaranty and Security Agreement” means the guaranty and security agreement, dated as of the Closing Date, executed and delivered by each of the Borrowers and each of the Guarantors to Agent.~~
“Guaranty Obligations” means as to any Person (without duplication) any obligation of such Person guaranteeing any Indebtedness (“primary Indebtedness”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor; (ii) to advance or supply funds for the purchase or payment of any such primary Indebtedness or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof, provided, however, that the definition of Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).
“Hamilton Pension Plans” means (i) U.S. Steel Canada Inc. Retirement Plan for USW Local 1005 members at Hamilton Works, FSRA Registration No. 0354878 and (ii) U.S. Steel Canada Inc. Retirement Plan for salaried employees at Hamilton Works, FSRA Registration No. 0338509.
“Hamilton Works” means the business of Stelco conducted on the HW Lands immediately prior to the Stelco Acquisition Closing Date.
“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids or synthetic gas, (c) any explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.
“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.
“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers and their Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers, including
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without limitation, the Existing Hedge Obligations and the Pari Secured Hedge Obligations; provided, however, that the Hedge Obligations shall not include any Excluded Swap Obligations.
“Hedge Provider” means any Revolving Lender or any of its Affiliates; provided, that no such Person (other than Bank of America or its Affiliates) shall constitute a Hedge Provider unless and until Agent receives a Bank Product Provider Agreement from such Person and with respect to the applicable Hedge Agreement within ten (10) days (or such later date as ~~the~~ Agent shall agree) (or two (2) Business Days prior to the Second Amendment Effective Date with respect to any Hedge Agreement existing on the Second Amendment Effective Date) after the execution and delivery of such Hedge Agreement with a Borrower or its Subsidiaries; provided further, that if, at any time, a Revolving Lender ceases to be a Revolving Lender under the Agreement, then, from and after the date on which it ceases to be a Revolving Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Revolving Lender or any of its Affiliates shall no longer constitute Hedge Obligations.
“Hedge Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(a), to establish and maintain with respect to the Hedge Obligations of the Borrowers or their Subsidiaries secured by the Collateral.
“Historical Contamination” has the meaning given to that term in the Environmental Framework Agreement.
“HW Lands” means all freehold and leasehold property of Stelco located in Hamilton, Ontario and interests therein, including all rights of way, licences or rights of occupation, easements or other similar rights of Stelco in connection with such freehold and leasehold property, immediately prior to the Stelco Acquisition Closing Date.
“HW Local 1005 Collective Agreement” means the collective bargaining agreement between Stelco and USW Local 1005, as may be amended or supplemented from time to time.
“Identified Locations” means the locations identified on the most recently delivered location report provided pursuant to clause (m) of Schedule 5.2 of the Agreement or such other locations identified by the Borrowers to ~~the~~ Agent from time to time.
“Immaterial Subsidiary” means (a) the Persons identified on Schedule I-1 to this Agreement and (b) any other Subsidiary that, together with its Subsidiaries, does not have (i) Consolidated Total Assets in excess of 5.0% of the Consolidated Total Assets of Parent and its Subsidiaries on a consolidated basis as of the date of the most recent consolidated balance sheet of Parent or (ii) consolidated total revenues in excess 5.0% of the consolidated total revenues of Parent and its Subsidiaries on a consolidated basis for the most recently ended four (4) fiscal quarters for which internal financial statements of Parent are available immediately preceding such calculation date; provided that any such Subsidiary, when taken together with all other Immaterial Subsidiaries does not, in each case together with their respective Subsidiaries, have (i) Consolidated Total Assets with a value in excess of 10.0% of the Consolidated Total Assets of Parent and its Subsidiaries on a consolidated basis or (ii) consolidated total revenues in excess of 10.0% of the consolidated total revenues of Parent and its Subsidiaries on a consolidated basis. For the avoidance of doubt, no Borrower shall be an Immaterial Subsidiary.
“Increased Borrowing Base Reporting Period” has the meaning specified in Schedule 5.2.
“Incremental Amendment” has the meaning specified in Section 2.16(d).
“Incremental Commitment” means each Upsize Incremental Commitment and/or each Foreign Subsidiary Incremental Commitment, as the context requires.
“Incremental Loans” means the Upsize Incremental Loans and/or the Foreign Subsidiary Incremental Loans, as the context requires.
“Indebtedness” as to any Person means (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers’ acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all
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obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (f) all monetary obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Disqualified Equity Interests of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above. For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness which is limited or is non-recourse to a Person or for which recourse is limited to an identified asset shall be valued at the lesser of (A) if applicable, the limited amount of such obligations, and (B) if applicable, the fair market value of such assets securing such obligation. For the avoidance of doubt, the obligations of ~~Stelco~~the Canadian Borrower under the Stelco Securitization Facility shall not constitute Indebtedness.
“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Person” has the meaning specified therefor in Section 10.3 of the Agreement.
“Indemnified Taxes” means, any Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.
“Insolvency Proceeding” means with respect to any Person, (a) any proceeding, corporate action, procedure or step commenced or taken by or against that Person under any provision of the Bankruptcy Code, the BIA, the CCAA, the Winding-up and Restructuring Act (Canada) or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief, or (b) the appointment of a custodian, trustee, receiver, interim receiver, national receiver, receiver-manager, monitor, liquidator, administrator, conservator, judicial manager, administrative receiver, supervisor, compulsory manager, Controller or similar custodian for that Person or for substantially all of its assets (in each case, excluding the proceedings commenced under the ~~Companies’ Creditors Arrangement Act (Canada)~~CCAA, in respect of Stelco in the Ontario Superior Court of Justice, bearing the Court File number CV-14-10695-00CL).
“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of the Closing Date, executed and delivered by each of the other Loan Parties and Agent.
“Intercreditor Agreement” means ~~that certain ABL~~an intercreditor agreement substantially similar to the Intercreditor Agreement, dated as of December 19, 2017, between Agent and U.S. Bank National Association, as collateral agent ~~in respect of the Senior Secured Notes and acknowledged and agreed to by the Loan Parties~~, or any other intercreditor agreement that is reasonably acceptable to Agent.
“Interest Expense” means, for any period, the aggregate of the interest expense of Parent for such period, determined on a consolidated basis in accordance with GAAP.
“Interest Period” means~~,~~:
(a) with respect to each Term SOFR Loan, a period commencing on the date of the making of such Term SOFR Loan (or the continuation of a Term SOFR Loan or the conversion of a Base Rate Loan or a Canadian Base Rate Loan to a Term SOFR Loan) and ending 1, 3, or 6 months thereafter or, if agreed to by all U.S. Revolving Lenders and ~~the~~ Agent, such shorter or longer period (in the case of each requested Interest Period, subject to availability thereof); provided, that (~~a~~i) interest shall accrue at the applicable rate based upon the Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (~~b~~ii) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (~~c~~iii) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 3, or 6 months after the date on which the Interest Period began, as applicable, and (d) Borrowers may not elect an Interest Period which will end after the Maturity Date~~,~~; and
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(b)with respect to each Term CORRA Loan, the period commencing on the date of making of such Term CORRA Loan (or the continuation of a Term CORRA Loan or the conversion of a Canadian Prime Rate Loan into a Term CORRA Loan) and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (in each case, subject to availability for the interest rate applicable) (or any other date agreed to by all the Tranche A Multicurrency Revolving Lenders making or holding such Loan); provided that (i) the initial Interest Period for any Borrowing of Term CORRA Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Canadian Prime Rate Loans, as applicable) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period of one month or longer relating to a Borrowing of a Term CORRA Loan begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period of one month or longer in respect of a Term CORRA Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Term Period shall expire on the next preceding Business Day; and (iv) none of the Canadian Borrowers nor Parent shall be entitled to elect any Interest Period in respect of any Term CORRA Loan if such Interest Period would extend beyond the Maturity Date.
“In-Transit Inventory Triggering Event” means any date on which Aggregate Excess Availability is less than the greater of (a) 20% of the Aggregate Line Cap, and (b) $525,000,000.
“Inventory” means inventory (as that term is defined in the Code or the PPSA, as applicable).
“Inventory/Equipment Reserves” means, as of any date of determination, (a) Landlord Reserves for locations of any Loan Parties, and (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(a), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory or Eligible Equipment of the Loan Parties or the Maximum Revolver Amount.
“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to directors, officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.
“Investment Grade Rating” means, with respect to any Person, such Person’s senior unsecured long-term non-credit-enhanced indebtedness has a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or a rating equal to or higher than BBB- (or the equivalent) by S&P.
“IRC” means the Internal Revenue Code of 1986, as amended.
~~“ISDA Definitions” means the 2006 ISDA Definitions (or successor definitional booklet for interest rate derivatives) published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time.~~
“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.
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~~“Issuing Bank” means Bank of America (or any of its Affiliates), UBS AG New York (Eleven Madison Avenue) Branch, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, PNC Bank, National Association, Barclays Bank PLC, Citizens Bank, N.A., Regions Bank, The Huntington National Bank, Fifth Third Bank, National Association and each other Revolving Lender appointed by Parent and agreed by the Agent and such Revolving Lender, in their sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of the Agreement, and, in each case, their respective permitted successors and assigns. Each Issuing Bank shall be deemed to be a Lender and a Revolving Lender.~~
“Issuing Bank” means each U.S. Issuing Bank and each Multicurrency Issuing Bank.
“Issuing Bank Indemnitees” means each Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.
“Joint Book Runners” means BofA Securities, Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Deutsche Bank Securities Inc., PNC Capital Markets LLC, Citigroup Global Markets Inc., Barclays Bank PLC, Citizens Capital Markets, Inc., Regions Capital Markets, The Huntington National Bank and Fifth Third Bank, National Association.
“Joint Lead Arrangers” means BofA Securities, Inc., Credit Suisse Loan Funding LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Deutsche Bank Securities Inc., PNC Capital Markets LLC, Citigroup Global Markets Inc., Barclays Bank PLC, Citizens Capital Markets, Inc., Regions Capital Markets, The Huntington National Bank and Fifth Third Bank, National Association.
“Joint Venture” means a corporation, partnership, limited liability company, unlimited liability company, or other entity or organization that has voting Equity Interests directly or indirectly owned by Parent; provided, however, that none of the following shall be a Joint Venture hereunder: (i) any wholly-owned Subsidiary of Parent and (ii) any trade creditor or customer in which Parent or any of its Subsidiaries has made an Investment pursuant to clause (t) of the definition of Permitted Investments.
“Joint Venture Agreements” means, collectively any agreement which establishes a Joint Venture and any governing documents related thereto.
“Lake Erie Works” means the business of Stelco conducted on the LEW Lands immediately prior to the Stelco Acquisition Closing Date.
“Landlord Reserve” means, as to each location not owned by a Loan Party at which a Loan Party has Inventory of a type included in the Borrowing Base, Equipment of a type included in the Borrowing Base or books and records related to Accounts of a type included in the Borrowing Base or any such Inventory or Equipment located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to the greater of (a) the number of months’ rent for which the landlord, bailee or warehousemen will have, under applicable law, a Lien in the Inventory or Equipment of such Loan Party to secure the payment of rent or other amounts under the lease or other agreement relative to such location, or (b) with respect to a location where Inventory is located, three (3) months’ rent and charges under the lease or other agreement relative to such location and with respect to a location where Equipment is located, 12 months’ rent and charges under the lease or other agreement relative to such location.
~~“Lake Erie Works” means the business of Stelco conducted on the LEW Lands immediately prior to the Stelco Acquisition Closing Date.~~
“Legacy Retiree Agreement” means the legacy Stelco Inc. retirees agreement dated as of June 5, 2018 between Stelco and the Board of Trustees of the Stelco Non-USW Retiree Life and Health Trust.
“Lender” has the meaning set forth in the preamble to the Agreement, shall include each Tranche A U.S. Revolving Lender, Tranche A Multicurrency Revolving Lender, Tranche B Revolving Lender, Issuing Bank and the Swing Lender, and shall also include any other Person made a party to the Agreement pursuant to the provisions of Section 13.1 of the Agreement and “Lenders” means each of the Lenders or any one or more of them and any branch or Affiliate of such Lenders used to facilitate the lending of their Commitments under any Class in the relevant jurisdiction. For avoidance of doubt, each Additional Lender is a Lender to the extent any such Person has executed
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and delivered an Incremental Amendment and to the extent such Incremental Amendment shall have become effective in accordance with the terms hereof and thereof.
“Lender Group” means each of the Lenders (including each Tranche B Revolving Lender, Issuing Bank and the Swing Lender) and Agent, or any one or more of them.
“Lender Group Expenses” means all (a) reasonable and documented costs and out-of-pocket expenses (including insurance premiums), other than Excluded Taxes and Indemnified Taxes, required to be paid by any Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by Agent, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Borrower and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys and environmental audits, (c) Agent’s customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Borrower or its Subsidiaries, (d) Agent’s customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by Agent to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of the Agreement, (h) Agent’s reasonable and documented costs and out-of-pocket expenses (including reasonable documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Borrower or any of its Subsidiaries, (i) Agent’s reasonable and documented costs and out-of-pocket expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable and documented costs and out-of-pocket expenses relative to CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) Agent’s and each Lender’s reasonable and documented costs and out-of-pocket expenses (including reasonable and documented attorneys’, accountants’, consultants’, and other advisors’ fees and expenses) incurred in terminating, enforcing (including attorneys’, accountants’, consultants’, and other advisors’ fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Borrower or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any Enforcement Action or any Remedial Action with respect to the Collateral.
“Lender Group Representatives” has the meaning specified therefor in Section 18.9(a) of the Agreement.
“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.
“Letter of Credit” means a ~~letter of credit (as that term is defined in the Code) issued by an Issuing Bank for the account of a Borrower pursuant to the Agreement, including, without limitation, the Existing Letters of Credit~~U.S. Letter of Credit or a Multicurrency Letter of Credit.
“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent and the applicable Issuing Bank, including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(l) of the Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to the sum of (i) 103% of the then existing Letter of Credit Usage that is denominated in Dollars, and (ii) 103% of the then existing Letter of Credit Usage that is denominated in an Agreed Currency other than Dollars, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and the applicable Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form
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and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to the sum of (i) 103% of the then existing Letter of Credit Usage that is denominated in Dollars, and (ii) 103% of the then existing Letter of Credit Usage that is denominated in an Agreed Currency other than Dollars (it being understood that the Letter of Credit Fee and all fronting fees set forth in the Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).
“Letter of Credit Disbursement” means a ~~payment made by any Issuing Bank pursuant to a~~ U.S. Letter of Credit Disbursement or a Multicurrency Letter of Credit Disbursement.
“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Maturity Date (as determined pursuant to clause (a) of the definition thereof).
“Letter of Credit Exposure” means, ~~as of any date of determination with respect to any Revolving Lender, such Revolving Lender’s Pro Rata Share of the Letter of Credit Usage on such date~~collectively, the U.S. Letter of Credit Exposure and the Multicurrency Letter of Credit Exposure.
“Letter of Credit Fee” ~~has the meaning specified therefor in Section 2.6(b) of the Agreement~~means the U.S. Letter of Credit Fee or the Multicurrency Letter of Credit Fee.
“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of the Agreement.
“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of the Agreement.
~~“Letter of Credit Sublimit” means an amount equal to $555,000,000 which amount (i) shall be allocated among the Issuing Banks as set forth in Schedule C-1 and (ii) may be increased in connection with the incurrence of Incremental Commitments in accordance with Section 2.16(a) upon the agreement of (x) one or more existing Issuing Banks to increase their allocation of the Letter of Credit Sublimit or (y) one or more Additional Lenders appointed by Parent and agreed by the Agent and such Additional Lender, in their sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 to provide such increase.~~
“Letter of Credit Usage” means, ~~as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit~~collectively, the U.S. Letter of Credit Usage and the Multicurrency Letter of Credit Usage.
“LEW Lands” means all freehold and leasehold property of Stelco located in Nanticoke, Ontario and interests therein including all rights of way, licences or rights of occupation, easements or other similar rights of Stelco in connection with such freehold and leasehold property, immediately prior to the Stelco Acquisition Closing Date.
“LEW Pension Plans” means (i) U.S. Steel Canada Inc. Retirement Plan for USW Local 8782 members of Stelco’s business conducted on the LEW Lands, FSRA Registration No. 0698761; (ii) U.S. Steel Canada Inc. Retirement Plan for salaried employees of Stelco’s business conducted on the LEW Lands, FSRA Registration No. 0698753; and (iii) the U.S. Steel Canada Inc. Retirement Plan for employees at the Pickle Line Department of Stelco’s business conducted on the LEW Lands, FSRA Registration No. 1206457.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.
“Limited Condition Transaction” means any Permitted Acquisition or other similar Investment that constitutes a Permitted Investment, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
~~“Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Revolver Amount and (b) the Aggregate Borrowing Base as of such date.~~
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“Liquidity” means, as of any date of determination, the sum of Aggregate Excess Availability plus Qualified Cash held in an account agreed between Parent and Agent (and any successor account agreed by Parent and Agent) as of such date of determination, which account is subject to a Cash Collateral Account letter agreement between Bank of America and the Loan Party which is the holder of such account plus unrestricted cash in a Blocked Account.
“Loan” means any Revolving Loan, Tranche A U.S. Revolving Loan, Tranche A Multicurrency Revolving Loan, Tranche B Revolving Loan, Swing Loan, Incremental Loan or Extraordinary Advance made (or to be made) hereunder.
“Loan Account” has the meaning specified therefor in Section 2.9 of the Agreement.
“Loan Documents” means the Agreement, the Control Agreements, the U.S. Copyright Security Agreement, the Canadian Copyright Security Agreement, any Borrowing Base Certificate, the Fee Letter, the U.S. Guaranty and Security Agreement, the Canadian Guaranty and Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, any Issuer Documents, the Letters of Credit, the U.S. Patent Security Agreement, the Canadian Patent Security Agreement, the U.S. Trademark Security Agreement, the Canadian Trademark Security Agreement, any Incremental Amendment, any note or notes executed by Borrowers in connection with the Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Borrower or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.
~~“Loan Party” means any Borrower or any Guarantor.~~ “Loan Parties” means, collectively, the ~~Borrowers~~U.S. Loan Parties and the ~~Guarantors~~Canadian Loan Parties.
“Main Pension Plans” means the Hamilton Pension Plans and the LEW Pension Plans.
“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.
“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of Borrowers and their Subsidiaries, taken as a whole, (b) a material impairment of Borrowers’ and their Subsidiaries’ ability, when taken as a whole, to perform their obligations under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon a material portion of the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.
“Material Contract” means, with respect to any Person, (a) any agreement, indenture or other instrument with respect to Existing Debt ~~and~~, (b) any contract or agreement, the loss of which would reasonably be expected to result in a Material Adverse Effect and (c) the Stelco CCAA Documents.
“Material Indebtedness” any agreement, indenture or other instrument with respect to Indebtedness for borrowed money of the Loan Parties of $150,000,000 or more.
“Maturity Date” means the earlier of (a) June 9, 2028 and (b) the date that is 91 days before the stated maturity date of any portion of the Existing Debt, if (in the case of this clause (b)) on such date the aggregate principal amount of all Existing Debt outstanding that would mature on or before such 91st day exceeds $100,000,000 (unless on and from such 91st day, and until such portion of the Existing Debt is either (i) less than $100,000,000 in the aggregate, or (ii) repaid, redeemed, defeased, extended or refinanced such that it matures 91 days after the Maturity Date set forth in clause (a), (A) the Loan Parties have Qualified Cash in excess of such amount greater than $100,000,000 or have deposited such amount in excess of $100,000,000 with the trustee, agent or similar person with respect to such Existing Debt or (B) ~~the Administrative~~ Agent has taken a reserve against the ~~Tranche A~~Aggregate Borrowing Base (as between the components thereof in a manner determined by Agent) in an amount equal to such amount greater than $100,000,000). References in the Agreement to “91 days after the Maturity Date” shall mean the Maturity Date as determined pursuant to clause (a) of this definition.
“Maximum Multicurrency Revolver Amount” means $~~4,750,000,000~~500,000,000, decreased by the amount of reductions in the Tranche A Multicurrency Revolver Commitments made in accordance with Section 2.4(c) of the Agreement and as may be increased pursuant to Section 2.16 or 2.20.
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“Maximum Revolver Amount” means the sum of (a) the Maximum U.S. Revolver Amount and (b) the Maximum Multicurrency Revolver Amount.
“Maximum U.S. Revolver Amount” means $4,250,000,000, decreased by the amount of reductions in the U.S. Revolver Commitments made in accordance with Section 2.4(c) of the Agreement and as may be increased pursuant to Section 2.16 or 2.20.
“Mexican Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is organized under the laws of Mexico.
“Mobile Equipment” means any forklifts, trailers, graders, dump trucks, water trucks, grapple trucks, lift trucks, flatbed trucks, fuel trucks, other trucks, dozers, cranes, loaders, skid steers, excavators, back hoes, shovels, drill crawlers, other drills, scrappers, gondolas, flat cars, ore cars, shuttle cars, jenny cars, conveyors, locomotives, miners, other rail cars, and any other vehicles, mobile equipment and other equipment similar to any of the foregoing.
“MOECC” means the Ontario Ministry of Environment, Conservation and Parks, formerly the Ontario Ministry of the Environment and Climate Change.
“Moody’s” has the meaning specified therefor in the definition of Domestic Cash Equivalents.
“Mortgaged Lands” means the Real Property described in Schedule M-1 of the Agreement.
“Mortgage Note” means the 25 year Mortgage Note issued by Stelco Inc. in favour of Legacy Lands Limited Partnership dated June 5, 2018 bearing an interest rate of 8.0% per annum.
“Multicurrency Extraordinary Advances” has the meaning specified therefor in Section 2.3(f)(iii) of the Agreement.
“Multicurrency Issuing Bank” means Bank of America (or any of its Affiliates), Wells Fargo Capital Finance Corporation Canada and each other Tranche A Multicurrency Revolving Lender appointed by Parent and agreed by Agent and such Tranche A Multicurrency Revolving Lender, in their sole discretion, to become a Multicurrency Issuing Bank for the purpose of issuing Multicurrency Letters of Credit pursuant to Section 2.11 of the Agreement, and, in each case, their respective permitted successors and assigns. Each Multicurrency Issuing Bank shall be deemed to be a Lender and a Tranche A Multicurrency Revolving Lender. Wells Fargo Capital Finance Corporation Canada shall not be obligated to issue any Multicurrency Letter of Credit that is denominated in a currency other than Dollars or Canadian Dollars without its prior written consent.
“Multicurrency Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by a Multicurrency Issuing Bank for the account of a Canadian Borrower or a Subsidiary of a Canadian Borrower pursuant to the Agreement, including, without limitation, the Existing Letters of Credit.
“Multicurrency Letter of Credit Disbursement” means a payment made by any Multicurrency Issuing Bank pursuant to a Multicurrency Letter of Credit.
“Multicurrency Letter of Credit Exposure” means, as of any date of determination with respect to any Tranche A Multicurrency Revolving Lender, such Tranche A Multicurrency Revolving Lender’s Pro Rata Share of the Multicurrency Letter of Credit Usage on such date.
“Multicurrency Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.
“Multicurrency Letter of Credit Sublimit” means an amount equal to $60,000,000 which amount (i) shall be allocated among the Issuing Banks as set forth in Schedule C-1 to the Sixth Amendment and (ii) may be increased in connection with the incurrence of Incremental Commitments in accordance with Section 2.16(a) upon the agreement of (x) one or more existing Multicurrency Issuing Banks to increase their allocation of the Multicurrency Letter of Credit Sublimit or (y) one or more Additional Lenders appointed by Parent and agreed by Agent and such Additional Lender, in their sole discretion, to become a Multicurrency Issuing Bank for the purpose of issuing Multicurrency Letters of Credit pursuant to Section 2.11 to provide such increase.
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“Multicurrency Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding Multicurrency Letters of Credit.
“Multicurrency Line Cap” means, as of any date of determination, the lesser of (a) the Maximum Multicurrency Revolver Amount and (b) the Canadian Borrowing Base as of such date.
“Multicurrency Obligations” means all Tranche A Multicurrency Revolving Loans (inclusive of Multicurrency Extraordinary Advances and Multicurrency Swing Loans) and all related debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Multicurrency Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees, Lender Group Expenses attributable to other Multicurrency Obligations (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Canadian Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Canadian Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents,. Without limiting the generality of the foregoing, the Multicurrency Obligations of the Canadian Loan Parties under the Loan Documents include the obligation to pay (i) the principal of the Tranche A Multicurrency Revolving Loans, (ii) interest accrued on the Tranche A Multicurrency Revolving Loans, (iii) the amount necessary to reimburse any Multicurrency Issuing Bank for amounts paid or payable pursuant to Multicurrency Letters of Credit, (iv) Multicurrency Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses of the Tranche A Multicurrency Revolving Lenders (in their capacity as such), (vi) fees payable under the Agreement or any of the other Loan Documents to any Tranche A Multicurrency Revolving Lender, and (vii) indemnities and other amounts payable by any Canadian Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Multicurrency Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
“Multicurrency Overadvance” means, as of any date of determination, that the Multicurrency Revolver Usage is greater than any of the limitations set forth in Section 2.1(b) or Section 2.11, in each case subject to Section 1.7(d).
“Multicurrency Overadvance Loan” shall mean a Tranche A Multicurrency Revolving Loan that is a Canadian Base Rate Loan (if such Loan is in Dollars) or a Canadian Prime Rate Loan (if such Loan is in Canadian Dollars) made when a Multicurrency Overadvance exists or is caused by the funding thereof.
“Multicurrency Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Multicurrency Revolving Loans (inclusive of Multicurrency Swing Loans and Multicurrency Protective Advances), plus (b) the amount of the Multicurrency Letter of Credit Usage.
“Multicurrency Revolving Loan Exposure” means, with respect to any Tranche A Multicurrency Revolving Lender, as of any date of determination (a) prior to the termination of the Tranche A Multicurrency Revolver Commitments, the amount of such Lender’s Tranche A Multicurrency Revolver Commitments, and (b) after the termination of the Tranche A Multicurrency Revolver Commitments, the aggregate outstanding principal amount of the Tranche A Multicurrency Revolving Loans of such Lender.
“~~Moody’s~~Multicurrency Swing Loan” has the meaning specified therefor in ~~the definition of Domestic Cash Equivalents~~Section 2.3(d) of the Agreement.
“Multicurrency Swing Loan Exposure” means, as of any date of determination with respect to any Tranche A Multicurrency Revolving Lender, such Tranche A Multicurrency Revolving Lender’s Pro Rata Share of the Multicurrency Swing Loans on such date.
“Multicurrency Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.
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“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or any of its Subsidiaries or their respective ERISA Affiliates has an obligation to contribute or has any liability, contingent or otherwise or could be assessed Withdrawal Liability assuming a complete or partial withdrawal from any such multiemployer plan.
“Net Book Value” means, (i) with respect to Equipment, the net book value under GAAP (but net of delivery charges, sales tax, federal excise tax and other costs incidental to the purchase thereof) as reported by the applicable Borrowers to Agent; provided that for purposes of the calculation of the applicable Borrowing Base, the Net Book Value of the Equipment shall not include (a) the portion of the value of the Equipment equal to the profit earned by any Affiliate of Parent on the sale thereof to any Loan Party, or (b) write-ups or write-downs in value with respect to currency exchange rates, (ii) with respect to Accounts, the net book value under GAAP and (iii) with respect to Inventory, the net book value under GAAP as reported by the applicable Borrowers to Agent.
“Net Orderly Liquidation Value” means, with respect to Equipment or Inventory, the orderly liquidation value of such Equipment or Inventory determined for each category of such Equipment or Inventory (but net of all associated costs and expenses of such liquidation) as specified in the most recent appraisal received by Agent from an appraisal company reasonably acceptable to Agent in its Permitted Discretion. With respect to Eligible Equipment, the Net Orderly Liquidation Value shall be determined as of the date of each Borrowing Base Certificate giving effect to depreciation and assuming that since the last appraisal the ratio of Net Book Value to Net Orderly Liquidation Value has remained constant.
~~“Net Termination Payments” has the meaning specified therefor in Section 2.4(b)(iv) of the Agreement.~~
“New Defined Benefit Pension Plans” means (i) the Stelco Inc. New Retirement Plan for USW Local 1005 Members at Hamilton Works, FSRA Registration No. 1321678; (ii) the Stelco Inc. New Retirement Plan for Employees at the Pickle Line Department of Lake Erie Works, FSRA Registration No. 1321504; and (iii) the Stelco Inc. New Retirement Plan for USW Local 8782 Members at Lake Erie Works, FSRA Registration No. 1321520.
“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.
“Non-Defaulting Tranche A Multicurrency Revolving Lender” means each Tranche A Multicurrency Revolving Lender other than a Tranche A Multicurrency Revolving Lender that is a Defaulting Lender.
“Non-Defaulting U.S. Revolving Lender” means each U.S. Revolving Lender other than a U.S. Revolving Lender that is a Defaulting Lender.
“Non-USW ELHT” means the employee life and health trust established and maintained to provide OPEBs to Non-USW Retirees (as defined in the OPEB Funding Agreement).
“Non-USW Employees” means all Stelco Employees other than USW Employees.
“Notification Event” means (a) the occurrence of a “reportable event” described in Section 4043 of ERISA for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC with respect to a Pension Plan, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan or Multiemployer Plan by the PBGC, (e) any other event or condition that would constitute grounds under Sections 4042(a)(1)-(3) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Employee Benefit Plan or the existence of any facts or circumstances that would reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan or the receipt of notification that a partial or complete withdrawal has occurred, (h) the reorganization or insolvency of a Multiemployer Plan under ERISA, (i) the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA including
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the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) receipt of notification by any Loan Party or ERISA Affiliate that any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is insolvent within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) the failure of any Pension Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 or 430 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 or 430 of the IRC or Section 302 of ERISA) with respect to any Pension Plan, or (o) any event that results in or would reasonably be expected to result in a liability by a Loan Party pursuant to the excise tax provisions of the IRC relating to Employee Benefit Plans.
~~“Obligations” means (a) all loans (including the Revolving Loans (inclusive of Extraordinary Advances and Swing Loans)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, however, that the Obligations shall not include any Excluded Swap Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include the obligation to pay (i) the principal of the Revolving Loans, (ii) interest accrued on the Revolving Loans, (iii) the amount necessary to reimburse any Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under the Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.~~
“Obligations” means, collectively, the U.S. Obligations and the Multicurrency Obligations.
“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.
“OID” means original issue discount.
“OPEB Entities” means the employee life and health trusts known as the USW Local 1005 ELHT, the USW Local 8782 ELHT and the Non-USW ELHT.
“OPEB Funding Agreement” means the Amended and Restated OPEB Funding Agreement dated as of June 5, 2018 between Stelco and the OPEB Entities, in respect of, among other things, the funding of OPEBs, as amended June 21, 2024 and as may be further amended or supplemented from time to time in accordance with the terms hereof.
“OPEB Funding Obligations” means the obligation of Stelco to make or pay the contributions contemplated by the OPEB Funding Agreement and the Legacy Retiree Agreement, in each case as may be amended or supplemented from time to time in accordance with the terms hereof.
“OPEB Reference Date” means June 5, 2018.
“OPEBs” means post-employment health and welfare benefits provided by the OPEB Entities to retirees of Stelco (or its predecessors or Affiliates) and eligible spouses and beneficiaries of such retirees, including life insurance, health and dental benefits but excluding pensions and other retirement income payments.
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“Originating Lender” has the meaning specified therefor in Section 13.1(e) of the Agreement.
~~“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1(a) or Section 2.11, in each case subject to Section 1.7(d).~~
“Other Connection Taxes” means Taxes imposed on Agent, any Issuing Bank, any Lender or any other recipient of a payment to be made by a Loan Party under a Loan Document or on account of an Obligation due to a present or former connection between it and the taxing jurisdiction (other than any such connection arising solely from such Agent, Lender, Participant or other recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document).
“Overadvance” means a U.S. Overadvance or a Multicurrency Overadvance.
“Overadvance Loan” ~~shall mean a Revolving Loan that is a Base Rate Loan made when an Overadvance exists or is caused by the funding thereof~~means a U.S. Overadvance Loan or a Multicurrency Overadvance Loan.
“Parent” has the meaning specified therefor in the preamble to the Agreement.
“Pari Secured Hedge Agreement” means each Hedge Agreement designated by the applicable Hedge Provider as a “Pari Secured Hedge Agreement” in a Bank Product Provider Agreement delivered to ~~the~~ Agent pursuant to Section 18.5(b); provided that no such designation shall be permitted if after giving effect thereto (and to the applicable Pari Secured Hedge Reserves), Excess Availability would be less than $0.
“Pari Secured Hedge Obligations” means all Hedge Obligations in respect of Pari Secured Hedge Agreements; provided that in order for any such Hedge Obligations to constitute “Pari Secured Hedge Obligations”, if the applicable Hedge Provider is any Person other than Bank of America or its Affiliates, then Agent shall have received a Bank Product Provider Agreement with respect to the applicable Hedge Agreement within, (x) with respect to any Existing Hedge Obligations, ten (10) days (or such later date as ~~the~~ Agent shall agree) (or two (2) Business Days prior to the Second Amendment Effective Date with respect to any Hedge Agreement existing on the Second Amendment Effective Date) of the Second Amendment Effective Date and (y) with respect to any Hedge Agreement entered into after the Second Amendment Effective Date, ten (10) days (or such later date as ~~the~~ Agent shall agree) after the date of the provision of the applicable Hedge Agreement to the Borrowers or their Subsidiaries.
“Pari Secured Hedge Reserves” means, as of any date of determination, reserves in an amount equal to (A) the lesser of (i) the marked to market exposure and (ii) the maximum exposure specified by the Hedge Provider of any Hedge Agreement specified as a "Pari Secured Hedge Agreement" in any initial Bank Product Provider Agreement delivered to ~~the~~ Agent pursuant to Section 18.5 (or such lesser amount as is stated by the Hedge Provider to be treated as a Pari Secured Hedge Obligation in such Bank Product Provider Agreement) plus (B) in the Permitted Discretion of ~~the~~  Agent, additional reserves (i) based upon any increase in the maximum amount of the Pari Secured Hedge Obligations set forth in such initial Bank Product Provider Agreement that is subsequently notified to ~~the~~ Agent in accordance with Section 18.5 or (ii) in an amount up to or equal to the amount set forth in clause (A)(ii) above.
“Participant” has the meaning specified therefor in Section 13.1(e) of the Agreement.
“Participant Register” has the meaning set forth in Section 13.1(i) of the Agreement.
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
~~“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.~~
“Patriot Act” has the meaning specified therefor in Section 4.13 of the Agreement.
“Payment Conditions” means:
(a) with respect to any proposed transaction pursuant to clause (g) or clause (m) of the definition of Permitted Investments or clause (c) of the definition of Permitted Acquisitions, that (A) no Default or Event of Default
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has occurred and is continuing or would result therefrom and (B) (i) Borrowers’ Aggregate Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $325,000,000 and (II) 15% of the Aggregate Line Cap or (ii) (1) Borrowers’ Aggregate Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $250,000,000 and (II) 10% of the Aggregate Line Cap and (2) immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries is at least 1.00:1.00 as of the 12-month period ending as of the most recently ended fiscal quarter (calculated assuming that such transaction was consummated as of the end of such fiscal quarter); and
(b) with respect to any other proposed transaction, that (A) no Default or Event of Default has occurred and is continuing or would result therefrom and (B) (i) Borrowers’ Aggregate Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $350,000,000 and (II) 17.5% of the Aggregate Line Cap or (ii) (1) Borrowers’ Aggregate Specified Availability for each of the 30 consecutive days immediately preceding the date of such transaction, and both immediately before and immediately after giving effect to such transaction, is in excess of the greater of (I) $250,000,000 and (II) 12.5% of the Aggregate Line Cap and (2) immediately after giving pro forma effect to such transaction, the Fixed Charge Coverage Ratio of Parent and its Subsidiaries is at least 1.00:1.00 as of the 12-month period ending as of the most recently ended fiscal quarter (calculated assuming that such transaction was consummated as of the end of such fiscal quarter).
“PBA” means the Pensions Benefit Act (Ontario) or similar legislation of any other federal or provincial jurisdiction (or any successor statute), as amended from time to time, and includes all regulations thereunder.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Agreement” means the agreement dated as of June 30, 2017 between the Province of Ontario, the Superintendent of Financial Services of Ontario, Stelco and Bedrock Canada, in respect of, among other things, the funding of the benefits under the Main Pension Plans from and after June 30, 2017, as amended January 31, 2023 as may be further amended or supplemented from time to time in accordance with the term hereof.
“Pension Deficit Funding Trust” means the trust created pursuant to the Pension Deficit Funding Trust Agreement.
“Pension Deficit Funding Trust Agreement” means the trust agreement creating the Pension Deficit Funding Trust dated as of June 30, 2017 among Stelco, the administrator of each of the Main Pension Plans, and FTI Consulting Canada Inc. (as initial trustee), as may be amended or supplemented from time to time in accordance with the terms hereof.
“Pension Funding Obligations” means the obligation of Stelco to pay the contributions contemplated by the Pension Agreement, as may be amended or supplemented from time to time in accordance with the terms hereof.
“Pension Plan” means any employee benefit plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party, Subsidiary or their respective ERISA Affiliates or to which any Loan Party, Subsidiary or their respective ERISA Affiliate has any liability, contingent or otherwise.
“Permitted Acquisition” means any Acquisition so long as:
(a)    no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition and the proposed Acquisition is consensual,
(b)    for any Permitted Acquisition pursuant to which the aggregate purchase price is greater than $500,000,000, Borrowers have provided Agent with five (5) Business Days’ (or such shorter period as Agent may agree) prior notice, and such information, including historical financial statements and projections, as Agent shall have reasonably requested (to the extent available),
(c)    the Payment Conditions will be satisfied, and
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(d)    the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries and, in connection therewith, the applicable Loan Party shall have complied with Section 5.11 or 5.12 of the Agreement, as applicable.
Notwithstanding the foregoing, the Stelco Acquisition (including intercompany Investments among Parent and any Subsidiary required to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith)) shall constitute a Permitted Acquisition whether or not the foregoing conditions shall be satisfied on the date of the consummation of the Stelco Acquisition.
“Permitted Discretion” means a determination made in good faith based upon the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
“Permitted Dispositions” means:
(a)    (i) sales, abandonment, or other dispositions of any personal property or Real Property that, in the reasonable judgment of any Borrower or any of its Subsidiaries, has become obsolete, worn out or no longer used or useful or, except with respect to personal property included in the Aggregate Borrowing Base, is surplus or has become uneconomic, in each case in the ordinary course of business and (ii) licenses, leases or subleases of Real Property or personal property in the ordinary course of business so long as such licenses, leases or subleases do not individually or in the aggregate interfere in any material respect with the ordinary conduct of the business of Borrowers and their Subsidiaries,
(b)    sales of Inventory to buyers in the ordinary course of business,
(c)    the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents,
(d)    the licensing or sublicensing of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(e)    the granting of Permitted Liens,
(f)    the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,
(g)    any involuntary loss, damage or destruction of property,
(h)    any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,
(i)    the licensing, leasing or subleasing of assets (other than Real Property) of any Borrower or its Subsidiaries in the ordinary course of business,
(j)    the sale or issuance of Equity Interests (other than Disqualified Equity Interests) of Parent,
(k)    the lapse or abandonment of registered patents, trademarks, copyrights and other intellectual property of any Borrower or any of its Subsidiaries to the extent that, in the reasonable judgment of such Borrower or Subsidiary, such intellectual property is not economically desirable in the conduct of its business,
(l)    the making of Restricted Payments (in cash or stock) that are expressly permitted to be made pursuant to the Agreement,
(m)    the making of Permitted Investments (in cash) or the consummation of a transaction permitted by Section 6.3,
(n)    the sale, transfer, lease or other disposition of assets (i) from any Loan Party to another Loan Party, (ii) [reserved], (iii) from any Subsidiary of any Borrower that is not a Loan Party to any Loan Party or any other Subsidiary of any Borrower, or (~~iii~~iv) from any U.S. Loan Party to a Subsidiary that is not a U.S. Loan Party or from
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any Canadian Loan Party to a Subsidiary that is not a Loan Party, in the case of this clause (~~iii~~iv) only, in an aggregate amount not exceed the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such disposition for which financial statements have been delivered to ~~the~~ Agent, during any fiscal year,
(o)    dispositions of assets acquired by Borrowers and the Subsidiaries pursuant to a Permitted Acquisition consummated within 12 months of the date of the proposed disposition so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets and for at least 75% cash, (ii) the assets to be so disposed are not necessary or economically desirable in connection with the business of Borrowers and their Subsidiaries and (iii) the assets to be so disposed are readily identifiable as assets acquired pursuant to the subject Permitted Acquisition,
(p)    sales or dispositions of assets as disclosed to ~~the~~ Agent in writing (which may be distributed by ~~the~~ Agent to the Lenders) prior to the Closing Date,
(q)    sales or dispositions of assets not otherwise permitted in clauses (a) through (p) above or clauses (r) through (v) below so long as (i) made at fair market value for at least 75% cash and (ii) the aggregate fair market value of all assets disposed of during any fiscal year would not exceed the greater of (x) $200,000,000 and (y) 1.50% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such disposition for which financial statements have been delivered to ~~the~~ Agent,
(r)    sales or dispositions of assets for fair market value and at least 75% cash so long as (i) the Payment Conditions are satisfied and (ii) if any such assets consist of ABL Priority Collateral that are of a type included in the Aggregate Borrowing Base and have a fair market value in excess of $50,000,000, ~~the~~ Parent shall have delivered an updated Borrowing Base Certificate reflecting the disposition of those assets,
(s)    [reserved],
(t)    the direct or indirect sale or other disposition of Collateral by a Loan Party in connection with any Permitted Joint Venture; provided that such Loan Party receives consideration at least equal to the fair market value of the Collateral subject to the sale or other disposition (and, in the case of ABL Priority Collateral, for 100% cash),
(u)    sales or dispositions of assets in an aggregate amount not to exceed $20,000,000 in any fiscal year,
(v)    the sale, transfer or other disposition of Securitization Assets or participations therein in connection with a Qualified Receivables Transaction, and
(x)    sales, assignments or dispositions of the RBC Eligible Accounts to Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) pursuant to the terms and conditions of the Stelco Securitization Facility~~;~~. The Agent’s Lien on RBC Eligible Accounts, and the products of proceeds of RBC Eligible Accounts, shall be automatically released and discharged upon a sale or disposition of the RBC Eligible Accounts to Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) and shall re-attach automatically upon the repurchase by Stelco of RBC Eligible Accounts from Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) under the Stelco Securitization Facility. For purposes of greater certainty, any Accounts sold pursuant to the terms of the Stelco Securitization Facility shall not be Eligible Accounts, but all proceeds received by Stelco from the sale of such Accounts shall be Collateral;
provided that for purposes of clauses (o), (q), (r) and (t) above the following shall be deemed cash with respect to the disposition of assets (other than ABL Priority Collateral) (A) the repayment or assumption by the transferee of Indebtedness secured by Liens with a priority to the Liens securing the Obligations (other than Indebtedness incurred in contemplation of such disposition), (B) the repayment or assumption by the transferee of liabilities (as shown on ~~the~~ Parent’s most recent balance sheet or in the notes thereto), other than liabilities that are subordinated in right of payment to the Obligations, (C) any securities, notes or other obligations received by any Loan Party that are, within 180 days of the disposition of such assets, converted by such Loan Party into cash or Cash Equivalents and (D) any Designated Non-Cash Consideration received by such Loan Party in such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this proviso that has at that time not been converted into cash or Cash Equivalents not to exceed the greater of (x) $300,000,000 and (y) 2.25% of Consolidated Net Tangible Assets at the time of the receipt of such
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Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
“Permitted Indebtedness” means:
(a)     Indebtedness evidenced by the Agreement or the other Loan Documents,
(b)    Indebtedness set forth on Schedule P-4 to the Agreement and any Refinancing Indebtedness in respect of such Indebtedness,
(c)    Permitted Purchase Money Indebtedness in an aggregate amount outstanding at any time not to exceed the greater of (x) $1,650,000,000 and (y) 12.50% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, and any Refinancing Indebtedness in respect of such Indebtedness,
(d)    endorsement of instruments or other payment items for deposit,
(e)    Indebtedness (i) incurred in the ordinary course of business in respect of surety and appeal bonds, performance bonds, bid bonds, appeal bonds, reclamation bonds, completion guarantee and similar obligations, or any similar financial assurance obligations under Environmental Laws or worker’s compensation laws or with respect to self-insurance obligations and (ii) consisting of guarantees arising with respect to customary indemnification obligations to purchasers in connection with Permitted Dispositions,
(f)    (i) Indebtedness of any Borrower that is incurred in connection with a Permitted Acquisition solely for the purpose of consummating such Permitted Acquisition so long as (A) no Event of Default has occurred and is continuing or would result therefrom, (B) such Indebtedness is not incurred for working capital purposes, (C) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (D) such Indebtedness does not amortize until 181 days after the Maturity Date, (E) such Indebtedness does not provide for the payment of interest thereon in cash or Cash Equivalents other than current market interest, as determined by ~~the~~ Parent in its reasonable business judgment, (F) if such Indebtedness is secured (1) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Senior Secured Notes (or if the Senior Secured Notes are no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Senior Secured Notes had the Senior Secured Notes been outstanding), (2) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations, (3) the Liens securing such Indebtedness are subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent (it being agreed the form and substance of the Intercreditor Agreement is acceptable) and (4) on a pro forma basis after giving effect to such Indebtedness, ~~the~~ Parent’s “Consolidated Secured Leverage Ratio” (as defined in the Senior Secured Notes Indenture as of the date hereof) does not exceed 3.00:1.00 and (G) on a pro forma basis after giving effect to such Indebtedness, Parent is in compliance with the financial covenant set forth in Section 7 of this Agreement (regardless of whether a Financial Covenant Period is then in effect), and (ii) any Refinancing Indebtedness in respect of such Indebtedness,
(g)    (i) Acquired Stelco Indebtedness and (ii) Acquired Indebtedness in an aggregate principal amount not to exceed the greater of (x) $500,000,000, and (y) 3.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to the Agent, outstanding at any one time, and in the case of each of clause (i) and clause (ii), any Refinancing Indebtedness in respect thereof,
(h)    Indebtedness (i) incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds or guarantees, and completion guarantees (or obligations in respect of letters of credit related thereto in an amount not to exceed the greater of (x) $60,000,000 and (y) 0.50% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, outstanding at any one time) and (ii) in respect of letters of credit which are backstopped or supported by a Letter of Credit issued hereunder,
(i)    Indebtedness owed to any Person (or their financing affiliates) providing property, casualty, liability, or other insurance to any Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year
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in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year or in connection with the financing of insurance premiums in the ordinary course of business,
(j)    the incurrence by Parent or any of its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Parent’s and its Subsidiaries’ operations and not for speculative purposes,
(k)    Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), Cash Management Services, or other Bank Products,
(l)    Guaranty Obligations in respect of Indebtedness otherwise permitted under this definition; provided that any guaranty by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party must be permitted by clause (q) of the definition of “Permitted Investment”,
(m)    contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party or a Subsidiary incurred in connection with the consummation of one or more Permitted Acquisitions,
(n)    Indebtedness composing Permitted Investments (other than clause (u)(i) of the definition thereof),
(o)    Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,
(p)    Indebtedness of any Borrower or its Subsidiaries in respect of earn-outs owing to sellers of assets or Equity Interests to such Borrower or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions and any Refinancing Indebtedness in respect of such Indebtedness,
(q)    Indebtedness incurred in connection with any sale/leaseback transaction and any Refinancing Indebtedness in respect of such Indebtedness; provided, that such Indebtedness incurred from and after the Closing Date shall be in an aggregate principal amount not to exceed the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, at any time outstanding,
(r)    customer advances for prepayment of sales,
(s)    accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,
(t)    Indebtedness evidenced by the Existing Senior Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Sixth Amendment Effective Date, and any Refinancing Indebtedness in respect thereof,
(u)    (i) Indebtedness evidenced by the Senior Secured Notes in an aggregate principal amount not to exceed $845,000,000 at any one time outstanding and any Refinancing Indebtedness in respect thereof, (ii) [reserved], (iii) [reserved] and (iv) Indebtedness in an aggregate principal amount not to exceed the greater of (x) an amount equal to $1,250,000,000 and (y) an amount that, on a pro forma basis upon giving effect the incurrence thereof, would not cause Parent’s “Consolidated Secured Leverage Ratio” (as defined in the Senior Secured Notes Indenture as of the date hereof) to exceed 3.00:1.00 (and any Refinancing Indebtedness in respect of any such Indebtedness), so long as, in the case of this clause (iv), (A) if such Indebtedness is secured by the Collateral, (x) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Senior Secured Notes (or if the Senior Secured Notes are no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Senior Secured Notes had the Senior Secured Notes been outstanding), (y) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations and (z) the Liens securing such Indebtedness are subject to an intercreditor agreement in form and substance satisfactory to Agent (it being agreed the form and substance of the Intercreditor Agreement is acceptable), (B) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (C) such Indebtedness does not amortize until 181 days after the Maturity Date, and (D) after giving effect to the incurrence of any such
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Indebtedness after the Closing Date, Parent is in compliance with the financial covenant set forth in Section 7 of this Agreement (regardless of whether a Financial Covenant Period is then in effect),
(v)    any other unsecured Indebtedness incurred by any Borrower or any of its Subsidiaries so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (iii) such Indebtedness does not amortize until 181 days after the Maturity Date and (iv) after giving effect to the incurrence of any such Indebtedness, Parent is in compliance with the financial covenant set forth in Section 7 of this Agreement (regardless of whether a Financial Covenant Period is then in effect); provided that conditions (ii) and (iii) above shall not be required to be satisfied with respect to Indebtedness in an aggregate principal amount not to exceed $200,000,000 during the term of the Agreement,
(w)    (i) Indebtedness of Excluded Subsidiaries listed on Schedule E-3 and any Refinancing Indebtedness in respect of such Indebtedness, and (ii) additional Indebtedness of Excluded Subsidiaries in an aggregate amount at any time outstanding not to exceed the greater of (x) $300,000,000 and (y) 2.25% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent,
(x)    so long as no Default or Event of Default shall have occurred and be continuing, Indebtedness incurred in connection with a Qualified Receivables Transaction; provided that (i) the aggregate outstanding amount pursuant to all Qualified Receivables Transactions in the aggregate shall not exceed $250,000,000 at any one time, (ii) ~~the~~ Parent shall notify ~~the~~ Agent at least seven Business Days prior to entry into such Qualified Receivables Transaction by providing (A) an updated Borrowing Base Certificate prepared giving effect to the exclusion of all Accounts of such Account Debtors whose Accounts will be subject to such Qualified Receivables Transaction and (B) Schedule 5.17 which shall list the customers whose Accounts will be sold under such Qualified Receivables Transaction (which Schedule 5.17 may be updated up to four times per year by delivering, at least seven Business Days prior to the sale of the new Accounts included in the Qualified Receivables Transaction, (x) an updated Schedule 5.17 to ~~the~~ Agent and (y) an updated Borrowing Base Certificate consistent with clause (ii)(A)) and (iii) upon the request of ~~the~~ Agent in its Permitted Discretion, ~~the~~ Parent shall cause the agent, lender or purchasers, as applicable, under such Qualified Receivables Transaction to enter into a customary intercreditor agreement with, and reasonably satisfactory to, ~~the~~ Agent,
(y)    Permitted Intercompany Advances and Contributions,
(z)    [reserved],
(aa)    [reserved],
(bb)    other Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of (A) $2,000,000,000 and (B) 15% of Consolidated Net Tangible Assets measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, so long as in the case of this clause (bb), (i) such Indebtedness does not mature prior to the date that is 181 days after the Maturity Date, (ii) such Indebtedness does not amortize until 181 days after the Maturity Date and (iii) if such Indebtedness is secured, Liens securing such Indebtedness are permitted under clause (ff) of the definition of “Permitted Liens”; provided that conditions (i) and (ii) above shall not be required to be satisfied with respect to Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $200,000,000,
(cc)    Indebtedness (and guarantees in respect thereof) incurred by Parent or any of its subsidiaries pursuant to the Stelco Bridge Facility for the purpose of consummating the Stelco Acquisition (including, for the avoidance of doubt, paying fees and expenses or repaying outstanding indebtedness of Stelco or its subsidiaries in connection therewith),
(dd)    Indebtedness (and guarantees in respect thereof) incurred by Parent or any of its subsidiaries pursuant to the Stelco Permanent Financing and Refinancing Indebtedness in respect thereof,
(ee)    unsecured intercompany Indebtedness between Parent and any Subsidiary required to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith),
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(ff)    CCAA Plan Indebtedness, but only to the extent remaining subject to the terms of the Stelco CCAA Documents and the Special Regulation, as may be amended or supplemented from time to time in accordance with the terms hereof,
(gg)    Indebtedness represented by the Mortgage Note or under the real property mortgages on the Mortgaged Lands in favour of Legacy Lands II Limited Partnership.
“Permitted Intercompany Advances and Contributions” means loans, advances or capital contributions made by (a) a Loan Party to another Loan Party, (b) [reserved], (c) a Subsidiary of a Borrower that is not a Loan Party to another Subsidiary of a Borrower that is not a Loan Party, (d) a Subsidiary of a Borrower that is not a Loan Party to a Loan Party, so long as the parties thereto are party to the Intercompany Subordination Agreement, (e) a Loan Party to a Joint Venture existing on the Closing Date and set forth on Schedule J-1 so long as such loans, advances or capital contributions are required by and made in accordance with the Joint Venture Agreements as in effect on the Closing Date and set forth on Schedule J-1, and (f) a U.S. Loan Party to a Joint Venture or Subsidiary that is not a U.S. Loan Party or a Canadian Loan Party to a Joint Venture or Subsidiary that is not a Loan Party, in an aggregate amount for this clause (f), which shall not exceed, together with all Investments made pursuant to clause (q) of the definition of Permitted Investments, the greater of (x) $800,000,000 and (y) 6.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, at any time outstanding.
“Permitted Investments” means:
(a)    Investments in cash and Cash Equivalents,
(b)    Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,
(c)    advances made in connection with purchases of goods or services in the ordinary course of business,
(d)    Investments received in settlement of amounts due to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,
(e)    Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date in their respective Subsidiaries and other Investments set forth on Schedule P-1 to the Agreement,
(f)    guarantees and other contingent liabilities permitted under the definition of Permitted Indebtedness (other than clause (n) thereof),
(g)    Permitted Intercompany Advances and Contributions,
(h)    Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,
(i)    deposits of cash made in the ordinary course of business to secure performance of operating leases,
(j)    loans and advances to employees, officers, and directors of a Borrower or any of its Subsidiaries for bona fide business purposes in the ordinary course of business,
(k)    Permitted Acquisitions,
(l)    acquisitions of property, plant and equipment to be used in the ordinary course of business,
(m)    Investments so long as the Payment Conditions are satisfied at the time thereof,
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(n)    Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness,
(o)    equity Investments by any Loan Party in any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law,
(p)    Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition,
(q)    so long as no Event of Default has occurred and is continuing or would result therefrom, any other Investments in an aggregate amount not to exceed the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such Investment for which financial statements have been delivered to ~~the~~ Agent, during the term of the Agreement,
(r)    Hedge Obligations incurred in the ordinary course of business and not for speculative purposes,
(s)    mergers, consolidations or amalgamations permitted by Section 6.3,
(t)    Investments in securities of trade creditors or customers in the ordinary course of business that are received (i) in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or (ii) in the settlement of debts created in the ordinary course of business,
(u)    Permitted Dispositions (other than in reliance on clause (m) thereof),
(v)    Investments in Joint Ventures existing as of the Closing Date and set forth on Schedule J-1 for the purpose of financing such entities’ (i) operating expenses incurred in the ordinary course of business, (ii) reasonable Capital Expenditures and (iii) other reasonable obligations that are accounted for by ~~the~~ Parent and its Subsidiaries as increases in equity in such Joint Ventures,
(w)    any Investment consisting of the contribution of Securitization Assets and provision of Standard Securitization Undertakings in connection with a Qualified Receivables Transaction, and
(x)    the use or transfer of cash and Cash Equivalents to effect the Stelco Acquisition or the terms of the Stelco Acquisition Agreement (in each case, as determined by Parent in good faith).
“Permitted Joint Venture” means any Person at least 50% of the capital stock of which is owned by a Loan Party if (a) such Person is engaged in a business related to that of a Loan Party and (b) the Loan Party has the right to appoint at least half of the members of the Board of Directors (or equivalent governing body, including, without limitation, of the general partner of a limited partnership) of such Person.
“Permitted Liens” means
(a)    Liens granted to, or for the benefit of, Agent to secure the Obligations or any portion thereof,
(b)    Liens for unpaid Taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent by more than 30 days or which can thereafter be paid without penalties, or (ii) do not have priority over Agent’s Liens with respect to the ABL Priority Collateral and the underlying Taxes, assessments, or charges or levies are the subject of Permitted Protests,
(c)    judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of the Agreement,
(d)    Liens set forth on Schedule P-2 to the Agreement, any continuation or extension thereof; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to the Agreement shall only secure the Indebtedness that it secures on the Closing Date, and any Refinancing Indebtedness in respect thereof,
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(e)    the interests of lessors under operating leases and non-exclusive licensors under license agreements,
(f)    purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) in the case of Permitted Purchase Money Indebtedness described in clauses (a) and (b) of the definition thereof, (A) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (B) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, and (ii) in the case of Permitted Purchase Money Indebtedness described in clauses (a) through (c) of the definition thereof, such Lien does not attach to ABL Priority Collateral (other than with respect to Permitted Purchase Money Indebtedness (and Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed the greater of (x) $500,000,000 and (y) 3.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, at any time outstanding secured by Mobile Equipment (and not any other ABL Priority Collateral) but only to the extent that Parent shall have delivered a notice to Agent clearly identifying the Mobile Equipment subject to such Lien prior to the granting of such Lien),
(g)    Liens arising by operation of law in favor of warehousemen, landlords, carriers, vendors’, mechanics, materialmen, laborers, suppliers, repairmen, construction and other like Liens arising by operation of law, incurred in the ordinary course of business, and which Liens either (i) are for sums not yet delinquent by more than 30 days, or (ii) are the subject of Permitted Protests,
(h)    ~~Liens~~undetermined or inchoate Liens and charges arising or potentially arising under statutory provisions which have not at the time been filed or registered in accordance with applicable law or of which written notice has not been duly given in accordance with applicable law or which although filed or registered, relate to obligations not due and delinquent, including without limitation statutory Liens incurred, or on amounts pledged or deposited to secure any Borrower’s and its Subsidiaries obligations in connection with worker’s compensation, other unemployment insurance and similar legislation,
(i)    Liens on amounts deposited to secure any Borrower’s and its Subsidiaries obligations in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money,
(j)    Liens on amounts deposited to secure any Borrower’s and its Subsidiaries reimbursement obligations with respect to surety or appeal bonds obtained in the ordinary course of business,
(k)    with respect to any Real Property, servitudes, easements, rights of way, zoning and similar restrictions, reservations (including severances, leases or reservations of oil, gas, coal, minerals or water rights), restrictions or encumbrances in respect of real property or title defects that were not incurred in connection with indebtedness and do not in the aggregate materially impair their use in the operation of the business of ~~the~~ Parent and its Subsidiaries,
(l)    non-exclusive licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,
(m)    Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,
(n)    rights of setoff, bankers’ liens and other similar Liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,
(o)    Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,
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(p)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,
(q)    Liens solely on any cash earnest money deposits made by a Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition,
(r)    Liens assumed by any Borrower or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness; provided that, to the extent any Liens incurred under this clause (r) secures Acquired Indebtedness of a Loan Party in an aggregate principal outstanding (for all such transactions) of greater than $100,000,000 and such Liens secures ABL Priority Collateral, then such Liens shall, within 120 days after the date of assumption thereof, be subject to an intercreditor agreement in form and substance reasonably satisfactory to Agent (it being agreed the form and substance of the Intercreditor Agreement is acceptable) providing that such Liens on ABL Priority Collateral are junior to the Liens on the ABL Priority Collateral securing the Obligations,
(s)    Liens on the Collateral securing any Indebtedness permitted to be incurred pursuant to clause (f), (u), (cc) or (dd) of the definition of “Permitted Indebtedness” and Refinancing Indebtedness in respect thereof, so long as such Liens are subject to the Intercreditor Agreement or such intercreditor agreement in form and substance reasonably satisfactory to ~~the~~ Agent (it being agreed that the form of the Intercreditor Agreement is satisfactory),
(t)    Liens in the nature of royalties, dedications of reserves under supply agreements, mining leases or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC or PPSA financing statement filings in respect of leases or consignment arrangements (and not any Indebtedness) entered into in the ordinary course of business,
(u)    (i) leases or subleases of properties, in each case entered into in the ordinary course of business so long as such leases or subleases do not, individually or in the aggregate, (~~i~~A) interfere in any material respect with the ordinary conduct of the business of Borrowers or their respective Subsidiaries or (~~ii~~B) materially impair the use or the value of the property subject thereto, and (ii) Liens granted by any Canadian Loan Party to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties,
(v)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business in accordance with the past business practices of such Person, and any products or proceeds thereof to the extent covered by such Liens,
(w)    the filing of UCC or PPSA financing statements in connection with operating leases, consignment of goods or bailment agreements,
(x)    Liens on assets of a Subsidiary that is not a Loan Party in favor of a Borrower or a Subsidiary of a Borrower,
(y)    Liens created solely for the purpose of securing Indebtedness permitted by clause (q) of the definition of “Permitted Indebtedness”; provided that any such Liens attach only to the property being leased or acquired pursuant to such Indebtedness and do not encumber any other property (other than any products or proceeds thereof to the extent covered by such Liens),
(z)    Liens on (i) letters of credit securing another standby letter of credit and (ii) cash or Cash Equivalents securing (x) reimbursement or counterindemnity obligations with respect to any standby letter of credit, or (y) any Hedge Obligations of ~~the~~ Parent or any of its Subsidiaries, as to which the aggregate amount of the obligations secured thereby does not exceed the greater of (x) $100,000,000 and (y) 0.75% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, at any time outstanding; provided that any such cash or Cash Equivalents shall be held in an Excluded Account not subject to ~~the~~ Agent’s control (within the meaning of the Code),
(aa)    Liens on the assets of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted under clause (w) of the definition of “Permitted Indebtedness”,
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(bb)    Liens in the nature of royalties, dedications of reserves or similar rights or interests granted, taken subject to or otherwise imposed on properties consistent with normal practices in the mining industries and any precautionary UCC or PPSA financing statement filings in respect of leases or consignment arrangements (and not any Indebtedness) entered into in the ordinary course of business,
(cc)    Liens on the Equity Interests of a Receivable Subsidiary and Liens on Securitization Assets securing or transferred pursuant to any Qualified Receivables Transaction,
(dd)    Liens on assets or property not constituting Collateral in an amount not to exceed the greater of (x) $1,950,000,000, and (y) 14.625% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent,
(ee)    other Liens as to which the aggregate amount of the obligations secured thereby does not exceed the greater of (x) $400,000,000 and (y) 3.0% of Consolidated Net Tangible Assets, measured as of the last day of the fiscal quarter ending prior to the date of such incurrence for which financial statements have been delivered to ~~the~~ Agent, at any time outstanding; provided, however, that no more than $30,000,000 of such Liens permitted under this clause (ee) shall be secured by the ABL Priority Collateral,
(ff)    Liens securing any Indebtedness permitted to be incurred pursuant to clause (bb) of the definition of “Permitted Indebtedness”, so long as, if such Indebtedness is secured by the Collateral, (x) the Liens securing such Indebtedness shall be pari passu with or junior to the Liens securing the Senior Secured Notes (or if the Senior Secured Notes are no longer outstanding at such time, such Liens would have been pari passu with or junior to the Liens securing the Senior Secured Notes had the Senior Secured Notes been outstanding), (y) any Liens on ABL Priority Collateral shall be junior to the Liens on the ABL Priority Collateral securing the Obligations and (z) the Liens securing such Indebtedness are subject to the Intercreditor Agreement or such intercreditor agreement in form and substance reasonably satisfactory to the Agent (it being agreed that the form and substance of the Intercreditor Agreement is acceptable),
(gg)    Liens on assets or property not constituting Collateral, including assets or property of Stelco or its subsidiaries securing the Stelco Bridge Facility or the Stelco Permanent Financing,
(hh)    real property mortgages on the Mortgaged Lands in favour of Legacy Lands II Limited Partnership,
(ii)    Liens in favour of Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) solely on RBC Eligible Accounts which have been sold to Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada) pursuant to the terms of the Stelco Securitization Facility,
(jj)    the rights reserved to or vested in a Governmental Authority by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof,
(kk)    securities to public utilities or to any municipalities or Governmental Authority or other public authority when required by the utility, municipality or Governmental Authority or other public authority in connection with the supply of services or utilities to the Loan Parties,
(ll)    Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not materially and adversely affect the use of the lands by any Loan Party,
(mm)    statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of any Loan Party under Environmental Law to which any assets of such Loan Party are subject, and
(nn)    contractual rights of set-off granted in the ordinary course of business.
“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), Taxes (other than payroll Taxes or Taxes that are the subject of a United States federal Tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established
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on such Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted by such Borrower or its Subsidiary, as applicable, in good faith, and (c) with respect to any Lien on ABL Priority Collateral, Agent is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens on such ABL Priority Collateral.
“Permitted Purchase Money Indebtedness” means, as of any date of determination, (a) purchase money Indebtedness, including any such Indebtedness assumed in connection with a Permitted Acquisition, (b) Capitalized Lease Obligations, including any such obligations assumed in connection with a Permitted Acquisition, and (c) Indebtedness incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on such assets before the acquisition thereof, and any Refinancing Indebtedness thereof, provided that, with respect to the Indebtedness described in clause (c) of this definition (“Project Indebtedness”), (w) such Project Indebtedness is incurred before or within 180 days after such acquisition or the completion of such construction or improvement, (x) such Project Indebtedness shall be secured only by the property acquired, constructed or improved in connection with the incurrence of such Project Indebtedness, (y) with respect to such Project Indebtedness assumed in connection with a Permitted Acquisition, the amount of such Project Indebtedness shall not exceed 100% of the total consideration paid in connection with such Permitted Acquisition and (z) with respect to Project Indebtedness incurred to finance the acquisition of any fixed or capital assets, such Project Indebtedness shall constitute not more than 100% of the aggregate consideration paid with respect to such fixed or capital assets.
~~“Permitted Ratable Portion” has the meaning specified in Section 2.4(b)(iv).~~
“Person” means natural persons, corporations, limited liability companies, unlimited liability company, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.
“Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” subject to Section 4975 of the Code or (c) any Person whose assets include Plan Assets of any such “employee benefit plan” or “plan”.
“Plan Assets” means “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
“Platform” has the meaning specified therefor in Section 18.9(c) of the Agreement.
“Pounds Sterling” ~~shall mean~~means British Pounds Sterling or any successor currency in the United Kingdom.
“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, priority, validity or effect of security interests or other applicable Liens.
“Prime Rate” the rate of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.
“Proceeds of Crime Act” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (or any successor statute), as amended from time to time, and includes all regulations thereunder.
“Pro Rata Share” means, as of any date of determination:
(a)    with respect to a Lender’s obligation to make all or a portion of the Revolving Loans of any Class, with respect to such Lender’s right to receive payments of interest, fees, and principal with respect to the Revolving Loans of any Class, and with respect to all other computations and other matters related to the Revolver Commitments or the Revolving Loans of any Class, the percentage obtained by dividing (i) the Revolving Loan
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Exposure with respect to such Class of such Lender by (ii) the aggregate Revolving Loan Exposure with respect to such Class of all Lenders,
(b)    with respect to a Lender’s obligation to participate in the Letters of Credit in respect to any Class of Commitments, with respect to such Lender’s obligation to reimburse any Issuing Bank, and with respect to such Lender’s right to receive payments of Letter of Credit Fees in respect to any Class of Commitments, and with respect to all other computations and other matters related to the Letters of Credit in respect to any Class of Commitments, the percentage obtained by dividing (i) the Revolving Loan Exposure with respect to such Class of such Lender by (ii) the aggregate Revolving Loan Exposure with respect to such Class of all Lenders; provided, that if all of the Revolving Loans of such Class have been repaid in full and all Revolver Commitments of such Class have been terminated, but Letters of Credit in respect to any Class of Commitments remain outstanding, Pro Rata Share under this clause shall be determined as if the Revolver Commitments of such Class had not been terminated and based upon the Revolver Commitments of such Class as they existed immediately prior to their termination,
(c)    [reserved],
(d)    [reserved], and
(e)    with respect to all other matters and for all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.6 of the Agreement), the percentage obtained by dividing (i) the Revolving Loan Exposure of such Lender by (ii) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full, all Letters of Credit have been made the subject of Letter of Credit Collateralization, and all Revolver Commitments have been terminated, Pro Rata Share under this clause shall be determined as if the Revolving Loan Exposures had not been repaid, collateralized, or terminated and shall be based upon the Revolving Loan Exposures as they existed immediately prior to their repayment, collateralization, or termination.
“Projections” means Parent’s forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Parent’s historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.
“Protective Advances” has the meaning specified therefor in Section 2.3(f)(i) of the Agreement.
“Province of Ontario” means His Majesty the King in Right of the Province of Ontario and all of its ministries, agencies, commissions and other entities and funds.
“Public Lender” has the meaning specified therefor in Section 18.9(c) of the Agreement.
“Purchase Price” means, with respect to any Acquisition, an amount equal to the aggregate consideration, whether cash, property or securities (including the fair market value of any Equity Interests of Parent issued in connection with such Acquisition), paid or delivered by a Borrower or one of its Subsidiaries in connection with such Acquisition (whether paid at the closing thereof or payable thereafter and whether fixed or contingent), but excluding therefrom (a) any cash of the seller and its Affiliates used to fund any portion of such consideration and (b) any cash or Cash Equivalents acquired in connection with such Acquisition.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of the Loan Parties that is not identifiable proceeds of Collateral and that is held by Bank of America in the account referred to in the definition of Liquidity.
“Qualified Equity Interest” means and refers to any Equity Interests issued by Parent (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.
“Qualified Receivables Transaction” means any financing arrangement or factoring of Securitization Assets by ~~the~~ Parent or any Subsidiary and any securitization facility of any Receivable Subsidiary, in each case, the obligations of which are non-recourse (except for Standard Securitization Undertakings) to ~~the~~ Parent or any Subsidiary (other than any Receivable Subsidiary) in connection therewith. The “amount” or “principal amount” of any Qualified Receivables Transaction shall be deemed at any time to be (1) the aggregate principal, or stated amount, of
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the Indebtedness or fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such Qualified Receivables Transaction, in each case outstanding at such time, or (2) in the case of any Qualified Receivables Transaction in respect of which no such Indebtedness, fractional undivided interests or securities are incurred or issued, the cash purchase price paid by the transferee in connection with its purchase of Securitization Assets less the amount of collections received by the transferee, in each case excluding any amounts applied to purchase fees or discount or in the nature of interest and the aggregate principal amount or stated amount of Indebtedness, fractional undivided interests or other securities held by ~~the~~ Parent or any Subsidiary.
“RBC Eligible Accounts” means Accounts from an account debtor listed on Schedule 1 to the Stelco Securitization Facility, as such schedule may be amended from time to time with concurrent notice being provided to the Agent.
“Real Property” means, collectively, all right, title and interest in and to any and all the parcels of or interests in real property owned or leased by a person or as to which a person otherwise has a possessory interest (including by license or easement), together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures.
“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(~~a~~c), to establish and maintain (including reserves for rebates, discounts, warranty claims or returns) with respect to the Eligible Accounts of the Loan Parties or the Maximum Revolver Amount.
“Receivable Subsidiary” means a Subsidiary of Parent that is formed for the primary purpose of financing accounts receivable of Parent and/or its Subsidiaries.
“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.
“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:
(a)    such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,
(b)    such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, (i) are more burdensome in any material respect to ~~the~~ Parent or any of its Subsidiaries than the Indebtedness being refinanced as determined by Parent in its reasonable business judgment or (ii) are or could be expected to be materially adverse to the interests of the Lenders; provided that the Existing Senior Notes may be refinanced on substantially the same terms as the terms of the Senior Secured Notes,
(c)    if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that, when taken as a whole, as determined by Parent in its reasonable business judgment, are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,
(d)    the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended; provided that the Existing Senior Notes may be refinanced on substantially the same terms as the terms of the Senior Secured Notes,
(e)    [reserved], and
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(f)    if such Refinancing Indebtedness in respect of any Existing Senior Notes is secured, such Refinancing Indebtedness shall be secured on a junior priority basis with respect to the ABL Priority Collateral pursuant to an intercreditor agreement in form and substance reasonably acceptable to ~~the~~ Agent, it being agreed the form and substance of the Intercreditor Agreement is acceptable; provided that other than the Existing Senior Notes, no unsecured Indebtedness may be refinanced with secured Indebtedness.
“Register” has the meaning set forth in Section 13.1(h) of the Agreement.
“Registered Loan” has the meaning set forth in Section 13.1(h) of the Agreement.
“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Remedial Action” means all actions required by Environmental Laws or a Governmental Authority taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other similar response actions with respect to Hazardous Materials required by Environmental Laws or a Governmental Authority.
“Replacement Lender” has the meaning specified therefor in Section 2.14(b) of the Agreement.
“Report” has the meaning specified therefor in Section 15.9(c) of this Agreement.
“Required Lenders” means, at any time, Lenders having or holding ~~more than~~ collectively more than (x) 50% of the aggregate Tranche A U.S. Revolving Loan Exposure of all Lenders, (y) 50% of the aggregate Tranche B Revolving Loan Exposure of all Lenders and (z) 50% of the aggregate Tranche A Multicurrency Revolving Loan Exposure of all Lenders; provided, that the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders.
“Rescindable Amount” has the meaning as defined in Section 2.4(a)(iii).
“Reserves” means, as of any date of determination, those reserves without duplication ~~to~~including Receivable Reserves, Bank Product Reserves (with respect to the Tranche A U.S. Borrowing Base), Dilution Reserves, Inventory/Equipment Reserves and Hedge Reserves (with respect to the Tranche A U.S. Borrowing Base) that Agent deems necessary or appropriate, in its Permitted Discretion and subject to the last paragraph of Section 2.1(~~a~~c), to establish and maintain (including reserves with respect to (a) sums that any Borrower or its Subsidiaries are required to pay under any Section of the Agreement or any other Loan Document (such as Taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, ~~and~~ (b) amounts owing by any Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the ABL Priority Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to ~~the~~ Agent’s Liens in and to such item of the ABL Priority Collateral) with respect to the Borrowing Base or the Maximum Revolver Amount, and (c) the Canadian Priority Payable Reserve. Agent shall apply such Reserves as between the Canadian Borrowing Base and the Tranche A U.S. Borrowing Base as it may determine in its Permitted Discretion.
“Responsible Officer” shall mean any of the President, Chairman, Chief Executive Officer, Chief Operating Officer, Vice Chairman, any Executive Vice President, Chief Financial Officer, General Counsel, Chief Legal Officer, Treasurer or Assistant Treasurer, of Parent.
“Restricted Payment” means to (a) declare or pay any dividend or make any other payment or distribution, directly or indirectly, on account of Equity Interests issued by any Borrower or any of its Subsidiaries or to the direct or indirect holders of Equity Interests issued by such Borrower or such Subsidiary in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by Parent), (b) purchase, redeem, make any sinking fund or similar payment, or otherwise acquire or retire for value (including in connection with any merger,
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amalgamation or consolidation involving any Borrower or any of its Subsidiaries) any Equity Interests issued by any Borrower or any of its Subsidiaries, and (c) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Borrower or any of its Subsidiaries now or hereafter outstanding.
“Revolver Commitment” means the Tranche A U.S. Revolver Commitment, the Tranche A Multicurrency Revolver Commitment and the Tranche B Revolver Commitment, if any.
“Revolver Usage” means ~~, as of any date of determination, the sum of (a) the amount of outstanding Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage~~Tranche A U.S. Revolver Usage or Tranche A Multicurrency Revolver Usage, as applicable.
“Revolving Lender” means a ~~Lender that has a Revolver Commitment or that has an outstanding~~U.S. Revolving ~~Loan~~Lender or a Tranche A Multicurrency Revolving Lender.
“Revolving Loan Exposure” means, with respect to any Revolving Lender, ~~as of any date of determination (a) prior to the termination of the Revolver Commitments, the amount of such Lender’s Revolver Commitments, and (b) after the termination of the Revolver Commitments, the aggregate outstanding principal amount of the Revolving Loans of such Lender~~the sum of such Lender’s U.S. Revolving Loan Exposure and such Lender’s Tranche A Multicurrency Revolving Loan Exposure.
“Revolving Loans” means the Tranche A U.S. Revolving Loans, the Tranche A Multicurrency Revolver Loans and the Tranche B Revolving Loans.
“S&P” has the meaning specified therefor in the definition of Domestic Cash Equivalents.
“Sanctioned Entity” means (a) a country or territory or a government of a country, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly owned or controlled by a country or territory or its government, (d) a Person located, organized, or resident in or determined to be resident in a country or territory, in each case, that is subject to a country-based sanctions program administered and enforced by OFAC, the Government of Canada, His Majesty’s Treasury of the United Kingdom, the European Union, or the United Nations Security Council.
“Sanctioned Person” means at any time, any Person listed in the Sanctions-related list of designated Persons maintained by ~~the~~ OFAC, the U.S. Department of State, the Government of Canada, the United Nations Security Council, the European Union or any European Union State, or His Majesty’s Treasury of the United Kingdom, or any Person directly or indirectly owned 50% or more, by an such Persons.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, (e) the Government of Canada, or (~~d~~f) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.
“Scheduled CORRA Unavailability Date” has the meaning specified in Section 2.13(d)(iii)(~~B~~D)(ii) of this Agreement.
“Scheduled SOFR Unavailability Date” has the meaning specified in Section 2.13(d)(iii)(C)(ii) of this Agreement.
“SEC” means the United States Securities and Exchange Commission and any successor thereto.
“Second Amendment” means the Second Amendment to this Agreement, dated as of the Second Amendment Effective Date.
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“Second Amendment Effective Date” means December 9, 2020.
“Securities Account” means a securities account (as that term is defined in the Code or any analogous definition in the PPSA).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Securitization Assets” means any accounts receivable and the proceeds thereof and all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable financing or factoring or securitization financing (as determined in good faith by ~~the~~ Parent or any Subsidiary).
“Senior Secured Notes” means those certain 6.750% Senior Secured Notes due 2026, issued by Parent on the Closing Date in the initial aggregate principal amount of $725,000,000 and on June 19, 2020 in the additional aggregate principal amount of $120,000,000, as amended, supplemented or otherwise modified from time to time.
“Senior Secured Notes Documents” means the Senior Secured Notes, the Senior Secured Notes Indenture, and all other agreements, documents and instruments entered into now or in the future in connection with the Senior Secured Notes or the Senior Secured Notes Indenture.
“Senior Secured Notes Indenture” means the Indenture dated as of March 13, 2020, governing the Senior Secured Notes, by and among Parent, as issuer, the guarantors from time to time party thereto, and U.S. Bank National Association, as trustee and first lien notes collateral agent, as amended, supplemented or otherwise modified from time to time.
“Settlement” has the meaning specified therefor in Section 2.3(g)(i)(A) of the Agreement.
“Settlement Date” has the meaning specified therefor in Section 2.3(g)(i)(A) of the Agreement.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date.
“Sixth Amendment” means the Sixth Amendment to this Agreement, dated as of September 13, 2024.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator of SOFR).
“SOFR Adjustment” means a rate per annum equal to 0.10%.
“SOFR Deadline” has the meaning specified therefor in Section 2.13(b)(i) of the Agreement.
“SOFR Notice” means a written notice substantially in the form of Exhibit L-1 to the Agreement.
“SOFR Option” has the meaning specified therefor in Section 2.13(a) of the Agreement.
“SOFR Successor Rate” has the meaning specified in Section 2.13(d)(iii)(C)(ii) of this Agreement.
“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s debts (including contingent liabilities) is less than all of such Person’s assets, (b) such Person is not engaged or about to engage in a business or transaction for which the remaining assets of such Person are unreasonably small in relation to the business or transaction or for which the property remaining with such Person is an unreasonably small capital, and (c) such Person has not incurred and does not intend to incur, or reasonably believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), ~~and~~ (d) such Person is “solvent” or not “insolvent”, as applicable within the meaning given those terms and similar terms under applicable laws relating to fraudulent transfers and conveyances and (e) with respect to the Canadian Loan Parties, such Person is not an "insolvent person" as defined in the BIA. For purposes of this
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definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Special Regulation” means the special regulation enacted under the PBA commonly referred to as O. Reg. 255/17 U.S. Steel Canada Inc. Pension Plans, as may be amended or supplemented from time to time.
~~“Specified Availability” means the sum of Excess Availability and the amount (if any, but not to be less than zero or greater than 2.5% of the Revolver Commitments) by which the Aggregate Borrowing Base exceeds the Revolver Commitments.~~
“Specified Event of Default” shall mean any Event of Default arising under Section 8.1, 8.2 (relating to a failure to deliver a Borrowing Base Certificate when required (after the applicable grace period) or a failure to comply with Section 5.16 or Section 7), 8.4, 8.5, or 8.7 (relating to misrepresentations related to the Tranche A U.S. Borrowing Base, the Tranche B Borrowing Base or the Aggregate Borrowing Base).
~~“Specified Representations” means the representations and warranties made in respect of the Borrower and its direct and indirect Subsidiaries (including, for the avoidance of doubt, the Target and its direct and indirect Subsidiaries) in Sections 4.1(a), 4.2 (other than, solely in the case of the Target and its Subsidiaries, 4.2(b)(ii) and in the case of the Parent and its Subsidiaries (excluding the Target and its Subsidiaries) solely with respect to Material Contracts governing Indebtedness related to borrowed money), 4.4(a), 4.4(b) (limited to creation, validity and perfection except as provided in the last paragraph of Schedule 3.1), 4.9 (after giving effect to the Transactions on the Closing Date), 4.13(b) and, solely with respect to the use of proceeds of the extensions of credit on the Closing Date, 4.13(a) and (c).~~
“Specified State” means any one of (a) Canada, (b) The Netherlands, (c) Luxembourg and (d) the United States of America.
“Specified Stelco Credit Agreement Representations” means the representations and warranties of the Loan Parties (including, for the avoidance of doubt, Stelco and any of its subsidiaries required to become Guarantors hereunder) in Section 4.1(a)(i); Section 4.1(a)(iii) (solely with respect to power and authority to enter into the Loan Documents); Section 4.2(a); Section 4.4(a); Section 4.2(b)(i) (after giving effect to the Stelco Acquisition and the other transactions related thereto and solely with respect to the Governing Documents of the Loan Parties); Section 4.2(b)(ii) (after giving effect to the Stelco Acquisition and solely with respect to Material Contracts that are existing debt document of ~~the~~ Parent, Stelco or any of their respective subsidiaries, in each case with an individual outstanding principal amount of $250.0 million or greater); Section 4.9(a) (with respect to Parent and its subsidiaries on the Stelco Acquisition Closing Date on a consolidated basis after giving effect to the Stelco Acquisition and the other transactions related thereto); Section 4.16; Section 4.13(b); Sections 4.13(a) and (c) (solely with respect to the use of proceeds of the extensions of credit on the Stelco Acquisition Closing Date); and the last sentence of Section 4.17.
“Spot Rate” means the exchange rate, as determined by Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in Agent’s principal foreign exchange trading office for the first currency.
“Standard Letter of Credit Practice” means, for any Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which such Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.
“Standard Securitization Undertakings” means representations, warranties, covenants (including repurchase obligations) and indemnities entered into by Parent or any Subsidiary that ~~the~~ Parent or such Subsidiary, as
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applicable, has determined in good faith are customary for “non-recourse” accounts receivables financings or factoring or securitization financings.
“Stelco” means Stelco ~~Holdings~~ Inc., a Canadian corporation, including all predecessor names and entities.
“Stelco Acquisition” means the direct or indirect acquisition by Parent of 100% of the equity interests of Stelco pursuant to the Stelco Acquisition Agreement.
“Stelco Acquisition Agreement” means the Arrangement Agreement, dated as of July 14, 2024, by and among Parent, 13421422 Canada Inc., a Canadian corporation, and Stelco, including the Plan of Arrangement attached thereto, without giving effect to any amendment, waiver or supplement thereto that would cause clause (b) of paragraph 2 of Schedule 3.2 to fail to be satisfied.
“Stelco Acquisition Agreement Representations” means such representations and warranties made by or with respect to Stelco and its subsidiaries in the Stelco Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Parent has (or a subsidiary of Parent has) the right to terminate its obligations under the Stelco Acquisition Agreement, or to decline to consummate the Stelco Acquisition pursuant to the Stelco Acquisition Agreement, as a result of a breach of such representations in the Stelco Acquisition Agreement.
“Stelco Acquisition Closing Date” means the date of consummation of the Stelco Acquisition.
“Stelco Acquisition Outside Date” means the “End Date” (as defined in the Stelco Acquisition Agreement and as such End Date may be extended pursuant to the terms thereof).
“Stelco Bridge Facility” means a 364-day bridge facility in an aggregate principal amount of up to $3,297,000,000 incurred by Parent in connection with the Stelco Acquisition to the extent all or any portion of the Stelco Permanent Financing is not issued or the proceeds thereof not made available to Parent on or prior to the date on which the Stelco Acquisition is consummated.
“Stelco Bridge Facility Lead Arrangers” means, collectively, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Truist Securities, Inc., UBS Securities LLC, BofA Securities, Inc., Fifth Third Bank, National Association, PNC Capital Markets LLC, BMO Capital Markets Corp., Capital One, National Association, Regions Capital Markets, The Huntington National Bank, N.A., ING Capital LLC and U.S. Bank National Association.
“Stelco CCAA Documents” means, collectively, the CCAA Plan, the Collective Agreements, the Environmental Related Agreements, the Mortgage Note, the OPEB Funding Agreement, the Pension Agreement, the Pension Deficit Funding Trust Agreement, the Tax Savings Agreement, the USS Related Agreements, and all other documents, instruments and certificates contemplated by the CCAA Plan related thereto and executed in connection therewith.
“Stelco Certain Funds Sublimit” means $1,850,000,000.
“Stelco Employees” means all individuals currently or formerly employed by Stelco and its Subsidiaries, whether on a full-time, part-time, salaried, hourly, unionized or non-unionized basis, including current employees on long-term disability or any other leave of absence, which, for greater certainty, does not include contractors.
“Stelco Lands” means the HW Lands and the LEW Lands.
“Stelco Material Adverse Effect” has the meaning assigned to the term “Company Material Adverse Effect” as in the Stelco Acquisition Agreement in effect on July 14, 2024.
“Stelco Parent” means Stelco Holdings Inc., a Canadian corporation.
“Stelco Permanent Financing” means (a) senior secured notes and/or senior unsecured notes and/or (b) term loans, in each case, issued or incurred, as the case may be, by Parent or any of its subsidiaries in connection with the Stelco Acquisition and/or to replace or refinance amounts outstanding under the Stelco Bridge Facility. The aggregate principal amount of the Stelco Permanent Financing, together with the outstanding amount of
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the Stelco Bridge Facility, if any, shall not exceed $3,297,000,000 plus the amount of fees and expenses incurred in connection with the Stelco Bridge Facility and the Stelco Permanent Financing.
“Stelco Refinancing” means that (i) the Second Amended and Restated Credit Agreement dated as of June 18, 2021, (as amended, restated, modified or otherwise supplemented from time to time), by and among Stelco, the lenders party thereto and Wells Fargo Capital Finance Corporation Canada, as administrative agent, will be repaid in full in connection with the consummation of the Stelco Acquisition and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released and (ii) the amended and restated inventory monetization agreement dated February 25, 2022, as amended January 20, 2023 and December 31, 2023, as amended, between Stelco Inc., a direct subsidiary of Stelco, and J. Aron & Company LLC, in each case have been repaid in full in connection with the consummation of the Stelco Acquisition and any security interests and guarantees in connection therewith shall have been terminated and/or released (such facilities, the “Existing Stelco Debt Agreements”).
“Stelco Securitization Facility” means the receivables purchase agreement dated as of June 14, 2019 between Stelco, as seller, and Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada), as purchaser (as amended, restated, supplemented or otherwise modified from time to time), purchase to which Royal Bank of Canada (as successor by amalgamation to HSBC Bank Canada), purchases certain Accounts of Stelco from time to time, the sale of which is non-recourse to Stelco (except for standard representations, warranties, covenants and indemnities made in connection with such facilities).
“Stelco CCAA Documents” means, collectively, the CCAA Plan, the Collective Agreements, the Environmental Related Agreements, the Mortgage Note, the OPEB Funding Agreement, the Pension Agreement, the Pension Deficit Funding Trust Agreement, the Environmental Release, the Special Regulation, the Tax Savings Agreement, the USS Related Agreements, and all other documents, instruments and certificates contemplated by the CCAA Plan related thereto and executed in connection therewith.
“Strategic Innovation Fund Funding Agreement” means the Strategic Innovation Fund Funding Agreement dated October 23, 2019, as amended on November 26, 2020, among Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry, Stelco, as borrower, and Stelco Parent, as guarantor.
“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.
“Successor Rate” ~~has the meaning specified in Section 2.13(d)(iii)(B)(ii) of this Agreement~~means a CORRA Successor Rate or a Term SOFR Successor Rate, as applicable.
“Supermajority Lenders” means, at any time, Lenders having or holding collectively more than (x) 66 2/3% of the aggregate Tranche A U.S. Revolving Loan Exposure of all Lenders, ~~and~~ (y) 66 2/3% of the aggregate Tranche B Revolving Loan Exposure of all Lenders and (z) 66 2/3% of the aggregate Tranche A Multicurrency Revolving Loan Exposure of all Lenders; provided, that (a) the Revolving Loan Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (b) at any time there are two (2) or more Lenders with Revolving Loan Exposure of a given Class, “Supermajority Lenders” must include at least two (2) Lenders in such Class (who are not Affiliates of one another).
“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swing Lender” means Bank of America or any other Revolving Lender that, at the request of the Borrowers and with the consent of Agent agrees, in such Revolving Lender’s sole discretion, to become the Swing Lender under Section 2.3(c) of the Agreement.
“Swing Loan” ~~has the meaning specified therefor in Section2.3(c) of the Agreement~~means a U.S. Swing Loan or a Multicurrency Swing Loan.
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“Swing Loan Exposure” means, as of any date of determination with respect to any Lender, the sum of such Lender’s ~~Pro Rata Share of the Swing Loans~~Multicurrency Swing Line Exposure and U.S. Swing Line Exposure on such date.
~~“Target” means AK Steel Holding Corporation, a Delaware corporation.~~
~~“Target ABL Credit Agreement” that certain Second Amended and Restated Loan and Security Agreement, dated as of September 13, 2017, among the Target, as borrower, the borrowing base guarantors party thereto, the lenders from time to time party thereto and Bank of America, N.A., as agent.~~
~~“Target Loan Parties” means AK Steel Holding Corporation and each of its Domestic Wholly-Owned Subsidiaries (other than any Excluded Subsidiary).~~
~~“Target Senior Secured Notes” means those certain 7.50% Senior Secured Notes due 2023 issued by AK Steel Corporation on June 20, 2016 in the initial aggregate principal amount of $380,000,000 and the indenture governing such notes.~~
“Tax Lender” has the meaning specified therefor in Section 14.2(a) of the Agreement.
“Tax Savings Agreement” means the tax savings agreement dated as of June 30, 2017 among Stelco, the Province of Ontario, the administrator of each of the Main Pension Plans and the OPEB Entities, as may be amended or supplemented from time to time in accordance with the terms hereof.
“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto.
“Term CORRA” means:
(a)for any Interest Period with respect to a Term CORRA Loan, the rate per annum equal to the forward-looking term rate based on CORRA, as published by the Term CORRA Administrator (or other commercially available source providing such quotations as may be designated by Agent from time to time) on the day that is two Business Days prior to the first day of such Interest Period (or if such day is not a Business Day, then on the immediately preceding Business Day) with a term equivalent to such Interest Period plus the Term CORRA Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Canadian Prime Rate Loan on any date, the rate per annum equal to the forward-looking term rate based on CORRA, as published by the Term CORRA Administrator (or other commercially available source providing such quotations as may be designated by Agent from time to time) on the day that is two Business Days prior to such date (or if such date is not a Business Day, then on the immediately preceding Business Day) with a one-month term plus the Term CORRA Adjustment for one-month’s duration;
provided that, if Term CORRA shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Term CORRA Adjustment” means (a) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration and (b) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.
“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Loan” means a Tranche A Multicurrency Revolving Loan in Canadian Dollars that bears interest based on clause (a) of the definition of Term CORRA.
“Term CORRA Replacement Date” has the meaning specified therefor in Section 2.13(d)(iii)(D)(ii) of the Agreement.
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“Term Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to clause (a) of the definition of Term CORRA or clause (a) of the definition of Term SOFR.
“Term Rate Loan Notice” means a SOFR Notice or a CORRA Notice.
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two Business Days prior to such date with a term of one month commencing that day; provided that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first Business Day immediately prior thereto; in each case, plus the SOFR Adjustment for such term;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Replacement Date” has the meaning specified therefor in Section 2.13(d)(iii)(~~B~~C)(ii) of the Agreement.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to ~~the~~ Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by ~~the~~ Agent from time to time in its reasonable discretion).
“Third Amendment Effective Date” means December 17, 2021.
“Trademark Security Agreement” has the meaning specified therefor in the U.S. Guaranty and Security Agreement or the Canadian Guaranty and Security Agreement, as applicable.
“Tranche A Base Rate Loan Margin” has the meaning set forth in the definition of Applicable Margin.
“Tranche A Exchange” has the meaning specified therefor in Section 2.17 of the Agreement.
“Tranche A Exchange Offer” has the meaning specified therefor in Section 2.17 of the Agreement.
“Tranche A Multicurrency Facility” means the Tranche A Multicurrency Revolver Commitments of the Tranche A Multicurrency Revolving Lenders and the Multicurrency Revolving Loans and Multicurrency Letter of Credit Disbursements pursuant to those Tranche A Multicurrency Revolver Commitments in accordance with the terms hereof.
“Tranche A Multicurrency Line Cap” means as of any date of determination, the lesser of (a) the Maximum Multicurrency Revolver Amount and (b) the Canadian Borrowing Base as of such date.
“Tranche A Multicurrency Revolver Commitment” means, with respect to each Tranche A Multicurrency Revolving Lender, its Tranche A Multicurrency Revolver Commitment, and, with respect to all Tranche A Multicurrency Revolving Lenders, their Tranche A Multicurrency Revolver Commitments, in each case as such Dollar amounts are set forth beside such Tranche A Multicurrency Revolving Lender’s name under the applicable heading on Schedule C-1 to the Sixth Amendment or in the Assignment and Acceptance or Incremental Amendment pursuant to which such Tranche A Multicurrency Revolving Lender became a Tranche A Multicurrency Revolving Lender under
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the Agreement, as such amounts may be reduced or increased from time to time pursuant to a (i) Commitment Reallocation pursuant to Section 2.20 hereof or (ii) an assignment made in accordance with the provisions of Section 13.1 of the Agreement. For the avoidance of doubt, upon the occurrence of the Canadian Amendments Effective Date as set forth in the Sixth Amendment, the Tranche A U.S. Revolver Commitments and the Tranche A Multicurrency Revolver Commitments will replace the Tranche A Revolver Commitments as in effect under the Agreement immediately prior to the Canadian Amendments Effective Date.
“Tranche A Multicurrency Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Tranche A Multicurrency Revolving Loans (inclusive of Multicurrency Swing Loans and Multicurrency Protective Advances), plus (b) the amount of the Multicurrency Letter of Credit Usage.
“Tranche A Multicurrency Revolving Borrowing” means a Borrowing comprised of Tranche A Multicurrency Loans.
“Tranche A Multicurrency Revolving Lender” means a Lender that has a Tranche A Multicurrency Revolver Commitment or that has an outstanding a Tranche A Multicurrency Revolving Loan.
“Tranche A Multicurrency Revolving Loan Exposure” means, with respect to any Tranche A Multicurrency Lender, as of any date of determination (a) prior to the termination of the Tranche A Multicurrency Revolver Commitments, the amount of such Lender’s Tranche A Multicurrency Revolver Commitments, and (b) after the termination of the Tranche A Multicurrency Revolver Commitments, the aggregate outstanding principal amount of the Tranche A Multicurrency Revolving Loans of such Lender.
“Tranche A Multicurrency Revolving Loans” has the meaning specified therefor in Section 2.1(b) of the Agreement and includes any Multicurrency Letter of Credit Disbursement, as provided in Section 2.11(d) but shall not include Tranche A U.S. Revolving Loans or Tranche B Revolving Loans.
“Tranche A Revolving Loan Exposure” mean the sum of the Tranche A U.S. Revolving Loan Exposure and the Tranche A Multicurrency Revolving Loan Exposure.
“Tranche A Term Rate Loan Margin” has the meaning set forth in the definition of Applicable Margin.
“Tranche A U.S. Availability” means the Tranche A U.S. Borrowing Base minus Tranche A U.S. Revolver Usage.
“Tranche A U.S. Availability Block” has the meaning specified therefor in Section 2.19(a) of the Agreement.
“Tranche A U.S. Availability Block Reduction” has the meaning specified therefor in Section 2.19(a) of the Agreement.
“Tranche A U.S. Availability Reallocation” has the meaning specified therefor in Section 2.19(a) of the Agreement.
“Tranche A U.S. Availability Reallocation Date” has the meaning specified therefor in Section 2.19(a) of the Agreement.
“Tranche A U.S. Borrowing Base” means, as of any date of determination, the sum of:
(a)    85% of the amount of Eligible Accounts (other than Eligible Investment Grade Accounts) of the U.S. Loan Parties, plus
(b)    90% of Eligible Investment Grade Accounts of the U.S. Loan Parties, plus
(c)    the lesser of (i) the product of 80% multiplied by the value (calculated at the lower of cost or market on a basis consistent with the U.S. Loan Parties’ historical accounting practices) of Eligible Inventory of the U.S. Loan Parties at such time, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value of Eligible Inventory of the U.S. Loan Parties at such time, plus
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(f)    the lesser of (i) 100% of the Net Book Value of Eligible Equipment of the U.S. Loan Parties at such time, and (ii) 85% multiplied by the Net Orderly Liquidation Value of Eligible Equipment of the U.S. Loan Parties at such time; provided that this clause (f) of the Tranche A U.S. Borrowing Base shall not account for more than 10% of the availability created by the Tranche A U.S. Borrowing Base, minus
(g)    the aggregate amount of ~~reserves~~Reserves, if any, established by Agent under Section 2.1~~(a)~~ of the Agreement~~.~~ with respect to the Tranche A U.S. Borrowing Base, minus
~~“Tranche A Exchange” has the meaning specified therefor in Section 2.18 of the Agreement.~~
(h)    Tranche A U.S. Availability Block.
~~“Tranche A Exchange Offer” has the meaning specified therefor in Section 2.18 of the Agreement.~~
“Tranche A U.S. Facility” means the Tranche A U.S. Revolver Commitments of the Tranche A U.S. Revolving Lenders and the U.S. Revolving Loans and U.S. Letter of Credit Disbursements pursuant to those Tranche A U.S. Revolver Commitments in accordance with the terms hereof.
“Tranche A U.S. Line Cap” means as of any date of determination, the lesser of (a) the Maximum U.S. Revolver Amount minus the Tranche B U.S. Revolver Commitment of all Lenders (if any) and (b) the Tranche A U.S. Borrowing Base as of such date.
“Tranche A U.S. Revolver Commitment” means, with respect to each Tranche A U.S. Revolving Lender, its Tranche A U.S. Revolver Commitment, and, with respect to all Tranche A Revolving Lenders, their Tranche A U.S. Revolver Commitments, in each case as such Dollar amounts are set forth beside such Tranche A U.S. Revolving Lender’s name under the applicable heading on Schedule C-1 to the ~~Agreement~~Sixth Amendment or in the Assignment and Acceptance or Incremental Amendment pursuant to which such Tranche A U.S. Revolving Lender became a Tranche A U.S. Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to (i) a Tranche B Exchange Offer ~~or~~, (ii) an assignment made in accordance with the provisions of Section 13.1 of the Agreement~~.~~ (including as in effect prior to the Canadian Amendments Effective Date) or (iii) a Commitment Reallocation pursuant to Section 2.20 hereof. For the avoidance of doubt, upon the occurrence of the Canadian Amendments Effective Date as set forth in the Sixth Amendment, the Tranche A U.S. Revolver Commitments and the Tranche A Multicurrency Revolver Commitments will replace the Tranche A Revolver Commitments as in effect under the Agreement immediately prior to the Canadian Amendments Effective Date.
“Tranche A U.S. Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Tranche A U.S. Revolving Loans (inclusive of U.S. Swing Loans and U.S. Protective Advances), plus (b) the amount of the U.S. Letter of Credit Usage.
“Tranche A U.S. Revolving Borrowing” means a Borrowing comprised of Tranche A U.S. Revolving Loans.
“Tranche A U.S. Revolving Lender” means a Lender that has a Tranche A U.S. Revolver Commitment or that has an outstanding a Tranche A U.S. Revolving Loan.
“Tranche A U.S. Revolving Loan Exposure” means, with respect to any Tranche A U.S. Revolving Lender, as of any date of determination (a) prior to the termination of the Tranche A U.S. Revolver Commitments, the amount of such Lender’s Tranche A U.S. Revolver Commitments, and (b) after the termination of the Tranche A U.S. Revolver Commitments, the aggregate outstanding principal amount of the Tranche A U.S. Revolving Loans of such Lender.
“Tranche A U.S. Revolving Loans” has the meaning specified therefor in Section 2.1(a) of the Agreement and includes any U.S. Letter of Credit Disbursement, as provided in Section 2.11(d) but shall not include Tranche A Multicurrency Revolving Loans or Tranche B Revolving Loans.
~~“Tranche A Term SOFR Margin” has the meaning set forth in the definition of Applicable Margin.~~
“Tranche B Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.
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“Tranche B Borrowing” means a Borrowing comprised of Tranche B Revolving Loans under the Tranche B Facility.
“Tranche B Borrowing Base” means, as of any date of determination, the sum of:
(a)    5% of the amount of Eligible Accounts of the U.S. Loan Parties, plus
(b)    10% of the Net Orderly Liquidation Value of Eligible Inventory of the U.S. Loan Parties at such time, minus
(c)    the aggregate amount of reserves, if any, established by Agent under Section 2.1(~~a~~c) of the Agreement.
“Tranche B Exchange” has the meaning specified therefor in Section 2.17(a) of the Agreement.
“Tranche B Exchange Offer” has the meaning specified therefor in Section 2.17(a) of the Agreement.
“Tranche B Exchange Offer Amendment” has the meaning specified therefor in Section 2.17(~~c~~a) of the Agreement.
“Tranche B Facility” means the Tranche B Revolver Commitments of the Tranche B Revolving Lenders and the Tranche B Revolving Loans pursuant to those Tranche B Revolver Commitments resulting from a Tranche B Exchange Offer, if any.
“Tranche B Line Cap” means as of any date of determination, an amount equal to the lesser of (a) the Tranche B Revolver Commitments and (b) the Tranche B Borrowing Base.
“Tranche B Revolver Commitment” means, with respect to each Tranche B Revolving Lender, its commitment under the Tranche B Facility to make Tranche B Revolving Loans up to the Tranche B Line Cap, and, with respect to all Tranche B Revolving Lenders, their commitments under the Tranche B Facility to make Tranche B Revolving Loans up to the Tranche B Line Cap, in each case, in such Dollar Amounts as are set forth beside such Tranche B Revolving Lender’s name under the applicable heading on Schedule C-1 to the Agreement or in the Assignment and Acceptance pursuant to which such Tranche B Revolving Lender became a Tranche B Revolving Lender under the Agreement, as such amounts may be reduced or increased from time to time pursuant to a Tranche A Exchange Offer or an assignment made in accordance with the provisions of Section 13.1 of the Agreement.
“Tranche B Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Tranche B Revolving Loans (inclusive of Swing Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.
“Tranche B Revolving Lender” means any Lender hereunder that accepts a Tranche B Exchange Offer pursuant to Section 2.17 hereof and has a resulting Tranche B Revolver Commitment under the Tranche B Facility.
“Tranche B Revolving Loan Exposure” means, with respect to any Tranche B Revolving Lender, as of any date of determination (a) prior to the termination of the Tranche B Revolver Commitments, the amount of such Lender’s Tranche B Revolver Commitments, and (b) after the termination of the Tranche B Revolver Commitments, the aggregate outstanding principal amount of the Tranche B Revolving Loans of such Lender.
“Tranche B Revolving Loans” means advances made to or at the instructions of the Borrowers pursuant to Section 2.3 hereof under the Tranche B Facility.
“Transactions” means (a) the execution and delivery of the Agreement, (b) the occurrence of the ~~Closing~~Canadian Amendments Effective Date, (c) the consummation of the ~~AK Steel~~ Stelco Acquisition, (d) the ~~Closing Date~~Stelco Refinancing and (e) the payment of fees, costs and expenses incurred in connection with the foregoing transactions.
“Unsecured Grid Note” means that certain unsecured grid note dated as of June 30, 2020 issued by Stelco Inc. to Stelco.
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“U.S. Administrative Borrower” means Cleveland-Cliffs Inc., an Ohio corporation.
“U.S. Borrowers” means Cleveland-Cliffs Inc., an Ohio corporation, and each Additional U.S. Borrower.
“U.S. Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any U.S. Loan Party in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents (other than, for the avoidance of doubt, Excluded Property).
“U.S. Collateral Documents” means the Control Agreements executed and delivered by any U.S. Loan Party, the U.S. Copyright Security Agreement, the U.S. Guaranty and Security Agreement, the U.S. Patent Security Agreement, the U.S. Trademark Security Agreement and any other instrument or agreement entered into, now or in the future, by any U.S. Loan Party to guarantee or secured any of the Obligations.
“U.S. Copyright Security Agreement” means any “Copyright Security Agreement” as defined in the U.S. Guaranty and Security Agreement.
“U.S. Extraordinary Advances” has the meaning specified therefor in Section 2.3(f)(iii) of the Agreement.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“U.S. Guarantor” means (a) each Subsidiary organized in the United States of each U.S. Borrower as of the Closing Date (other than any Excluded Subsidiary), and (b) each other Person organized in the United States that becomes a guarantor after the Closing Date pursuant to Section 5.11 of the Agreement.
“U.S. Guaranty and Security Agreement” means the guaranty and security agreement, dated as of the Closing Date, executed and delivered by each of the U.S. Borrowers and each of the U.S. Guarantors to Agent, which guarantees and secures all the Obligations.
“U.S. Issuing Bank” means Bank of America (or any of its Affiliates), PNC Bank, National Association, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., UBS AG New York (Eleven Madison Avenue) Branch, Truist Bank, Regions Bank, Fifth Third Bank, National Association, Capital One, National Association, Barclays Bank PLC, The Huntington National Bank and each other U.S. Revolving Lender appointed by Parent and agreed by Agent and such U.S. Revolving Lender, in their sole discretion, to become a U.S. Issuing Bank for the purpose of issuing U.S. Letters of Credit pursuant to Section 2.11 of the Agreement, and, in each case, their respective permitted successors and assigns. Each U.S. Issuing Bank shall be deemed to be a Lender and a U.S. Revolving Lender.
“U.S. Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by a U.S. Issuing Bank for the account of a U.S. Borrower pursuant to the Agreement.
“U.S. Letter of Credit Disbursement” means a payment made by any U.S. Issuing Bank pursuant to a U.S. Letter of Credit.
“U.S. Letter of Credit Exposure” means, as of any date of determination with respect to any U.S. Revolving Lender, such U.S. Revolving Lender’s Pro Rata Share of the U.S. Letter of Credit Usage on such date.
“U.S. Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of the Agreement.
“U.S. Letter of Credit Sublimit” means an amount equal to $495,000,000 which amount (i) shall be allocated among the U.S. Issuing Banks as set forth in Schedule C-1 to the Sixth Amendment and (ii) may be increased in connection with the incurrence of Incremental Commitments in accordance with Section 2.16(a) upon the agreement of (x) one or more existing U.S. Issuing Banks to increase their allocation of the U.S. Letter of Credit Sublimit or (y) one or more Additional Lenders appointed by Parent and agreed by Agent and such Additional Lender, in their sole discretion, to become a U.S. Issuing Bank for the purpose of issuing U.S. Letters of Credit pursuant to Section 2.11 to provide such increase.
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“U.S. Letter of Credit Usage” means, as of any date of determination, the aggregate undrawn amount of all outstanding U.S. Letters of Credit.
“U.S. Line Cap” means, as of any date of determination, the lesser of (a) the Maximum U.S. Revolver Amount and (b) the Aggregate U.S. Borrowing Base as of such date.
“U.S. Loan Party” means any U.S. Borrower or any U.S. Guarantor. “U.S. Loan Parties” means, collectively, the U.S. Borrowers and the U.S. Guarantors.
“U.S. Obligations” means (a) all U.S. Revolving Loans (inclusive of U.S. Extraordinary Advances and U.S. Swing Loans) and all related debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to U.S. Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any U.S. Loan Party arising out of, under, pursuant to, in connection with, or evidenced by the Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the U.S. Loan Parties are required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, however, that the U.S. Obligations shall not include any Excluded Swap Obligations. Without limiting the generality of the foregoing, the U.S. Obligations of the U.S. Loan Parties under the Loan Documents include the obligation to pay (i) the principal of the U.S. Revolving Loans, (ii) interest accrued on the U.S. Revolving Loans, (iii) the amount necessary to reimburse any U.S. Issuing Bank for amounts paid or payable pursuant to U.S. Letters of Credit, (iv) U.S. Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses of the U.S. Revolving Lenders, (vi) fees payable under the Agreement or any of the other Loan Documents to any U.S. Revolving Lender, and (vii) indemnities and other amounts payable by any U.S. Loan Party under any Loan Document. Any reference in the Agreement or in the Loan Documents to the U.S. Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding. Notwithstanding anything to the contrary in the Agreement or in any other Loan Document, no Canadian Loan Party shall be liable for any U.S. Obligations pursuant to any Loan Document.
“U.S. Overadvance” means, as of any date of determination, that the U.S. Revolver Usage is greater than any of the limitations set forth in Section 2.1(a) or Section 2.11, in each case subject to Section 1.7(d).
“U.S. Overadvance Loan” shall mean a Tranche A U.S. Revolving Loan that is a Base Rate Loan made when a U.S. Overadvance exists or is caused by the funding thereof.
“U.S. Patent Security Agreement” means any “Patent Security Agreement” as defined in the U.S. Guaranty and Security Agreement.
“U.S. Protective Advance” has the meaning specified therefor in Section 2.3(f) of the Agreement.
“U.S. Revolver Commitment” means the Tranche A U.S. Revolver Commitment and the Tranche B Revolver Commitment, if any.
“U.S. Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding U.S. Revolving Loans (inclusive of U.S. Swing Loans and U.S. Protective Advances), plus (b) the amount of the U.S. Letter of Credit Usage.
“U.S. Revolving Lender” means a Lender that has a U.S. Revolver Commitment or that has an outstanding U.S. Revolving Loan.
“U.S. Revolving Loan Exposure” means, with respect to any U.S. Revolving Lender, the sum of such Lenders’ Tranche A U.S. Revolving Loan Exposure and such Lender’s Tranche B Revolving Loan Exposure (if any).
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“U.S. Revolving Loans” means the Tranche A U.S. Revolving Loans and the Tranche B Revolving Loans.
“U.S. Swing Loan” has the meaning specified therefor in Section 2.3(c) of the Agreement.
“U.S. Swing Loan Exposure” means, as of any date of determination with respect to any U.S. Revolving Lender, such Lender’s Pro Rata Share of the U.S. Swing Loans on such date.
“U.S. Trademark Security Agreement” means any “Trademark Security Agreement” as defined in the U.S. Guaranty and Security Agreement.
“U.S. Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of the Agreement.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any subsequent revision thereof adopted by the International Chamber of Commerce on the date such Letter of Credit is issued.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“Unfunded Pension Liability” means, with respect to any Pension Plan at any time, the amount of any of its unfunded benefit liabilities as defined in Section 4001(a)(18) of ERISA.
“Unions” means USW Local 1005, USW Local 8782 and USW Local 8782(b).
“United States” and “U.S.” mean the United States of America.
“Unused Line Fee” ~~has the meaning specified therefor in Section 2.10(b) of the Agreement~~means the U.S. Unused Line Fee and the Multicurrency Unused Line Fee.
“Upsize Incremental Commitment” has the meaning specified in Section 2.16(a).
“Upsize Incremental Loans” has the meaning specified in Section 2.16(a).
“USS” means the United States Steel Corporation.
“USS Group” means USS and its Affiliates.
“USS Iron Ore Pellet Supply Agreement” means the amended and restated pellet sale and purchase contract dated as of April 30, 2020 between Stelco and USS, as may be amended or supplemented from time to time.
“USS License Agreements” means the intellectual property agreement dated as of June 30, 2017 with respect to intellectual property and trade secrets between USS, Stelco and Bedrock Industries L.P.
“USS Related Agreements” means (i) the USS Iron Ore Pellet Supply Agreement, and (ii) the USS License Agreement.
“USW” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Allied Industrial and Service Workers International Union.
“USW Employees” means the Stelco Employees who are in the bargaining units represented by the Unions.
“USW Local 1005 ELHT” means the employee life and health trust established and maintained to provide OPEBs to 1005 HW Retiree (as defined in the OPEB Funding Agreement, as in effect on the Closing Date).
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“USW Local 8782 ELHT” means the employee life and health trust established and maintained to provide OPEBs to 8782 Retirees (as defined in the OPEB Funding Agreement, as in effect on the Closing Date).
“USW Local 1005” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Allied Industrial and Service Workers International Union Local Union No. 1005.
“USW Local 8782” means the United Steel, Paper and Forestry, Rubber, Manufacturing, Allied Industrial and Service Workers International Union Local Union No. 8782.
“USW Local 8782(b)” means United Steel, Paper and Forestry, Rubber, Manufacturing, Allied Industrial and Service Workers International Union Local Union No. 8782(b).
“Voidable Transfer” has the meaning specified therefor in Section 18.8 of the Agreement.
“VTB Guarantee” means the guarantee granted by Stelco in respect of the obligations arising under the VTB Note issued by Stelco Nanticoke Lands Inc. in favour of the ELHTs (otherwise known as the employee life and health trusts), as holders, to Legacy Lands II Limited Partnership, as collateral agent, dated as of June 21, 2024 in the principal amount of Cdn.$25,000,000.
“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
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SCHEDULE M-1
MORTGAGED LANDS
STELCO INC. LANDS:
LAKE ERIE
Freehold
Haldimand County
Municipal Address: 2330 Regional Road 3, Haldimand, ON
PIN 38249-0114 (LT)
BLK DD PL 84 S/T HC123573; LT 1-3 CON 2 WALPOLE; PT LT 1-4 CON 1 WALPOLE; PT LT 4 CON 2 WALPOLE; PT LT 1 CON 3 WALPOLE; PT W1/2 LT 2 CON 3 WALPOLE; PT E1/2 LT 2 CON 3 WALPOLE; PT LT 3-4 CON 3 WALPOLE; PT RDAL BTN CON 1 AND CON 2 WALPOLE CLOSED BY HC100971; PT RDAL BTN CON 2 AND CON 3 WALPOLE CLOSED BY HC107447; PT RDAL BTN TWP OF WOODHOUSE AND TWP OF WALPOLE CLOSED BY HC107447, HC248947 PT 1 - 2, 4 - 21 18R6313; T/W HC247662; S/T HC223177, HC225835, HC232673, HC232674, HC38351, HC38352, W21573; HALDIMAND COUNTY
Municipal Address: 1 Riverside Dr, Cayuga, ON
PIN 38249-0173 (LT)
PT LT 2-4 CON 1 WALPOLE PT 1, 3-5, 12, 14, 15, 18R4334, PT 1-4, 6 18R4335; S/T & T/W HC226859 (PARCEL TWELVE); S/T INTEREST IN HC226859, S/T HC226859 (PARCEL THIRTEEN) PARTIALLY RELEASED BY CH11066; S/T HC107708; T/W & S/T HC293542 (FIFTEENTHLY & SIXTEENTHLY); HALDIMAND COUNTY
Municipal Address: 19 Hawk St, Haldimand, ON
PIN 38249-0081 (LT)
LT 6 PL 84; S/T HC133369; HALDIMAND COUNTY
Municipal Address: 1034 Regional Rd 3, Haldimand, ON
PIN 38249-0110 (LT)
LT 2 PL 84; S/T HC133369; HALDIMAND COUNTY
Municipal Address: Haldimand Road 3, Haldimand, ON
PIN 38249-0395 (LT)
PT LT 3 CON 3 WALPOLE PT 2 18R934; S/T HC225835, HC225836; HALDIMAND COUNTY
Norfolk County
No municipal address - Haldimand County
PIN 50259-0281 (LT)
PT LT 23-24 CON 2 WOODHOUSE; PT LT 23-24 CON 1 WOODHOUSE; PT RDAL BTN CON 1 AND CON 2 WOODHOUSE CLOSED BY NR347018; PT RDAL BTN TWP OF WALPOLE AND TWP OF WOODHOUSE CLOSED BY NR364038 PT 2 & 4 37R9452; HALDIMAND COUNTY
71

Leasehold
Haldimand County
No municipal address
Water Lot Lease - PIN 38250-0240 (R)
PT BED OF LAKE ERIE IN FRONT OF LT 3 CON 1 WALPOLE PT 1, 18R334; HALDIMAND COUNTY.
Under Contract to Acquire from 2865154 Ontario Inc.
Municipal Address: Part of 15 Hawk Street, Nanticoke, ON
Part of PIN 38249-0080 (LT)
The approximate boundaries of the Lands are shown in the cross-hatched area on the attached diagram:
LEGACY LANDS LAKE ERIE INC. LANDS:
LAKE ERIE
Freehold
PIN 38249-0172 (LT) – as to an undivided 1/10 interest (parkland and parking area)
PT LT 2 CON 1 WALPOLE PT 2 18R4334 T/W HC211932, HC253492, HC265923; S/T INTEREST IN HC253492; HALDIMAND COUNTY
No municipal address - Haldimand County
PIN 38249-0391 (LT)
72

BLK A PL 84 T/W HC293549; S/T HC133369; HALDIMAND COUNTY
Municipal Address: Field Rd, Haldimand, ON
PIN 38249-0392 (LT)
BLK GG PL 84 T/W HC293549; HALDIMAND COUNTY
No municipal address - Haldimand County
PIN 38249-0393 (LT)
BLK E, F, CC, FF PL 84 S/T HC238834, T/W HC293549; S/T HC225835, HC225836; HALDIMAND COUNTY; SUBJECT TO AN EASEMENT IN GROSS OVER PTS 4 AND 5 PL 18R7459 AS IN CH73734
Leasehold
None.
(c) Leases
Lease Agreements in respect of Hamilton Lands municipally located at 386 Wilcox Street, Hamilton, ON L8L 8K5
1)Head Office Lease between Slate HWD Inc. and Stelco Inc. dated May 31, 2022.
2)Coke Battery Lease between Slate HWD Inc. and Stelco Inc. dated May 31, 2022.
3)Cold Steel Mill Lease between Slate HWD Inc. and Stelco Inc. dated May 31, 2022.
Lease Agreements in respect of Lake Erie Works:
1)Water Lot Lease Number 3238 dated January 22, 1975, by and between Stelco Inc. (as successor in interest) and the Province of Ontario.
73

SCHEDULE 3.2
The obligation of each Lender to make extensions of credit on the Stelco Acquisition Closing Date is subject to the satisfaction (or waiver) of only the following conditions precedent:
1.Since July 14, 2024, no Change (as defined in the Stelco Acquisition Agreement as in effect on July 14, 2024) that is a Stelco Material Adverse Effect shall have occurred and be continuing.
2.The Stelco Acquisition shall have been consummated in accordance with the Stelco Acquisition Agreement without giving effect to any amendments, modifications, supplements or waivers thereto or consents thereunder that are materially adverse to the Lenders in their capacity as such without the prior written consent of the Stelco Bridge Facility Lead Arrangers (not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that (i) any increase in the aggregate cash and stock consideration set forth in the Stelco Acquisition Agreement as in effect on July 14, 2024 (the “Stelco Acquisition Consideration”) shall be deemed to be materially adverse to the interests of the Lenders, unless such increase is funded solely with equity of Parent (either common or preferred on terms reasonably acceptable to the Stelco Bridge Facility Lead Arrangers) and/or amounts drawn under the Initial Amended Credit Agreement (provided that any such drawings made to finance the Stelco Acquisition shall not exceed the Stelco Certain Funds Sublimit), (ii) any decrease in the Stelco Acquisition Consideration in excess of 10% in the aggregate shall be deemed to be materially adverse to the interests of the Lenders and (iii) any decrease in the Stelco Acquisition Consideration of less than 10% in the aggregate shall be deemed to be materially adverse to the interests of the Lenders, unless such decrease in the Stelco Acquisition Consideration shall reduce dollar-for-dollar the commitments in respect of the Stelco Bridge Facility or the Stelco Permanent Financing.
3.The aggregate amount of Revolving Loans incurred to (i) pay the Stelco Acquisition Consideration, (ii) consummate the Stelco Refinancing and (iii) pay fees and expenses in connection with the Stelco Acquisition and the transactions related thereto shall not exceed the Stelco Certain Funds Sublimit.
4.(a) The Stelco Acquisition Agreement Representations shall be true and correct, except to the extent that failure of such Stelco Acquisition Agreement Representations to be true and correct would not give Parent (or a Subsidiary thereof) the right to terminate its (or its affiliates’) obligations under the Stelco Acquisition Agreement or result in a failure to satisfy a condition to Parent’s (or Parent’s affiliates’) obligations to consummate the Stelco Acquisition pursuant to the Stelco Acquisition Agreement, (b) the Specified Stelco Credit Agreement Representations shall be true and correct as of the Stelco Acquisition Closing Date in all material respects; provided that any such Specified Stelco Credit Agreement Representation that is qualified by materiality or a reference to “Material Adverse Effect” shall be true and correct in all respects and (c) the borrowings on the Stelco Acquisition Closing Date shall not cause the Tranche A Revolver Usage to exceed the Tranche A Line Cap on such date.
5.Substantially simultaneously with the borrowings hereunder on the Stelco Acquisition Closing Date and the consummation of the Stelco Acquisition, the Stelco Refinancing shall have been consummated.
6.Agent and the Lenders shall have received all fees and expenses invoiced at least three business days prior to the Stelco Acquisition Closing Date and required to be paid on or prior to the Stelco Acquisition Closing Date.
7.Agent shall have received a certificate dated as of the Stelco Acquisition Closing Date and signed by a Responsible Officer of Parent certifying as to the conditions set forth in clauses 1, 2, 4 and 5 of this Schedule 3.2.
74

SCHEDULE 5.2
Provide Agent (with copies to any Lender, if so requested by such Lender) with each of the documents set forth below at the following times in a form reasonably satisfactory to Agent:

monthly, within 20 days after the end of each fiscal month during each of Parent’s fiscal years, or during any Increased Borrowing Base Reporting Period (as defined below), weekly (no later than Wednesday of each week as of and for the immediately preceding week),

(a) an executed Borrowing Base Certificate,
(b) a detailed aging, by total, of the Accounts of the U.S. Loan Parties ~~’ Accounts~~and the Canadian Loan Parties, together with a reconciliation and supporting documentation for any reconciling items noted,
(c) with respect to the U.S. Loan Parties and the Canadian Loan Parties, a monthly Account roll-forward, in a format reasonably acceptable to Agent in its Permitted Discretion, tied to the beginning and ending account receivable balances of the applicable Loan Parties’ general ledger,
(d) notice of all material claims, offsets, or disputes asserted by Account Debtors with respect to the Accounts of the U.S. Loan Parties ~~’ Accounts~~and the Canadian Loan Parties,
(e) Inventory system/perpetual reports specifying the cost and the wholesale market value and Net Orderly Liquidation Value of ~~each Loan Party’s~~ the Inventory of each U.S. Loan Party and each Canadian Loan Party, by category, with additional detail showing additions to and deletions therefrom,
(f) Equipment reports specifying the Net Book Value and Net Orderly Liquidation Value of ~~each Loan Party’s~~ the Mobile Equipment of each U.S. Loan Party, with reasonable additional detail showing additions to and deletions therefrom,
(g) a detailed calculation of Inventory and Equipment categories that are not eligible for the applicable Borrowing Base,
(h) a summary aging, by vendor, of ~~Loan Parties and their Subsidiaries’~~ the accounts payable and any book overdraft and an aging, by vendor, of any held checks, ~~and~~in each case, with respect to (i) the U.S. Loan Parties and their Subsidiaries and (ii) the Canadian Loan Parties and their Subsidiaries, and
(i) a detailed report regarding ~~Loan Parties and their Subsidiaries’~~ the cash and Cash Equivalents of (i) the U.S. Loan Parties and their Subsidiaries and (ii) the Canadian Loan Parties and their Subsidiaries, including an indication of which amounts constitute Qualified Cash (items (a) – (i) are referred to as the “Borrowing Base Materials”;
provided that the requirements to deliver the items in clause (c), (e), (f) and (k) shall be satisfied to the extent such information is included in the Borrowing Base Certificate delivered pursuant to clause (a) above (~~the~~ Agent hereby acknowledges that such items are contained in the Borrowing Base Certificate delivered prior to the Fourth Amendment Effective Date),

promptly upon the request of Agent,	(j) other reasonably requested supporting documentation related to the Borrowing Base Materials.
75

monthly, within 30 days after the end of each fiscal month during each of Parent’s fiscal years,
(k) a reconciliation of Accounts, trade accounts payable, Inventory and Mobile Equipment of ~~Loan Parties’~~ the general ledger accounts of the U.S. Loan Parties and the Canadian Loan Parties to their respective monthly financial statements including any book reserves related to each category.

quarterly, within 45 days after the end of each fiscal quarter during each of Parent’s fiscal years,
(l) a report setting forth the current location of the Inventory of the U.S. Loan Parties~~’ Inventory~~ and the Canadian Loan Parties included in the most recent Borrowing Base Certificate.
(m) reporting with respect to the payment (or non-payment) of all voluntary or mandatory OPEB Funding Obligations, and Pension Funding Obligations or other payments made under the OPEB Funding Agreement or Pension Agreement.

promptly, upon the reasonable request by Agent (but no more frequently than semi-annually),
(~~m~~n) copies of material purchase orders and invoices for Inventory and Equipment of (i) any U.S. Loan Party or its Subsidiaries and (ii) any Canadian Loan Party or its Subsidiaries and/or corresponding shipping and delivery documents and credit memos, in each case, together with corresponding supporting documentation.
(~~n~~o) such other reports as to the Collateral or the financial condition of any Loan Party and its Subsidiaries, as Agent may request in its Permitted Discretion, including intra-quarter updates as to the locations of Inventory and Mobile Equipment included in the most recent Borrowing Base Certificate.

promptly, but in any event within ten (10) Business Days after receipt
(p) a copy of any notice received from or sent to a counterparty under a Stelco CCAA Document alleging a breach of obligations or a dispute with respect to such Stelco CCAA Document.
(q) a copy of any required reporting made or received under the Pension Agreement, the OPEB Funding Agreement, the Environmental Framework Agreement and the Tax Savings Agreement.

As used herein, “Increased Borrowing Base Reporting Period” means a period which shall commence on any date of determination (the “Commencement Date”) on which Aggregate Specified Availability is less than the greater of (a) 12.5% of the Aggregate Line Cap, and (b) $250,000,000, and shall continue until the last day of the first fiscal month ending after the Commencement Date when Aggregate Specified Availability has been greater than or equal to (x) 12.5% of the Aggregate Line Cap, and (y) $250,000,000 for a period of 60 consecutive days.
For the avoidance of doubt, each document described above may be delivered electronically, to the extent such an electronic delivery system has been implemented, pursuant to the terms of Section 5.2 or Section 11 of the Agreement.

76

EXHIBIT A-1
[FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT
This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of [•] between [•] (“Assignor”) and [•] (“Assignee”).
Reference is made to the Asset-Based Revolving Credit Agreement, dated as of March 13, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent (“Parent”), the Subsidiaries of Parent from time to time party thereto as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively as “Borrowers”), the lenders party thereto and BANK OF AMERICA, N.A., a national banking association, as agent for each member of the Lender Group and the Bank Product Providers (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
1.Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of [$][C$] of Assignor’s outstanding [U.S.] [Tranche A Multicurrency] Revolving Loans and [$][C$] of Assignor’s participations in [U.S.][Multicurrency] Letters of Credit and (b) the amount of [$][C$] of Assignor’s [U.S.][Tranche A Multicurrency] Revolver Commitment (which represents % of the total [U.S.] [Tranche A Multicurrency] Revolver Commitments) (the foregoing items being, collectively, “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Assignment Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice attached hereto as Annex I delivered to Agent, provided that such Assignment Notice is executed by Assignor, Assignee and, if applicable, Agent, each [U.S.][Multicurrency] Issuing Bank and the Borrowers. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts accrue on or after the Effective Date.
2.Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its [U.S.][Tranche A Multicurrency] Revolver Commitment is [$][C$] and the outstanding balance of its [U.S.][Tranche A Multicurrency] Revolving Loans and participations in [U.S.][Multicurrency] Letters of Credit is [$][C$] ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that (i) Assignor is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim, (iii) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated thereby and (iv) Assignor is not a Defaulting Lender; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]
3.Assignee (a) represents and warrants that (i) it is legally authorized to enter into this Assignment Agreement and has taken all action necessary to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement and (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type; (b) confirms that it has received copies of the Credit Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Transferee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt

“prohibited transaction” under Section 406 of ERISA; and (h) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.
4.This Assignment Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under applicable law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Assignment Agreement shall remain in full force and effect.
5.From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued to but excluding the Effective Date and to Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to Assignee.
6.This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.
7.Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:
(a)If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:
If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:
A-1-2

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
A-1-3

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR] as Assignor
By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee
By:
Name:
Title:
A-1-4

ANNEX I TO ASSIGNMENT AND ACCEPTANCE
ASSIGNMENT NOTICE
Reference is made to the Asset-Based Revolving Credit Agreement, dated as of March 13, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent (“Parent”), the Subsidiaries of Parent from time to time party thereto as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively as “Borrowers”), the lenders party thereto and BANK OF AMERICA, N.A., a national banking association, as agent for each member of the Lender Group and the Bank Product Providers (the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of [$][C$] of Assignor’s outstanding [U.S.][Tranche A Multicurrency] Revolving Loans and [$][C$] of Assignor’s participations in [U.S.][Multicurrency] Letters of Credit and (b) the amount of [$][C$] of Assignor’s [U.S.][Tranche A Multicurrency] Revolver Commitment (which represents % of the total [U.S.][Tranche A Multicurrency] Revolver Commitments) (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Assignment Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee and, if applicable, Agent, each [U.S.][Multicurrency] Issuing Bank and Borrowers. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Credit Agreement to the extent of the Assigned Interest, as of the Effective Date.
For purposes of the Credit Agreement, Agent shall deem Assignor’s [U.S.][Tranche A Multicurrency] Revolver Commitment to be reduced by [$][C$] , and Assignee’s [U.S.][Tranche A Multicurrency] Revolver Commitment to be increased by [$][C$] .
The address of Assignee to which notices and information are to be sent under the terms of the Credit Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Credit Agreement is shown in the Assignment Agreement.
This Assignment Notice is being delivered to Borrowers and Agent pursuant to Section 13.1 of the Credit Agreement. Please acknowledge your acceptance of this Assignment Notice by executing and returning to Assignee and Assignor a copy of this Assignment Notice.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
A-1-5

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR] as Assignor
By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee
By:
Name:
Title:
ACCEPTED AS OF THE DATE
FIRST WRITTEN ABOVE

[BANK OF AMERICA, N.A., as Agent]1

By:
Name:
Title:

[[ISSUING BANK], as
[U.S.][Multicurrency] Issuing Bank]2

By:
Name:
Title:

[INSERT BORROWERS’ SIGNATURE BLOCKS]]3
1 Include to the extent required by Section 13(a)(i) of the Credit Agreement.
2 Include to the extent required by Section 13(a)(i) of the Credit Agreement.
3 Include to the extent required by Section 13(a)(i) of the Credit Agreement.
A-1-6

EXHIBIT B-1
[FORM OF] BORROWING BASE CERTIFICATE
[●] [●], 20[●]
Reference is made to the Asset-Based Revolving Credit Agreement, dated as of March 13, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified and in effect on the date hereof, the “Credit Agreement”), by and among CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent (“Parent”), the Subsidiaries of Parent from time to time party thereto as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively as “Borrowers”), the lenders party thereto and BANK OF AMERICA, N.A., a national banking association, as agent for each member of the Lender Group and the Bank Product Providers. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.
Pursuant to Section 5.2 of the Credit Agreement, the undersigned Responsible Officer of Parent hereby certifies, solely in his/her capacity as a Responsible Officer and not in any individual capacity, that the items set forth on Schedules I, II and III1 hereto, calculated in accordance with the terms and definitions set forth in the Credit Agreement for such items, are true and correct in all material respects.
For the avoidance of doubt, nothing contained in this Borrowing Base Certificate shall constitute a waiver, modification or limitation in the terms or conditions set forth in the Credit Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
1 Schedule I sets forth the calculations of the Tranche A U.S. Borrowing Base, Schedule II sets forth the calculations of the Canadian Borrowing Base and Schedule III sets forth calculations of the Aggregate Borrowing Base.

IN WITNESS WHEREOF, this Borrowing Base Certificate is executed by the undersigned as of the first date written above.

CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent
By:
Name:
Title:
B-1-2

SCHEDULE I
[Attached]
B-1-3

SCHEDULE II
[Attached]

SCHEDULE III
[Attached]

EXHIBIT L-1
[FORM OF] TERM RATE LOAN NOTICE
Bank of America, N.A., as Agent
under the below referenced Credit Agreement
900 West Trade Street, 6th Floor
Mail Code: NC1-026-06-04
Charlotte, NC 28255-0001
Ladies and Gentlemen:
Reference is made to the Asset-Based Revolving Credit Agreement, dated as of March 13, 2020 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent (“Parent”), the Subsidiaries of Parent from time to time party thereto as “Borrowers” (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower” and individually and collectively as “Borrowers”), the lenders party thereto and BANK OF AMERICA, N.A., as agent for each member of the Lender Group and the Bank Product Providers (the “Agent”). All initially capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
This SOFR Notice represents Borrowers’ request to elect the [SOFR][CORRA] Option with respect to outstanding [Tranche A Revolving Loans][Tranche A Multicurrency Revolving Loans][Tranche B Revolving Loans] in the amount of $[*]1 (the “Term [SOFR][CORRA] Advance”)[, and is a written confirmation of the electronic notice of such election given to Agent].
The Term [SOFR][CORRA] Advance will have an Interest Period of [1, 3, or 6]2,3 month(s) commencing on [●].4
This Term Rate Loan Notice further confirms [U.S.][Canadian]Borrowers’ acceptance, for purposes of determining the rate of interest based on Term [SOFR][CORRA] under the Credit Agreement, of Term [SOFR][CORRA] as determined pursuant to the Credit Agreement.
Each [U.S.][Canadian] Borrower represents and warrants that no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur immediately after giving effect to the request above.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
1 U.S. Borrowers may only exercise the SOFR Option for proposed Term SOFR Loans of at least $1,000,000 (and integral multiples of $500,000 in excess thereof). Canadian Borrowers may only exercise the CORRA Option for proposed Term CORRA Loans of at least C$1,000,000 (and integral multiples of C$5,000 in excess thereof
2 If agreed to by all Lenders and the Agent, such shorter or longer period.
3 The six month Interest Period is only available for Term SOFR Loans.
4 Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than twenty (20) Term SOFR Loans and give (5) Term CORRA Loans in effect at any given time.
L-1-1

Dated:	CLEVELAND-CLIFFS INC., an Ohio corporation, as Parent
By:
Name:
Title:

Acknowledged by: BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:
L-1-2